UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

REATA PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED AUGUST 11, 2023

, 2023

5320 Legacy Drive

Plano, Texas 75024

SPECIAL MEETING OF STOCKHOLDERS

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:

The board of directors of Reata Pharmaceuticals, Inc., a Delaware corporation (“Reata,” “we,” “us,” or “our”), has unanimously approved and adopted a merger agreement (the “Merger Agreement”) pursuant to which Reata will be acquired by Biogen Inc., a Delaware corporation (“Biogen”), through the merger of a wholly-owned subsidiary of Biogen into Reata (the “Merger”).

If the Merger contemplated by the Merger Agreement is completed, holders of our Class A common stock, par value $0.001 per share (the “Class A Common Stock”), and Class B common stock, par value $0.001 per share (the “Class B Common Stock,” together with the Class A Common Stock, the “Common Stock”) will be entitled to receive $172.50 in cash, less any required withholding taxes, for each share of our Common Stock issued and outstanding immediately prior to the effective time of the Merger (the “Merger Consideration”). The Merger Consideration will be paid without interest. Receipt of the Merger Consideration will be taxable to our stockholders for U.S. federal income tax purposes.

At a virtual-only special meeting of stockholders, our stockholders will be asked to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement (which is a condition to the Merger) (the “Merger Proposal”), (ii) an advisory, non-binding proposal to approve compensation that will or may be paid or become payable to our named executive officers in connection with the Merger (the “Advisory Compensation Proposal”), and (iii) a proposal to adjourn the special meeting to a later date, if necessary and appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting (the “Adjournment Proposal”). Our board of directors (“Board”) has unanimously approved resolutions (i) determining that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Reata and its stockholders, and declared it advisable for Reata to enter into the Merger Agreement, (ii) approving and declaring advisable the execution and delivery by Reata of the Merger Agreement, the performance by Reata of its covenants and agreements contained in the Merger Agreement, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directing that the adoption of the Merger Agreement be submitted to a vote at a special meeting of Reata stockholders, and (iv) resolving, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Reata stockholders. Our Board unanimously recommends that all of our stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal.

The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Common Stock, voting as a single class, entitled to vote thereon as of the record date, is required to approve and adopt the Merger Agreement. The approval of the Advisory Compensation Proposal and the Adjournment Proposal require, in each case, the affirmative vote of the majority of the voting power of the shares of our Common Stock, voting as a single class, present in person or represented by proxy at the special meeting and entitled to vote. Each holder of our Class A Common Stock is entitled to one vote per share, and each holder of our Class B Common Stock is entitled to three votes per share. Proxies returned to us that are properly signed and dated but not marked to indicate your voting preference will be counted as votes FOR the Merger Proposal, FOR the Advisory Compensation Proposal, and FOR the Adjournment Proposal.

The date, time and location of the virtual special meeting are as follows:

, 2023
a.m. Central Time
at

You will not be able to attend the special meeting physically in person. For purposes of attendance at the special meeting, all references in the proxy statement attached to this letter to “present in person” or “in person” shall mean virtually present at the special meeting. The proxy statement attached to this letter provides you with information about the special meeting of our stockholders and the proposed Merger. We encourage you to read the entire proxy statement carefully, including the Merger Agreement attached to the proxy statement as Annex A and incorporated into the proxy statement by reference. If you hold stock certificates, please do not send in your stock certificates at this time. Almost all of our shares of Common Stock are held non-certificated in book entry. If the Merger is completed, you will receive instructions regarding payment for your shares of Common Stock, and if you hold stock certificates, you will receive instructions regarding the surrender of your stock certificates.

Your vote is very important. Whether or not you plan to attend the special meeting virtually, if you are a holder of our Common Stock, please complete, sign, date and mail the enclosed proxy card to us or submit your proxy by telephone or Internet. If you attend the virtual special meeting, you may vote at the special meeting even if you previously returned your proxy.

Sincerely,

J. Warren Huff
Chief Executive Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document or the accompanying proxy statement, including the Merger, or determined whether the information contained in this document or the accompanying proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated             , 2023, and is first being mailed to our stockholders on or about             , 2023.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED AUGUST 11, 2023

5320 Legacy Drive

Plano, Texas 75024

NOTICE OF VIRTUAL SPECIAL MEETING OF STOCKHOLDERS

To the stockholders of Reata Pharmaceuticals, Inc.:

Notice is hereby given that on                 , 2023, at      a.m., Central Time, Reata Pharmaceuticals, Inc., a Delaware corporation (“Reata”), will hold a virtual-only special meeting of its stockholders (the “special meeting”) at                , for the purpose of acting on the following matters:

1.

To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the “Merger Proposal”), dated as of July 28, 2023, as such agreement may be amended from time to time (the “Merger Agreement”), by and among Biogen Inc., a Delaware corporation (“Biogen”), River Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Biogen (“Merger Sub”), and Reata;

2.

To consider and vote upon an advisory, non-binding proposal to approve compensation that will or may be paid or become payable to Reata’s named executive officers in connection with the merger contemplated by the Merger Agreement (the “Advisory Compensation Proposal”);

3.

To consider and vote upon a proposal to adjourn the special meeting to a later date if necessary and appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting (the “Adjournment Proposal”); and

4.	To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Each of the proposals is described more fully in the proxy statement of which this notice forms a part. Please give your careful attention to all of the information in the proxy statement.

Only holders of record of our Class A common stock, par value $0.001 per share (the “Class A Common Stock”), and Class B common stock, par value $0.001 per share (the “Class B Common Stock”, together with the Class A Common Stock, the “Common Stock”), at the close of business on                 , 2023 (the “record date”), or their proxies can vote at the special meeting or any adjournment of the special meeting. The Merger Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Common Stock, voting as a single class, entitled to vote thereon as of the record date. Accordingly, abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal. Additionally, the approval of the Advisory Compensation Proposal and the Adjournment Proposal require, in each case the affirmative vote of the majority of the voting power of our shares of Common Stock, voting as a single class, present in person or represented by proxy at the special meeting and entitled to vote. Accordingly, abstentions will have the same effect as a vote “AGAINST” either proposal. Broker non-votes will have no effect on either proposal.

The list of stockholders of record entitled to vote at the special meeting will be available, upon request, at Reata’s offices, at 5320 Legacy Drive, Plano, Texas 75024, for examination by any Reata stockholder during ordinary business hours beginning 10 days prior to the special meeting, and will also be available for review electronically during the special meeting by following the instructions on the meeting website. You will not be able to attend the special meeting physically in person. For purposes of attendance at the special meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting.

Our board of directors (“Board”) has unanimously approved resolutions (i) determining that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Reata and its stockholders, and declared it advisable for Reata to enter into the Merger Agreement, (ii) approving and declaring advisable the execution and delivery by Reata of the Merger Agreement, the performance by Reata of its covenants and agreements contained in the Merger Agreement, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directing that the adoption of the Merger Agreement be submitted to a vote at a special meeting of Reata stockholders, and (iv) resolving, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Reata stockholders. Our Board unanimously recommends that all of our stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal.

Dissenting stockholders who comply with the procedural requirements of Section 262 of the Delaware General Corporation Law (the “DGCL”) will be entitled to receive such consideration as may be determined due to such dissenting stockholders in respect of dissenting shares pursuant to Section 262 of the DGCL.

Your vote is important. Whether or not you expect to attend the special meeting, you are urged to complete, sign, date and return the enclosed proxy card, or to submit your vote by Internet or telephone, at your earliest convenience. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions. Instructions for voting your shares are included on the enclosed proxy card or the voting instruction form you will receive. If you are a record holder and you send in your proxy and then decide to attend the special meeting to vote your shares, you may still do so. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the special meeting.

ADDITIONAL INFORMATION

For additional questions about the merger, assistance in submitting proxies or voting shares of our Class A Common Stock and Class B Common Stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor at:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Shareholders and Banks and Brokers Call Toll-Free: (888) 567-1626

Toll: (212) 269-5550

Email: reata@dfking.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD VIRTUALLY ON                 , 2023.

The Notice of Special Meeting, proxy statement and Reata’s 2022 Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission are available at https://www.reatapharma.com/investors/financials/quarterly-results/default.aspx.

By Order of the Board of Directors of Reata,

Michael D. Wortley
Chief Legal Officer and Executive Vice President
Plano, Texas
, 2023

i

ii

iii

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information about the Merger Agreement, the Merger (as defined below) or the other transactions contemplated by the Merger Agreement that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. You may obtain the information incorporated by reference in this proxy statement at no charge by following the instructions under the section entitled “Where You Can Find More Information.” Where appropriate, we have set forth a section and page reference directing you to a more complete description of the topics described in this summary.

The Parties to the Merger

(Page 29)

Reata Pharmaceuticals, Inc.

Reata Pharmaceuticals, Inc. (“Reata,” “we,” “us,” “our,” or the “Company”) is a biopharmaceutical company focused on identifying, developing and commercializing innovative therapies that change patients’ lives for the better. We concentrate on small-molecule therapeutics with novel mechanisms of action for the treatment of serious or life-threatening diseases with few or no approved therapies and unmet need. Our first product, SKYCLARYS® (omaveloxolone), is the first and only drug approved by the U.S. Food and Drug Administration (“FDA”) for the treatment of Friedreich’s ataxia (“FA”) in adults and adolescents aged 16 years and older. We have submitted a Marketing Authorization Application for omaveloxolone for the treatment of FA to the European Medicines Agency (the “EMA”) in Europe, and the application is under review. We are also developing cemdomespib (previously referred to as RTA 901), the lead product candidate from our Hsp90 modulator program, in neurological indications and Nrf2 activators for neurological diseases.

Omaveloxolone activates the transcription factor Nrf2 to normalize mitochondrial function, restore redox balance and resolve inflammation, in nonclinical models. Because mitochondrial dysfunction, oxidative stress and inflammation are features of many diseases, we believe our Nrf2 activators have many potential clinical applications.

We possess exclusive, worldwide rights to develop, manufacture and commercialize omaveloxolone and our Nrf2 activators. We are the exclusive licensee of cemdomespib and have worldwide commercial rights.

Reata’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”) is listed on Nasdaq under the symbol “RETA.”

Biogen Inc.

Biogen Inc. (“Biogen”) is a Delaware corporation. Merger Sub is a wholly-owned subsidiary of Biogen. Biogen is a global biopharmaceutical company focused on discovering, developing and delivering innovative therapies for people living with serious and complex diseases worldwide. Biogen has a broad portfolio of medicines to treat Multiple Sclerosis (“MS”), has introduced the first approved treatment for Spinal Muscular Atrophy (“SMA”) and has co-developed two treatments to address a defining pathology of Alzheimer’s disease. Biogen is focused on advancing our pipeline in neurology, neuropsychiatry, specialized immunology and rare diseases. Biogen supports its drug discovery and development efforts through internal research and development programs and external collaborations.

Biogen’s marketed products include TECFIDERA, VUMERITY, AVONEX, PLEGRIDY, TYSABRI and FAMPYRA for the treatment of MS; SPINRAZA for the treatment of SMA; QALSODY for Amyotrophic

Lateral Sclerosis (“ALS”), which was granted accelerated approval by the FDA during the second quarter of 2023; ADUHELM for the treatment of Alzheimer’s disease; and FUMADERM for the treatment of severe plaque psoriasis. Biogen also collaborates with Eisai Co., Ltd. on the commercialization of LEQEMBI for the treatment of Alzheimer’s disease, which was granted traditional approval by the FDA in July 2023. Additionally, Biogen collaborates with Sage Therapeutics on the commercialization of ZURZUVAE for the treatment of postpartum depression, which was granted traditional approval by the FDA in August 2023 and is expected to launch and be commercially available in the fourth quarter of 2023. Biogen has certain business and financial rights with respect to RITUXAN for the treatment of non-Hodgkin’s lymphoma, Chronic Lymphocytic Leukemia (“CLL”) and other conditions; RITUXAN HYCELA for the treatment of non-Hodgkin’s lymphoma and CLL; GAZYVA for the treatment of CLL and follicular lymphoma; OCREVUS for the treatment of Primary Progressive MS and Relapsing MS; LUNSUMIO for the treatment of relapsed or refractory follicular lymphoma, which was granted accelerated approval by the FDA during the fourth quarter of 2022; and COLUMVI, a bispecific antibody for the treatment of non-Hodgkin’s lymphoma, which was granted accelerated approval by the FDA during the second quarter of 2023. Biogen has the option to add other potential anti-CD20 therapies, pursuant to its collaboration arrangements with Genentech, a wholly-owned member of the Roche Group.

In addition to continuing to invest in new potential innovation in MS and SMA, Biogen is advancing its mid-to-late stage programs including zuranolone for Major Depressive Disorder and Postpartum Depression, BIIB080 for Alzheimer’s disease, and both litifilimab and dapirolizumab pegol for certain forms of lupus.

Biogen also commercializes biosimilars of advanced biologics including BENEPALI, an etanercept biosimilar referencing ENBREL, IMRALDI, an adalimumab biosimilar referencing HUMIRA, and FLIXABI, an infliximab biosimilar referencing REMICADE, in certain countries in Europe, as well as BYOOVIZ, a ranibizumab biosimilar referencing LUCENTIS. Biogen continues to develop potential biosimilar products including BIIB800, a proposed tocilizumab biosimilar referencing ACTEMRA, and SB15, a proposed aflibercept biosimilar referencing EYLEA.

The common stock of Biogen is listed on the Nasdaq Global Select Market under the symbol “BIIB.”

River Acquisition, Inc.

River Acquisition, Inc. (“Merger Sub”) is a Delaware corporation and is a wholly-owned subsidiary of Biogen. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by the Agreement and Plan of Merger, dated as of July 28, 2023, by and among Biogen, Merger Sub and Reata, as such agreement may be amended from time to time (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Reata, with Reata surviving the merger as a wholly-owned subsidiary of Biogen (the “Merger”), and has not owned any properties, rights or assets other than in connection with the transactions contemplated by the Merger Agreement, and has engaged in no other business other than in connection with the transactions contemplated by the Merger Agreement.

The Special Meeting

(Page 31)

Date, Time and Place

(Page 31)

A special meeting of our stockholders will be held virtually on                 , 2023, at      a.m., Central Time, at                 (the “special meeting”), to consider and vote upon a proposal to approve and adopt the Merger Agreement (the “Merger Proposal”). You will also be asked to consider and vote upon an advisory, non-binding proposal regarding compensation that will or may be paid or become payable to Reata’s named executive officers (the “Advisory Compensation Proposal”) and a proposal to adjourn the special meeting to a later date, if necessary and appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting (the “Adjournment Proposal”).

Record Date, Stock Entitled to Vote and Quorum

(Page 31)

You are entitled to vote at the special meeting if you owned shares of our Class A Common Stock or Class B common stock, par value $0.001 per share (the “Class B Common Stock,” together with the Class A Common Stock, the “Common Stock”) at the close of business on                 , 2023, the record date for the special meeting. You will have one vote at the special meeting for each share of our Class A Common Stock and three votes at the special meeting for each share of our Class B Common Stock you owned at the close of business on the record date. As of the record date, there were                  shares of our Class A Common Stock outstanding held by approximately                  holders of record, representing                votes, and                  shares of our Class B Common Stock outstanding held by approximately                  holders of record, representing                 votes. Because our Class B Common Stock has three votes per share, the total votes represented by our outstanding Common Stock are                . The holders of a majority of the voting power of the issued and outstanding shares of our Common Stock that are entitled to vote at the special meeting, present in person or represented by proxy at the special meeting is required for a quorum.

Votes Required, Abstentions and Broker Non-Votes

(Page 31)

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Common Stock, voting as a single class, entitled to vote thereon as of the record date. Accordingly, abstentions and broker non-votes will have the same effect as a vote against this proposal. The advisory, non-binding Advisory Compensation Proposal and the Adjournment Proposal require the affirmative vote of the majority of the voting power of the shares of our Common Stock, voting as a single class, present in person or represented by proxy at the special meeting and entitled to vote. Accordingly, abstentions will have the same effect as a vote against either proposal. Broker non-votes will have no effect on either proposal.

Concurrently with the execution of the Merger Agreement, Biogen and Merger Sub entered into voting and support agreements (each, a “Support Agreement” and, together, the “Support Agreements”) with each of Mr. Huff, Mr. Rose, Mr. McGaughy and members of their respective reporting groups (each a “D&O Stockholder”), pursuant to which and subject to the conditions contained therein, each D&O Stockholder agreed, among other things, to vote all of such D&O Stockholder’s shares of Common Stock (collectively, the “Covered Shares”) (i) in favor of the adoption of the Merger Agreement and any other matters necessary for the consummation of the Merger and other transactions contemplated thereby and (ii) against any Acquisition Proposal (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Reata Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement) or other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger or matters contemplated by the Merger Agreement. The Support Agreements terminate in certain circumstances, including written notification to Biogen of a Company Board Recommendation Change (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Reata Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement) in accordance with the terms of the Merger Agreement. At the close of business on the record date, the Covered Shares represented approximately        % of the outstanding voting power of our Common Stock.

The Merger Proposal

(Page 99)

You will be asked to consider and vote upon the proposal to adopt the Merger Agreement. The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into Reata, with Reata surviving the Merger as a wholly-owned subsidiary of Biogen, and that, at the time the Merger becomes effective (the “Effective Time”) and as a result of the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than each share of Common Stock owned by Biogen, Merger Sub or Reata, or by any direct or indirect wholly-owned subsidiary of Biogen, Merger Sub or Reata, in each case, immediately prior to the Effective Time, or each share of Common Stock issued and outstanding and held by a stockholder of Reata as of immediately prior to the Effective Time who is entitled to demand and who has properly and validly demanded his, her or its statutory rights of appraisal in respect of such share in compliance in all respects with Section 262 of the Delaware General Corporation Law (the “DGCL”, and with respect to Section 262 of the DGCL, “Section 262”)) will be canceled and extinguished and automatically converted into the right to receive $172.50 in cash, without interest thereon and less any required withholding taxes, for each share of Common Stock owned at the effective time of the Merger (the “Merger Consideration”).

Following the Merger, the shares of Class A Common Stock will no longer be publicly listed and traded on Nasdaq, and existing Reata stockholders will cease to have any ownership interest in Reata.

Recommendation of the Board and Reasons for the Merger

(Page 44)

The board of directors of Reata (the “Board”), after considering the various factors more fully described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 44 of this proxy statement, unanimously approved resolutions (i) determining that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Reata and its stockholders, and declared it advisable for Reata to enter into the Merger Agreement, (ii) approving and declaring advisable the execution and delivery by Reata of the Merger Agreement, the performance by Reata of its covenants and agreements contained in the Merger Agreement, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directing that the adoption of the Merger Agreement be submitted to a vote at a special meeting of Reata stockholders, and (iv) resolving, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Reata stockholders (the “Company Board Recommendation”). The Board unanimously recommends that Reata stockholders vote “FOR” the Merger Proposal. In addition, the Board unanimously recommends that Reata stockholders vote “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

Opinion of Reata’s Financial Advisor Regarding the Merger Consideration

(Page 51)

Goldman Sachs & Co. LLC, financial advisor to Reata (“Goldman Sachs”), delivered its written opinion to the Board that, as of July 28, 2023, and based upon and subject to the factors and assumptions set forth therein, the $172.50 in cash per share of Common Stock, to be paid to the holders of such shares of Common Stock (other than Biogen and its affiliates), taken in the aggregate, pursuant to the Merger Agreement was fair from a financial point of view to the holders of such shares of Common Stock.

The full text of the written opinion of Goldman Sachs, dated July 28, 2023, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the Merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of the shares of Common Stock should vote with respect to the Merger or any other matter. Pursuant to an engagement letter between the Company and Goldman Sachs, Reata has agreed to pay Goldman Sachs a transaction fee of approximately $77 million, all of which is contingent upon consummation of the Merger.

Certain Effects of the Merger on Reata

(Page 36)

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Reata, with Reata surviving as a wholly-owned subsidiary of Biogen. Throughout this proxy statement, we use the term “surviving corporation” to refer to Reata as the surviving corporation following the Merger. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation. The Effective Time will occur, if it occurs, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as we and Biogen may agree in writing and specify in such certificate of merger). Throughout this proxy statement, we use the term “Closing Date” to refer to the date on which the closing of the Merger occurs.

Effect on Reata if the Merger Is Not Consummated

(Page 36)

If Reata stockholders do not adopt the Merger Agreement or if the Merger is not consummated for any other reason, Reata stockholders will not receive any payment for their shares of Common Stock pursuant to the Merger Agreement. Instead, Reata will remain a public company, the Class A Common Stock will continue to be listed and traded on Nasdaq and registered under the Securities Exchange Act of 1934 (the “Exchange Act”), and we will continue to file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). Under specified circumstances, upon termination of the Merger Agreement, Reata may be required to pay Biogen a termination fee, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 96 of this proxy statement. Additionally, Biogen may be required to pay a reverse termination fee to Reata if the Merger Agreement is terminated under specified circumstances, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 96 of this proxy statement.

Furthermore, if the Merger is not consummated, the price of the shares of Class A Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the shares of Class A Common Stock would return to the price at which it trades as of the date of this proxy statement.

Merger Consideration

(Page 37)

In the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Canceled Shares and Dissenting Shares as defined herein) will be canceled and extinguished and automatically, without any action by the holders of such shares of Common Stock, be converted into the right to receive the Merger Consideration, without interest thereon and subject to any applicable withholding tax, and each holder of a share represented by a certificate (“Certificates”) or non-certificated and represented by book-entry (“Book-Entry Shares”), which immediately prior to the Effective Time represented shares of Common

Stock, will cease to have any rights with respect to such shares of Common Stock other than the right to receive the Merger Consideration. As described further under “The Merger Agreement—Payment for Common Stock” beginning on page 75 of this proxy statement, at or prior to the Effective Time, Biogen will deposit or cause to be deposited cash in an amount necessary to pay the aggregate Merger Consideration with a paying agent designated by Biogen that is reasonably acceptable to Reata (the “paying agent”) (which amount will not include any amounts payable to the holders of Reata equity awards). As soon as practicable after the Effective Time, holders of Certificates will receive a letter of transmittal instructing them to send their Certificates to the paying agent in order to receive the Merger Consideration for each share of Common Stock represented by such Certificates.

Each share of Common Stock issued and outstanding immediately prior to the Effective Time that is held by Reata, Biogen, Merger Sub, or by any direct or indirect wholly-owned subsidiary of Reata, Biogen or Merger Sub (“Canceled Shares”) will automatically be canceled and will not be converted into, or represent the right to receive, the Merger Consideration at the Effective Time.

Further, any shares of Common Stock that are issued and outstanding and held by Reata stockholders (or held in a voting trust or by a nominee on behalf of a beneficial owner who beneficially owns such shares of Common Stock) as of immediately prior to the Effective Time who are entitled to demand and who shall have properly and validly demanded their statutory rights of appraisal in respect of such shares of Common Stock in compliance in all respects with Section 262 (collectively, “Dissenting Shares”) will automatically be canceled and extinguished in the Merger, but will not be converted into, or represent the right to receive, the Merger Consideration. Instead, the holders thereof will be entitled only to such rights as are granted by Section 262. See “The Merger—Appraisal Rights” beginning on page 62 of this proxy statement for more information.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Reata stockholder (except that any holder of Dissenting Shares will have only those rights granted under Section 262), nor will you be entitled to receive any shares in Biogen or the surviving corporation.

Treatment of Equity Awards and the ESPP

(Page 74)

The Merger Agreement provides that, effective as of immediately prior to the Effective Time, each outstanding Reata stock option, whether vested or unvested, will be automatically canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock underlying such Reata stock option immediately prior to the Effective Time multiplied by (ii) the amount, if any, by which the Merger Consideration exceeds the exercise price per share of such option, subject to any applicable withholding taxes.

The Merger Agreement also provides that, effective as of immediately prior to the Effective Time, each outstanding Reata restricted stock unit (“Reata RSU”) will be automatically canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock underlying such Reata RSU immediately prior to the Effective Time and (ii) the Merger Consideration, subject to any applicable withholding taxes.

The Merger Agreement provides that the Board (or, if appropriate, the committee of the Board administering Reata’s 2022 Employee Stock Purchase Plan (the “ESPP”)) must take all actions reasonably necessary to provide that from and after July 28, 2023: (i) no new participants have been or will be permitted to participate in the ESPP, (ii) participants have not been and will not be permitted to increase their payroll deductions or purchase elections from those in effect on July 28, 2023 and (iii) except for the offering periods under the ESPP in effect on July 28, 2023 (the “Final Offering Periods”), no offering or purchase period has been or will be authorized, continued or commenced. If the Effective Time occurs (A) during one or more of both of the Final Offering Periods, (1) the final exercise date under the ESPP will be such date as Reata determines in its sole discretion (which date must be no later than the date that is five days prior to the Effective Time) and (2) each ESPP participant’s accumulated contributions under the ESPP will be used to purchase whole shares of Common Stock in accordance with the terms of the ESPP as of such final exercise date, which shares of Common Stock, to the extent outstanding immediately prior to the Effective Time, will be canceled at the Effective Time in exchange for the right to receive the Merger Consideration; or (B) after the end of the Final Offering Period, all amounts allocated to each participant’s account under the ESPP at the end of each of the Final Offering Periods shall be used to purchase whole shares of Common Stock under the terms of the ESPP for such offering period, which shares of Common Stock, to the extent outstanding immediately prior to the Effective Time, shall be canceled at the Effective Time in exchange for the right to receive the Merger Consideration. As promptly as practicable following the purchase of shares of Common Stock in accordance with the preceding clause (A) or (B), Reata is required to return to each participant the funds, if any, that remain in such participant’s account after such purchase.

Interests of the Directors and Executive Officers of Reata in the Merger

(Page 59)

In considering the recommendation of the Board with respect to the Merger Proposal, our stockholders should be aware that both members of the Board and Reata’s executive officers may have certain interests in the Merger that are in addition to, or different from, the interests of Reata stockholders generally. The members of the Board were aware of these potential interests and considered them in reaching the determination to approve the Merger Agreement and in making their recommendation that the Reata stockholders adopt the Merger Agreement.

For additional information on the potential interests of members of the Board and Reata’s executive officers in the Merger, see “The Merger—Interests of the Directors and Executive Officers of Reata in the Merger” beginning on page 59 of this proxy statement.

Financing of the Merger

(Page 62)

Consummation of the Merger is not conditioned upon receipt of financing by Biogen. Biogen and Merger Sub have represented in the Merger Agreement that they have available or, with respect to Merger Sub, will have available as of the Effective Time, sufficient funds for the satisfaction of all of their obligations under the Merger Agreement and to pay all related fees and expenses required to be paid by Biogen or Merger Sub pursuant to the terms of the Merger Agreement.

In connection with its entry into the Merger Agreement, Biogen has entered into a commitment letter (the “Bridge Commitment Letter”), dated as of July 28, 2023, with JPMorgan Chase Bank, N.A. (“JPMorgan”), pursuant to which, subject to the terms and conditions set forth therein, JPMorgan has committed to provide a 364-day senior unsecured bridge loan facility in an aggregate principal amount of up to $1.5 billion (the “Bridge Facility”). Biogen is not obligated to maintain the commitment or take any steps to ensure that it is funded.

Appraisal Rights

(Page 62)

If the Merger is consummated, persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their shares of Common Stock under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their shares of Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Common Stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights.” This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their shares of Common Stock following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their shares of Common Stock determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A holder of record or beneficial owner of shares of Common Stock who (i) continuously holds such shares of Common Stock through the Effective Time, (ii) has not consented to the Merger in writing or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such shares of Common Stock, and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares of Common Stock for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (C) provides an address at which such beneficial owner consents to receive notices given by Reata and to be set forth on the Chancery List (as defined in the section entitled “The Merger—Appraisal Rights” beginning on page 62 of this proxy statement), will be entitled to receive the fair value of his, her or its shares of Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. For more information, please see the section entitled “The Merger—Appraisal Rights” beginning on page 62 of this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Common Stock

(Page 67)

The receipt of cash by a U.S. Holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Common Stock”) in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received pursuant to the Merger and the U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered pursuant to the Merger.

The receipt of cash by a non-U.S. Holder in exchange for shares of Common Stock pursuant to the Merger will not be subject to U.S. federal income tax unless that non-U.S. Holder has certain connections with the United States, but may be subject to backup withholding of tax unless the non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding.

Please see the discussion below under the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Common Stock” beginning on page 67 of this proxy statement for additional information. The tax consequences to you will depend on your own situation. You should consult your own tax advisors as to the specific tax consequences to you of the Merger, including the applicability and effect of U.S. federal, state and local and non-U.S. income and other tax laws in light of your particular circumstances.

Regulatory Approvals Required for the Merger

(Page 70)

Under the Merger Agreement, Biogen, Merger Sub and Reata are not required to consummate the Merger until the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) has expired or been terminated. Reata and Biogen filed their respective HSR Act notifications on August 11, 2023. We currently do not expect that any other clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.

The Support Agreements

(Page 71)

Concurrently with the execution of the Merger Agreement, Biogen and Merger Sub entered into the Support Agreements with each D&O Stockholder, pursuant to which and subject to the conditions contained therein, each D&O Stockholder agreed, among other things, to vote all of such D&O Stockholder’s shares of Common Stock (i) in favor of the adoption of the Merger Agreement and any other matters necessary for the consummation of the Merger and other transactions contemplated thereby and (ii) against any Acquisition Proposal or other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger or matters contemplated by the Merger Agreement. The Support Agreements terminate in certain circumstances, including written notification to Biogen of a Company Board Recommendation Change in accordance with the terms of the Merger Agreement. At the close of business on the record date, the Covered Shares represented approximately        % of the outstanding voting power of our Common Stock.

No Solicitation; Reata Acquisition Proposals; Company Board Recommendation Change

(Page 85)

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Reata will not, and will cause its directors and officers not to, nor will it authorize or knowingly permit any of its other representatives to, and will direct and use its reasonable best efforts to cause such other representatives not to, directly or indirectly:

•	solicit, initiate, knowingly encourage or knowingly facilitate, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

furnish to any person (other than Biogen, Merger Sub or any designees or representatives of Biogen or Merger Sub), or any representative thereof, any information, or afford to any person (other than Biogen, Merger Sub or any designees or representatives of Biogen or Merger Sub) access to the business, properties, assets, books, records or other information, or to any personnel, of Reata or any of its subsidiaries, in any such case, in connection with, or with the intent to facilitate the making, submission or announcement of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in any discussions or negotiations with any person, or any representative thereof, with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (except to notify any person of Reata’s obligations relating to non-solicitation as set forth in the Merger Agreement);

•

enter into any merger agreement, purchase agreement, letter of intent or similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Reata Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement) entered into in accordance with the terms of the Merger Agreement);

•	approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL; or

•	approve, authorize, agree or publicly announce any intention to do any of the foregoing.

Notwithstanding the foregoing, if before obtaining the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Common Stock, voting as a single class, entitled to vote thereon as of the record date, in favor of the proposal to approve and adopt the Merger Agreement at the special meeting of stockholders (the “Reata Stockholder Approval”), Reata or any of its representatives has received a bona fide, written Acquisition Proposal from any person or group of persons that did not result from a breach in any material respect of Reata’s obligations relating to non-solicitation as set forth in the Merger Agreement, then if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Reata Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement) and that the failure to take action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, then Reata may, subject to certain requirements:

•

enter into an Acceptable Confidentiality Agreement (as defined under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Reata Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement), as required by the Merger Agreement, with such person or group of persons (provided that Reata shall substantially concurrently provide to Biogen a copy of such Acceptable Confidentiality Agreement);

•	engage in discussions to clarify the terms and conditions of, or furnish information with respect to Reata to the person or group of persons making such Acquisition Proposal; and

•	participate and engage in discussions or negotiations with the person or group of persons making such Acquisition Proposal regarding such Acquisition Proposal.

Before obtaining the Reata Stockholder Approval, the Board, in response to (i) the receipt of a bona fide written Acquisition Proposal after the date of the Merger Agreement that did not result from a breach in any material respect of Reata’s covenants and agreements related to non-solicitation as set forth in the Merger Agreement, or (ii) the occurrence of an Intervening Event (as defined and described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Reata Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement), may effect a Company Board Recommendation Change or, in the case of clause (i) above and subject to compliance with certain procedures specified in the Merger Agreement, enter into a definitive agreement with respect to such applicable Acquisition Proposal and terminate the Merger Agreement.

However, the Board is not permitted to take the actions described in the paragraph immediately above unless, among other things, (i) the Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, (ii) in the case of receipt of an Acquisition Proposal, the Board determines in good faith (after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal or, in the case of an Intervening Event, that an Intervening Event has occurred, (iii) Reata provides written notice to Biogen at least three days that are not a Saturday, a Sunday or other day on which banking organizations in New York, New York, or Dallas, Texas, are required or authorized by law to be closed (each, a “business day”) prior to effecting a Company Board Recommendation Change or terminating the Merger Agreement of its intent to take such action, specifying the reasons therefor, (iv) Reata is, and causes its representatives to be, reasonably available to negotiate with Biogen in good faith (to the extent Biogen desires to negotiate) during such three-business-day period to make such adjustments in the terms and conditions of the Merger Agreement as would obviate the basis for a Company Board Recommendation Change or the termination of the Merger Agreement, and (v) no earlier than the end of such three-business-day period, the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, after considering any amendments to the terms and conditions of the Merger Agreement proposed by Biogen in a binding written offer irrevocably made by Biogen, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law (and, in the case of receipt of such Acquisition Proposal, that such Acquisition Proposal continues to constitute a Superior Proposal). Following delivery of a Change of Recommendation Notice in the case of (x) the receipt of a Superior Proposal, in the event of any change to the financial terms (including any change to the amount or form of consideration payable) or other revision to the terms or conditions of such Acquisition Proposal or (y) the occurrence of an Intervening Event, in the event of any change with respect to such Intervening Event, Reata must provide written notice to Biogen at least two business days prior to effecting a Company Board Recommendation Change or terminating the Merger Agreement of its intent to take such action, specifying the reasons therefor and, if requested by Biogen, negotiate with Biogen in good faith (to the extent Biogen desires to negotiate) during such period to make such adjustments in the terms and conditions of the Merger Agreement as would obviate the basis for a Company Board Recommendation Change or the termination of the Merger Agreement.

For a further discussion of the limitations on solicitation of Acquisition Proposals from third parties, the limitations on making a Company Board Recommendation Change, approving or recommending a Superior Proposal, or terminating the Merger Agreement to enter into a definitive agreement for a Superior Proposal, see “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Reata Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement.

Conditions to the Merger

(Page 93)

The respective obligations of Reata, Biogen and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by the mutual consent of Biogen, Merger Sub and Reata, to the extent permitted by applicable law:

•	the Reata Stockholder Approval having been obtained;

•	the expiration or termination of any applicable waiting period under the HSR Act; and

•

no governmental authority of competent and applicable jurisdiction having (i) enacted, issued or promulgated any law that is in effect and has the effect of making the Merger or the acquisition of shares of Common Stock by Biogen or Merger Sub illegal or prohibiting or otherwise preventing the consummation of the acquisition of shares of Common Stock by Biogen or Merger Sub or the Merger or (ii) issued or granted any order that is in effect and has the effect of making the Merger or the acquisition of shares of Common Stock by Biogen or Merger Sub illegal or prohibiting or otherwise preventing the consummation of the acquisition of shares of Common Stock by Biogen or Merger Sub or the Merger.

The respective obligations of Biogen and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by Biogen, to the extent permitted by applicable law:

•

the representations and warranties made by Reata in the Merger Agreement with respect to the occurrence of a Company Material Adverse Effect (as defined and described under “The Merger Agreement—Representations and Warranties” beginning on page 77 of this proxy statement) being true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date as though made as of such date;

•

except for any inaccuracies that are, individually or in the aggregate, de minimis, certain specified representations and warranties made by Reata in the Merger Agreement with respect to the capitalization of Reata being true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date as though made as of such date;

•

the representations and warranties made by Reata in the Merger Agreement with respect to corporate organization and qualification, capitalization, subsidiaries, corporate power and enforceability, Board and stockholder approval and brokers’ and certain expenses, and inapplicability of state takeover statutes (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•

except where any failures of any such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the representations and warranties made by Reata in the Merger Agreement (except in the preceding three bullets) being true and correct (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date);

•

Reata having performed, and complied with, in all material respects the agreements and covenants required to be performed, or complied with, by it under the Merger Agreement at or prior to the Effective Time;

•	the non-occurrence since the date of the Merger Agreement of a Company Material Adverse Effect;

•

the delivery by Reata of a certificate signed by the Chief Executive Officer or the Chief Financial Officer of Reata, certifying that the conditions described in the preceding six bullets have been satisfied; and

•

(i) no governmental authority of competent and applicable jurisdiction having (A) enacted, issued or promulgated any law that is in effect and imposes a Burdensome Condition (as defined under “The Merger Agreement—Other Covenants and Agreements—Efforts to Consummate the Merger” beginning on page 89 of this proxy statement) or (B) issued or granted any order that is in effect and imposes a Burdensome Condition and (ii) there not being any pending legal proceeding brought by any governmental authority that seeks to (A) have the effect of making the Merger or the acquisition of shares of Common Stock by Biogen or Merger Sub illegal or prohibiting or otherwise preventing the consummation of the acquisition of shares of Common Stock by Biogen or Merger Sub or the Merger or (B) impose a Burdensome Condition.

The obligations of Reata to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by Reata, to the extent permitted by applicable law:

•

the representations and warranties of Biogen and Merger Sub made in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except where the failure to be so true and correct would not reasonably be expected to prevent, materially delay or materially impair the ability of Biogen or Merger Sub to consummate the Merger or the other transactions contemplated by the Merger Agreement;

•

each of Biogen and Merger Sub having performed, and complied with, in all material respects the agreements and covenants required to be performed, or complied with, by it under the Merger Agreement at or prior to the Effective Time; and

•	the delivery by Biogen of a certificate signed on behalf of Biogen by an officer thereof certifying that the conditions described in the preceding two bullets have been satisfied.

Termination

(Page 94)

The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Effective Time as follows:

•	by mutual written agreement of Reata and Biogen;

•	by either Reata or Biogen, if:

•

the Effective Time has not occurred on or before January 28, 2024 (the “Outside Date”); provided, however, that, if as of such date, the conditions relating to the HSR Act or any other antitrust law have not been satisfied, then the Outside Date will be automatically extended for 90 days (the “First Extended Outside Date”); provided, further, that, in the event that on the First Extended Outside Date, the conditions relating to the HSR Act or any other antitrust law have not been satisfied, then the Outside Date will be automatically extended for a second period of 90 days, provided, further, that the terminating party’s breach of its obligations under the Merger Agreement may not have been a principal cause of the failure of the Effective Time to occur on or before the Outside Date;

•

any court of competent jurisdiction or any other governmental authority of competent jurisdiction has issued any order or law permanently restraining, enjoining, preventing, or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the Merger Agreement that becomes final and non-appealable (except that the right to terminate the Merger Agreement as described in this bullet will not be available to any party whose breach of its obligations under the Merger Agreement has been the principal cause of such permanent restraint, enjoinment, prevention, prohibition or illegality); or

•	the special meeting has been held and the Reata Stockholder Approval was not obtained at the special meeting or any adjournment or postponement thereof;

•	by Biogen, if:

•

Reata breaches or fails to perform any of its covenants or agreements or other obligations set forth in the Merger Agreement, which breach or failure to perform, individually or in the aggregate with any other breaches, failures to perform or inaccuracies, would cause any of the conditions to Biogen’s and Merger Sub’s obligations to consummate the Merger not to be satisfied if the Closing (as defined in the Merger Agreement) were occurring, or any of the representations and warranties of Reata set forth in the Merger Agreement have become or been inaccurate, which inaccuracy, individually or in the aggregate with any other breaches, failures to perform or inaccuracies, would give rise to the failure of the closing conditions with respect to Reata’s representations and warranties to be true if the Closing were occurring, and such breach, failure to perform or inaccuracy is incapable of being cured by the Outside Date or is not cured by Reata within 20 business days following Biogen’s delivery of written notice to Reata of such breach, failure to perform or inaccuracy, except that Biogen will not have the right to terminate the Merger Agreement as described in this bullet if Biogen or Merger Sub are in breach of the Merger Agreement, such that Reata has the right to terminate the Merger Agreement pursuant to the terms thereof;

•

any court of competent jurisdiction or any other governmental authority of competent jurisdiction has issued any order, or any law is in effect that was enacted, promulgated or deemed applicable to the Merger by any governmental authority of competent jurisdiction, in each case, imposing a Burdensome Condition, and, in each case, such order or law has become final and nonappealable, and the principal cause of such imposition was not caused by Biogen or Merger Sub’s breach of its obligations under the Merger Agreement; or

•	a Company Board Recommendation Change has occurred.

•	by Reata, if:

•

Biogen or Merger Sub breaches or fails to perform any of their respective covenants, agreements, or other obligations under the Merger Agreement, or any of the representations or warranties set forth in the Merger Agreement have become or been inaccurate, which breach, failure to perform or inaccuracy, individually or in the aggregate with other such breaches, failures to perform or inaccuracies, would reasonably be expected to prevent, materially delay or materially impair the ability of Biogen or Merger Sub to consummate the Merger or the other transactions contemplated by the Merger Agreement, and such breach, failure to perform or inaccuracy of Biogen and/or Merger Sub is not capable of being cured by the Outside Date or is not cured within 20 business days following Reata’s delivery of written notice to Biogen of such breach, failure to perform or inaccuracy, except that Reata will not have the right to terminate the Merger Agreement as described in this bullet if Reata is in breach of the Merger Agreement, such that Biogen has the right to terminate the Merger Agreement pursuant to the terms thereof; or

•	at any time prior to receipt of Reata Stockholder Approval, Reata accepts a Superior Proposal and enters into, concurrently with such termination, a definitive agreement implementing such

Superior Proposal, except that the right to terminate the Merger Agreement as described in this bullet is only available if (i) Reata has materially complied with its obligations related to non-solicitation and as more fully described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Reata Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement and (ii) Reata concurrently pays to Biogen the termination fee as more fully described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 96 of this proxy statement.

Termination Fee; Certain Expenses

(Page 96)

Under certain circumstances, including due to a change in the Company Board Recommendation and the entry by Reata into a definitive agreement with respect to a Superior Proposal, Reata will be required to pay Biogen a termination fee equal to $264,000,000 (the “Reata Termination Fee”). In addition, in connection with a termination of the Merger Agreement under specified circumstances, including due to a failure to effect the Merger prior to the Outside Date, as extended, if the Effective Time has not occurred because of an inability to obtain the necessary competition approvals or due to the entry of a final, non-appealable law or order arising under the HSR Act or any other applicable antitrust law permanently restraining, enjoining, preventing, or prohibiting the Merger, Biogen will be required to pay Reata a termination fee equal to $301,000,000 (the “Biogen Termination Fee”). For more information, please see “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 96 of this proxy statement.

If Biogen actually receives the termination fee in circumstances in which it is payable by Reata, Reata will have no further liability to Biogen or Merger Sub under the Merger Agreement except in certain limited circumstances. Similarly, if Reata actually receives the termination fee in circumstances in which it is payable by Biogen, Biogen will have no further liability to Reata under the Merger Agreement except in certain limited circumstances.

Expenses Generally

(Page 97)

Except as otherwise described in this proxy statement, including under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 96 of this proxy statement, whether or not the Merger is consummated, Reata, Biogen and Merger Sub are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.

Market Price of Our Common Stock

(Page 105)

The shares of Class A Common Stock have been listed on Nasdaq under the symbol “RETA.” On July 27, 2023, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of the shares of Class A Common Stock on Nasdaq was $108.55 per share. On              , 2023, the latest practicable trading day before the printing of this proxy statement, the closing price of the Class A Common Stock on Nasdaq was $              per share. You are encouraged to obtain current market quotations for the Class A Common Stock.

Reata has never declared or paid any cash dividends on its capital stock, and Reata does not currently intend to pay, nor under the Merger Agreement may Reata pay without the prior written consent of Biogen, any cash dividends on its capital stock in the foreseeable future.

Delisting and Deregistration of Common Stock

(Page 72)

If the Merger is consummated, following the Effective Time, the shares of Class A Common Stock will cease trading on Nasdaq and will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

Additional Information

(Page 115)

Reata stockholders can find more information about Reata in the periodic reports and other information we file with the SEC. The information is available at the website maintained by the SEC at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information.”

Q:	What is the Merger?

A:

The Merger is the acquisition of Reata by Biogen pursuant to the Merger Agreement. If the Merger Agreement is approved and adopted by Reata’s stockholders and the other closing conditions under the Merger Agreement have been satisfied or, if permitted, waived, Merger Sub will merge with and into Reata. Reata will be the surviving corporation in the Merger and will become a wholly-owned subsidiary of Biogen.

Q:	Why am I receiving the proxy materials?

A:

You are receiving this proxy statement and the enclosed proxy card or enclosed voting instruction form because our Board is soliciting your proxy to vote at the special meeting of Reata’s stockholders in connection with a proposal to approve and adopt the Merger Agreement. In addition, our Board is soliciting your vote on an advisory, non-binding proposal to approve compensation that will or may become payable to Reata’s named executive officers in connection with the Merger and on a proposal to adjourn the special meeting to a later date, if necessary and appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting.

Q:	What will I receive in the Merger?

A:

If the Merger is completed, you will be entitled to receive the Merger Consideration of $172.50 in cash, without interest, for each share of our Common Stock that you own at the Effective Time. For example, if you own 100 shares of our Class A Common Stock or Class B Common Stock at the Effective Time, you will receive $17,250.00 in cash, less any required withholding taxes, in exchange for those shares unless you have properly exercised your appraisal rights in accordance with Section 262 with respect to such shares. You will not receive any shares of capital stock in the surviving corporation.

Q:	What are the material U.S. federal income tax consequences of the Merger to me?

A:

The receipt of cash by a U.S. Holder in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received pursuant to the Merger and the U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered pursuant to the Merger.

The receipt of cash by a non-U.S. Holder in exchange for shares of Common Stock pursuant to the Merger will not be subject to U.S. federal income tax unless that non-U.S. Holder has certain connections with the United States, but may be subject to backup withholding of tax unless the non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding.

Please see the discussion below under the section entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Shares of Common Stock” for additional information. The tax consequences to you will depend on your own situation. You should consult your own tax advisors as to the specific tax consequences to you of the Merger, including the applicability and effect of U.S. federal, state and local and non-U.S. income and other tax laws in light of your particular circumstances.

Q:	How does the Board recommend I vote?

A:

Our Board has adopted resolutions (i) determining that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Reata and the stockholders of Reata, (ii) approving and declaring advisable the execution and delivery by Reata of the Merger Agreement, the performance by Reata of its covenants and agreements contained in the Merger Agreement, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directing that the adoption of the Merger Agreement be submitted to a vote at a meeting of the stockholders of Reata, and (iv) resolving, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by the stockholders of Reata. Our Board unanimously recommends that all of our stockholders vote “FOR” the Merger Proposal. The reasons for our Board’s determination are discussed elsewhere in this proxy statement. Additionally, our Board unanimously recommends that you vote “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

Q:	Who will own Reata after the Merger?

A:

After the Merger, Reata will be a wholly-owned subsidiary of Biogen. As a result of the receipt of cash in exchange for your shares of Common Stock following the Merger, you will no longer benefit from any increase in Reata’s value, nor will you acquire an ownership interest in Biogen.

Q:	When do you expect the Merger to be completed?

A:

Consummation of the Merger is subject to various closing conditions, including, among others, adoption of the Merger Agreement and approval of the Merger by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Common Stock, voting as a single class, entitled to vote thereon as of the record date, the expiration or termination of the required waiting period applicable to the consummation of the Merger under the HSR Act and certain other conditions. We currently anticipate that the Merger will be consummated in the fourth quarter of 2023, assuming satisfaction or waiver of all of the conditions to the Merger. However, it is possible, including as a result of factors outside the control of Reata and Biogen, that the Merger will be consummated at a later time or not at all. See the section entitled “The Merger Agreement—Conditions to the Merger” beginning on page 93 of this proxy statement.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Common Stock, voting as a single class, entitled to vote thereon as of the record date or if the Merger is not consummated for any other reason, Reata stockholders will not receive any payment for their Common Stock pursuant to the Merger Agreement. Instead, Reata will remain a public company, the Class A Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

Under specified circumstances, we may be required to pay Biogen the Reata Termination Fee upon the termination of the Merger Agreement, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 96 of this proxy statement.

Q:	What will the holders of Reata Common Stock and equity awards receive in the Merger?

A:

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of Common Stock issued and outstanding immediately prior to the effective time (in each case except for (i) shares of

Common Stock owned by Biogen, Merger Sub or Reata, or by any direct or indirect wholly-owned subsidiary of Biogen, Merger Sub or Reata, in each case, immediately prior to the effective time; and (ii) any shares of Common Stock with respect to which statutory rights of appraisal have been properly and validly demanded) will be automatically canceled and converted into the right to receive Merger Consideration of $172.50 in cash, less any required withholding taxes, without interest.

Effective as of immediately prior to the Effective Time, each outstanding Reata stock option, whether vested or unvested, will be automatically canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock underlying such Reata stock option immediately prior to the Effective Time multiplied by (ii) the amount, if any, by which the Merger Consideration exceeds the exercise price per share of such option. In addition, effective as of immediately prior to the Effective Time, each Reata RSU will be automatically canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the number of shares of Common Stock underlying such Reata RSU immediately prior to the Effective Time and (B) the Merger Consideration. For additional information regarding the treatment of Reata equity awards, see “The Merger Agreement—Treatment of Equity Awards and the ESPP” beginning on page 74 of this proxy statement.

Q:	What will happen to Reata’s 2022 Employee Stock Purchase Plan?

A:

From and after July 28, 2023, (i) no new participants have been or will be permitted to participate in the ESPP, (ii) participants have not been and will not be permitted to increase their payroll deductions or purchase elections from those in effect on July 28, 2023, and (iii) except for the Final Offering Periods, no offering or purchase period has been or will be authorized, continued or commenced. If the Effective Time occurs (A) during one or more of both of the Final Offering Periods, (1) the final exercise date under the ESPP will be such date as Reata determines in its sole discretion (which date must be no later than the date that is five days prior to the Effective Time) and (2) each ESPP participant’s accumulated contributions under the ESPP will be used to purchase whole shares of Common Stock in accordance with the terms of the ESPP as of such final exercise date, which shares of Common Stock, to the extent outstanding immediately prior to the Effective Time, will be canceled at the Effective Time in exchange for the right to receive the Merger Consideration; or (B) after the end of the Final Offering Periods, all amounts allocated to each participant’s account under the ESPP at the end of each of the Final Offering Periods shall be used to purchase whole shares of Common Stock under the terms of the ESPP for such offering period, which shares of Common Stock, to the extent outstanding immediately prior to the Effective Time, shall be canceled at the Effective Time in exchange for the right to receive the Merger Consideration. As promptly as practicable following the purchase of shares of Common Stock in accordance with the preceding clause (A) or (B), Reata is required to return to each participant the funds, if any, that remain in such participant’s account after such purchase.

Q:	Do any of the directors or executive officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A:

Yes. In considering the recommendation of our Board with respect to the Merger Proposal, you should be aware that both our directors and executive officers may have certain interests in the Merger that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of these potential interests and considered them, among other matters, in reaching its determination to approve the Merger Agreement and the transactions contemplated thereby. See the section entitled “The Merger—Interests of the Directors and Executive Officers of Reata in the Merger” beginning on page 59 of this proxy statement.

Q:	When and where is the special meeting?

A:	The special meeting of our stockholders will be held virtually on , 2023, at a.m. Central Time, at . You will not be able to attend the special meeting physically in person. For purposes of attendance at the special meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting.

Q:	What constitutes a quorum for purposes of the special meeting?

A:

The holders of a majority of the voting power of the shares of our Common Stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy at the special meeting is required for a quorum. If you submit a properly executed proxy card, even if you do not vote for the proposals, or abstain from voting in respect of the proposals, your shares of Common Stock will be counted for purposes of calculating whether a quorum is present for the transaction of business at the special meeting.

Q:	What vote is needed to approve and adopt the Merger Agreement?

A:

The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Common Stock, voting as a single class, entitled to vote thereon as of the record date is required to approve and adopt the Merger Agreement. Accordingly, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Proposal. We do not expect any broker non-votes at the special meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the special meeting are considered non-routine under federal securities laws.

Q:	Why are we asking that our stockholders approve, on an advisory, non-binding basis, compensation arrangements for our named executive officers?

A:

SEC rules require that we provide our stockholders with the opportunity to vote on the Advisory Compensation Proposal. Nevertheless, approval of this proposal is not a condition to the completion of the Merger, and the vote with respect to this proposal is only an advisory vote by stockholders. Accordingly, the vote will not be binding on us or Biogen, our or their board of directors or our compensation committee. If the Merger is completed, the compensation that is the subject of the proposal will or may be paid to our named executive officers in accordance with the terms and conditions of their compensation agreements and arrangements even if our stockholders do not approve this proposal.

Q:	What vote is needed to approve the advisory, non-binding Advisory Compensation Proposal and the Adjournment Proposal?

A:

The affirmative vote of the majority of the voting power of the shares of our Common Stock, voting as a single class, present in person or represented by proxy at the special meeting and entitled to vote are needed to approve the advisory, non-binding Advisory Compensation Proposal and the Adjournment Proposal. Accordingly, abstentions will have the same effect as a vote against either proposal. Broker non-votes will have no effect on either proposal.

Q:	Am I entitled to exercise rights of appraisal under the DGCL?

A:

As a holder of record or beneficial owner of Reata Common Stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. Under the DGCL, holders of record and beneficial owners of shares of Common Stock who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the “fair value” of their shares of Common Stock as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they comply fully with all applicable requirements of Section 262. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Merger Consideration. Any stockholder or beneficial owner intending to exercise appraisal rights must, among other things, submit a written demand for appraisal of your shares of Common Stock to Reata before the vote on the adoption of the Merger Agreement is taken and must not vote or otherwise submit a proxy to vote in favor of adoption of the Merger Agreement. Failure to follow exactly the procedures specified under Section 262 will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel. See the section entitled “The Merger—Appraisal Rights” beginning on page 62 of this proxy statement.

Q:	Who can vote at the special meeting?

A:

Stockholders of record of our Class A Common Stock and Class B Common Stock as of the close of business on            , 2023, the record date for the special meeting, are entitled to receive notice of the special meeting and vote their shares at the meeting. Each holder of Class A Common Stock is entitled to one vote for each share of the Class A Common Stock held on the record date for each of the proposals set forth in this proxy statement. Each holder of Class B Common Stock is entitled to three votes for each share of Class B Common Stock held on the record date for each of the proposals set forth in this proxy statement.

Q:	How do I vote if I am the record holder of my shares?

A:	You are entitled to vote at the meeting if you are a stockholder of record of Class A Common Stock or Class B Common Stock on the record date. There are four ways to vote:

•

Virtually During the Meeting. You may vote online during the virtual meeting by following the instructions provided to you by email on the morning of the special meeting. To be admitted to the special meeting and vote your shares, you must register online by providing the control number located on your proxy card at www.proxydocs.com/RETA. After completing your registration, further instructions, including a unique link to access the special meeting, will be emailed to you.

•

Via the Internet. You may vote by proxy via the Internet at www.proxypush.com/RETA by following the instructions provided on the proxy card. You must have the control number that is on the proxy card when voting.

•	By Telephone. If you live in the United States or Canada, you may vote by proxy via the telephone by calling 1-866-250-6195. You must have the control number that is on the proxy card when voting.

•	By Mail. You may vote by completing, dating and signing the proxy card and returning it in the postage-prepaid envelope provided.

If you are granting a proxy to vote by telephone or via the Internet, your voting instructions must be received by the date and time indicated on the applicable proxy card(s).

Granting a proxy to vote via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the special meeting in person, to ensure that your shares of Common Stock are present in person or represented at the special meeting.

If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the Merger Proposal, “FOR” the non-binding, Advisory Compensation Proposal and “FOR” the Adjournment Proposal. With respect to any other matter that properly comes before the special meeting, shares present or represented by all proxies received by Reata will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

Q:	How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A:

If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then you are considered to be the beneficial owner of those shares, with your shares being held in “street name.”

If you are a beneficial owner of shares held in “street name,” there are four ways to provide voting instructions:

•

Virtually During the Meeting. You should follow the instructions provided by your nominee in order to vote during the virtual meeting. To be admitted to the special meeting and vote your shares, you must obtain a legal proxy from your nominee giving you the legal right to vote the shares. You must also register and provide the control number located on your voting instruction form at www.proxydocs.com/RETA. After completing your registration, further instructions, including a unique link to access the special meeting, will be emailed to you.

•	Via the Internet. You may provide voting instructions via the Internet by following the instructions provided on your voting instruction form.

•	By Telephone. If it is allowed by your nominee, you may provide voting instructions via the telephone by calling the toll-free number found on your voting instruction form.

•	By Mail. You may provide voting instructions by filling out the voting instruction form and returning it in the postage-prepaid envelope provided.

“Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Brokerage firms, banks, trusts or other nominees cannot exercise discretionary authority to vote your shares regarding proposals that are not “routine.” The Merger Proposal, the advisory, non-binding Advisory Compensation Proposal, and the Adjournment Proposal are not considered “routine,” and therefore your brokerage firm, bank, trust or other nominee will be permitted to vote your shares for you at the special meeting, if you instruct it how to vote. Accordingly, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct it to vote your shares. If you wish to vote at the special meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares. Shares held by a corporation or business entity must be voted by an authorized signatory of the entity.

Q:	What happens if I do not vote?

A:

The vote to approve and adopt the Merger Agreement is based on the total voting power of the outstanding shares of our Common Stock, voting as a single class, as of the close of business on the record date, not just the shares that are voted. If you do not vote, it will have the same effect as a vote against the Merger Proposal. If you do not vote and there is a quorum present at the special meeting, it will have no effect on the Advisory Compensation Proposal and Adjournment Proposal.

Q:	How do the Company’s directors and executive officers intend to vote?

A:

As of                , 2023, our directors and executive officers beneficially owned in the aggregate            shares of outstanding Class A Common Stock and             shares of outstanding Class B Common Stock, or approximately            % and            %, respectively, of the total outstanding shares of Common Stock as of                , 2023, representing            % of the total voting power. Although none of the directors or executive officers, other than J. Warren Huff, William E. Rose and R. Kent McGaughy, Jr., is obligated to vote to approve the Merger, we currently expect that each of these individuals will vote all of his or her shares in favor of each of the proposals to be presented at the special meeting. Concurrently with the execution of the Merger Agreement, Biogen and Merger Sub entered into the Support Agreements with each D&O Stockholder, pursuant to which and subject to the conditions contained therein, each D&O

Stockholder agreed, among other things, to vote all of such D&O Stockholder’s shares of Common Stock (i) in favor of the adoption of the Merger Agreement and any other matters necessary for the consummation of the Merger and other transactions contemplated thereby and (ii) against any Acquisition Proposal or other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger or matters contemplated by the Merger Agreement. The Support Agreements terminate in certain circumstances, including written notification to Biogen of a Company Board Recommendation Change in accordance with the terms of the Merger Agreement. At the close of business on the record date, the Covered Shares represented approximately % of the outstanding voting power of our Common Stock.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:

If your shares are registered in your name with Reata’s transfer agent, Equiniti Trust Company LLC, or EQ, you are the “stockholder of record” of those shares. In that case, the proxy statement and any accompanying documents have been provided directly to you by Reata.

If your shares are not registered in your own name and, instead, your broker, bank, trust or other nominee holds your shares, you are a “beneficial owner” of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting. The proxy statement and any accompanying documents have been forwarded to you by your broker, bank, trust or other nominee. As the beneficial owner, you have the right to direct your broker, bank, trust or other nominee how to vote your shares by using the voting instruction form or by following their instructions for voting by telephone or on the Internet.

Under the rules applicable to broker-dealers, your bank, broker, or other nominee does not have discretionary authority to vote your shares on any of the proposals scheduled to be voted on at the special meeting. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. Reata does not expect any broker non-votes at the special meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the special meeting are considered non-routine under the federal securities laws. As a result, no broker will be permitted to vote your shares of Common Stock at the special meeting without receiving instructions. Failure to instruct your broker on how to vote your shares will (i) have the same effect as a vote against the Merger Agreement and (ii) cause your shares not to be counted toward a quorum, but will have no effect on the proposal to approve compensation, or the proposal to adjourn the special meeting, if a quorum is present.

Q:	How can I change or revoke my vote?

A:	Proxies may be revoked or changed if you:

•

deliver a signed, written revocation letter, dated later than the proxy and which must be received prior to the special meeting, to Reata Pharmaceuticals, Inc., 5320 Legacy Drive, Plano, Texas 75024, Attention: Secretary;

•	deliver a signed proxy, dated later than the prior proxy and which must be received prior to the special meeting;

•	vote again by telephone or on the Internet; or

•

attend the special meeting and give notice to the inspector of election that you intend to vote virtually at the special meeting rather than by proxy. Your attendance at the special meeting will not revoke your proxy unless you choose to vote virtually at the special meeting.

If your shares are held in street name by a broker, bank, trust or other nominee, you must contact such broker, bank, trust or other nominee and follow its procedures to revoke your proxy.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a proxy, to vote your shares of stock. The written document describing the matters to be considered and voted on at the special meeting is called a proxy statement. The document used to designate a proxy to vote your shares of stock is called a proxy card. J. Warren Huff and Manmeet S. Soni, and each of them, have been designated with full power of substitution, as proxies for the special meeting.

Q:	If a stockholder gives a proxy, how are the shares of Common Stock voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, as your proxies, will vote your shares of Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Common Stock should be voted for or against, or to abstain from voting, on all, some or none of the specific items of business to come before the special meeting.

If you are the stockholder of record, and you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. If you are the beneficial owner of shares held in street name, your broker will not be able to vote your shares without instructions from you.

Q:	What do I do if I receive more than one proxy or set of voting instructions?

A:

If you hold shares of Common Stock in “street name” and also directly as a record holder or otherwise, you may receive more than one proxy or set of voting instructions relating to the special meeting. Each proxy should be voted or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Common Stock are voted.

Q:	What happens if I sell my shares of Common Stock before the special meeting?

A:

The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting. If you transfer your shares of Common Stock after the record date but before the special meeting you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

We will bear the expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

We have engaged D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies for the special meeting. We estimate that we will pay D.F. King a fee of approximately $20,000, plus customary administrative fees for expenses related to calls made to or received from our stockholders. We will reimburse D.F. King for reasonable out-of-pocket expenses and will indemnify D.F. King and its affiliates against certain claims, liabilities, losses, damages and expenses. For the avoidance of doubt, “affiliates” means any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person.

We may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Common Stock and in obtaining voting instructions from those owners.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this proxy statement, please submit a proxy promptly to ensure that your shares are represented and voted at the special meeting. Please do this even if you plan to attend the special meeting. If you hold your shares of Common Stock in your own name as the stockholder of record, please submit a proxy to have your shares of Common Stock voted at the special meeting by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope; by using the telephone number printed on your proxy card; or by using the Internet instructions printed on your proxy card. If you decide to attend the special meeting and vote at the special meeting, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of these choices are available to you.

Q: How do I get paid if the Merger is approved?

A:

If, immediately prior to the Effective Time, you have a Certificate representing shares of Common Stock which were converted into the right to receive the Merger Consideration you will receive a letter of transmittal instructing you to send your Certificates to the paying agent in order to receive the Merger Consideration for each share of Common Stock represented by such Certificates you own prior to the Effective Time. Almost all of Reata’s stockholders hold Book-Entry Shares and not Certificates. If you hold Book-Entry Shares anywhere other than The Depository Trust Company immediately prior to the Effective Time, you will receive a letter of transmittal instructing you to execute and send such letter of transmittal to the paying agent. If you hold Book-Entry Shares through The Depository Trust Company immediately prior to the Effective Time, you will receive instructions from the paying agent as to what documentation you need to provide.

Q:	Should I send in my Reata stock Certificates now?

A:

No. After the Merger is completed, you will receive written instructions for exchanging your shares of our Common Stock for the Merger Consideration for each share of our Common Stock that you own at the Effective Time, subject to the terms of the Merger Agreement. Almost all of Reata’s stockholders hold Book-Entry Shares and not Certificates. If you hold Book-Entry Shares, you will not be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company immediately prior to the Effective Time, an executed letter of transmittal to the paying agent, and you will instead receive your cash payment after the paying agent receives the documents requested in the applicable instruction.

Q:	I do not know where my stock Certificate is, or I hold Book-Entry Shares. How will I get the Merger Consideration for my shares?

A:

If the Merger is completed, the transmittal materials you will receive after the completion of the Merger will include the procedures that you must follow if you cannot locate your stock Certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock Certificate. Reata may also require that you provide a customary indemnity agreement to Reata in order to cover any potential loss. Almost all of Reata’s stockholders hold Book-Entry Shares and not Certificates. Holders of Book-Entry Shares, immediately prior to the Effective Time, will not be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal.

Q:	What is householding and how does it affect me?

A:

The SEC has approved rules that permit companies and intermediaries, such as banks, brokers and other nominees, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household unless we have received contrary instructions from one or more stockholders. We will promptly deliver a separate copy of this proxy statement to you if you contact us at the following address: Reata Pharmaceuticals, Inc., 5320 Legacy Drive, Plano, Texas 75024, Attention: Secretary, telephone: (972) 865-2219. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

See the section entitled “Multiple Stockholders Sharing One Address” beginning on page 116 of this proxy statement for more information.

Q:	Where can I find the voting results of the special meeting?

A:

Reata intends to announce the preliminary voting results of the special meeting and disclose the final voting results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that Reata files with the SEC are publicly available when filed.

Q:	Who can help answer my other questions?

A:

If you have additional questions about the Merger, need assistance in submitting your proxy or voting your shares of Common Stock, or need additional copies of the proxy statement or the enclosed proxy card, please call D.F. King, our proxy solicitor, who may be contacted toll-free at (888) 567-1626.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated by reference herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of Reata and its subsidiaries. Statements preceded by, followed by or that include words such as “believes,” “estimates,” “expects,” “projects,” “plans,” “anticipates,” “intends,” “continues,” “will,” “should,” “could,” “may,” “would,” “goals” and other similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions therein. These statements include, but are not limited to, the expected timing of the Merger; the ability of Biogen and Reata to close the Merger; the performance of the parties under the terms of the Merger Agreement; and statements regarding future performance. All of such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Investors are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this proxy statement. Investors are also urged to carefully review and consider the various disclosures in our periodic and interim reports filed with the SEC, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, and the Current Reports on Form 8-K filed from time to time by us, as well as the following factors:

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the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain the Reata Stockholder Approval or the failure to satisfy the other conditions to the consummation of the Merger, including the termination or expiration of the waiting period applicable to the Merger under the HSR Act;

•

the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including the risk that the Merger Agreement may be terminated in circumstances requiring us to pay Biogen the Reata Termination Fee;

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risks that the proposed Merger disrupts our current plans and operations or affects our ability to retain or recruit key employees; the effect of the announcement, pendency or consummation of the Merger on our business relationships (including, without limitation, suppliers and other business partners), operating results and business generally;

•

potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect Reata’s financial performance; the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger; risks related to diverting the attention of our management and employees from ongoing business operations;

•	the inability to obtain the Reata Stockholder Approval with respect to the Merger;

•	the risk that our stock price may decline significantly if the Merger is not consummated;

•

the effect of the restrictions placed on our business activities and the limitations on our ability to pursue alternatives to the Merger during the pendency of the Merger, pursuant to the Merger Agreement;

•	the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against us and others;

•	the fact that under the terms of the Merger Agreement, we are unable to solicit other Acquisition Proposals during the pendency of the Merger;

•

Reata’s ability to implement its business strategy, including the fact that our stockholders would forego the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent public company; and

•	the risks related to the potential effect of general economic, political and market factors on the parties to the proposed Merger.

Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained in Part I, Item 1A under the caption “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, as well as the various factors described herein. We are under no obligation to publicly release any revision to any forward-looking statement contained or incorporated herein to reflect any future events or occurrences.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

THE PARTIES TO THE MERGER

Reata Pharmaceuticals, Inc.

Reata Pharmaceuticals, Inc.

5320 Legacy Drive

Plano, Texas 75024

(972) 865-2219

Reata is a biopharmaceutical company focused on identifying, developing and commercializing innovative therapies that change patients’ lives for the better. We concentrate on small-molecule therapeutics with novel mechanisms of action for the treatment of serious or life-threatening diseases with few or no approved therapies and unmet need. Our first product, SKYCLARYS® (omaveloxolone), is the first and only drug approved by the FDA for the treatment of FA in adults and adolescents aged 16 years and older. We have submitted a Marketing Authorization Application for omaveloxolone for the treatment of FA to the EMA in Europe, and the application is under review. We are also developing cemdomespib (previously referred to as RTA 901), the lead product candidate from our Hsp90 modulator program, in neurological indications and Nrf2 activators for neurological diseases.

Omaveloxolone activates the transcription factor Nrf2 to normalize mitochondrial function, restore redox balance and resolve inflammation, in nonclinical models. Because mitochondrial dysfunction, oxidative stress and inflammation are features of many diseases, we believe our Nrf2 activators have many potential clinical applications. We possess exclusive, worldwide rights to develop, manufacture and commercialize omaveloxolone and our Nrf2 activators. We are the exclusive licensee of cemdomespib and have worldwide commercial rights.

Reata’s Class A Common Stock is listed on Nasdaq under the symbol “RETA.”

Additional information regarding Reata is contained in our filings with the SEC. Also, see the section of this proxy statement entitled “Where You Can Find More Information.”

Biogen Inc.

Biogen Inc.

225 Binney Street

Cambridge, Massachusetts 02142

(617) 679-2000

Biogen Inc. is a Delaware corporation. Merger Sub is a wholly-owned subsidiary of Biogen. Biogen is a global biopharmaceutical company focused on discovering, developing and delivering innovative therapies for people living with serious and complex diseases worldwide. Biogen has a broad portfolio of medicines to treat MS, has introduced the first approved treatment for SMA and has co-developed two treatments to address a defining pathology of Alzheimer’s disease. Biogen is focused on advancing our pipeline in neurology, neuropsychiatry, specialized immunology and rare diseases. Biogen supports its drug discovery and development efforts through internal research and development programs and external collaborations.

Biogen’s marketed products include TECFIDERA, VUMERITY, AVONEX, PLEGRIDY, TYSABRI and FAMPYRA for the treatment of MS; SPINRAZA for the treatment of SMA; QALSODY for ALS, which was granted accelerated approval by the FDA during the second quarter of 2023; ADUHELM for the treatment of Alzheimer’s disease; and FUMADERM for the treatment of severe plaque psoriasis. Biogen also collaborates with Eisai Co., Ltd. on the commercialization of LEQEMBI for the treatment of Alzheimer’s disease, which was granted traditional approval by the FDA in July 2023. Additionally, Biogen collaborates with Sage Therapeutics on the commercialization of ZURZUVAE for the treatment of postpartum depression, which was granted traditional approval by the FDA in August 2023 and is expected to launch and be commercially available in the fourth quarter of 2023. Biogen has certain business and financial rights with respect to RITUXAN for the treatment of non-Hodgkin’s lymphoma, CLL and other conditions; RITUXAN HYCELA for the treatment of non-Hodgkin’s lymphoma and CLL; GAZYVA for the treatment of CLL and follicular lymphoma; OCREVUS for the treatment of Primary Progressive MS and Relapsing MS; LUNSUMIO for the treatment of relapsed or refractory follicular lymphoma, which was granted accelerated approval by the FDA during the fourth quarter of 2022; and COLUMVI, a bispecific antibody for the treatment of non-Hodgkin’s lymphoma, which was granted accelerated approval by the FDA during the second quarter of 2023. Biogen has the option to add other potential anti-CD20 therapies, pursuant to its collaboration arrangements with Genentech, a wholly-owned member of the Roche Group.

In addition to continuing to invest in new potential innovation in MS and SMA, Biogen is advancing its mid-to-late stage programs including zuranolone for Major Depressive Disorder and Postpartum Depression, BIIB080 for Alzheimer’s disease, and both litifilimab and dapirolizumab pegol for certain forms of lupus.

Biogen also commercializes biosimilars of advanced biologics including BENEPALI, an etanercept biosimilar referencing ENBREL, IMRALDI, an adalimumab biosimilar referencing HUMIRA, and FLIXABI, an infliximab biosimilar referencing REMICADE, in certain countries in Europe, as well as BYOOVIZ, a ranibizumab biosimilar referencing LUCENTIS. Biogen continues to develop potential biosimilar products including BIIB800, a proposed tocilizumab biosimilar referencing ACTEMRA, and SB15, a proposed aflibercept biosimilar referencing EYLEA.

River Acquisition, Inc.

River Acquisition, Inc.

225 Binney Street

Cambridge, Massachusetts 02142

(617) 679-2000

Merger Sub is a Delaware corporation and is a wholly-owned subsidiary of Biogen. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, has not owned any properties, rights or assets other than in connection with the transactions contemplated by the Merger Agreement, and has engaged in no other business other than in connection with the transactions contemplated by the Merger Agreement.

THE SPECIAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our Board for use at the special meeting, and at any adjournments or postponements of the special meeting.

Date, Time and Place

We will hold the special meeting at                 , at      a.m., Central Time, on                 , 2023.

Purpose of Special Meeting

At the special meeting, we will ask holders of our Common Stock to approve and adopt the Merger Agreement. Our stockholders will also be asked to approve an advisory, non-binding proposal to approve compensation that will or may become payable to our named executive officers in connection with the Merger and a proposal to adjourn the special meeting to a later date, if necessary and appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting.

Record Date, Stock Entitled to Vote and Quorum

Only holders of record of our Class A Common Stock or Class B Common Stock at the close of business on                 , 2023, which is the record date for the special meeting, are entitled to notice of and to vote at the special meeting. As of the record date,                  shares of our Class A Common Stock were outstanding and held by approximately                  holders of record, representing                votes, and                  shares of our Class B Common Stock were outstanding and held by approximately                  holders of record, representing                 votes. Because our Class B Common Stock has three votes per share, the total votes represented by our outstanding Common Stock are                . The holders of a majority of the voting power of the shares of our Common Stock issued and outstanding and entitled to vote at the special meeting present or represented by proxy at the special meeting is required for a quorum. Shares of our Common Stock represented at the special meeting but not voting, including shares of our Common Stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business at the special meeting. We do not expect any broker non-votes at the special meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the special meeting are considered non-routine under federal securities laws.

Votes Required, Abstentions and Broker Non-Votes

The proposal to approve and adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Common Stock, voting as a single class, entitled to vote thereon as of the record date. Accordingly, if you abstain or fail to vote on the proposal to approve and adopt the Merger Agreement, or if you fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares in “street name” through a broker, bank or other nominee, you must direct your broker, bank or other nominee how to vote your shares of Common Stock by following their instructions for voting. Brokers, banks or other nominees who hold shares of our Common Stock in street name for customers who are the beneficial owners of those shares are not permitted to vote those customers’ shares in the absence of specific instructions from those customers.

The advisory, non-binding Advisory Compensation Proposal requires the affirmative vote of the majority of the voting power of the shares of our Common Stock, voting as a single class, present in person or represented by proxy at the special meeting and entitled to vote. Accordingly, if you abstain on the Advisory Compensation Proposal, it will have the same effect as a vote “AGAINST” the Advisory Compensation Proposal. Broker non-votes will have no effect on this proposal. Approval of this proposal is not a condition to the completion of the Merger, and the vote with respect to this proposal is only an advisory vote by stockholders. Accordingly, the vote will not be binding on us, Biogen, any of our boards of directors or our compensation committee. If the Merger is completed, the compensation that is the subject of the proposal may be paid to our named executive officers in accordance with the terms and conditions of their compensation agreements and arrangements even if our stockholders do not approve this proposal.

The Adjournment Proposal requires an affirmative vote of the majority of the voting power of the shares of our Common Stock, voting as a single class, present in person or represented by proxy at the special meeting and entitled to vote. Accordingly, if you abstain on the Adjournment Proposal, it will have the same effect as a vote “AGAINST” the Adjournment Proposal. Broker non-votes will have no effect on this proposal. Reata does not intend to call a vote on this proposal if the Merger Agreement is approved and adopted at the special meeting. The vote required on this proposal is a vote separate and apart from the vote to approve and adopt the Merger Agreement, and is not a condition to the consummation of the Merger. Accordingly, you may vote to approve and adopt the Merger Agreement and vote not to approve the proposal regarding the adjournment of the special meeting and vice versa.

Reata does not expect any broker non-votes at the special meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered “routine.” Since each of the proposals to be presented at the special meeting are not considered “routine” under the applicable rules, no broker will be permitted to vote your shares of Common Stock at the special meeting without receiving instructions.

If you are a stockholder of record, you may vote your shares of Common Stock in any of the following ways:

•

Virtually During the Meeting. You may vote online during the virtual meeting by following the instructions provided to you by email on the morning of the special meeting. To be admitted to the special meeting and vote your shares, you must register online by providing the control number located on your proxy card at www.proxydocs.com/RETA. After completing your registration, further instructions, including a unique link to access the special meeting, will be emailed to you.

•

Via the Internet. You may vote by proxy via the Internet at www.proxypush.com/RETA by following the instructions provided on the proxy card. You must have the control number that is on the proxy card when voting.

•	By Telephone. If you live in the United States or Canada, you may vote by proxy via the telephone by calling 1-866-250-6195. You must have the control number that is on the proxy card when voting.

•	By Mail. You may vote by completing, dating and signing the proxy card and returning it in the postage-prepaid envelope provided.

If you are not a stockholder of record, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote at the special meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone. Please be aware that if you submit a proxy over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Holders of record of our shares of outstanding Class A Common Stock on the record date are entitled to one vote per share on each matter to be considered at the special meeting, and holders of record of our shares of outstanding Class B Common Stock on the record date are entitled to three votes per share on each matter to be considered at the special meeting. Holders of securities convertible or exercisable for our Common Stock, such as stock options, will not be able to vote such shares underlying such securities.

As of the record date, directors and executive officers of Reata and their affiliates had the right to vote                  shares of Class A Common Stock and                  shares of Class B Common Stock, or approximately     % and                 %, respectively, of the total voting power of the outstanding Common Stock at that date, representing                 % of the total voting power. In addition, concurrently with the execution of the Merger Agreement, Biogen and Merger Sub entered into the Support Agreements with each D&O Stockholder, pursuant to which and subject to the conditions contained therein, each D&O Stockholder agreed, among other things, to vote all of such D&O Stockholder’s shares of Common Stock (i) in favor of the adoption of the Merger Agreement and any other matters necessary for the consummation of the Merger and other transactions contemplated thereby and (ii) against any Acquisition Proposal or other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger or matters contemplated by the Merger Agreement. The Support Agreements terminate in certain circumstances, including written notification to Biogen of a Company Board Recommendation Change in accordance with the terms of the Merger Agreement. At the close of business on the record date, the Covered Shares represented approximately                % of the outstanding voting power of our Common Stock.

Voting of Proxies

All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders thereof. Properly executed proxies that do not contain voting instructions will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal.

Revocability of Proxies

The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting at the special meeting. A stockholder may revoke a proxy if you:

•

deliver a signed, written revocation letter, dated later than the proxy and which must be received prior to the special meeting, to Reata Pharmaceuticals, Inc., 5320 Legacy Drive, Plano, Texas 75024, Attention: Secretary;

•	deliver a signed proxy, dated later than the prior proxy and which must be received prior to the special meeting;

•	vote again by telephone or on the Internet; or

•

attend the special meeting and give notice to the inspector of election that you intend to vote at the special meeting rather than by proxy. Your attendance at the special meeting will not revoke your proxy unless you choose to vote at the special meeting.

If your shares are held in street name by a broker, bank, trust or other nominee, you must contact such broker, bank, trust or other nominee and follow its procedures to revoke your proxy.

Reata stockholders who require assistance should contact the persons at the phone number provided on page 26 of this proxy statement.

Postponement, Adjournment and Recess

Although it is not currently expected, the special meeting may be adjourned, recessed or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the Reata Stockholder Approval to approve and adopt the Merger Agreement, Reata does not anticipate that it will adjourn or postpone the special meeting unless it is advised by counsel that failure to do so could reasonably be expected to result in a violation of applicable law.

Whether or not a quorum is present, the special meeting may be adjourned or recessed by the chairman of the special meeting. Any adjournment, recess or postponement of the special meeting for the purpose of soliciting additional proxies will allow Reata’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned, recessed or postponed.

For purposes of attendance at the special meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting.

Delivery of Proxy Materials to Households Where Two or More Reata Stockholders Reside

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for the proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for stockholders and cost savings to the companies.

A number of brokers with account holders who are stockholders may be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify your broker or the Company at 5320 Legacy Drive, Plano, Texas 75024 or (972) 865-2219, in each case Attention: Secretary, and the Company will promptly deliver such additional materials to you. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize your broker to discontinue mailings of multiple annual reports and proxy statements by contacting your broker or the Company at 5320 Legacy Drive, Plano, Texas 75024 or (972) 865-2219, in each case Attention: Secretary.

Solicitation of Proxies

All costs related to the solicitation of proxies, including the printing and mailing of this proxy statement, will be borne by us. We have retained D.F. King to aid in the solicitation of proxies and to verify records relating to the solicitation. D.F. King will receive a base fee for its services of $20,000, plus fees, per call to stockholders and expense reimbursement. In addition, our directors, officers and employees may, without additional compensation, solicit proxies from stockholders by mail, telephone, facsimile, or in person. However, you should be aware that certain members of our Board and our officers have interests in the Merger that are different from, or in addition to, yours. See the section entitled “The Merger—Interests of the Directors and Executive Officers of Reata in the Merger.”

We will also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

Stock Certificates

Stockholders should not send stock Certificates with their proxies. A letter of transmittal with instructions for the surrender of our Common Stock Certificates will be mailed to our stockholders who have Certificates as soon as practicable after completion of the Merger. Almost all our shares of Common Stock are held in Book-Entry Shares. Holders of Book-Entry Shares will not be required to deliver an executed letter of transmittal to the paying agent, and will instead receive instructions from the paying agent.

Questions and Additional Information

If you have questions about the Merger, how to submit your proxy or vote your shares, or if you need additional copies of this proxy statement or the enclosed proxy, please contact our proxy solicitor at:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Shareholders and Banks and Brokers Call Toll-Free: (888) 567-1626

Toll: (212) 269-5550

Email: reata@dfking.com

THE MERGER

This discussion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully because it is the legal document that governs the Merger.

Certain Effects of the Merger on Reata

If the Merger Agreement is adopted by Reata stockholders and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into Reata, with Reata continuing as the surviving corporation and a wholly-owned subsidiary of Biogen.

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Canceled Shares and Dissenting Shares (each as defined below)) will be canceled and extinguished and automatically converted into the right to receive the Merger Consideration, without interest thereon and subject to any applicable withholding tax.

The Class A Common Stock is listed and trades on Nasdaq under the symbol “RETA.” As a result of the Merger, Reata will cease to be a publicly traded company and will become a wholly-owned subsidiary of Biogen. Prior to the Effective Time, we will reasonably cooperate with Biogen to delist the Class A Common Stock from Nasdaq and deregister the Class A Common Stock under the Exchange Act, provided that such delisting and termination will not be effective until after the Effective Time. Upon such delisting and deregistration, we will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations. If the Merger is consummated, you will not, by reason of the Merger, own any shares of the capital stock of the surviving corporation or Biogen.

Effect on Reata if the Merger Is Not Consummated

If Reata stockholders do not adopt the Merger Agreement or if the Merger is not consummated for any other reason, Reata stockholders will not receive any payment for their Common Stock pursuant to the Merger Agreement. Instead, Reata will remain a public company, the Class A Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

Furthermore, if the Merger is not consummated, the price of the Class A Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Class A Common Stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Common Stock. If the Merger is not consummated, the Board will continue to evaluate and review our business operations, assets, operating results, financial condition, prospects and business strategy, among other things, and make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not adopted by the Reata stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Reata will be offered or that our business, prospects or results of operations will not be adversely affected.

In addition, upon termination of the Merger Agreement, under specified circumstances, Reata may be required to pay Biogen a termination fee, and, under other specified circumstances, Biogen may be required to pay Reata a termination fee, as described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 96 of this proxy statement.

Merger Consideration

In the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Canceled Shares and Dissenting Shares) will be canceled and extinguished and automatically converted into the right to receive Merger Consideration, without interest thereon and subject to any applicable withholding tax.

“Canceled Shares” refers to each share of Common Stock owned by Biogen, Merger Sub or Reata, or by any direct or indirect wholly-owned subsidiary of Biogen, Merger Sub or Reata, in each case, immediately prior to the Effective Time. At the Effective Time, Canceled Shares will be canceled and extinguished and will not be converted into, or represent the right to receive, the Merger Consideration.

“Dissenting Shares” refers to each share of Common Stock issued and outstanding and held by a stockholder of Reata as of immediately prior to the Effective Time who is entitled to demand and who has properly and validly demanded his, her or its statutory rights of appraisal in respect of such Dissenting Share in compliance in all respects with Section 262. Dissenting Shares will automatically be canceled and extinguished in the Merger, but will not be converted into, or represent the right to receive, the Merger Consideration. Please see “The Merger—Appraisal Rights” beginning on page 62 of this proxy statement for more information.

Effective as of immediately prior to the Effective Time, (i) each outstanding Reata stock option, whether vested or unvested, will be automatically canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the number of shares of Common Stock underlying such Reata stock option immediately prior to the Effective Time multiplied by (B) the amount, if any, by which the Merger Consideration exceeds the exercise price per share of such option, and (ii) each outstanding Reata RSU will be automatically canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the number of shares of Common Stock underlying such Reata RSU immediately prior to the Effective Time multiplied by (B) the Merger Consideration, in each case, subject to any applicable withholding taxes.

After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a Reata stockholder (except that any holder of Dissenting Shares will have only those rights granted under Section 262), nor will you be entitled to receive any shares in Biogen or the surviving corporation.

Each of the paying agent, Reata, the surviving corporation, Merger Sub, and Biogen will be entitled to deduct or withhold from the consideration otherwise payable to any person pursuant to the Merger Agreement such amounts as it reasonably concludes it is required to deduct or withhold under applicable law with respect to the making of such payment. If the paying agent, Biogen, Reata, Merger Sub or the surviving corporation, as the case may be, so deducts or withholds amounts and pays over such amounts to the applicable governmental authority, such amounts will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which the paying agent, Biogen, Reata, Merger Sub or the surviving corporation, as the case may be, made such deduction or withholding.

Background of the Merger

As part of the Reata’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Board, together with members of Reata’s senior management, regularly reviews and assesses the performance, future growth prospects, business plans and overall strategic direction of Reata and considers a variety of strategic choices that may be available to Reata, including continuing to pursue its strategy as a standalone company or pursuing potential strategic or financing transactions with third parties, in each case, with the goal of maximizing stockholder value.

On February 28, 2023, Reata announced that the FDA approved SKYCLARYS® for the treatment of FA.

On May 16, 2023, an introductory meeting was held via videoconference between Manmeet S. Soni, Reata’s President, Chief Operating Officer and Chief Financial Officer, and members of the business development group of a large-cap pharmaceutical company (“Party A”) to discuss potential opportunities for collaboration between Reata and Party A in Europe.

On May 18, 2023, a member of senior management of Party A contacted J. Warren Huff, Chairman and Chief Executive Officer of Reata, to request an introductory call to discuss potential opportunities for collaboration between Reata and Party A, which was scheduled and held on June 2, 2023.

In light of the recent commercial approval of SKYCLARYS® and the resulting increased likelihood that Reata may receive unsolicited inbound acquisition proposals, the Board held a meeting on June 6, 2023, with members of Reata’s senior management and representatives of Goldman Sachs, Reata’s long-time financial advisor for a variety of strategic matters, including collaboration, partnership and licensing transactions. During the meeting, representatives of Goldman Sachs discussed current biopharmaceutical M&A considerations, including recently announced transactions, reviewed process considerations related to unsolicited inbound acquisition proposals by third parties, and provided a preliminary illustrative valuation analysis of Reata that had been prepared by Goldman Sachs using, among other things, unaudited prospective revenue information prepared by Reata’s senior management and provided to Goldman Sachs for purposes of the preliminary illustrative valuation analysis. During this meeting, the Board, together with members of Reata’s senior management and representatives of Goldman Sachs, discussed the increased likelihood that Reata may receive unsolicited inbound acquisition proposals in light of the recent changes in the prospects for commercialization of SKYCLARYS®. While a number of potential third parties that could pursue an acquisition of Reata were discussed, it was generally agreed in the Board meeting that Biogen and Party A were among the most likely third parties to pursue and complete an acquisition of the Company at a compelling valuation.

On June 16, 2023, in order to further facilitate discussions regarding opportunities for collaboration, Reata and Party A executed a confidentiality agreement, which included a customary standstill provision that did not preclude Party A from making a private proposal to the Board at any time and that terminated upon the announcement of an acquisition transaction of the Company.

On June 24, 2023, Christopher A. Viehbacher, President and Chief Executive Officer of Biogen, contacted Messrs. Huff and Soni of Reata to request an introductory call, which was scheduled for July 10, 2023.

On June 28, 2023, Mr. Soni of Reata met with members of the business development team of Party A via videoconference. During the meeting, Mr. Soni presented additional information regarding the business of Reata, including the status of Reata’s commercialization of SKYCLARYS® in the United States and Reata’s plans for international expansion of its commercialization of SKYCLARYS®. Representatives of Party A discussed their capabilities within Europe.

On July 7, 2023, Mr. Huff of Reata received a telephone call from a member of senior management of Party A informing Mr. Huff that Party A intended to make an offer to acquire Reata. Party A then submitted an unsolicited written non-binding proposal to acquire all of the outstanding shares of Common Stock at $140.00 per share in cash (the “Party A July 7 Offer”).

On July 7, 2023, Reata engaged Vinson & Elkins, L.L.P. (“V&E”), long-time outside legal counsel to Reata for a variety of matters, as its outside legal counsel with respect to the unsolicited proposal from Party A and any other proposal that Reata might receive.

On July 9, 2023, the Board met via videoconference, with Mr. Soni of Reata, Michael D. Wortley, Chief Legal Officer, Chief Compliance Officer and Executive Vice President of Reata, and representatives of Goldman Sachs and V&E, to review and discuss the Party A July 7 Offer. Representatives from Goldman Sachs provided the Board with a preliminary illustrative valuation analysis of Reata based, among other things, on Reata senior management’s revenue forecasts that were provided to Goldman Sachs for purposes of such analysis and that were substantially identical to the forecasts provided to Goldman Sachs for its presentation to Reata’s Board on June 6, 2023. The valuation analysis was updated to reflect the most recent stock price of Reata and background information on Party A, including prior acquisition history and analyst commentary regarding potential M&A activity. Representatives of V&E provided an overview of certain legal aspects involved in a decision whether to engage in a sale transaction, including a review with the Board of the fiduciary duties of the Board applicable to a consideration of the Party A July 7 Offer. Following the discussion, the Board determined that the Party A July 7 Offer substantially undervalued Reata compared to its value as a standalone company and that the Board would not be willing to consider a potential sale of the Company at the Party A July 7 Offer price. The Board instructed Reata senior management to reject the Party A July 7 Offer and focus on executing Reata’s standalone operating plan. Later that day, Mr. Huff of Reata communicated the Board’s decision to reject the Party A July 7 Offer to a member of senior management of Party A.

On July 10, 2023, Messrs. Huff and Soni of Reata met via videoconference with Mr. Viehbacher of Biogen and Adam Keeney, Executive Vice President and Head of Corporate Development of Biogen, during which Messrs. Viehbacher and Keeney indicated an interest in exploring strategic opportunities with Reata and requested to enter into a confidentiality agreement to permit the sharing of non-public information.

Later on July 10, 2023, Party A submitted a revised written non-binding proposal to acquire all of the outstanding shares of Common Stock at $147.00 per share in cash (the “Party A July 10 Offer”). Party A requested that, if the Board rejected the Party A July 10 Offer on the basis that it undervalued Reata, Reata provide guidance as to the Board’s perspective on Reata’s valuation.

On July 11, 2023, Reata and Biogen MA Inc., a subsidiary of Biogen, executed a confidentiality agreement, which included a customary standstill provision that did not preclude Biogen from making a private proposal to the Board at any time and that terminated upon the announcement of an acquisition transaction of the Company. Messrs. Huff and Soni of Reata and Messrs. Viehbacher and Keeney of Biogen agreed to schedule a dinner in Dallas, Texas, on July 13, 2023, and an in-person meeting in Dallas, Texas, on July 14, 2023, to discuss exploring strategic opportunities (the “July 14 Meeting”).

On July 13, 2023, the Board met via videoconference, with Messrs. Soni and Wortley of Reata and representatives of Goldman Sachs and V&E, to review and discuss the Party A July 10 Offer and the status of discussions with Party A and related considerations. In addition, Messrs. Huff and Soni provided the Board with an update regarding the outreach from Biogen, the interest expressed by Messrs. Viehbacher and Keeney of Biogen in exploring strategic opportunities with Reata and the execution of a confidentiality agreement with Biogen. Also, during this meeting, representatives of V&E provided the Board with an overview of the fiduciary duties applicable to the Board in the context of receiving an acquisition proposal. Following the discussion, the Board determined that the Party A July 10 Offer again substantially undervalued Reata compared to its value as a standalone company and that the Board would not be willing to consider a potential sale of the Company at the Party A July 10 Offer price. The Board instructed senior management to reject the Party A July 10 Offer and focus on executing Reata’s standalone operating plan. In addition, however, the Board authorized Reata’s senior management to make certain non-public information of Reata available to Party A, as requested by Party A, due to the Board’s belief that the Party A July 10 Offer placed limited, if any, value on any portion of Reata’s business other than omaveloxolone and did not fully account for the strong patient enrollments since the commercial availability of SKYCLARYS®. The Board authorized Reata’s senior management to communicate to Party A its decision to reject the Party A July 10 Offer and offer to make available certain non-public information of Reata.

Later on July 13, 2023, Messrs. Huff and Soni of Reata and Messrs. Viehbacher and Keeney of Biogen met in person for dinner, during which Messrs. Huff and Soni provided an overview and history of Reata and discussed Reata’s future plans as a standalone company.

On July 14, 2023, Messrs. Huff and Soni of Reata and Messrs. Viehbacher and Keeney of Biogen met for the July 14 Meeting, during which Reata and Biogen engaged in preliminary discussions regarding Reata and its business, including commercialization, R&D and regulatory matters. At the conclusion of the July 14 Meeting, Messrs. Viehbacher and Keeney submitted a written non-binding proposal to Messrs. Huff and Soni to acquire all of the outstanding shares of Common Stock at $150.00 per share in cash (the “Biogen July 14 Offer”) and requested a two-week exclusivity period following an agreed-upon due diligence start date.

Later on July 14, 2023, Mr. Huff of Reata communicated the Board’s decision to reject the Party A July 10 Offer to a member of senior management of Party A and noted that, as requested, if Party A continued to be interested in evaluating a potential acquisition of Reata, given the Board’s belief the Party A July 10 Offer substantially undervalued Reata compared to its value as a standalone company, Reata was willing to provide certain non-public information of Reata that could help provide context for Reata’s views as to its standalone value, and to further discuss such non-public information with representatives of Party A. Mr. Huff also noted to such member of senior management of Party A that, while Reata had not made any determination to engage in a sale of the Company and was focused on executing Reata’s standalone operating plan, Reata had received an alternative, unsolicited all-cash offer that was higher than the Party A July 10 Offer.

From July 15 to July 16, 2023, Reata prepared, and provided Biogen and Party A access to, a virtual data room including certain non-public information of Reata, and until July 27, 2023, representatives of Reata, including representatives from Goldman Sachs and V&E, received and responded to additional due diligence requests from, and held multiple videoconference and teleconference due diligence meetings with, representatives from Biogen, Lazard, financial advisor for Biogen, and Cravath, Swaine & Moore LLP (“Cravath”), Biogen’s outside legal counsel, and with representatives from Party A and Party A’s financial advisor and outside legal counsel.

On July 16, 2023, the Board met via videoconference, with Messrs. Soni and Wortley of Reata and representatives of Goldman Sachs and V&E, to review and discuss the Biogen July 14 Offer and the status of discussions with Biogen and with Party A and related considerations. Also during this meeting, representatives of V&E refreshed the Board about the fiduciary duties applicable to the Board in the context of receiving acquisition proposals. Following the discussion, the Board determined that the Biogen July 14 Offer substantially undervalued Reata compared to its value as a standalone company and that the Board would not be willing to consider a potential sale of the Company at the Biogen July 14 Offer price. The Board instructed senior management to reject the Biogen July 14 Offer and Biogen’s request for exclusivity and to focus on executing Reata’s standalone operating plan. The Board also authorized Reata’s senior management to communicate the same to Biogen. Later that day, Mr. Soni communicated the Board’s decision to reject the Biogen July 14 Offer and Biogen’s request for exclusivity to Mr. Keeney of Biogen, which Mr. Soni previewed over a phone call with Mr. Keeney earlier that morning.

On July 18, 2023, Party A submitted a revised written non-binding proposal to acquire all of the outstanding shares of Common Stock at $155.00 per share in cash (the “Party A July 18 Offer”). Party A also requested that Reata provide a draft merger agreement for the potential transaction to Party A by July 20, 2023, and agree to grant Party A a 10-day period of exclusivity, with a goal of negotiating definitive agreements and completing due diligence concurrently, with a target announcement date of July 28, 2023.

On July 19, 2023, at the direction of the Board, Goldman Sachs contacted Lazard and informed them that Reata had received a competing all-cash offer that was higher than the Biogen July 14 Offer and, as directed by the Board, shared additional non-public information regarding Reata’s business.

On July 20, 2023, the Board met via videoconference, with Messrs. Soni and Wortley of Reata and representatives of Goldman Sachs and V&E, to review and discuss the Party A July 18 Offer, the status of discussions with Biogen and with Party A, and related considerations and next steps, including whether or not to deliver a draft merger agreement to Biogen and Party A at such time given that neither party had, as of such date, provided a proposal at a price at which the Board would consider supporting a sale of the Company, but that the delivery of a draft merger agreement could facilitate competitive dynamics between Biogen and Party A. In connection with this discussion, the Board also discussed with members of Reata’s senior management and representatives of V&E and Goldman Sachs the likelihood that delivering a draft merger agreement would make it possible that a transaction could be negotiated relatively quickly assuming a compelling proposal was made from a financial point of view, and in such context discussed whether contacting any other third parties to solicit their interest in acquiring Reata would be reasonably likely to result in a more favorable acquisition proposal from a third party than would be reasonably likely to be obtained from Biogen or Party A. The Board also discussed related considerations, such as the increased risk of leaks created by contacting additional third parties and the potential negative effects on the competitive dynamics emerging between Biogen and Party A if third parties were contacted. Also, during this meeting, representatives of V&E refreshed the Board about the fiduciary duties applicable to the Board in the context of receiving acquisition proposals. Following the discussion, the Board determined that the Party A July 18 Offer substantially undervalued Reata compared to its value as a standalone company and that the Board would not be willing to consider a potential sale of the Company at the Party A July 18 Offer price. The Board instructed senior management to reject the Party A July 18 Offer and Party A’s request for exclusivity and instead focus on executing Reata’s standalone operating plan. The Board also authorized Reata’s senior management to communicate the same to Party A. The Board also determined that contacting additional third parties was not in the best interest of Reata and its stockholders at the time given, among other reasons, the Board had not received any proposal at which it would actively consider selling the Company, the risk of leaks, and the Board’s determination, with input from Goldman Sachs, that Biogen and Party A were the most likely potential parties to acquire Reata at a full and fair valuation, taking into account the business, strategy, assets and prospects of Reata on a standalone basis and including the value of not only SKYCLARYS®, but also Reata’s other product candidates. During the Board meeting, representatives of V&E reviewed with the Board the provisions of the form merger agreement that V&E had prepared with input from members of Reata’s management. Following the presentation and discussion, the Board determined to send both Biogen and Party A the form merger agreement. Following the Board meeting, Mr. Huff of Reata communicated the Board’s decision to reject the Party A July 18 Offer and Party A’s request for exclusivity to a member of Party A’s senior management and noted that, as requested, a form merger agreement would be provided to them the following day.

On July 21, 2023, Biogen submitted a revised written non-binding proposal to acquire all of the outstanding shares of Common Stock at $172.50 per share in cash (the “Biogen July 21 Offer”). Biogen also sent a draft merger agreement for the potential transaction and an exclusivity agreement providing for exclusivity until July 31, 2023. Following receipt of the Biogen July 21 Offer, at the direction of the Board, Goldman Sachs informed Party A’s financial advisor that Reata had received a competing all-cash offer that was higher than the Party A July 18 Offer. Representatives of Reata then uploaded the form merger agreement that V&E had prepared to the virtual data room for both parties, and Mr. Soni of Reata informed Messrs. Viehbacher and Keeney of Biogen that, due to the competitive nature of the process, Reata would not review Biogen’s merger agreement draft and that Biogen should instead provide its comments to Reata’s form merger agreement.

On July 22, 2023, the Board met via videoconference, with Messrs. Soni and Wortley of Reata and representatives of Goldman Sachs and V&E, to review and discuss the Biogen July 21 Offer, the status of discussions with Biogen and with Party A, and related considerations. Also, during this meeting, representatives of V&E refreshed the Board about the fiduciary duties applicable to the Board in the context of receiving acquisition proposals. During these discussions, the representatives of Goldman Sachs advised the Board that the Biogen July 21 Offer was at a valuation that was within the illustrative preliminary valuation ranges for Reata that Goldman Sachs had previously reviewed with the Board. The Board, together with members of Reata’s senior management and representatives of Goldman Sachs and V&E, discussed the potential benefits of a transaction at or above the Biogen July 21 Offer price for Reata’s stockholders. The Board, together with members of Reata’s senior management and representatives of Goldman Sachs and V&E, again discussed whether contacting any other third parties would be reasonably likely to result in a more compelling proposal than a proposal that could be obtained from Biogen or Party A and considered the potential benefits and risks of doing so that had been previously discussed at the July 20, 2023 meeting of the Board. Following the discussion, the Board determined to reject the Biogen July 21 Offer and Biogen’s request for exclusivity and authorized Reata’s senior management to communicate to Biogen that its offer was in the “zip code” at which the Board would consider engaging in a transaction to sell the Company, but that the Board could not fully evaluate the Biogen July 21 Offer without reviewing Biogen’s proposed revisions to the form merger agreement. The Board also determined that contacting additional third parties at that time was not in the best interests of Reata’s stockholders or reasonably likely to result in a third party proposal for Reata that was more valuable, from a financial point of view, to Reata’s stockholders than the highest proposal that would be received from Biogen or Company A without soliciting third parties. The reasons for this decision included, among other reasons, the general risk of leaks related to contacting third parties, the delay that would result from waiting for a third party to prepare a proposal (which would increase the risk of leaks and potentially be detrimental to the competitive dynamics that had emerged between Biogen and Company A), the Board’s determination, with input from Goldman Sachs, that Biogen and Party A were the most likely potential parties to acquire Reata at a full and fair valuation, taking into account the business, strategy, assets and prospects of Reata on a standalone basis and including the value of not only SKYCLARYS®, but also Reata’s other product candidates, and the fact that the form merger agreement would permit Reata to terminate the Merger Agreement and accept a superior proposal prior to receipt of stockholder approval if a third party made an unsolicited offer to acquire Reata that the Board determined was superior, from a financial point of view, subject to complying with certain provisions in the Merger Agreement, including payment of a customary termination fee. Lastly, after excusing Goldman Sachs from the meeting, the Board also reconfirmed the terms of Reata’s engagement with Goldman Sachs and authorized members of Reata’s senior management to execute an engagement letter with Goldman Sachs.

Following the Board meeting on July 22, 2023, Reata entered into an engagement letter with Goldman Sachs with respect to its retention as a financial advisor in connection with a possible strategic transaction on terms that had been approved by the Board during its July 22, 2023, meeting.

Additionally, following the Board meeting on July 22, 2023, pursuant to the Board’s authorization and at the direction of the Board, Goldman Sachs communicated the Board’s decision to reject the Biogen July 21 Offer and Biogen’s request for exclusivity to Lazard and noted that the Biogen July 21 Offer was in the “zip code” at which the Board would consider engaging in a transaction to sell the Company, but that the Board could not fully evaluate the Biogen July 21 Offer without reviewing Biogen’s proposed revisions to the form merger agreement.

On July 24, 2023, representatives of Cravath submitted a mark-up of the form merger agreement on behalf of Biogen.

On July 25, 2023, representatives of Party A’s outside legal counsel submitted a mark-up of the form merger agreement on behalf of Party A.

Later on July 25, 2023, the Board met via videoconference, with Messrs. Soni and Wortley of Reata and representatives of Goldman Sachs and V&E, to review the key issues raised in the mark-ups from each of Biogen and Party A. In particular, representatives of V&E reviewed with the Board, among other terms, (i) that Biogen’s mark-up did not include a reverse termination fee payable by Biogen upon a failure to close in certain circumstances related to antitrust approval and Party A’s mark-up included such a reverse termination fee in an amount equal to 5.0% of Reata’s fully diluted equity value, (ii) that Biogen’s mark-up proposed a one-step merger structure with a stockholder meeting to approve the potential transaction and Party A’s mark-up proposed a two-step merger with a tender offer and a second step merger, and differences in timelines to closing for each of the proposed structures, (iii) that Biogen’s mark-up proposed a Company termination fee in an amount equal to 4.0% of Reata’s fully diluted equity value and Party A’s mark-up proposed a Company termination fee in an amount equal to 3.5% of Reata’s fully diluted equity value, (iv) that Party A’s mark-up proposed “springing” closing conditions if competition authorities in certain foreign jurisdictions exerted their authority with respect to the potential transaction, (v) that both mark-ups proposed limiting the buyer’s obligation under the regulatory efforts covenant from what was proposed in the form merger agreement, and (vi) that both mark-ups requested support agreements from certain of Reata’s stockholders and Reata’s officers and directors. Also during this meeting, representatives of V&E refreshed the Board about the fiduciary duties applicable to the Board in the context of receiving and analyzing acquisition proposals. Following discussion of these and other terms in the mark-ups received, the Board determined that Reata should provide feedback to each of Biogen and Party A with respect to key issues raised in their respective mark-ups and invite each to submit a “best and final” revised mark-up and offer by July 27, 2023. Following the Board meeting, Mr. Huff of Reata communicated the Board’s message as directed to members of senior management of both Biogen and Party A.

From July 25 to July 26, 2023, at the direction of Reata, representatives of V&E held videoconference calls with Cravath and the outside legal counsel of Party A to communicate Reata’s feedback on key issues raised in each party’s markup.

Also, on July 26, 2023, at the direction of Reata, representatives of V&E sent drafts of the support agreements for certain of Reata’s stockholders and Reata’s disclosure schedules to the Merger Agreement to representatives of Cravath and to Party A’s outside legal counsel.

On July 27, 2023, Biogen submitted its final offer to acquire all of the outstanding shares of Common Stock at $172.50 per share in cash along with a revised mark-up of the draft merger agreement. Among other things, the revised mark-up (i) included a reverse termination fee payable by Biogen upon a failure to close in certain circumstances related to antitrust approval in an amount equal to 4.0% of Reata’s fully diluted equity value, (ii) lowered the Company termination fee to 3.5% of Reata’s fully diluted equity value, and (iii) revised the limitations on Biogen’s obligation under the regulatory efforts covenant to only exclude actions (A) involving Biogen and its affiliates, (B) involving omaveloxolone, and (C) that would reasonably be expected to be material to Reata and its subsidiaries, taken as a whole.

Also on July 27, 2023, Party A submitted its final offer to acquire all of the outstanding shares of Common Stock at $172.00 per share in cash along with a revised mark-up of the draft merger agreement. Among other things, the revised mark-up (i) increased the reverse termination fee payable by Party A upon a failure to close in certain circumstances related to antitrust approval to 6.0% of Reata’s fully diluted equity value, (ii) lowered the Company termination fee to 3.0% of Reata’s fully diluted equity value, (iii) revised the limitations on Party A’s obligation under the regulatory efforts covenant to include an express obligation to contest any proceeding related to the potential transaction, and (iv) deleted the “springing” closing conditions relating to the competition authorities in certain foreign jurisdictions.

After receipt of both proposals, the Board met later on July 27, 2023, via videoconference, with members of Reata’s senior management and representatives of Goldman Sachs and V&E, to review the key issues raised in the revised mark-ups and the final offers from each party, including weighing whether to provide each party an opportunity to resubmit a final offer, given that the proposals submitted by each of Biogen and Party A on July 27 were very similar from the perspective of both price and deal certainty, but weighing that against the fact that both parties understood their offers to be their “best and final” and that requesting a further modification to the offers could unpredictably extend the timeline to signing a potential transaction, which could increase the risk of a leak, and could incentivize Party A and Biogen to not engage in a further round. The Board was also advised that news reporters were inquiring about a possible deal and that a news story was likely by the next day. Also, during this meeting, representatives of V&E refreshed the Board about the fiduciary duties applicable to the Board in the context of receiving and evaluating acquisition proposals. Following discussion, the Board, based on the higher price offered by Biogen, authorized Reata to proceed to negotiate the form of a definitive merger agreement with Biogen regarding the potential transaction, with a goal of approving a transaction later that day and executing a definitive merger agreement prior to the opening of trading the next morning, July 28, 2023.

Following the Board meeting, at the direction of Reata, until the execution of the Merger Agreement on June 28, 2023, Reata and Biogen and their respective outside legal counsel exchanged drafts of and engaged in numerous discussions and negotiations concerning the terms of, the Merger Agreement, Reata’s disclosure schedules to the Merger Agreement, and the Support Agreements.

Later on the night of July 27, 2023, the Board met via videoconference with Messrs. Soni and Wortley of Reata and representatives of Goldman Sachs and V&E. Prior to the meeting, the directors had received (i) a substantially final draft of the Merger Agreement, together with a summary thereof prepared by V&E, and (ii) a financial presentation prepared by Goldman Sachs. Representatives of V&E reviewed with the Board the fiduciary duties applicable to the Board’s consideration of the Merger Agreement and the Merger, including their duties in connection with a decision to sell Reata. Representatives of Goldman Sachs then reviewed with the Board its financial analyses of the Merger Consideration in the potential transaction with Biogen. Goldman Sachs then rendered to the Board its oral opinion, which was subsequently confirmed by the delivery of Goldman Sachs’ written opinion addressed to the Board dated July 28, 2023, that, as of such date, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration of $172.50 in cash per share to be paid to the holders (other than Biogen and its affiliates) of Common Stock, taken in the aggregate, pursuant to the Merger Agreement, was fair, from a financial point of view, to such holders of Common Stock. Representatives of V&E then reviewed with the Board the terms of the Merger Agreement and the support agreements. Based on the discussions and deliberations at this meeting and prior meetings, the various discussions and reviews with representatives of V&E and Goldman Sachs, and various other factors, including those described in “The Merger—Recommendation of the Board and Reasons for the Merger,” the Board unanimously approved resolutions (i) determining that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Reata and its stockholders, and declared it advisable for Reata to enter into the Merger Agreement, (ii) approving and declaring advisable the execution and delivery by Reata of the Merger Agreement, the performance by Reata of its covenants and agreements contained in the Merger Agreement, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directing that the adoption of the Merger Agreement be submitted to a vote at a special meeting of Reata stockholders, and (iv) resolving, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Reata stockholders.

On July 28, 2023, shortly following the foregoing Board meeting, Reata, Biogen and Merger Sub finalized the Merger Agreement, as well as Reata’s disclosure schedules to the Merger Agreement, and entered into the Merger Agreement. In connection with the execution of the Merger Agreement, the applicable stockholders of Reata entered into the Support Agreements.

On July 28, 2023, Reata and Biogen released a joint press release before markets in the United States opened announcing their execution of the Merger Agreement.

Recommendation of the Board and Reasons for the Merger

Recommendation of the Board

The Board has unanimously approved resolutions (i) determining that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Reata and its stockholders, and declaring it advisable for Reata to enter into the Merger Agreement, (ii) approving and declaring advisable the execution and delivery by Reata of the Merger Agreement, the performance by Reata of its covenants and agreements contained in the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directing that the adoption of the Merger Agreement be submitted to a vote at a special meeting of Reata stockholders, and (iv) resolving, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Reata stockholders.

The Board unanimously recommends that Reata stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

Reasons for the Merger

In evaluating the Merger Agreement and the transactions contemplated thereby, the Board consulted with members of Reata’s senior management, representatives of Reata’s legal advisor, V&E, and representatives of Reata’s financial advisor, Goldman Sachs. In the course of reaching its determination and recommendation, the Board reviewed, evaluated and considered a significant amount of information and numerous factors and benefits, including those listed below (which are not listed in any relative order of importance), all of which the Board viewed as supporting its unanimous resolution (i) determining that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Reata and its stockholders, and declaring it advisable for Reata to enter into the Merger Agreement, (ii) approving and declaring advisable the execution and delivery by Reata of the Merger Agreement, the performance by Reata of its covenants and agreements contained in the Merger Agreement, including the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directing that the adoption of the Merger Agreement be submitted to a vote at a special meeting of Reata stockholders, and (iv) resolving, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Reata stockholders:

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Premium to Market Price. The Board considered the relationship of the Merger Consideration to the price of the Class A Common Stock prior to the execution of the Merger Agreement and the recent historical market price and volatility of the Class A Common Stock, including the fact that the Merger Consideration represents (i) a premium of approximately 63% to the $106.09 closing price per share on Nasdaq on July 26, 2023, the last trading day prior to the date of the Board meeting authorizing the execution of the Merger Agreement; (ii) a premium of approximately 53% to the 52-week high closing trading price per share of $113.01 for the 52-week period ended July 26, 2023; (iii) a premium of approximately 65% to the trailing volume-weighted average price (the “VWAP”) per share of $104.35 for the 30 calendar day period ended July 26, 2023; (iv) a premium of approximately 74% to the trailing VWAP per share of $98.91 for the 60 calendar day period ended July 26, 2023; and (v) a premium of approximately 83% to the trailing VWAP per share of $94.27 for the 90 calendar day period ended July 26, 2023. The Board also considered the fact that the Merger Consideration represented a premium of approximately 59% to the $108.55 closing price per share on Nasdaq on July 27, 2023, noting that the increase in trading price that day may have been affected by rumors speculating on the potential sale of Reata that were reported to be circulating in the market. The Board determined that the Merger Consideration represents the highest value reasonably available for the Common Stock for the foreseeable future, taking into account the Board’s familiarity with the business strategy, assets and prospects of Reata and the recent historical market price of the Common Stock.

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Certainty of Value. The Board considered the all-cash nature of the Merger Consideration to be received by Reata’s stockholders in the Merger, which would provide liquidity and certainty of value to Reata’s stockholders while avoiding exposure to Reata’s commercialization, clinical, regulatory, and other business risks. Taking into account the business, operations, prospects, strategic and short and long term operating plans, assets, liabilities and financial condition of Reata, the Board weighed the certainty of realizing compelling value for the Common Stock by virtue of the Merger against the uncertain prospect that the trading value of the Common Stock would approach the Merger Consideration in the foreseeable future and the risks and uncertainties associated with Reata’s business generally, including those described below and those discussed in Reata’s public filings with the SEC. See “Where You Can Find More Information” beginning on page 115 of this proxy statement.

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Possible Strategic Alternatives. The Board considered the process conducted by Reata in response to the unsolicited offers from Party A and Biogen, with the assistance of representatives of Goldman Sachs, to identify whether other potential parties might be interested in pursuing an acquisition of Reata, taking into account the Board’s determination, with input from Goldman Sachs, that Biogen and Party A represented the parties most likely to be interested in engaging in a transaction with Reata at an appropriate full and fair valuation, taking into account the business, strategy, assets and prospects of

Reata on a standalone basis and including the value of not only SKYCLARYS®, but also Reata’s other product candidates, and that Biogen and Party A had participated in a competitive process (described below under “—Highest Value Reasonably Attainable”), the expected interest of such other potential parties generally, other potential parties’ financial capability to consummate a transaction of this size, other potential parties’ ability to provide deal certainty, other potential parties’ ability to move expeditiously and efficiently to enter into a definitive agreement with respect to an acquisition of Reata and consummate such transaction, and the risk that engagement with other potential parties may pose to the confidentiality of the process with Biogen and Party A and the willingness of Biogen and Party A to stay engaged with Reata. After a thorough review of strategic alternatives and discussions with management and Reata’s financial and legal advisors, the Board determined that the Merger Consideration is more favorable to Reata stockholders than the potential value that would reasonably result from other strategic options available, including, but not limited to, remaining a standalone public company.

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Full and Fair Value. The Board determined that the Merger Consideration of $172.50 per share of Common Stock represented full and fair value for Reata’s Common Stock, taking into account the Board’s familiarity with the business, strategy, assets and prospects of Reata on a standalone basis, the Board’s view that the Merger Considerations provides full and fair value for both SKYCLARYS® and Reata’s other product candidates, and the relative certainty of the cash consideration payable in the Merger as compared to the risks and uncertainties of continuing on a standalone basis as an independent public company.

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Highest Value Reasonably Obtainable. The Board determined that the Merger Consideration of $172.50 per share of Common Stock represents the highest value reasonably obtainable for Reata’s Common Stock for the foreseeable future, taking into account the business, operations, prospects, business strategy, assets, liabilities and general financial condition of Reata. The Board also considered the progress and the outcome of Reata’s negotiations with Biogen and Party A, each of which the Board determined was highly motivated to complete a transaction and was aware that it was participating in a competitive process, including the increase in the consideration offered by Biogen from the time of its initial expression of interest at $150.00 per share of Common Stock to the end of the negotiations at $172.50 per share of Common Stock, a number of changes in the terms and conditions of the Merger Agreement from the version initially proposed by Biogen that were favorable to Reata, and the lower price offered by Party A after being requested to provide its best and final offer. Further, the Board determined, based on these negotiations, that the Merger Consideration was the highest price per share that Biogen was willing to pay and that the Merger Agreement contained the most favorable terms to Reata to which Biogen was willing to agree. Additional discussion of the process is described above under “The Merger—Background of the Merger.”

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Product Commercialization and Development Risks. The Board considered the fact that Reata has one product—SKYCLARYS®—in early stages of commercialization and has other indications and molecules in varying earlier stages of clinical development. The Board considered the current status of market acceptance for SKYCLARYS®, the fact that Reata has limited marketing, sales and distribution experience and capabilities, that Reata would need to continue to develop or access such capacities for SKYCLARYS® within the United States and globally, and that for any of Reata’s product candidates that receive regulatory approval in the future Reata would need to develop or access such capabilities within the United States and globally. The Board considered that Reata may fail to do the foregoing successfully or at reasonable cost, and also considered the risks related to market acceptance and other factors affecting the revenues and profitability of SKYCLARYS® and other product candidates generally.

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Likelihood of Consummation. The Board considered the anticipated timing of the consummation of the transactions contemplated by the Merger Agreement, including the likelihood of consummation, based upon the scope of the conditions to the consummation of the Merger, the relative likelihood of obtaining required regulatory approvals, including pursuant to the HSR Act and Biogen’s obligations to take certain actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any foreign antitrust laws (see “The Merger—Regulatory Approvals Required for the Merger” beginning on page 70 of this proxy statement), the remedies available to Reata under the Merger Agreement in the event of various breaches by Biogen, including specific performance, and Biogen’s financial capacity to complete an acquisition of this size, which the Board determined supported the conclusion that a transaction with Biogen could be completed relatively expeditiously and in an orderly manner.

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Goldman Sachs’ Opinion and Related Analyses. The Board considered the opinion of Goldman Sachs rendered orally to the Board on July 27, 2023, which was subsequently confirmed by delivery of a written opinion dated July 28, 2023, that, as of such date and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders of shares of Common Stock (other than as specified in such opinion), taken in the aggregate, pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the caption “—Opinion of Reata’s Financial Advisor Regarding the Merger Consideration.”

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Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement, which was the product of arm’s-length negotiations with the assistance of Reata’s advisors, including the structure of the transaction, the all-cash form of the Merger Consideration, the limited scope of the conditions to the consummation of the Merger, and the customary nature of the representations, warranties, covenants and agreements of the parties. For the reasons noted below, the Board determined that the provisions of the Merger Agreement were advisable and fair to, and in the best interests of, Reata and Reata’s stockholders. In particular:

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No Financing Condition. The Board considered Biogen’s representation that Biogen and Merger Sub have available, or with respect to Merger Sub, will have available as of the Effective Time, sufficient funds for the satisfaction of all of their obligations under the Merger Agreement and to pay all related fees and expenses required to be paid by Biogen or Merger Sub pursuant to the terms of the Merger Agreement, and that the consummation of the Merger is not subject to a financing condition.

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No Solicitation Covenants and Fiduciary Outs. The Board considered the non-solicitation covenants and “fiduciary out” provisions of the Merger Agreement, which, subject to the terms and conditions thereof and limitations set forth therein, permit Reata to furnish information to, and to engage in discussions with, third parties that make unsolicited Acquisition Proposals meeting certain criteria, including that any such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and that the failure to take such action would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law, permit the Board to change its recommendation to stockholders regarding the Merger Agreement under certain circumstances, and permit Reata to terminate the Merger Agreement prior to shareholder approval in order to enter into a definitive agreement relating to a Superior Proposal, in each case, if the failure to do so would be reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law, subject to, among other things, payment of a termination fee to Biogen. The Board further considered its ability to change its recommendation to stockholders regarding the Merger Agreement in response to an Intervening Event if the failure to do so would reasonably be expected to be inconsistent with the fiduciary duties of the Board under applicable law. The Board further considered the fact that the Reata Termination Fee, in the opinion of the Board, (i) is reasonable in light of the overall terms of the Merger Agreement and the benefits of the Merger, (ii) is consistent with the amount of such fees payable in comparable transactions on a relative basis, (iii) would not be a substantial impediment or preclude another party from making a competing proposal to acquire Reata, and (iv) is fair in light of the Biogen Termination Fee in the event that the Merger Agreement is terminated due to a failure to effect the Merger prior to the Outside Date because of an inability to obtain the necessary competition approvals or due to the entry of a final, non-appealable law or order arising under the HSR Act or any other applicable antitrust law permanently restraining, enjoining, preventing, or prohibiting or making illegal the Merger.

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Material Adverse Effect. The Board considered the fact that the scope of matters that are specifically excluded from consideration in determining whether a Company Material Adverse Effect has occurred is sufficient to protect Reata’s interest in ensuring the certainty of the consummation of the Merger. In particular, any change, occurrence, effect, event, circumstance or development to the extent directly or indirectly resulting from, attributable to or arising out of (i) any results, outcomes, data, adverse events, side effects or safety observations arising from any Company Product (as defined and described under “The Merger Agreement—Conduct of Business Pending the Merger” beginning on page 81 of this proxy statement) or any clinical trials being conducted by or on behalf of Reata or any competitor of Reata, (ii) any delay or non-approval by any governmental authority of any of Reata’s or any competitor’s product candidates and (iii) conditions in the life sciences, pharmaceutical or biotechnology industry or in the securities markets, capital markets, credit markets, other financial markets or the global economy generally to the extent such event does not disproportionately and adversely affect Reata or its subsidiaries, taken as a whole, in any material respect relative to other similarly situated companies operating in any industry in which Reata or its subsidiaries operate, is excluded from the determination of whether a Company Material Adverse Effect has occurred.

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Outside Date. The Board considered the fact that the Outside Date under the Merger Agreement (which is the date on which either party, subject to certain exceptions, can terminate the Merger Agreement), allows for sufficient time to consummate the transactions contemplated by the Merger Agreement, but also prevents the Merger Agreement from being extended for an unreasonable amount of time, which could adversely affect operations.

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Enforcement. The Board considered Reata’s ability to obtain specific enforcement of the obligations of Biogen and Merger Sub under the Merger Agreement, thereby ensuring that Reata has an appropriate remedy in the event Biogen and Merger Sub were to decline to comply with their obligations under the Merger Agreement.

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Stockholder Approval; Appraisal Rights. The Board considered that the adoption of the Merger Agreement would be subject to the approval of Reata’s stockholders, that stockholders would be free to vote against the adoption of the Merger Agreement, and that stockholders who do not vote to adopt the Merger Agreement and who properly exercise their appraisal rights under Delaware law will be entitled to such appraisal rights in connection with the Merger.

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Conditions to Closing; Interim Operations. The Board considered the fact that the terms and conditions of the Merger Agreement minimize, to the extent reasonably practical, the risk that a condition to consummation of the Merger would not be satisfied and also provide reasonable flexibility to operate Reata’s business during the pendency of the Merger.

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Reverse Termination Fee. The Board considered the fact that under certain circumstances, if the Merger Agreement is terminated and at the time of such termination, all mutual conditions to the closing of the Merger required to be satisfied by Reata have been satisfied (or, if any such conditions are by their nature to be satisfied at the closing of the Merger, would have been capable of being satisfied on the date of such termination) or waived other than the conditions with respect to, among other things, the expiration or termination of any applicable waiting period under the HSR Act and the receipt of all other waivers, approvals and waiting periods under certain other antitrust laws, Biogen will be required to pay a reverse termination fee to Reata (see “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 96 of this proxy statement).

The Board, in consultation with members of Reata’s senior management, also assessed Reata’s prospects for substantially increasing stockholder value as a standalone company in excess of the Merger Consideration given the risks and uncertainties in Reata’s business, including, but not limited to, the following (which are not listed in any relative order of importance) and those discussed in Reata’s public filings with the SEC (see “Where You Can Find More Information” beginning on page 115 of this proxy statement):

•	Reata is substantially dependent on the success of its only approved product, SKYCLARYS® for patients with FA, and on clinical development for omaveloxolone for use in other indications.

•	The clinical and commercial success of SKYCLARYS® and Reata’s clinical development programs will depend on a number of factors, many of which are beyond Reata’s control.

•	Reata will need additional regulatory approvals in non-U.S. jurisdictions to be able to market SKYCLARYS® for patients with FA outside of the United States.

•	Reata will likely require additional financings to fund its clinical development program and operations.

•	Reata will be subject to ongoing regulatory requirements, and it may face future development, manufacturing, and regulatory difficulties.

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Success in earlier Phase 1 and 2 clinical trials may not be indicative of the results that may be obtained in larger registrational clinical trials, which may delay or prevent obtaining regulatory approval for Reata’s product candidates in clinical development.

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Reata may face delays in completing its ongoing or planned clinical trials due to a number of factors, including failure to enroll a sufficient number of patients in its clinical trials in a timely manner, or these studies may not be completed at all.

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If Reata, its collaborators, or its third-party manufacturers cannot manufacture Reata’s product or product candidates at sufficient yields, quantities, or quality, it may experience delays in commercialization, development, and regulatory approval.

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Reata faces substantial competition. There is a possibility that Reata’s competitors may discover, develop, obtain regulatory approval of, and commercialize drugs before it does or develop drugs that are safer, more effective, or less costly.

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If Reata’s third-party contractors, which conduct many aspects of its preclinical and clinical studies and its manufacturing activities for its product and product candidates, do not properly and successfully perform their obligations under its agreements with them, Reata’s ability to successfully obtain approval and provide sufficient quantities of product for its product and product candidates could suffer.

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Reata’s product, product candidates and certain of the components of its product and product candidates are currently acquired from single-source suppliers and in most cases have been purchased without long-term supply agreements. The loss of any of these suppliers, or their failure to supply Reata with supplies of sufficient quantity and quality to obtain and complete manufacture of drug substance or finished drug product of acceptable quality at an acceptable price, would materially and adversely affect Reata’s business.

•	Reata relies on, but may not have, adequate protection of its proprietary technologies to compete effectively in its market.

•	Reata may not be able to effectively maintain its intellectual property position throughout the global market.

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If Reata does not obtain additional protection under the Hatch-Waxman Act and similar foreign legislation extending the terms of its patents and obtaining data exclusivity for its product and product candidates, its business may be materially harmed.

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If Reata fails to comply with its obligations in the agreements under which it licenses intellectual property and other rights from third parties or otherwise experience disruptions to its business relationships with its licensors, Reata could lose license rights that are important to its business.

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Because Reata’s product SKYCLARYS® has obtained marketing approval in the United States for patients with FA, Reata will be subject to more extensive healthcare laws, regulation, and enforcement, including recent U.S. healthcare reform and other changes, and its failure to comply with those laws and similar foreign laws could have a material adverse effect on its results of operations and financial condition.

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Reata is subject to U.S. and certain foreign export and import controls, sanctions, embargoes, anti-corruption laws, privacy, and anti-money laundering laws and regulations. Reata can face criminal liability, fines, penalties, or other serious consequences for violations, which can harm its business.

•	Reata may encounter difficulties in managing its growth and expanding its operations successfully.

In the course of its deliberations, the Board, in consultation with members of Reata’s senior management and representatives of Reata’s outside financial and legal advisors, also considered a variety of uncertainties, risks and other potentially negative factors concerning the Merger Agreement and the transactions contemplated by the Merger Agreement, including, but not limited to, the following (which are not listed in any relative order of importance):

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No Stockholder Participation in Future Earnings or Growth. The Board considered that the nature of the Merger as a cash transaction means that, if the Merger is consummated, Reata’s stockholders will not participate in future earnings or growth of Reata and will not benefit from any appreciation in the value of Reata’s business, the success of any of Reata’s product or product candidates, or any appreciation in the shares of the surviving corporation.

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Risk Associated with Failure to Consummate the Merger. The Board considered the possibility that the transactions contemplated by the Merger Agreement, including the Merger, might not be consummated, and that consummation of the Merger is subject to the satisfaction of certain conditions that may not be within Reata’s control, including receipt of the necessary regulatory clearances and approvals and that (i) no Company Material Adverse Effect with respect to Reata has occurred that is continuing and (ii) no law or order is in effect that has the effect of, and no legal proceeding is pending that seeks to have the effect of, making the Merger or the acquisition of the Common Stock by Biogen or Merger Sub illegal or prohibits or otherwise prevents the consummation of the acquisition of the Common Stock by Biogen or Merger Sub or the Merger, or imposing a Burdensome Condition on Biogen. The Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Merger will be satisfied and, as a result, it is possible that the Merger may not be consummated even if the Merger Agreement is adopted by Reata’s stockholders. The Board considered the fact that, if the Merger is not consummated, (i) Reata will have incurred significant transaction and opportunity costs, including the possibility of disruption to Reata’s operations, diversion of management and employee attention, employee attrition and a potentially negative effect on Reata’s business relationships, (ii) the trading price of the Common Stock may be adversely affected, and (iii) the market’s perceptions of Reata’s prospects could be adversely affected.

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Interim Operating Covenants. The Board considered the restrictions on the conduct of Reata’s business during the pendency of the Merger, which may delay or prevent Reata from undertaking potential business opportunities that may arise, may have a material adverse effect on Reata’s ability to respond to changing market and business conditions in a timely manner (or at all), or may negatively affect Reata’s ability to attract, retain and motivate key personnel. The Board also considered that the focus and resources of Reata’s management may become diverted from other important business opportunities and operational matters while working to consummate the Merger, which could adversely affect Reata’s business.

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No Solicitation Covenants and Termination Fee. The Board considered the fact that, subject to certain exceptions, the Merger Agreement precludes Reata and its representatives from soliciting, or entering into or participating in discussions or negotiations relating to, alternative acquisition proposals, and requires Reata to pay to Biogen the Reata Termination Fee if the Merger Agreement is terminated under certain circumstances, including a termination of the Merger Agreement by Reata to enter into a definitive agreement for a Superior Proposal, as described in “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 96 of this proxy statement. The Board also considered, but did not consider preclusive, the fact that the right afforded to Biogen under the Merger Agreement to propose amendments or modifications to the terms and conditions of the Merger Agreement in response to a Superior Proposal may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, Reata. The Board also considered that the amount of the termination fee, as compared to termination fees in transactions of a similar size, in the opinion of the Board, was reasonable and would not likely deter competing offers. The Board also recognized that the provisions in the Merger Agreement relating to non-solicitation and the termination fee were required by Biogen as conditions to entering into the Merger Agreement.

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Effect of Transaction Announcement. The Board considered the potential effect of the announcement of the Merger Agreement, including effects on Reata’s stock price and operations, including Reata’s relationships with suppliers, distributors, vendors, collaborators and employees, and Reata’s ability to attract and retain key personnel during the pendency of the transactions contemplated by the Merger Agreement, as well as the possibility of a suit, action or proceeding in respect of the Merger Agreement or the transactions contemplated thereby.

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Taxable Transaction. The Board considered that receipt of the all-cash Merger Consideration would be taxable to Reata’s stockholders that are treated as U.S. Holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Common Stock” beginning on page 67 of this proxy statement) for United States federal income tax purposes.

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Interests of Directors and Executive Officers. The Board considered the possibility that Reata’s directors and executive officers may have interests in the transactions contemplated by the Merger Agreement that may be different from, or in addition to, those of Reata’s stockholders generally. See “The Merger—Interests of the Directors and Executive Officers of Reata in the Merger” beginning on page 59 of this proxy statement.

After considering the foregoing potentially negative factors, the Board concluded that the potential benefits of the Merger substantially outweighed the risks or potential negative consequences.

The foregoing discussion of the information and factors considered by the Board is intended to be illustrative and not exhaustive, but includes the material reasons and factors considered by the Board in reaching its conclusions and recommendation in relation to the Merger, the Merger Agreement and the transactions proposed thereby. In light of the variety of reasons and factors considered and the complexity of these matters, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons or factors considered in reaching their determinations and recommendations. The Board based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, members of Reata’s senior management and representatives of Reata’s outside financial advisors and legal counsel. Individual directors may have given differing weights to different factors or may have had different reasons for their ultimate determination. In addition, the Board did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, the Board conducted an overall analysis of the factors and reasons described above and determined in its business judgment that, in the aggregate, the potential benefits of the Merger to the stockholders of Reata outweighed the risks or potential negative consequences. It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Note Regarding Forward-Looking Statements” beginning on page 27 of this proxy statement.

Opinion of Reata’s Financial Advisor Regarding the Merger Consideration

Goldman Sachs delivered its written opinion to the Board that, as of July 28, 2023, and based upon and subject to the factors and assumptions set forth therein, the $172.50 in cash per share of Common Stock, to be paid to the holders of such shares of Common Stock (other than Biogen and its affiliates), taken in the aggregate, pursuant to the Merger Agreement was fair from a financial point of view to the holders of such shares of Common Stock.

The full text of the written opinion of Goldman Sachs, dated July 28, 2023, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the Merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of the shares of Common Stock should vote with respect to the Merger or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2022;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

•	certain publicly available research analyst reports for the Company;

•	certain other communications from the Company to its stockholders; and

•	certain internal financial analyses and forecasts for the Company prepared by its management, as approved for Goldman Sachs’ use by the Board, which are referred to as the “Forecasts”.

Goldman Sachs also held discussions with members of the senior management of Reata regarding their assessment of the past and current business operations, financial condition, and future prospects of Reata; reviewed the reported price and trading activity for the shares of Class A Common Stock; compared certain financial and stock market information for Reata with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the biopharmaceutical industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering this opinion, Goldman Sachs, with the Board’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed, with the Board’s consent, that the Forecasts were reasonably prepared on a basis reflecting the best then-available estimates and judgments of the management Reata. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Reata or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the expected benefits of the Merger in any way meaningful to its analysis. Goldman Sachs also assumed that the Merger will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Reata to engage in the Merger or the relative merits of the Merger as compared to any strategic alternatives that may be available to Reata; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, Reata or any other alternative transaction. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of its opinion, to holders of shares of Common Stock (other than Biogen and its affiliates) of the $172.50 in cash per share of Common Stock to be paid to such holders, taken in the aggregate, pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, any allocation of the aggregate consideration payable pursuant to the Merger Agreement, including among the holders of the Class A Common Stock and the Class B Common Stock, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Reata; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Reata, or any class of such persons, in connection with the Merger, whether relative to the $172.50 in cash per share of Common Stock to be paid to such holders (other than Biogen and its affiliates) pursuant to the Merger Agreement or otherwise. Goldman Sachs’ opinion does not express any opinion as to the prices at which the shares of Class A Common Stock will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on Reata, Biogen or the Merger, or as to the impact of the Merger on the solvency or viability of Reata or Biogen or the ability of Reata or Biogen to pay their respective obligations when they come due. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ advisory services and the opinion expressed in its opinion are provided for the information and assistance of the Board in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote with respect to such Merger or any other matter. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 26, 2023, the last trading day before the date that Goldman Sachs rendered its oral opinion to the Board, and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for the shares of Class A Common Stock for the one-year period ended July 26, 2023. In addition, Goldman Sachs analyzed the consideration to be paid to holders (other than Biogen and its affiliates) of such Common Stock pursuant to the Merger Agreement in relation to the (i) closing price per share of the shares of Class A Common Stock on July 26, 2023, (ii) Biogen’s initial proposed purchase price per share of the shares of Common Stock on July 14, 2023, (iii) the closing price per share of the shares of Class A Common Stock on July 14, 2023, the date of receipt of Biogen’s initial proposal, (iv) the high closing price per share of the shares of Class A Common Stock for the 52-week period ended July 26, 2023, and (v) the VWAP per share of the shares of Class A Common Stock for the preceding 30-, 60- and 90-calendar day periods ended July 26, 2023.

This analysis indicated that the price per share of Common Stock to be paid to Reata’s stockholders pursuant to the Merger Agreement represented:

•	a premium of approximately 63% based on the closing price per share of Class A Common Stock of $106.09 on July 26, 2023;

•	a premium of approximately 15% based on Biogen’s initial proposed purchase price per share of Common Stock of $150.00 on July 14, 2023;

•	a premium of approximately 58% based on the closing price per share of Class A Common Stock of $109.13 on July 14, 2023, the date of receipt of Biogen’s initial proposal;

•	a premium of approximately 53% based on the highest closing price per share of Class A Common Stock of $113.01 for the 52-week period ended July 26, 2023;

•	a premium of approximately 65% based on the VWAP per share of Class A Common Stock of $104.35 for the thirty-calendar day period ended July 26, 2023;

•	a premium of approximately 74% based on the VWAP per share of Class A Common Stock of $98.91 for the sixty-calendar day period ended July 26, 2023; and

•	a premium of approximately 83% based on the VWAP per share of Class A Common Stock of $94.27 for the ninety-calendar day period ended July 26, 2023.

Illustrative Discounted Cash Flow Analysis. Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Reata to derive a range of illustrative present values per share of Common Stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 11% to 13%, reflecting estimates of Reata’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2023 (i) estimates of unlevered free cash flow for Reata for the second half of fiscal year 2023 through the fiscal year ending December 31, 2044 as reflected in the Forecasts and (ii) a range of illustrative terminal values for Reata, which were calculated by applying perpetuity growth rates ranging from negative 50% to negative 25% to a terminal year estimate of the unlevered free cash flow to be generated by Reata, as reflected in the Forecasts. In addition, using discount rates ranging from 11% to 13%, reflecting estimates of Reata’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2023 the estimated benefits of Reata’s net operating losses for the second half of fiscal year 2023 through the fiscal year ending December 31, 2044 as reflected in the Forecasts. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including Reata’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Reata, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived ranges of illustrative enterprise values for Reata by adding the ranges of present values it derived above. Goldman Sachs then added the amount of Reata’s net cash balance as of June 30, 2023, as provided by and approved for Goldman Sachs’ use by the management of Reata, to derive a range of illustrative equity values for Reata. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Common Stock as of July 25, 2023, as provided by and approved for Goldman Sachs’ use by the management of Reata, using the treasury stock method, to derive a range of illustrative present values per share of Common Stock ranging from $159.43 to $189.20.

Premia Paid Analysis. Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for acquisition transactions announced from January 1, 2013, through July 26, 2023 involving a public company in the biopharmaceutical industry based in the United States as the target where the disclosed enterprise values for the transaction were between $3 billion and $8 billion. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in the 26 transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a median premium of 66% across the period. This analysis also indicated a 25th percentile premium of 47% and 75th percentile premium of 99% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 47% to 99% to the undisturbed closing price per share of Class A Common Stock of $106.09 as of July 26, 2023, and calculated a range of implied equity values per share of Common Stock of $155.95 to $211.12.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Reata or the contemplated Merger.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Board as to the fairness from a financial point of view of the $172.50 in cash per share of Common Stock to be paid to such holders (other than Biogen and its affiliates), taken in the aggregate, pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Reata, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The Merger Consideration was determined through arm’s-length negotiations between Reata and Biogen and was approved by the Board. Goldman Sachs provided advice to Reata during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Reata or its Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

As described above, Goldman Sachs’ opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached to this proxy statement as Annex B.

Goldman Sachs and its affiliates are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Reata, any of their respective affiliates and third parties, including CPMG, Inc. (“CPMG”), a significant shareholder of Reata and its affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Merger Agreement. Goldman Sachs acted as financial advisor to Reata in connection with, and participated in certain of the negotiations leading to, the Merger contemplated by the Merger Agreement.

During the two-year period ended July 28, 2023, Goldman Sachs Investment Banking has not been engaged by Reata, or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended July 28, 2023, Goldman Sachs Investment Banking has not been engaged by Biogen or its affiliates to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. During the two-year period ended July 28, 2023, Goldman Sachs Investment Banking has not been engaged by CPMG or its affiliates and/or portfolio companies to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. Goldman Sachs may in the future provide financial advisory and/or underwriting services to Reata, Biogen, CPMG and their respective affiliates and/or as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Affiliates of Goldman Sachs also may have co-invested with CPMG and its affiliates from time to time and may have invested in limited partnership units of affiliates of CPMG from time to time and may do so in the future.

The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement dated July 22, 2023, Reata engaged Goldman Sachs to act as its financial advisor in connection with the Merger. The engagement letter between Reata and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $77 million, all of which is contingent upon the consummation of the Merger. In addition, Reata has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities that may arise out of its engagement, including certain liabilities under the federal securities laws.

Certain Unaudited Prospective Financial Information

We do not, as a matter of course, make public projections as to our future financial performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates and the inherent difficulty of predicting financial performance for future periods. However, Reata’s management regularly prepares and reviews with the Board estimates regarding the success and timing of the development of, regulatory filings and approvals for and the commercialization of our products and product candidates. In connection with our strategic planning process and the Board’s evaluation of the Merger, as described further in the section captioned “The Merger—Background of the Merger” beginning on page 37 of this proxy statement, Reata’s management prepared and reviewed with the Board certain unaudited prospective financial information of Reata as an independent company for the second half of fiscal year 2023 and fiscal years 2024 through 2044, as prepared and used as described below (referred to as the “Unaudited Prospective Financial Information”).

The Unaudited Prospective Financial Information was prepared for internal use only and not for public disclosure and was provided to the Board for the purposes of considering, analyzing and evaluating the Merger. The Unaudited Prospective Financial Information was also provided to, approved by Reata for use by, and relied upon by, Goldman Sachs for the purposes of Goldman Sachs’s financial analysis and fairness opinion in connection with the Merger (as described in more detail in the sections captioned “The Merger—Opinion of Reata’s Financial Advisor Regarding the Merger Consideration” beginning on page 51 of this proxy statement), and were the only financial projections with respect to the Company used by Goldman Sachs in performing such financial analysis. The Unaudited Prospective Financial Information includes estimates of Reata’s financial performance on a risk-adjusted basis. With Reata’s consent, Goldman Sachs assumed that the Unaudited Prospective Financial Information was reasonably prepared on bases reflecting the best then available estimates and judgments of our management as to our future financial performance, and relied on Reata’s assessments as to the validity of, and risks associated with, our products and product candidates.

The Unaudited Prospective Financial Information was developed based on Reata’s management’s knowledge of and assumptions with respect to Reata’s business, including with respect to the global commercialization of SKYCLARYS®, or omaveloxolone, for the treatment of patients with FA, Reata’s cemdomespib pipeline drug candidate from Reata’s Hsp90 modulator program in diabetic peripheral neuropathic pain, and Nrf2 activators, including omaveloxolone, in several potential indications. The Unaudited Prospective Financial Information was developed without giving effect to the Merger, including any impact of the negotiation or execution of the Merger Agreement or the Merger, the expenses that have already or may be incurred in connection with completing the Merger or any changes to Reata’s operations or strategy that may be implemented during the pendency of or following the consummation of the Merger. The Unaudited Prospective Financial Information also does not consider the effect of any failure of the Merger to be completed and it should not be viewed as accurate or continuing in that context.

The Unaudited Prospective Financial Information was not prepared with a view toward public disclosure or complying with generally accepted accounting principles in the United States (“GAAP”). In addition, the Unaudited Prospective Financial Information was not prepared with a view toward complying with the guidelines established by the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. Neither our independent registered public accounting firm nor any other independent accountants have (1) compiled, reviewed, audited, examined or performed any procedures with respect to the Unaudited Prospective Financial Information, (2) expressed any opinion or any other form of assurance on such information or the achievability of the Unaudited Prospective Financial Information or (3) assumed any responsibility for the Unaudited Prospective Financial Information.

Because the Unaudited Prospective Financial Information reflects estimates and judgments, it is susceptible to sensitivities and assumptions, as well as multiple interpretations based on actual experience and business developments. The Unaudited Prospective Financial Information also covers multiple years, and such information by its nature becomes less predictive with each succeeding year. The Unaudited Prospective Financial Information is not, and should not be considered to be, a guarantee of future operating results. Further, the Unaudited Prospective Financial Information is not fact and should not be relied upon as being necessarily indicative of our future results.

Although the Unaudited Prospective Financial Information is presented with numerical specificity, it reflects numerous assumptions and estimates as to future events. The Unaudited Prospective Financial Information will be affected by, among other factors, our ability to achieve our goals for the commercialization, regulatory approval and development of our products and product candidates, including on the timeline assumed for purposes of the Unaudited Prospective Financial Information. The Unaudited Prospective Financial Information reflects assumptions and uncertainties that are subject to change. Important factors that may affect actual results and cause the Unaudited Prospective Financial Information not to be achieved are described in various risk factors described in the section captioned “Cautionary Note Regarding Forward-Looking Statements” beginning on page 27 of this proxy statement, and in our other filings with the SEC, including those listed under the section captioned “Where You Can Find More Information” beginning on page 115 of this proxy statement. All of these factors are difficult to predict, and many of them are outside of our control. As a result, there can be no assurance that the Unaudited Prospective Financial Information will be realized, and actual results may be materially better or worse than those contained in the Unaudited Prospective Financial Information, whether or not the Merger is consummated. The Unaudited Prospective Financial Information also reflects assumptions as to certain business decisions that are subject to change. The Unaudited Prospective Financial Information may differ from publicized analyst estimates and forecasts and does not consider any events or circumstances after the date that it was prepared, including the announcement of the entry into the Merger Agreement. The Unaudited Prospective Financial Information has not been updated or revised to reflect information or results after the date it was prepared or as of the date of this proxy statement. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the Unaudited Prospective Financial Information to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events. Reata has or may report results of operations for periods included in the Unaudited Prospective Financial Information that were or will be completed following the preparation of the Unaudited Prospective Financial Information. Stockholders and investors are urged to refer to Reata’s periodic filings with the SEC for information on Reata’s actual historical results.

Certain of the financial measures included in the Unaudited Prospective Financial Information are “non-GAAP financial measures.” These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. In certain circumstances, including those applicable to the Unaudited Prospective Financial Information, financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Unaudited Prospective Financial Information is not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Board or Goldman Sachs. Accordingly, no reconciliation of the financial measures included in the Unaudited Prospective Financial Information is provided in this proxy statement.

The Unaudited Prospective Financial Information constitutes forward-looking statements. By including the Unaudited Prospective Financial Information in this proxy statement, neither we nor any of our representatives has made or makes any representation to any person regarding our ultimate performance as compared to the information contained in the Unaudited Prospective Financial Information. The inclusion of the Unaudited Prospective Financial Information should not be regarded as an indication that the Board, Reata or any other person considered, or now considers, the Unaudited Prospective Financial Information to be predictive of actual future results. Further, the inclusion of the Unaudited Prospective Financial Information in this proxy statement does not constitute an admission or representation by Reata that the information presented is material. The Unaudited Prospective Financial Information is included in this proxy statement solely to give our stockholders access to the information that was provided to the Board and Goldman Sachs. The Unaudited Prospective Financial Information is not included in this proxy statement in order to influence any Reata stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to their shares of Common Stock.

Unaudited Prospective Financial Information

Various judgments and assumptions were made when preparing the Unaudited Prospective Financial Information, including, among others (1) with respect to each of the United States, European Union, Latin America and the “rest of the world,” revenue estimates based on various assumptions, including with respect to addressable patient population adjusted for patient compliance, persistence and free drug, commercial launch years, market penetration, time to peak sales, inflationary factors and pricing and exclusivity, and potential outcomes with respect thereto for the commercialization of SKYCLARYS®, omaveloxolone, cemdomespib, other Hsp90 modulators and Nrf2 activators, (2) the probability of success in obtaining regulatory approval of Reata’s drug candidates, (3) assumptions with respect to cost of goods sold and estimated sales, general and administrative expenses, with certain of such assumptions estimated on a product-by-product basis, (4) estimated royalty and milestone expenses payable by Reata based on the terms of Reata’s existing relationships, (5) variable research and development expenses estimated based on the phase of each product’s development and launch, (6) estimated benefits of Reata’s net operating losses and tax credits and certain assumptions with respect to corporate tax rates, (7) with respect to the Tranche B loan received under the Loan Agreement, dated May 5, 2023, among Reata, as borrower and credit party, certain Reata subsidiaries, as guarantors and credit parties, BioPharma Credit PLC, as collateral agent, BPCR Limited Partnership, as a lender, and BioPharma Credit Investments V (Master) LP, as a lender, on July 10, 2023, (8) estimated capital expenditures, (9) the absence of future financing transactions, and (10) corporate general and administrative expenses generally.

The following table presents estimates of Reata’s risk-adjusted product revenue, gross profit, EBIT and unlevered free cash flow, in each case, for the second half of fiscal year 2023 and fiscal years 2024 through 2044, as reflected in the Unaudited Prospective Financial Information, as approved by Reata management.

Projected Non-GAAP

($ in millions, Unaudited)

	Fiscal Year Ending December 31,
	2H 2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033
Risk-Adjusted Product Revenue	$115	$539	$827	$1,100	$1,379	$1,630	$1,837	$2,051	$2,394	$2,677	$2,856
Gross Profit	$106	$494	$756	$1,002	$1,256	$1,480	$1,667	$1,862	$2,179	$2,440	$2,606
EBIT(1)	$0	$173	$437	$670	$903	$1,117	$1,348	$1,544	$1,851	$2,098	$2,256
Unlevered Free Cash Flow(2)	$(52)	$53	$330	$525	$717	$899	$1,098	$1,259	$1,469	$1,681	$1,852

	Fiscal Year Ending December 31,
	2034	2035	2036	2037	2038	2039	2040	2041	2042	2043	2044
Risk-Adjusted Product Revenue	$2,972	$3,024	$3,013	$3,035	$2,147	$1,509	$1,196	$1,047	$979	$951	$707
Gross Profit	$2,715	$2,767	$2,775	$2,807	$1,984	$1,391	$1,098	$958	$894	$868	$658
EBIT(1)	$2,356	$2,400	$2,410	$2,438	$1,707	$1,179	$919	$794	$737	$713	$536
Unlevered Free Cash Flow(2)	$1,944	$1,991	$2,008	$2,026	$1,556	$1,078	$810	$681	$622	$596	$482

(1)	“EBIT” refers to Reata’s earnings before interest and taxes.

(2)	“Unlevered Free Cash Flow” refers to EBIT, less tax expenses, less capital expenditures, plus depreciation and amortization, less changes in net working capital.

Interests of the Directors and Executive Officers of Reata in the Merger

Members of the Board and Reata’s executive officers may have certain interests in the Merger that are in addition to, or different from, the interests of Reata stockholders generally. The members of the Board were aware of these potential interests and considered them in reaching the determination to approve the Merger Agreement and in making their recommendation that the Reata stockholders adopt the Merger Agreement. These potential interests are described below.

Treatment of Equity Awards

Each of our directors and executive officers hold outstanding Reata equity awards. The Reata equity awards held by our directors and executive officers immediately prior to the Effective Time will be treated in the Merger in the same manner as Reata equity awards held by employees generally. Effective as of immediately prior to the Effective Time, outstanding Reata equity awards held by our directors and executive officers will be treated as follows:

•

Each outstanding Reata stock option, whether vested or unvested, will be automatically canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock underlying such Reata stock option immediately prior to the Effective Time multiplied by (ii) the amount, if any, by which the Merger Consideration exceeds the exercise price per share of such option, subject to any applicable withholding taxes, and

•

Each outstanding Reata RSU will be automatically canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock underlying such Reata RSU immediately prior to the Effective Time and (ii) the Merger Consideration, subject to any applicable withholding taxes.

The following table sets forth, for each of Reata’s directors and executive officers, (i) the number and value of shares of Common Stock subject to vested Reata stock options, (ii) the number and value of shares of Common Stock subject to unvested Reata stock options, (iii) the number and value of unvested Reata RSUs and vested but deferred Reata RSUs, and (iv) the total value of shares of Common Stock subject to Reata stock options and Reata RSUs, in each case, held by such director or executive officer as of August 8, 2023. All such amounts actually payable to each of Reata’s directors and executive officers will be less any required withholding taxes and without interest. These amounts do not attempt to forecast any additional equity award grants, vesting, issuances or forfeitures that may occur prior to the Effective Time following the date of this proxy statement. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts to be received by Reata’s directors and executive officers may materially differ from the amounts set forth below. In addition, our executive officers are not eligible to purchase shares under the ESPP. For additional information regarding the ESPP as it applies to the non-executive officer employees, see “The Merger Agreement—Treatment of Equity Awards and the ESPP” beginning on page 74 of this proxy statement.

Name	Vested Stock Options (#)	Value of Vested Stock Options ($)(1)	Unvested Stock Options (#)	Value of Unvested Stock Options ($)(1)	RSUs (#)	Value of RSUs ($)(2)	Total Value of Outstanding Stock Options and RSUs ($)(3)
Non-Employee Directors
Martin W. Edwards, M.D.	27,539	1,370,869	2,306	181,920	6,116	1,055,010	2,607,800
William D. McClellan, Jr.	40,935	4,009,225	2,272	179,238	6,017	1,037,933	5,226,396
R. Kent McGaughy, Jr.	66,809	7,510,483	5,903	465,688	—	—	7,976,171

Name	Vested Stock Options (#)	Value of Vested Stock Options ($)(1)	Unvested Stock Options (#)	Value of Unvested Stock Options ($)(1)	RSUs (#)	Value of RSUs ($)(2)	Total Value of Outstanding Stock Options and RSUs ($)(3)
Christy J. Oliger	18,822	1,555,484	5,471	436,308	1,682	290,145	2,281,937
William E. Rose	64,062	7,089,999	5,360	422,850	—	—	7,512,849
Shamim Ruff	7,628	407,656	6,047	481,749	2,136	368,460	1,257,864
Steven W. Ryder, M.D.	8,826	1,236,876	6,604	767,582	10,907	1,881,458	3,885,915
Executive Officers
J. Warren Huff	441,817	58,393,205	415,412	58,523,899	127,524	21,997,890	138,914,995
Manmeet S. Soni	319,123	31,971,326	235,352	27,452,964	54,449	9,392,453	68,816,743
Dawn C. Bir	223,319	26,551,889	91,131	11,690,415	37,279	6,430,628	44,672,931
Colin J. Meyer, M.D.	386,322	49,233,984	141,853	15,730,602	46,948	8,098,530	73,063,115
Michael D. Wortley	275,220	34,357,153	106,130	12,337,829	37,279	6,430,628	53,125,610
Samina Khan, M.D.	33,529	2,293,771	79,309	9,104,193	27,462	4,737,195	16,135,159
Andrea L. Loewen	36,982	3,457,490	76,006	8,998,743	25,975	4,480,688	16,936,921
Rajiv Patni, M.D.	—	—	90,000	6,604,200	45,000	7,762,500	14,366,700

(1)

For purposes of this table, the value of each Reata stock option is equal to the product of (A) the number of shares of Common Stock underlying the vested or unvested portion, as applicable, of such Reata stock option and (B) the excess of (i) $172.50 over (ii) the exercise price of such Reata stock option.

(2)	For purposes of this table, the value of each share of Common Stock underlying the Reata RSUs is equal to $172.50.
(3)	See page 106 of this proxy statement for additional information regarding shares beneficially owned by directors and executive officers of Reata and their affiliates.

Stock Ownership

All non-employee directors and executive officers hold shares of Common Stock and will be entitled to receive, for each share of such Common Stock, the same Merger Consideration in the same manner as other Reata stockholders. For additional information, see the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 106 of this proxy statement.

Change in Control Severance Benefits in Executive Officer Employment Arrangements

Each of Reata’s executive officers has entered into an employment agreement with Reata (the “employment agreements”), pursuant to which the executive officer is entitled to severance benefits upon a qualifying termination of employment, including after a change in control (which will include the Merger).

In addition to the accelerated vesting of Reata equity awards described above, in the event an executive officer is terminated by Reata without cause or by the executive for good reason, or due to the executive’s death or disability, in each case, within six months prior to (excluding death or disability), or within two years following, a change in control, the executive will receive (i) all accrued salary through the date of termination, any unpaid bonus owed for the prior year, any deferred compensation and any accrued and unused vacation pay, referred to collectively as “accrued obligations”; (ii) all unpaid or not provided payments and benefits the executive or the executive’s family are entitled to receive under any plans, programs, policies or practices, collectively referred to as “other benefits”; (iii) a lump sum payment equal to two times the executive’s then current annual base salary; and (iv) continuation of welfare benefits for up to 24 months following the date of termination.

In the event that it is determined that any payments provided to the executive officer (other than Dr. Khan and Dr. Patni) will be subject to the excise tax imposed by Section 4999 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), because the payments are considered “excess parachute payments” within the meaning of Section 280G of the Code, Reata will provide such executive officer with a payment such that, after payment by such executive officer of all taxes, penalties and interest, including any excise tax imposed pursuant to Section 4999 of the Code on the gross-up payment itself, the executive officer retains an amount of the gross-up payment equal to the excise tax imposed (the “Tax Reimbursement”). The executive officer will remain responsible for all other income, state and local taxes due with respect to the payment. The Tax Reimbursement obligations preceded the agreement with Biogen and were not entered into or enhanced in any way in connection with the transaction with Biogen.

Under the employment agreements, “cause” generally means (i) the commission by the executive of an act of fraud upon, or willful misconduct toward, us; (ii) a material breach of the noncompete provision of the agreement or of a separate confidentiality and intellectual property agreement between us and the executive, or, in the case of Dr. Patni, a material breach of any provision of his employment agreement, failure to perform material duties, insubordination, or failure to follow any company policy; (iii) the conviction of the executive of any felony (or a plea of nolo contendere thereto); or (iv) the executive’s addiction to alcohol (other than Dr. Patni), drugs or any other controlled substance.

Under the employment agreements, “good reason” generally means (i) a material diminution in base compensation; (ii) other than Dr. Patni, a material diminution in the executive’s authority, duties or responsibilities (including, in the case of Mr. Soni, Mr. Soni not serving as Chief Financial Officer of the Company’s successor or parent company following a change in control); (iii) other than Dr. Patni, a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive is required to report, including having to report to an officer of a parent company following a change of control (or, in the case of Mr. Huff, the appointment of an employee to serve as Chairman of the Board); (iv) for executives other than Mr. Huff and Dr. Patni, a material diminution in the budget over which the executive retains authority; (v) a change in the geographic location at which the executive must perform services of more than 50 miles; or (vi) any other action or inaction that constitutes a material breach of the employment agreement by Reata.

The receipt of the severance and benefits described above is subject to the executive officers’ execution and non-revocation of a general release of claims in favor of Reata. The executive officers are also required to continue compliance with certain restrictive covenants for a period of one year following the applicable termination of employment.

The aggregate amount of severance that would be payable to the executive officers (other than our named executive officers) upon a qualifying termination immediately following the Effective Time is $3,004,800.

2023 Bonus Awards

The Merger Agreement provides that Biogen shall (or Biogen shall cause the surviving corporation to) pay to each continuing employee, including our executive officers, an annual cash bonus in respect of the 2023 calendar year in an aggregate amount equal to the annual target cash bonus opportunity provided to such continuing employee immediately prior to the Effective Time at the time that such bonuses are ordinarily paid to the employees of Reata consistent with past practice and subject to such continuing employee’s continued employment by Biogen, Reata or any of their respective subsidiaries at such time. To the extent that a continuing employee is terminated by Biogen, the surviving corporation or any of their respective subsidiaries without cause (as defined in Reata’s Severance Plan) prior to the payment of such continuing employee’s annual cash bonus in respect of the 2023 calendar year, the surviving corporation shall, within 30 days of the continuing employee’s termination, pay to such continuing employee an amount equal to such continuing employee’s annual target cash bonus opportunity in respect of the 2023 calendar year multiplied by a fraction, the numerator of which is the number of whole months of the 2023 calendar year for which such continuing employee was a continuing employee and the denominator of which is twelve. For fiscal year 2023, the target bonus for our executive officers is 65% of base salary for Mr. Huff; 50% of base salary for each of Mr. Soni, Dr. Meyer, and

Dr. Patni; 45% of base salary for each of Ms. Bir and Mr. Wortley; and 40% of base salary for each of Dr. Khan and Ms. Loewen.

The aggregate amount of prorated annual cash bonuses in respect of 2023 that would be payable to the executive officers (other than our named executive officers) upon a termination without cause (as defined in Reata’s Severance Plan) immediately following the Effective Time is $241,310.

Indemnification of Directors and Officers; Insurance

Directors and officers of Reata are also entitled to indemnification and coverage by insurance in certain circumstances. For a detailed description of these requirements, please see “The Merger Agreement—Other Covenants and Agreements—Indemnification of Directors and Officers; Insurance” beginning on page 91 of this proxy statement.

Financing of the Merger

Consummation of the Merger is not conditioned upon receipt of financing by Biogen. We understand that Biogen expects to fund amounts needed for the acquisition of Reata under the Merger Agreement through the use of cash on hand and term loan proceeds. Biogen and Merger Sub have represented in the Merger Agreement that they have available or, with respect to Merger Sub, will have available as of the Effective Time, sufficient funds for the satisfaction of all of their obligations under the Merger Agreement and to pay all related fees and expenses required to be paid by Biogen or Merger Sub pursuant to the terms of the Merger Agreement.

Concurrently with the execution of the Merger Agreement, Biogen entered into the Bridge Commitment Letter, pursuant to which JPMorgan agreed to provide the Bridge Facility. The funding of the Bridge Facility provided for in the Commitment Letter is contingent on the satisfaction of customary conditions. Biogen is not obligated to maintain the commitment or take any steps to ensure that it is funded.

Closing and Effective Time of the Merger

The closing of the Merger will take place by electronic exchange of signatures and documents at 9:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the third business day after the satisfaction (or waiver, if permitted by applicable law) of the last to be satisfied of the conditions set forth in the Merger Agreement (other than those conditions that, by their nature, are to be satisfied at the closing of the Merger, but subject to the satisfaction (or waiver, if permitted by applicable law) of those conditions), or at such other location, date and time as Reata and Biogen shall mutually agree upon in writing.

On the Closing Date, Biogen, Reata and Merger Sub will cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL with the Secretary of State of the State of Delaware and will take such further actions as may be required to make the Merger effective on the Closing Date. The Merger will become effective at the time and day of the filing of such certificate of merger with the Secretary of State of the State of Delaware, or such later time and day as may be agreed in writing by Reata and Biogen and specified in the certificate of merger.

Appraisal Rights

If the Merger is consummated, persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their shares of Common Stock under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive payment in cash for the fair value of their shares of Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” of your shares of Common Stock as determined by the Delaware Court of

Chancery may be more or less than, or the same as, the Merger Consideration that you are otherwise entitled to receive under the Merger Agreement. These rights are known as “appraisal rights.” This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.

Persons who exercise appraisal rights under Section 262 will not receive the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. They will receive an amount determined to be the “fair value” of their shares of Common Stock following petition to, and an appraisal by, the Delaware Court of Chancery. Persons considering seeking appraisal should recognize that the fair value of their shares of Common Stock determined under Section 262 could be more than, the same as or less than the Merger Consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.

A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. A person who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration under the Merger Agreement.

A holder of record or beneficial owner of shares of Common Stock who (i) continuously holds such shares of Common Stock through the Effective Time, (ii) has not consented to the Merger in writing or otherwise voted in favor of the Merger or otherwise withdrawn, lost or waived appraisal rights, (iii) strictly complies with the procedures under Section 262, (iv) does not thereafter withdraw his, her or its demand for appraisal of such shares of Common Stock, and (v) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares of Common Stock for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (C) provides an address at which such beneficial owner consents to receive notices given by Reata and to be set forth on the Chancery List (as defined below), will be entitled to receive the fair value of his, her or its shares of Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

Section 262 requires that where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation must notify stockholders that appraisal rights will be available not less than 20 days before the meeting to vote on the merger. Such notice must include either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Reata’s notice to our stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares of Common Stock, you must satisfy each of the following conditions: you must deliver to Reata a written demand for appraisal of your shares of Common Stock before the taking of the vote on the Merger Proposal, which demand must (i) reasonably inform us of the identity of the holder of record of shares of Common Stock who intends to demand appraisal of his, her or its shares of Common Stock (and, for beneficial owners only, such demand is accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Reata and to be set forth on the Chancery List) and (ii) state that you intend to demand the appraisal of your shares. In addition, as described above, you must not vote or submit a proxy in favor of the Merger Proposal; you must hold or beneficially own, as applicable, your shares of Common Stock continuously through the effective date of the Merger; and you must comply with the other applicable requirements of Section 262.

A Reata stockholder who elects to exercise appraisal rights must mail or deliver his, her or its written demand for appraisal to the following address:

Reata Pharmaceuticals, Inc.

5320 Legacy Drive

Plano, TX 75024

Attn: Secretary

A record holder who holds shares of Common Stock as a nominee for others, such as a broker, fiduciary, depositary or other nominee, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the demand must set forth the number of shares of Common Stock covered by such demand. Where the number of shares of Common Stock is not expressly stated, the demand will be presumed to cover all shares of Common Stock outstanding in the name of such record owner.

Within 10 days after the Effective Time, the surviving corporation must give written notice that the Merger has become effective to each of (1) Reata’s stockholders who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the Merger Agreement and (2) any beneficial owner who has demanded appraisal under Section 262.

Within 120 days after the Effective Time, but not thereafter, the surviving corporation and any person who has properly and timely demanded appraisal and otherwise complied with Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a person, demanding a determination of the fair value of the shares of Common Stock held by all persons that have demanded appraisal. There is no present intent on the part of Reata or the surviving corporation to file an appraisal petition, and persons seeking to exercise appraisal rights should assume that Reata and the surviving corporation will not file such a petition or initiate any negotiations with respect to the fair value of shares of Common Stock. Accordingly, persons who desire to have their shares of Common Stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If, within 120 days after the Effective Time, no petition has been filed as provided above, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the Merger Consideration under the Merger Agreement.

At any time within 60 days after the Effective Time, any person who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the Merger Consideration specified by the Merger Agreement for that person’s shares of Common Stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the person within 60 days after the effective date of the

Merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the person will be entitled to receive only the fair value of such person’s shares of Common Stock determined by the Delaware Court of Chancery in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration offered pursuant to the Merger Agreement.

In addition, within 120 days after the Effective Time, any person who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Common Stock not consented in writing or otherwise voted in favor of the Merger and with respect to which demands for appraisal were received by the surviving corporation and the aggregate number of holders of such shares of Common Stock. Such statement must be given within 10 days after the written request therefor has been received by the surviving corporation or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

Upon the filing of a petition by a person, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation shall be required to, within 20 days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal of their shares of Common Stock and with whom the surviving corporation has not reached agreements as to the value of such shares of Common Stock (the “Chancery List”). The Register in Chancery, if so ordered by the Delaware Court of Chancery, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to all such persons set forth on the Chancery List.

If a petition for an appraisal is timely filed by a person, at the hearing on such petition, the Delaware Court of Chancery will determine which persons have complied with Section 262 and have become entitled to appraisal rights provided thereby. The Delaware Court of Chancery may require the persons who have demanded an appraisal of their shares of Common Stock and who hold shares of Common Stock represented by Certificates to submit their Certificates of shares of Common Stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such person. If immediately before the Effective Time, the shares of the class or series of shares of Common Stock as to which appraisal rights are available were listed on a national securities exchange, the Delaware Court of Chancery will dismiss the appraisal proceedings as to all holders of such shares of Common Stock who are otherwise entitles to appraisal rights unless (1) the total number of shares entitles to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal or (2) the value of the consideration provided in the merger for such total number of shares exceeds $1 million.

Upon application by the surviving corporation or any person entitled to participate in the appraisal proceedings, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to appraisal. Any person whose name appears on the Chancery List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Where proceedings are not dismissed, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceedings the Delaware Court of Chancery shall determine the fair value of shares of Common Stock taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (x) the difference, if any, between the amount so paid and the fair value of the shares of Common Stock as determined by the Delaware Court of Chancery, and (y) interest theretofore accrued, unless paid by the surviving corporation as part of the pre-judgment payment to the person.

When the fair value of the shares of Common Stock is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the persons entitled to receive the same.

Although Reata believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery. Persons should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, the surviving corporation does not anticipate offering more than the Merger Consideration to any person exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of the relevant shares of Common Stock is less than the Merger Consideration.

In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining “fair value” and that absent deficiencies in the sale process the transaction price should be given “considerable weight.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting person’s exclusive remedy.

The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each person is responsible for his, her or its attorneys’ and expert witness fees, although, upon application of a person whose name appears on the Chancery List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ and expert witness fees, be charged pro rata against the value of all shares of Common Stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. Determinations by the Delaware Court of Chancery are subject to appellate review by the Delaware Supreme Court.

Any person who has duly demanded appraisal in compliance with Section 262 will not be entitled to vote for any purpose any shares of Common Stock subject to such demand or to receive payment of dividends or other distributions on such shares of Common Stock, except for dividends or distributions payable to Reata stockholders of record at a date prior to the Effective Time.

No appraisal proceeding in the Delaware Court of Chancery shall be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under Section 262(j); provided, however, that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined such a proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the Effective Time. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the Effective Time, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the Merger Consideration under the Merger Agreement.

To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Common Stock

The following is a discussion of the material U.S. federal income tax considerations for holders of shares of Common Stock whose shares of Common Stock are converted into the right to receive cash pursuant to the Merger.

This discussion applies only to shares of Common Stock that are held as “capital assets” within the meaning of Section 1221 of the Code for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the provisions of the Code, U.S. Treasury regulations, administrative rules and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements set forth herein. The Company has not sought any rulings from the Internal Revenue Service (the “IRS”) with respect to the statements made and the positions or conclusions described in this discussion. Such statements, positions and conclusions are not free from doubt, and there can be no assurance that your tax advisor, the IRS or a court will agree with such statements, positions and conclusions.

This discussion does not purport to be a complete analysis of all potential tax effects resulting from the Merger and does not address the tax treatment of any other transactions occurring in connection with the Merger. Furthermore, it does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any U.S. state, local or non-U.S. tax laws, any tax treaties or any tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers in securities or foreign currencies;

•	persons whose functional currency is not the U.S. dollar;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	real estate investment trusts or regulated investment companies;

•	holders of shares of Common Stock subject to the alternative minimum tax provisions of the Code;

•	persons that acquired shares of Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•

persons that hold shares of Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

•	certain former citizens or long-term residents of the United States; and

•	except as specifically provided below, persons that actually or constructively hold 5% or more (by vote or value) of any class of shares of the Company.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Common Stock, the tax treatment of a partner in such partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding shares of Common Stock to consult with, and rely solely upon, their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

For purposes of this discussion, a “U.S. Holder” is a holder that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a holder that, for U.S. federal income tax purposes, is an individual, a corporation, an estate or a trust that is not a U.S. Holder.

U.S. Holders

The receipt of cash by a U.S. Holder in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received pursuant to the Merger and the U.S. Holder’s adjusted tax basis in the shares of Common Stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis in its shares of Common Stock generally will equal the amount that such U.S. Holder paid for such shares. A U.S. Holder’s gain or loss on the disposition of shares of Common Stock generally will be characterized as capital gain or loss, and any such capital gain or loss generally will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the Merger. Long-term capital gains of certain non-corporate holders, including individuals, currently are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of Common Stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Common Stock that it holds.

Non-U.S. Holders

In general, subject to the discussion below under “ —Information Reporting and Backup Withholding,” the receipt of cash by a non-U.S. Holder in exchange for shares of Common Stock pursuant to the Merger will not be subject to U.S. federal income tax unless:

•

the gain, if any, recognized by the non-U.S. Holder is effectively connected with a trade or business conducted by the non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. Holder’s permanent establishment in the United States);

•	the non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the Merger and certain other conditions are met; or

•

shares of Common Stock constitute a United States real property interest by reason of the Company’s status as a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code (a “USRPHC”) at any time during the shorter of the five-year period ending on the date of the effective time of the Merger or the period that the non-U.S. Holder held the applicable shares of Common Stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis in substantially the same manner as if the non-U.S. Holder were a U.S. Holder (unless an applicable income tax treaty provides otherwise). If the non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may also be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be provided by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, as adjusted for certain items.

A non-U.S. Holder described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be provided by an applicable income tax treaty) on any gain recognized, which generally may be offset by U.S.-source capital losses of the non-U.S. Holder recognized in the same taxable year (if any), provided the non-U.S. Holder timely files U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, the Company believes it has not been, is not and will not be a USRPHC during the relevant period. Even if the Company is or was a USRPHC during the relevant period, gain arising from a non-U.S. Holder’s receipt of cash in exchange for shares of Common Stock pursuant to the Merger will not be subject to U.S. federal income tax if the Common Stock is “regularly traded” (as defined in applicable Treasury Regulations) on an established securities market and such non-U.S. Holder owned, actually and constructively, 5% or less of the Company’s Common Stock throughout the relevant period.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply in connection with payments made to U.S. Holders and non-U.S. Holders in connection with the Merger.

Backup withholding of tax (currently at a rate of 24%) generally will apply to the proceeds received by a U.S. Holder pursuant to the Merger, unless the U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. Holder’s correct taxpayer identification number and certifying that such U.S. Holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules.

A non-U.S. Holder generally will be subject to backup withholding of tax (currently at a rate of 24%), unless the non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8) attesting to such non-U.S. Holder’s status as a non-United States person and otherwise complies with applicable certification requirements.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder or a non-U.S. Holder generally will be allowed as a credit against such U.S. Holder’s or non-U.S. Holder’s U.S. federal income tax liability, if any, and may entitle such U.S. Holder or non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

HOLDERS SHOULD CONSULT WITH, AND RELY SOLELY UPON, THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S.  OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Regulatory Approvals Required for the Merger

HSR Act and U.S. Antitrust Matters

Under the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), the Merger cannot be consummated until Reata and Biogen each file a notification and report form with the FTC and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Reata and Biogen filed their respective HSR Act notifications on August 11, 2023. The waiting period under the HSR Act is set to expire at 11:59 p.m., Eastern Time, on September 11, 2023. The parties may restart the 30-day waiting period by withdrawing and refiling the HSR Act notifications, thereby restarting the 30-calendar-day waiting period. The DOJ or the FTC may also toll the 30-day waiting period by issuing a Request for Additional Information and documentary materials (a “Second Request”). If either agency issues a Second Request, the waiting period will be extended until 30 days after the parties substantially comply with the request, unless the parties agree to a longer extension.

At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the consummation of the Merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take such action under its applicable antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under applicable antitrust laws under certain circumstances.

General

Subject to the terms of the Merger Agreement, Reata, Biogen and Merger Sub have agreed to take any and all actions necessary to cause the expiration or termination of the applicable waiting period under the HSR Act as soon as practicable, and to avoid any impediment to the consummation of the Merger under any antitrust laws, including (1) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, conduct of business restrictions, a sale or disposition of such assets or businesses as are required to be divested or a license or grant of commercialization rights to businesses, product lines, fields of use, divisions, business arrangements, contracts, assets or interests therein of Reata or Biogen, and (2) cooperating with each other and using their respective reasonable best efforts to oppose, contest and resist fully and vigorously any legal proceeding, including by defending through litigation, pursuing vigorously all available avenues of administrative and judicial appeal and seeking to have vacated, lifted, reversed or overturned any order that may result from such legal proceedings, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the Merger or the other transactions contemplated by the Merger Agreement, in each case, as may be required in order to enable the consummation of the Merger or the other transactions contemplated by the Merger Agreement, and to otherwise avoid the entry of, or to effect the dissolution of, any preliminary or permanent injunction which would otherwise have the effect of prohibiting preventing or restricting the consummation of the Merger or the other transactions contemplated by the Merger Agreement; provided, however, that neither Biogen nor Reata shall be required to take any of the actions set forth in the foregoing clause (1) unless the action is conditioned on the consummation of the transactions contemplated by the Merger Agreement; provided, further, that nothing in the Merger Agreement shall require Biogen or any of its affiliates, or, without the prior written consent of Biogen, permit Reata or any of its subsidiaries, to take any action or agree to take any action that would result in the imposition of a Burdensome Condition. Neither (i) Reata, without the prior written consent of Biogen, nor (ii) Biogen, without reasonable prior notice to Reata or, after the First Extended Outside Date, without the prior written consent of Reata (not to be unreasonably withheld, conditioned or delayed), will commit to or agree with any governmental authority to (A) stay, toll or extend any applicable waiting period under the HSR Act or other applicable antitrust laws, (B) pull and refile under the HSR Act or other applicable antitrust laws, (C) not consummate the transactions contemplated by the Merger Agreement for any period of time, or (D) enter into any timing agreement.

Other than the filings required under the HSR Act as described above, we currently do not expect that any clearance, approval or consent would be required under any other applicable antitrust law in connection with the Merger.

The Support Agreements

The following summary describes certain material provisions of the Support Agreements. This summary is not complete and is qualified in its entirety by reference to the Support Agreements, which are attached to this proxy statement as Annex C and incorporated into this proxy statement by reference. We encourage you to read the Support Agreements carefully in their entirety because this summary may not contain all the information about the Support Agreements that is important to you. The rights and obligations of the parties are governed by the express terms of the Support Agreements and not by this summary or any other information contained in this proxy statement.

Concurrently with the execution of the Merger Agreement, Biogen and Merger Sub entered into the Support Agreements with each D&O Stockholder, pursuant to which and subject to the conditions contained therein, each D&O Stockholder agreed, among other things, to vote all of such D&O Stockholder’s shares of Common Stock (i) in favor of the adoption of the Merger Agreement and any other matters necessary for the consummation of the Merger and other transactions contemplated thereby and (ii) against any Acquisition Proposal or other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger or matters contemplated by the Merger Agreement. The Support Agreements terminate in certain circumstances, including written notification to Biogen of a Company Board

Recommendation Change in accordance with the terms of the Merger Agreement. At the close of business on the record date, the Covered Shares represented approximately        % of the outstanding voting power of our Common Stock.

Delisting and Deregistration of Common Stock

If the Merger is consummated, following the Effective Time, the shares of Class A Common Stock will cease trading on Nasdaq and the Class A Common Stock will be deregistered under the Exchange Act. As such, we would no longer file periodic reports with the SEC.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Reata contained in this proxy statement or in Reata’s public reports filed with the SEC may supplement, update or modify the factual disclosures about Reata contained in the Merger Agreement and described in this summary. The representations, warranties, covenants, and agreements made in the Merger Agreement by Reata and Biogen were qualified and subject to important limitations agreed to by Reata and Biogen in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations, warranties, covenants, and agreements contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations, warranties, covenants, and agreements were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right to not close the Merger if the representations and warranties of the other party prove to be untrue (or such covenants and agreements were not complied with), due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations, warranties, covenants, and agreements may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures contained in the disclosure letter delivered by Reata to Biogen in connection with the Merger Agreement (the “Disclosure Letter”), which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the respective public filings made by each of Reata or Biogen with the SEC. For the foregoing reasons, the representations, warranties, covenants, and agreements and any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Reata, Biogen or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement.

Additional information about Reata may be found elsewhere in this proxy statement and Reata’s other public filings. See “Where You Can Find More Information” beginning on page 115 of this proxy statement.

When the Merger Becomes Effective

The consummation of the Merger will take place by electronic exchange of signatures and documents at 9:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the third business day after the satisfaction (or waiver, if permitted by applicable law) of the last to be satisfied of the conditions set forth in the Merger Agreement (other than those conditions that, by their nature, are to be satisfied at the closing of the Merger, but subject to the satisfaction (or waiver, if permitted by applicable law) of those conditions), or at such other location, date and time as Reata and Biogen shall mutually agree upon in writing.

On the Closing Date, Biogen, Reata and Merger Sub will cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL with the Secretary of State of the State of Delaware and will take such further actions as may be required to make the Merger effective on the Closing Date. The Merger will become effective at the time and day of the filing of such certificate of merger with the Secretary of State of the State of Delaware, or such later time and day as may be agreed in writing by Reata and Biogen and specified in the certificate of merger.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

Pursuant to the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Reata and the separate corporate existence of Merger Sub will cease. Reata will continue as the surviving corporation and as a wholly-owned subsidiary of Biogen. At the Effective Time, the certificate of incorporation of Reata will be amended and restated in its entirety as set forth on Exhibit A of the Merger Agreement and such amended and restated certificate of incorporation will be the certificate of incorporation of the surviving corporation until thereafter amended. At the Effective Time, Reata, Biogen and Merger Sub will take all necessary action such that the bylaws of Reata will be amended and restated in their entirety to read in their entirety as set forth on Exhibit B of the Merger Agreement, and as so amended and restated, will be the bylaws of the surviving corporation until thereafter amended as provided therein, pursuant to the terms of the certificate of incorporation of the surviving corporation or in accordance with applicable law. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the surviving corporation, each to hold office in accordance with the certificate of incorporation and the bylaws of the surviving corporation, and the officers of Reata immediately prior to the Effective Time will be the initial officers of the surviving corporation, in each case until their respective successors are duly appointed and qualified or until their earlier death, resignation or removal.

Effect of the Merger on Common Stock

At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Canceled Shares and Dissenting Shares) will be canceled and extinguished and automatically cease to exist and will be converted into the right to receive the Merger Consideration, without interest thereon and subject to any applicable withholding tax.

At the Effective Time, each Canceled Share will be canceled and extinguished, without any conversion thereof or consideration paid therefor at the Effective Time.

If applicable, the Merger Consideration and any other amount payable pursuant the Merger Agreement (including consideration payable in respect of Reata stock options or Reata RSUs) shall be appropriately adjusted to reflect the effect of any reorganization, reclassification, recapitalization, stock split (including a reverse stock split), subdivision or combination, exchange or readjustment of shares of Common Stock or any stock dividend or stock distribution (including any dividend or other distribution of securities convertible into shares of Common Stock) with a record date occurring on or after July 28, 2023 and prior to the Effective Time.

Treatment of Equity Awards and the ESPP

Options. Under the Merger Agreement, effective as of immediately prior to the Effective Time, each Reata stock option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested (including those that vest based solely on the passage of time and those that vest on the basis of performance), will be automatically canceled and converted into the right to receive, as promptly as practicable after the Effective Time (and in no event later than the next regularly scheduled payroll date at least five business days after the closing of the Merger), an amount in cash (without interest) equal to the product of (x) the number of shares of Common Stock underlying such Reata stock option immediately prior to the Effective Time multiplied by (y) the amount, if any, by which the Merger Consideration exceeds the exercise price per share of such option (such aggregate amount, the “Option Consideration”), less any applicable withholding taxes or other amounts required by applicable law to be withheld.

Restricted Stock Units. Under the Merger Agreement, effective as of immediately prior to the Effective Time, each Reata RSU (including those that vest based solely on the passage of time and those that vest on the basis of performance) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be automatically canceled and converted into the right to receive, as promptly as practicable (and in no event later than the next regularly scheduled payroll date at least five business days after the closing of the Merger) after the Effective Time, an amount in cash (without interest) equal to the product of (x) the aggregate number of shares of Common Stock underlying such Reata RSU immediately prior to the Effective Time and (y) the Merger Consideration (such aggregate amount, the “RSU Consideration”), less any applicable withholding taxes or other amounts required by applicable law to be withheld. Any payment in respect of any Reata RSU that, immediately prior to such cancellation, constitutes “nonqualified deferred compensation” subject to Section 409A of the Code shall be made on the applicable settlement date for such Reata RSU if required in order to comply with Section 409A of the Code.

ESPP. The Merger Agreement provides that the Board (or, if appropriate, the committee of the Board administering the ESPP) must take all actions reasonably necessary to provide that from and after July 28, 2023: (i) no new participants have been or will be permitted to participate in the ESPP, (ii) participants have not been and will not be permitted to increase their payroll deductions or purchase elections from those in effect on July 28, 2023 and (iii) except for the Final Offering Periods, no offering or purchase period has been or will be authorized, continued or commenced. If the Effective Time occurs (A) during one or more of both of the Final Offering Periods, (1) the final exercise date under the ESPP will be such date as Reata determines in its sole discretion (which date must be no later than the date that is five days prior to the Effective Time) and (2) each ESPP participant’s accumulated contributions under the ESPP will be used to purchase whole shares of Common Stock in accordance with the terms of the ESPP as of such final exercise date, which shares of Common Stock, to the extent outstanding immediately prior to the Effective Time, will be canceled at the Effective Time in exchange for the right to receive the Merger Consideration; or (B) after the end of the Final Offering Period, all amounts allocated to each participant’s account under the ESPP at the end of each of the Final Offering Periods shall be used to purchase whole shares of Common Stock under the terms of the ESPP for such offering period, which shares of Common Stock, to the extent outstanding immediately prior to the Effective Time, shall be canceled at the Effective Time in exchange for the right to receive the Merger Consideration. As promptly as practicable following the purchase of shares of Common Stock in accordance with the preceding clause (A) or (B), Reata is required to return to each participant the funds, if any, that remain in such participant’s account after such purchase.

Dissenting Shares

The Merger Agreement provides that Dissenting Shares will not be converted into, or represent the right to receive, the Merger Consideration, but instead at the Effective Time holders of such Dissenting Shares will be entitled to receive such consideration as may be determined to be due to the holders thereof in respect of such Dissenting Shares pursuant to Section 262. If any holder of Dissenting Shares fails to perfect, withdraws or otherwise loses or forfeits the right to appraisal of the fair value of such Dissenting Shares under Section 262, such Dissenting Shares will cease and will be deemed to have been converted into, as of the Effective Time, the right to receive, without interest, the Merger Consideration.

Payment for Common Stock

At or prior to the Effective Time, Biogen will deposit, or cause to be deposited, with a paying agent designated by Biogen that is reasonably acceptable to Reata, for payment to and for the sole benefit of holders of shares of Common Stock pursuant to the provisions of the Merger Agreement, cash in an amount equal to the aggregate Merger Consideration to which Reata stockholders are entitled under the Merger Agreement (which such amount does not include the Option Consideration or RSU Consideration).

As soon as practicable after the Effective Time (and in any event not later than the third business day thereafter), Biogen or the surviving corporation will cause the paying agent to mail to each person that was, immediately prior to the Effective Time, a holder of record of shares Common Stock represented by Certificates, which shares of Common Stock were converted into the right to receive the Merger Consideration at the Effective Time pursuant to the Merger Agreement: (i) a letter of transmittal in customary form reasonably acceptable to Biogen and Reata, which (A) will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the paying agent, (B) will have a customary release of all claims against Biogen, Merger Sub and Reata arising out of or related to such holder’s ownership of shares of Common Stock, and (C) will otherwise be in such form as Biogen and the paying agent reasonably agree on, and (ii) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration, the forms of which letter of transmittal and instructions are subject to the reasonable approval of Reata prior to the Effective Time.

Upon surrender of a Certificate (or an affidavit of loss in lieu thereof) to the paying agent or to such other agent or agents as may be appointed in writing by Merger Sub, and upon delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of the shares of Common Stock represented by such Certificates as of immediately prior to the Effective Time will be entitled to receive the Merger Consideration for each such share of Common Stock represented by such Certificate (subject to any required tax withholdings), and any Certificate so surrendered will forthwith be canceled.

No holder of Book-Entry Shares will be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company immediately prior to the Effective Time, an executed letter of transmittal to the paying agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to the terms of the Merger Agreement. In lieu thereof, each holder of record of one or more Book-Entry Shares held through The Depository Trust Company immediately prior to the Effective Time whose shares of Common Stock were converted into the right to receive the Merger Consideration will upon the Effective Time, in accordance with The Depository Trust Company’s customary procedures (including receipt by the paying agent of an “agent’s message” (or such other evidence of transfer or surrender as the paying agent may reasonably request)) and such other procedures as agreed by Reata, Biogen, the paying agent and The Depository Trust Company, be entitled to receive, and Biogen will cause the paying agent to pay and deliver to The Depository Trust Company or its nominee, for the benefit of the holder of such Book-Entry Shares held through it immediately prior to the Effective Time, as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share, the Merger Consideration for each such Book-Entry Share (subject to any required tax withholdings) and such Book-Entry Shares of such holder will forthwith be canceled.

As soon as practicable after the Effective Time (and in no event later than five business days after the Effective Time), the surviving corporation will cause the paying agent to mail to each person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company (A) a letter of transmittal and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration, the forms of which letter of transmittal and instructions are subject to the reasonable approval of Reata prior to the Effective Time. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed and in proper form, the holder of such Book-Entry Shares immediately prior to the Effective Time will be entitled to receive in exchange therefor the Merger Consideration, for each such Book-Entry Share (subject to any required tax withholdings), and such Book-Entry Shares so surrendered will forthwith be canceled.

Until paid or surrendered as contemplated, each Book-Entry Share will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by the Merger Agreement, except for Book-Entry Shares representing Dissenting Shares, which will be deemed to represent the right to receive payment in accordance with and to the extent provided by Section 262, or Canceled Shares.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of Reata, Biogen and Merger Sub (subject to certain qualifications or exceptions in the Merger Agreement and the Disclosure Letter) as to, among other things:

•	corporate organization, existence, good standing and corporate power and authority to conduct its business as currently conducted;

•	corporate power and authority to enter into the Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby;

•	required regulatory filings or actions and authorizations, consents or approvals of governmental entities and other persons;

•

the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents, applicable requirements of Nasdaq, and applicable law, in each case arising out of the execution, delivery or performance of, or consummation of the transactions contemplated by, the Merger Agreement;

•	the absence of certain litigation, orders and judgments and governmental proceedings and investigations pending against the parties;

•	matters relating to information to be included in required filings with the SEC, including this proxy statement, in connection with the Merger; and

•	the absence of any fees owed by Reata to investment bankers or brokers in connection with the Merger, other than those specified in the Disclosure Letter.

The Merger Agreement also contains representations and warranties of Reata (subject to certain qualifications or exceptions in the Merger Agreement and the Disclosure Letter) as to, among other things:

•

the qualification and good standing of Reata as a foreign corporation or other entity authorized to do business in each jurisdiction in which the character of the properties owned or held under lease by it or the nature or conduct of the business transacted by it makes such qualification necessary;

•	the capitalization of Reata, including the authorized and outstanding Class A Common Stock and Class B Common Stock and shares of Common Stock held by Reata in its treasury;

•	all shares of Common Stock having been, or being when issued, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights;

•	outstanding Reata stock options and Reata RSUs, shares of Common Stock reserved for issuance under Reata’s equity incentive plans and shares of Common Stock reserved for issuance under the ESPP;

•	the exercise price of each Reata stock option as compared to fair market value and the exemption of all such Reata stock options under Section 409A of the Code;

•

except as otherwise disclosed, the absence of outstanding (i) shares of Reata capital stock, (ii) securities of Reata convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in Reata, (iii) warrants, calls, options, subscriptions, commitments, contracts or other rights to acquire from Reata, or other obligations of Reata to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, Reata or (iv) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, Reata or any obligation of Reata to issue any of the foregoing (the items in each of clauses (i), (ii), (iii) and (iv) “Company Securities”);

•

as of three business days prior to the date of the Merger Agreement, (i) the absence of outstanding obligations requiring Reata to purchase, redeem or otherwise acquire any Company Securities, (ii) the absence of voting trusts or other agreements or understandings to which Reata is a party with respect to the voting of capital stock of Reata and (iii) that all outstanding securities of Reata were offered and issued in compliance with all applicable securities laws;

•

the qualification and good standing of the subsidiaries of Reata including all capital stock of such subsidiaries having been, or being when issued, duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights;

•	except as otherwise disclosed, Reata does not own any capital stock or equity interest in any other person;

•	that, assuming the due authorization, execution and delivery of the Merger Agreement by Biogen and Merger Sub, the Merger Agreement constitutes a legal, valid and binding obligation of Reata;

•

the Board’s (i) determination that the Merger Agreement and Merger are advisable, fair and in the best interests of Reata and its stockholders and that it is advisable for Reata to enter into the Merger Agreement, (ii) approval and declaration that was is advisable for Reata to execute and deliver the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) direction that the adoption of the Merger Agreement be submitted to a vote of Reata stockholders and (iv) resolution, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Reata stockholders;

•

the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Reata’s Common Stock, voting as a single class, entitled to vote thereon as of the record date as the only vote of any holders of any class or series of the Company’s capital stock necessary under applicable law and Reata’s certificate of incorporation and bylaws to adopt the Merger Agreement and approve the Merger;

•

the timeliness and accuracy of Reata’s filings with the SEC, and the compliance of such filings and financial statements with SEC rules, GAAP (in the case of financial statements), the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act of 2002;

•	the absence of outstanding or unresolved comments received from the SEC staff with respect to Reata’s SEC filings;

•	Reata’s and its subsidiaries’ disclosure controls and procedures and internal control over financial reporting;

•	the absence of certain undisclosed liabilities of Reata and its subsidiaries;

•

the absence of certain changes from March 31, 2023 through the date of the Merger Agreement, including the conduct or inaction of the business of Reata and its subsidiaries in the ordinary course consistent with past practice, and the absence of a Company Material Adverse Effect;

•	the compliance as to form of the proxy statement with the applicable requirements of the Exchange Act and the accuracy of the information provided in such proxy statement;

•	Reata’s employee benefit plans and other agreements with its or its subsidiaries’ employees;

•	labor matters;

•	the payment of taxes, filing of tax returns, absence of tax audits or proceedings and other tax matters;

•	the compliance by Reata, its subsidiaries and their respective officers and directors with applicable laws and the possession by Reata of all permits necessary to conduct its business;

•	environmental matters, including compliance with environmental laws by Reata and its subsidiaries;

•	Reata’s and its subsidiaries’ intellectual property rights;

•	the compliance by Reata and its subsidiaries with data privacy and protection laws and the absence of material failures of Reata information technology systems;

•	real property leased by Reata and its subsidiaries;

•	certain categories of specified material contracts;

•

certain regulatory matters, including with respect to regulatory approvals from the FDA, and the compliance with various applicable rules of the FDA and health care laws applicable to the conduct of the business of Reata and its subsidiaries;

•	insurance policies maintained by Reata and its subsidiaries;

•	compliance with anti-bribery and anti-corruption laws, rules and regulations, including the Foreign Corrupt Practices Act of 1977;

•	transactions with affiliates of Reata or its subsidiaries;

•	the receipt by the Board of opinion of Goldman Sachs as to the fairness of the Merger Consideration, from a financial point of view, to the holders of shares of Common Stock; and

•	non-applicability of certain anti-takeover laws to the Merger Agreement and the Merger.

The Merger Agreement also contains representations and warranties of Biogen and Merger Sub (subject to certain qualifications or exceptions in the Merger Agreement) as to, among other things:

•	the absence of any ownership by Biogen, Merger Sub or any of their respective affiliates of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock;

•

the availability to Biogen and Merger Sub, as of the Closing Date, of sufficient funds to consummate the Merger and the other transactions contemplated by the Merger Agreement that require payment on the Closing Date;

•	actions of Merger Sub prior to the Closing Date;

•	the solvency of Biogen and Merger Sub; and

•

except for the Support Agreements, the absence of certain arrangements between Biogen, Merger Sub or any of their respective affiliates and any stockholder, director, officer, employee or other affiliate of Reata relating to the Merger Agreement, the Merger or the surviving corporation, pursuant to which (a) any holder of shares of Common Stock would be entitled to receive consideration other than the Merger Consideration or (b) such stockholder, director, officer, employee or other affiliate of Reata has agreed to provide equity investment to Biogen, Merger Sub or Reata to finance any portion of the Merger.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “Company Material Adverse Effect” clause.

For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any change, occurrence, effect, event, circumstance or development (each an “Effect,” and collectively, “Effects”) that has had, or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Reata and its subsidiaries, taken as a whole; provided, however, that no Effect to the extent directly or indirectly resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be deemed to be or constitute a Company Material Adverse Effect, and no Effect to the extent directly or indirectly resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be taken into account when determining whether a Company Material Adverse Effect has occurred, except if such Effects disproportionately and adversely affect Reata and its subsidiaries, taken as a whole, in any material respect relative to other similarly situated companies operating in any industry or industries in which Reata and its subsidiaries operate in the events of the first six bullets below (in which case, the incremental disproportionate impact or impacts may be taken into account in determining whether there has occurred a Company Material Adverse Effect):

•

conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

•

political conditions (or changes in such conditions) in the United States or any other country or region in the world or between any countries or groups of countries, or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (including any acts of war or sanctions imposed in connection with the current dispute involving the Russian Federation and Ukraine);

•

earthquakes, hurricanes, tsunamis, tornadoes, floods, epidemics, pandemics (including COVID-19), cyberattacks, mudslides, wild fires or other natural disasters and weather conditions in the United States or any other country or region in the world;

•	conditions (or changes in such conditions) in the life sciences, pharmaceutical or biotechnology industry;

•

actual or proposed changes in law or other legal or regulatory conditions (or the interpretation thereof), any COVID-19 measures or any change in any COVID-19 measures (or the interpretation thereof), or changes in GAAP or other accounting standards (or the interpretation thereof);

•

the announcement of the Merger Agreement, or the pendency or consummation of the transactions contemplated hereby, including (A) the identity of Biogen, Merger Sub or their affiliates as acquiror of Reata, (B) the termination or potential termination of (or the failure or potential failure to renew or enter into) any contracts with customers, licensors, suppliers, distributors or other business partners, (C) any other negative development (or potential negative development) in Reata’s or its subsidiaries’ relationships with any of its customers, licensors, suppliers, distributors or other business partners, and (D) any departure or termination of any officers, directors, employees, consultants or independent contractors of Reata or any of its subsidiaries, in the case of each of clauses (A), (B), (C) and (D), to the extent resulting from such announcement, pendency or consummation (it being understood that this bullet shall not apply to (1) any representation or warranty related to the announcement of the Merger Agreement or the pendency or consummation of the transactions contemplated hereby or (2) to the extent related to any such representation or warranty, the closing condition with respect to Reata’s representations and warranties to be true);

•

changes in Reata’s stock price or the trading volume of Reata’s stock, in and of itself, or any failure by Reata to meet any estimates or expectations of Reata’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Reata to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition of a Company Material Adverse Effect);

•

(A) any action taken unless expressly required by the Merger Agreement, or failure to take any action expressly required by the Merger Agreement, in each case, by Biogen or any of its controlled affiliates or (B) the taking of any action or refraining from taking any action, in each case, by Reata or any of its subsidiaries (1) expressly required by the Merger Agreement (other than Section 5.1 of the Merger Agreement, unless Biogen unreasonably withholds, conditions or delays consent to the taking of such action or refraining from taking such action), (2) to which Biogen has consented in writing in advance, or (3) which Biogen has requested in writing;

•

any legal proceedings made or brought by any of the current or former Reata stockholders (on their own behalf or on behalf of Reata) against Reata arising out of the Merger or the other transactions contemplated by the Merger Agreement; or

•	certain other specified matters.

Conduct of Business Pending the Merger

The Merger Agreement provides that except (a) as set forth in the Disclosure Letter, (b) as required by applicable law (including any COVID-19 measures or such reasonable actions after notice has been provided to Biogen or Biogen’s counsel as may be taken in response to acts of war or sanctions, including in connection with the current dispute involving the Russian Federation and Ukraine), (c) as consented to in writing by Biogen (which consent shall not be unreasonably withheld, conditioned or delayed), or (d) as required or expressly provided for by the Merger Agreement, during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Effective Time, (x) Reata and each of its subsidiaries are required to use reasonable best efforts to conduct its operations in all material respects according to its ordinary and usual course of business consistent with past practice, use reasonable best efforts to preserve intact its business organization and to preserve the present relationships with those persons having significant business relationships with it (provided that during any period of full or partial suspension of operations related to COVID-19 or any COVID-19 measures, Reata and its subsidiaries may, in connection with COVID-19 or any COVID-19 measures, take such actions as are reasonably necessary (i) to protect the health and safety of Reata’s and its subsidiaries employees and other individuals having business dealings with Reata or any of its subsidiaries or (ii) to respond to third-party supply or service disruptions caused by COVID-19 or any COVID-19 measures); provided, further, that Reata or any of its subsidiaries may take such reasonable actions after notice has been provided to Biogen or Biogen’s counsel as may be taken in response to acts of war or sanctions, including in connection with the current dispute involving the Russian Federation and Ukraine, and (y) without limiting the generality of the foregoing, Reata will not, and will not permit any of its subsidiaries to:

•	adopt any amendments to its certificate of incorporation or bylaws or other similar organizational documents;

•	adopt or implement any stockholder rights plan or similar arrangement;

•

issue, sell, grant options or rights to purchase, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge, any securities of Reata or any of its subsidiaries, other than any shares of Common Stock issuable with respect to the exercise, vesting, settlement or purchases with respect to stock awards of Reata outstanding as of the date of the Merger Agreement or granted in compliance with the Merger Agreement;

•

acquire or redeem or offer to acquire or redeem, directly or indirectly, or amend any securities of Reata or any of its subsidiaries, other than (A) as provided by any stock plan of Reata pursuant to its existing terms, or (B) the satisfaction of exercise price and/or tax withholding obligations in connection with the purchase, vesting, exercise and/or settlement of any stock awards of Reata pursuant to their existing terms;

•

split, combine or reclassify its capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of its capital stock, except for dividends or distributions by any of the Company’s wholly-owned subsidiaries;

•

(A) acquire, by means of a merger, consolidation, recapitalization or otherwise, any business, assets or securities (other than, in each case, capital expenditures in accordance with the seventeenth bullet below and any acquisition of assets, including active pharmaceutical ingredients and other supplies, in the ordinary course of business consistent with past practice) for consideration in excess of $5,000,000, individually or in the aggregate, (B) sell, lease, or otherwise dispose of any assets with a fair market value in excess of $5,000,000, individually or in the aggregate, except (1) pursuant to contracts or commitments existing as of the date of the Merger Agreement, (2) sales of products or services in the ordinary course of business consistent with past practice, (3) incidental contracts, (4) non-exclusive licenses entered into in the ordinary course of business consistent with past practice, (5) dispositions of marketable securities in the ordinary course of business consistent with past practice, and (6) dispositions or abandonments of immaterial tangible assets in the ordinary course of business consistent with past practice, or (C) adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring;

•

(A) sell, transfer, license, sublicense, assign, cancel, fail to renew, fail to defend, fail to maintain in the ordinary course of business, abandon or otherwise dispose of or grant any covenant-not-to-sue under any material Reata intellectual property or any company product, except for (1) incidental contracts and (2) non-exclusive licenses entered into in the ordinary course of business to contract manufacturers or contract research organizations, or (B) disclose to any third party, other than under a confidentiality agreement or to representatives of Biogen, any material trade secrets included in Reata’s intellectual property rights;

•	incur, assume or otherwise become liable or responsible for any indebtedness for borrowed money;

•

assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person in an amount not to exceed $5,000,000 in the aggregate;

•

make any loans, advances (other than for ordinary course business expenses or pursuant to Reata’s or its subsidiaries’ governing documents or existing indemnification obligations) or capital contributions to, or investments in, any other person in excess of $2,500,000, except for (A) advancement of expenses under any indemnification agreement or the governing documents of Reata or any of its subsidiaries and (B) loans or advances among Reata and any of its wholly-owned subsidiaries and capital contributions to or investments in Reata’s wholly-owned subsidiaries;

•	form any subsidiary, acquire any equity interest in any other person or enter into any joint venture, partnership, collaboration or similar arrangement;

•	change, in any material respect, any financial accounting methods, principles, practices policies or procedures used by it, except as required by GAAP or applicable law;

•

(A) adopt, change or request to change any tax accounting method or period with respect to material taxes (other than in the ordinary course of business), (B) make, change or revoke any material tax election (other than in the ordinary course of business); (C) amend or refile any material tax return; (D) consent to the extension or waiver of the statutory period of limitations applicable to any material taxes (other than pursuant to an automatic extension of the due date for filing a tax return); (E) settle or compromise any material tax proceeding or liability; (F) surrender any claim to a material tax refund; (G) request any tax ruling; or (H) prepare or file any U.S. Federal income or other material tax return in a manner that is inconsistent with the treatment set forth in the Merger Agreement or Disclosure Letter or materially inconsistent with past practice;

•

except as required by applicable law or required by an employee benefit plan in effect as of the execution of the Merger Agreement pursuant to its existing terms, (A) enter into any employee benefit plan or contract providing for, or pay any, new change in control, retention, severance or termination pay, (B) grant any stock awards of Reata, (C) grant any increases in, or accelerate the vesting, payment or funding of, compensation or benefits payable to any employee, consultant, officer or director, (D) adopt, enter into, materially amend or terminate any material employee benefit plan, or (E) change any actuarial or other assumptions used to calculate funding obligations with respect to any employee benefit plan;

•	hire or terminate any employee with an annual salary in excess of $400,000, other than a termination for cause (as determined consistent with Reata’s past practice);

•	enter into any collective bargaining or similar labor contract;

•

make or authorize any material capital expenditure or incur any obligations, liabilities or indebtedness in respect thereof, except for (A) those contemplated by the capital expenditure budget for the relevant fiscal year and (B) any unbudgeted capital expenditure, not to exceed, in each of the fiscal years ending December 31, 2023 and December 31, 2024, an aggregate amount for such fiscal year of $5,000,000;

•

settle any suit, action, claim, proceeding or investigation other than as contemplated by Section 6.11 of the Merger Agreement or a settlement solely for monetary damages (net of insurance proceeds received) not in excess of $2,500,000 individually or $5,000,000 in the aggregate;

•

except in the ordinary course of business consistent with past practice or in connection with any transaction to the extent specifically permitted by any subclause of Section 5.1 of the Merger Agreement, (A) enter into any contract that would, if entered into prior to the date of the Merger Agreement, be a material contract, except for any statement of work issued under an existing material contract, in each case not in excess of $2,500,000 individually; or (B) materially modify, materially amend or terminate (other than expirations in accordance with its terms) any material contract or waive, release or assign any material rights or material claims thereunder;

•	subject to any lien (other than permitted liens) any material right or other material asset or property;

•	enter into any contract that by its terms would purport to bind Biogen or its affiliates (other than, following the closing of the Merger, Reata or any of its subsidiaries);

•

exercise options under any collaboration agreements relating to “co-funding,” “co-commercialization” or similar cost-and-profit participation rights (whether an exercise to “opt in” or “opt out” of such rights with respect to any product that is in preclinical development or clinical trials or being manufactured, marketed, sold, commercialized, offered, made available, licensed, distributed or branded by or for Reata or any of its subsidiaries (a “Company Product”) to which such collaboration agreement exists); or

•	authorize, offer, agree or commit, in writing or otherwise, to take any of the foregoing actions.

In furtherance and not in limitation of any other provision of the Merger Agreement, to the extent permitted by applicable law, Reata shall keep Biogen informed on a reasonably current basis of any material developments (including the occurrence of any serious adverse event and any material governmental inquiries or investigations), discussions or negotiations relating to the Company Products between or with the FDA or the EMA.

Notwithstanding the foregoing, nothing in the Merger Agreement is intended to give Biogen or Merger Sub, directly or indirectly, the right to control or direct the business or operations of Reata or any of its subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, Reata and its subsidiaries shall exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over their respective business and operations.

Other Covenants and Agreements

Special Meeting and Related Actions

Unless the Merger Agreement is terminated in accordance with its terms, Reata must, as promptly as practicable after the date of the Merger Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting for the purpose of obtaining the Reata Stockholder Approval. Reata is permitted to postpone or adjourn the special meeting if, and only if, (i) Reata is unable to obtain a quorum of its stockholders at such time, to the extent (and only to the extent) necessary to obtain a quorum of its stockholders and Reata will use its reasonable best efforts to obtain such a quorum as promptly as practicable, (ii) the Board has determined in good faith (after consultation with outside legal counsel) that such delay is required (A) by applicable law to comply with comments made by the SEC with respect to this proxy statement or (B) to allow for the dissemination of any supplement or amendment to this proxy statement that is required to be filed and disseminated under applicable law, or (iii) Reata is required to do so by a court of competent jurisdiction in connection with any legal proceeding commenced after the date of the Merger Agreement against Reata (or any of its directors in their capacity as such) by any Reata stockholders relating to the Merger Agreement or the transactions contemplated thereby. Except to the extent a Company Board Recommendation Change (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Reata Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement) has been effected, the Board will include the Company Board Recommendation in the proxy statement and Reata will use its reasonable best efforts to solicit votes of the Reata stockholders in favor of obtaining Reata Stockholder Approval.

Subject to Reata’s right to effect a Company Board Recommendation Change and to terminate the Merger Agreement in accordance with its terms, Reata’s obligations related to the special meeting will not be affected by the commencement, public proposal, public disclosure or communication to Reata or any other person of any Acquisition Proposal or by any event constituting or that could constitute an Intervening Event.

Access and Information

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Reata will afford Biogen and its representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of Reata and its subsidiaries (provided, however, that (A) Reata may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable law (including any COVID-19 measures) requires Reata or any of its subsidiaries to restrict or otherwise prohibit access to such documents or information, (ii) granting such access would violate any obligations of Reata or any of its subsidiaries with respect to confidentiality to any third party or otherwise breach, contravene or violate, constitute a default under or give a third party the right to terminate or accelerate an obligation under any then-effective contract to which Reata or any of its subsidiaries is a party, (iii) access to such documents or information would reasonably be expected to result in a waiver of any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information or (iv) such documents or information relate to the evaluation or negotiation of the Merger Agreement, the transactions contemplated thereby or, subject to the terms of the Merger Agreement, an Acquisition Proposal or a Superior Proposal, and (B) in each case, access may be limited to the extent Reata reasonably determines, in light of COVID-19 or any COVID-19 measures, that such access would jeopardize the health and safety of any employee of Reata or any of its subsidiaries. In the event that Reata does not provide access or information in reliance on any of the foregoing provisos in clauses (A)(i) – (A)(iii), it shall use its reasonable best efforts to communicate the applicable information to Biogen in a way that would not violate any applicable law, contract or obligation or waive such a privilege and, with respect to access limited in respect of COVID-19 or COVID-19 measures, Reata shall use its reasonable best efforts to communicate the applicable information to Biogen in a way that Reata reasonably determines would not jeopardize the health and safety of any employee of Reata or any of its subsidiaries).

Any investigations conducted pursuant to the access contemplated by the Merger Agreement (A) must be conducted in a manner that does not unreasonably interfere with the conduct of the business of Reata or any of its subsidiaries or create a risk of damage or destruction to any property or assets of Reata or any of its subsidiaries, (B) will be subject to Reata’s or any of its subsidiaries’ reasonable security measures and insurance requirements and (C) shall not include the right to perform invasive testing without Reata’s prior written consent, in its sole discretion.

The terms and conditions of the confidentiality agreement between Biogen and Reata apply to any information obtained by Biogen or any of its representatives in connection with any investigation conducted pursuant to the access contemplated by the Merger Agreement.

Nothing in the Merger Agreement will be construed to require Reata or its representatives to prepare any new reports, analyses, appraisals, opinions or other information.

No Solicitation; Reata Acquisition Proposals; Company Board Recommendation Change

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Reata will not, and will cause its directors and officers not to, nor will it authorize or knowingly permit any of its other representatives to, and will direct and use its reasonable best efforts to cause such other representatives not to, directly or indirectly:

•	solicit, initiate, knowingly encourage or knowingly facilitate, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

furnish to any person (other than Biogen, Merger Sub or any designees or representatives of Biogen or Merger Sub), or any representative thereof, any information, or afford to any person (other than Biogen, Merger Sub or any designees or representatives of Biogen or Merger Sub) access to the business, properties, assets, books, records or other information, or to any personnel, of Reata or any of its subsidiaries, in any such case in connection with, or with the intent to facilitate, the making, submission or announcement of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in any discussions or negotiations with any person, or any representative thereof, with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (except to notify any person of Reata’s obligations relating to non-solicitation as set forth in the Merger Agreement);

•

enter into any merger agreement, purchase agreement, letter of intent or similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with the terms of the Merger Agreement);

•	approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL; or

•	approve, authorize, agree or publicly announce any intention to do any of the foregoing.

In addition, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement pursuant to its terms and the Effective Time, Reata must, and must cause its directors and officers to, and must direct and use commercially reasonable efforts to cause its other representatives to, cease and cause to be terminated, and must not authorize or knowingly permit any of its other representatives to continue, any and all discussions or negotiations with any person (other than Biogen, Merger Sub and their representatives), or any representative thereof, conducted prior to the date of the Merger Agreement with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal.

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, Reata must, within 24 hours following receipt of an Acquisition Proposal, or request for information or inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (i) provide Biogen with written notice of such Acquisition Proposal, request for information, inquiry, proposal or offer, and (ii) communicate to Biogen the material terms and conditions of such Acquisition Proposal, request for information, inquiry, proposal or offer (including any subsequent amendment thereto) and the identity of the person making such Acquisition Proposal, request for information, inquiry, proposal or offer. Reata must keep Biogen reasonably informed on a reasonably prompt basis with respect to the status of any discussions or negotiations regarding, and of any changes to the material terms and conditions of, any such Acquisition Proposal, request for information or inquiry, proposal or offer, and must, within 24 hours of receipt of delivery thereof, provide Biogen with unredacted copies of all writings or media containing any material terms or conditions of any such proposals and any proposed transaction agreements (including all schedules, exhibits and attachments thereto) relating to any such Acquisition Proposal, request for information, inquiry, proposal or offer and any financing commitments relating thereto.

Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, if at any time prior to the receipt of Reata Stockholder Approval, Reata or any of its representatives has received a bona fide, written Acquisition Proposal from any person or group of persons that did not result from a breach in any material respect of Reata’s obligations relating to non-solicitation as set forth in the Merger Agreement, then if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and that the failure to take action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, then Reata and any of its representatives may enter into an Acceptable Confidentiality Agreement with such person or group of persons (provided that Reata shall substantially concurrently provide to Biogen a copy of such Acceptable Confidentiality Agreement), engage in discussions to clarify the terms and conditions of, or furnish information with respect to Reata to, the person or group of persons making such Acquisition Proposal (provided that Reata must substantially concurrently provide or make available to Biogen any information concerning Reata that is provided to such person or group of persons and which was not previously provided or made available to Biogen and Reata must have entered into an Acceptable Confidentiality Agreement with such person or group of persons) and participate and engage in discussions or negotiations with the person or group of persons making such Acquisition Proposal regarding such Acquisition Proposal. Within 24 hours of such determination of the Board, and in any event, prior to Reata first taking any of the actions described in the immediately preceding sentence with respect to an Acquisition Proposal, Reata must provide written notice to Biogen of the determination of the Board relating to such Acquisition Proposal.

Subject to limited exceptions as described herein, neither the Board nor any committee thereof shall (i) withdraw, amend, modify or qualify in a manner adverse to Biogen or Merger Sub the Company Board Recommendation, (ii) publicly approve or recommend an Acquisition Proposal, (iii) fail to include the Company Board Recommendation in the proxy statement when disseminated to Reata stockholders, (iv) if any Acquisition Proposal is structured as a tender offer or exchange offer for the outstanding shares of Common Stock and is commenced pursuant to Rule 14d-2 under the Exchange Act (other than by Biogen or an affiliate of Biogen), fail to recommend, within 10 business days after such commencement, against acceptance by Reata stockholders of such tender offer or exchange offer, or (v) publicly propose to do any of the foregoing (each of clauses (i), (ii), (iii), (iv) and (v), a “Company Board Recommendation Change”); provided that notwithstanding the foregoing, a “stop, look and listen” communication by the Board or any committee thereof to Reata stockholders pursuant to Rule 14d-9(f) of the Exchange Act, or the taking and disclosure to Reata stockholders of a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, or any substantially similar communication to either of the foregoing will not be deemed a Company Board Recommendation Change or prohibited under the terms of the Merger Agreement (provided that any such disclosure by Reata shall state that the Company Board Recommendation continues to be in effect unless, prior to the time of such public disclosure, a Company Board Recommendation Change has been made in accordance with the terms of the Merger Agreement).

Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, at any time prior to receipt of the Reata Stockholder Approval, the Board may (i) in response to the receipt of a bona fide, written Acquisition Proposal received after the date of the Merger Agreement that did not result from a breach in any material respect of Reata’s obligations relating to non-solicitation as set forth in the Merger Agreement, or the occurrence of an Intervening Event, effect a Company Board Recommendation Change, or (ii) in response to a bona fide, written Acquisition Proposal received after the date of the Merger Agreement that did not result from a breach in any material respect of Reata’s obligations relating to non-solicitation as set forth in the Merger Agreement, enter into a definitive agreement implementing such applicable Acquisition Proposal and terminate the Merger Agreement, provided that (a) the Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, (b) in the case of receipt of an

Acquisition Proposal, the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal or, in the case of an Intervening Event, that an Intervening Event has occurred, (c) Reata provides written notice to Biogen at least three business days prior to effecting a Company Board Recommendation Change or terminating the Merger Agreement of its intent to take such action, specifying the reasons therefor (a “Change of Recommendation Notice”), (d) prior to effecting such Company Board Recommendation Change or terminating the Merger Agreement, Reata must, and must cause its representatives to be, reasonably available to negotiate with Biogen in good faith (to the extent Biogen desires to negotiate) during such three-business-day period to make such adjustments in the terms and conditions of the Merger Agreement as would obviate the basis for a Company Board Recommendation Change or the termination of the Merger Agreement, and (e) no earlier than the end of such three-business-day period, the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, after considering any amendments to the terms and conditions of the Merger Agreement proposed by Biogen in a binding written offer irrevocably made by Biogen, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law (and, in the case of receipt of such Acquisition Proposal, that such Acquisition Proposal continues to constitute a Superior Proposal). Following delivery of a Change of Recommendation Notice in the case of (x) the receipt of a Superior Proposal, in the event of any change to the financial terms (including any change to the amount or form of consideration payable) or other revision to the terms or conditions of such Acquisition Proposal or (y) the occurrence of an Intervening Event, in the event of any change with respect to such Intervening Event, Reata must provide a new Change of Recommendation Notice to Biogen, and any Company Board Recommendation Change or termination of the Merger Agreement following delivery of such new Change of Recommendation Notice must again be subject to clause (c) and clause (d) of the immediately preceding sentence for a period of two business days.

Notwithstanding the limitations in the preceding paragraphs or any other provision in the Merger Agreement, nothing in the Merger Agreement prohibits Reata or the Board from (i) taking and disclosing to Reata stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, and (ii) making any disclosure to Reata stockholders if the Board determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, provided that any such disclosure by Reata states that the Company Board Recommendation continues to be in effect unless, prior to the time of such public disclosure, a Company Board Recommendation Change has been made in compliance with the terms of the Merger Agreement.

For purposes of the Merger Agreement:

•

“Acceptable Confidentiality Agreement” means any confidentiality agreement containing provisions limiting the disclosure and use of non-public information of or with respect to Reata that (i) contains confidentiality provisions that are not, in the aggregate, materially less favorable to Reata than the terms of the confidentiality agreement Reata entered into with an affiliate of Biogen, and does not contain any exclusivity provision or other term that would restrict, in any manner, Reata’s ability to comply with the terms of the Merger Agreement, except that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making of or amendment or modification to Acquisition Proposals, or (ii) was entered into prior to the date of the Merger Agreement.

•	“Acquisition Proposal” means any indication of interest, offer or proposal (other than an offer or proposal by Biogen or Merger Sub) to engage in an Acquisition Transaction.

•

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by the Merger Agreement) resulting in: (a) any acquisition by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than 25% of the outstanding voting securities or voting power of Reata or any tender offer or exchange offer that if consummated would result in any person or “group” (as defined under

Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning more than 25% of the outstanding voting securities or voting power of Reata; (b) any merger, consolidation, business combination, recapitalization, reorganization or other similar transaction involving Reata pursuant to which any person or group (as defined in or under Section 13(d) of the Exchange Act) would hold shares of Common Stock representing more than 25% of the voting securities or voting power of the surviving entity after giving effect to the consummation of such transaction or as a result of which Reata stockholders (as a group) immediately prior to the consummation of such transaction would hold shares of Common Stock representing less than 75% of the voting securities or voting power of the surviving entity after giving effect to the consummation of such transaction; (c) any sale, license or disposition of tangible or intangible assets or businesses that constitute or represent more than 25% of the consolidated assets, revenues or earnings of Reata and its subsidiaries; (d) any sale, exclusive license or disposition of omaveloxolone; or (e) any liquidation or dissolution of Reata; provided, however, that the Merger and the other transactions contemplated thereby shall be deemed to not be an Acquisition Transaction in any case.

•

“Intervening Event” means an effect that (a) was not known to the Board as of the date of the Merger Agreement or, if known, the material consequences of which were not reasonably foreseeable by the Board as of the date of the Merger Agreement and (b) does not relate to an Acquisition Proposal; and provided that no Effect to the extent directly or indirectly resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be taken into account when determining whether an Intervening Event has occurred: changes in Reata’s stock price or the trading volume of Reata’s stock, in and of itself, or Reata meeting or exceeding any estimates or expectations of Reata’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or Reata meeting or exceeding any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or facts, unless such changes or facts would otherwise be excepted from this definition of an Intervening Event).

•

“Superior Proposal” means a written, bona fide Acquisition Proposal that did not result from a breach in any material respect of Reata’s obligations relating to non-solicitation as set forth in the Merger Agreement for a transaction or series of related transactions contemplated by clauses (a), (b) or (c) of the definition of “Acquisition Transaction” on terms that the Board determines in good faith, after consultation with outside legal counsel and its financial advisor(s), taking into account all financial, legal, regulatory, timing and other aspects of such Acquisition Proposal, to be more favorable to Reata stockholders, from a financial point of view, than the transactions contemplated by the Merger Agreement (including any adjustment to the terms and conditions proposed by Biogen in response to such proposal); provided, however, that for purposes of the reference to an “Acquisition Proposal” in this definition of a “Superior Proposal,” all references to (a) “more than 25%” in the definition of “Acquisition Transaction” shall be deemed to be references to “a majority” and (b) “less than 75%” shall be deemed to be references to “less than a majority.”

The Merger Agreement provides that nothing will prevent Reata from (i) complying with its disclosure obligations under Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal and (ii) issuing “stop, look and listen” communications or similar communications of the type contemplated by Section 14d-9(f) under the Exchange Act. However, the Board may only make an adverse Company Board Recommendation Change as otherwise permitted in the Merger Agreement.

Employee Matters

For the period commencing at Effective Time and ending on December 31, 2024, Biogen shall (or Biogen shall cause the surviving corporation or its applicable subsidiary or other affiliate to) provide to each continuing employee:

•

a base salary or wage rate and short-term cash bonus opportunity, as applicable, that is not less than the base salary or wage rate (as applicable) and short-term cash bonus opportunity, as applicable, provided to such continuing employee immediately prior to the Effective Time;

•	severance benefits no less favorable than the severance benefits made available to such continuing employee immediately prior to the Effective Time; and

•

other compensation and benefits (excluding any equity-based compensation and defined benefit pension and nonqualified deferred compensation plans) that are, taken as a whole, substantially comparable in the aggregate to such other compensation and benefits provided to such continuing employee immediately prior to the Effective Time.

In addition, Biogen shall (or Biogen shall cause the surviving corporation to) pay to each continuing employee an annual cash bonus in respect of the 2023 calendar year in an aggregate amount equal to the annual target cash bonus opportunity provided to such continuing employee immediately prior to the Effective Time at the time that such bonuses are ordinarily paid to the employees of Reata consistent with past practice and subject to such continuing employee’s continued employment by Biogen, Reata or any of their respective subsidiaries at such time. To the extent that a continuing employee is terminated by Biogen, the surviving corporation or any of their respective subsidiaries without cause (as defined in Reata’s Severance Plan) prior to the payment of such continuing employee’s annual cash bonus in respect of the 2023 calendar year, the surviving corporation shall, within 30 days of the continuing employee’s termination, pay to such continuing employee an amount equal to such continuing employee’s annual target cash bonus opportunity in respect of the 2023 calendar year multiplied by a fraction, the numerator of which is the number of whole months of the 2023 calendar year for which such continuing employee was a continuing employee and the denominator of which is twelve.

With respect to certain employee benefit plans maintained by Biogen or any of its subsidiaries, in each case, in which any continuing employee will participate on or after the Effective Time, Biogen is required to, and to cause the surviving corporation to, grant credit for all service with Reata and its subsidiaries prior to the Effective Time by such continuing employee for all purposes. However, Biogen is not required to recognize service with Reata for purposes of benefit accrual (other than for purposes of severance or vacation) or to the extent that doing so would result in the duplication of coverage or benefits. In addition, Biogen is required to use reasonable best efforts to (i) ensure that each continuing employee is immediately eligible to participate, without any waiting time, in any Biogen employee benefit plan to the extent the Biogen plans replace coverage under a comparable Reata plan in which such continuing employee participates immediately before the Effective Time, (ii) for purposes of any such Biogen plan providing medical, dental, pharmaceutical, vision and/or disability benefits, waive, or cause to be waived, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements, and actively-at-work or similar requirements to the same extent such limitations are waived under any comparable plan of Reata applicable to such continuing employee prior to the Effective Time, and recognize eligible expenses incurred during any unfinished portion of the plan year for purposes of satisfying annual deductible, coinsurance and out-of-pocket requirements, and (iii) ensure that the accounts of such continuing employees under any new Biogen employee benefit plan that is a flexible spending plan are credited with any unused balance in the account of such continuing employee under the prior Reata plan.

Efforts to Consummate the Merger

Each of Reata and Biogen must use their respective reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement, including (i) to cause the conditions to the other party’s obligation to close to be satisfied as promptly as practicable after the date of this Agreement, (ii) obtaining, as promptly as practicable after the date of this Agreement, and maintaining all necessary actions or non-actions and consents from governmental authorities and making all necessary registrations, declarations and filings with governmental authorities, that are necessary to consummate the Merger, (iii) resisting, contesting, appealing and removing any legal proceeding and vacating, lifting, reversing or overturning any order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, restricts or restrains the consummation of the transactions contemplated by the Merger Agreement, (iv) obtaining all necessary or appropriate consents under material contracts to which Reata is a party in connection with the Merger Agreement and the consummation of the transactions contemplated thereby, and (v) reasonably cooperate with the other party or parties with respect to any of the foregoing.

Subject to the terms of the Merger Agreement, Reata, Biogen and Merger Sub have agreed to take any and all actions necessary to cause the expiration or termination of the applicable waiting period under the HSR Act as soon as practicable, and to avoid any impediment to the consummation of the Merger under any antitrust laws, including (1) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, conduct of business restrictions, a sale or disposition of such assets or businesses as are required to be divested or a license or grant of commercialization rights to businesses, product lines, fields of use, divisions, business arrangements, contracts, assets or interests therein of Reata or Biogen and (2) cooperating with each other and using their respective reasonable best efforts to oppose, contest and resist fully and vigorously any legal proceeding, including by defending through litigation, pursuing vigorously all available avenues of administrative and judicial appeal and seeking to have vacated, lifted, reversed or overturned any order that may result from such legal proceedings, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the Merger or the other transactions contemplated by the Merger Agreement, in each case, as may be required in order to enable the consummation of the Merger or the other transactions contemplated by the Merger Agreement and to otherwise avoid the entry of, or to effect the dissolution of, any preliminary or permanent injunction which would otherwise have the effect of prohibiting, preventing or restricting the consummation of the Merger or the other transactions contemplated by the Merger Agreement; provided, however, that neither Biogen nor Reata shall be required to take any of the actions set forth in the foregoing clause (1) unless the action is conditioned on the consummation of the transactions contemplated by the Merger Agreement; provided, further, that nothing in the Merger Agreement shall require Biogen or any of its affiliates, or, without the prior written consent of Biogen, permit Reata or any of its subsidiaries, to take any action or agree to take any action that would result in the imposition of any requirement or agreement to (A) take any action, or commit to take any action, or agree to any condition or restriction relating to the business, assets, liabilities, rights, obligations, relationships, results of operations, financial condition or operations of, or otherwise limit in any way or to any extent the full exercise of any rights of ownership of, (1) any of Biogen, Merger Sub or any of their respective affiliates or (2) omaveloxolone, (B) take any action, or commit to take any action, or agree to any condition or restriction that has or would reasonably be expected to have an impact on the business, assets, liabilities, rights, obligations, relationships, results of operations, financial condition or operations of, or otherwise limit in any way or to any extent the full exercise of any rights of ownership of Reata or any of its subsidiaries, in each case, in a manner that would be material to Reata and its subsidiaries, taken as a whole, or (C) enter into any settlement, undertaking, consent decree, stipulation or agreement with any governmental authority to do any of the foregoing, in each case, in connection with the Merger Agreement or the transactions contemplated thereby (collectively, a “Burdensome Condition”).

To the extent permitted by applicable law, each of Biogen and Reata must (among other things) (i) keep the other party reasonably apprised with respect to any substantive oral communications with any governmental authority regarding the Merger and cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger, articulating any regulatory or competitive argument and/or responding to requests or objections made by any governmental authority, (ii) promptly inform the other party of any substantive communication from any governmental regarding any of the transactions contemplated by the Merger Agreement in connection with any filings or investigations with, by or before any governmental authority relating to the Merger agreement or the transactions contemplated thereby, including any proceedings initiated by a private party, and (iii) provide the other party a reasonable advance opportunity to review all written communication with a governmental authority regarding the

Merger, and give each other an opportunity to participate in each of such substantive meetings and substantive conference calls. Notwithstanding anything to the contrary in the Merger Agreement, if Biogen and Reata disagree with respect to strategy, Biogen shall have the right to direct and control all strategy in connection with obtaining any actions or non-actions, consents or expirations or terminations of waiting periods under the HSR Act or other antitrust law, including in any legal proceeding brought by any governmental authority seeking any order which would have the effect of prohibiting, preventing or restricting the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

Indemnification of Directors and Officers; Insurance

The surviving corporation must (i) honor and fulfill in all respects the obligations of Reata and its subsidiaries under (a) certain indemnification agreements in effect on the date of the Merger Agreement entered into between Reata and its subsidiaries, on the one hand, and any of their current and former officers and directors and any person who becomes a director or officer of Reata or any of its subsidiaries, on the other hand and (b) certain indemnification agreements entered into between Reata and its subsidiaries or any corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, on the one hand, and any person serving or who served as a director, officer, member, trustee or fiduciary of any of the foregoing at the request of Reata or any of its subsidiaries, in each case, prior to the Effective Time, on the other hand ((a) and (b) collectively, the “Indemnified Persons”), and (c) the indemnification, expense advancement and exculpation provisions in the certificate of incorporation, bylaws or any other similar governing document of Reata or any of its subsidiaries in effect on the date of the Merger Agreement, and (ii) during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, to the fullest extent permitted by applicable law, indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including all interests, assessments, reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement of or in connection with any threatened or actual action, suit, claim, proceeding, investigation, arbitration or inquiry, whether civil, criminal, administrative or investigative (each an “Indemnified Proceeding”) to the extent such Indemnified Proceeding arises directly or indirectly out of or pertains or relates directly or indirectly to (x) any action or omission or alleged action or omission, prior to or at the Effective Time, in such Indemnified Person’s capacity as a director, officer, employee or agent of Reata or its affiliates (including as a fiduciary with respect to any employment benefit plan) or by reason of the fact that such Indemnified Person is or was serving as a director, officer, employee or agent of Reata or its affiliates or at the request of Reata as such (including as a fiduciary with respect to any employee benefit plan) of another person, (y) any of the transactions contemplated by the Merger Agreement or (z) the enforcement of any of the rights of such Indemnified Person (or his or her heirs or legal representatives) under the Merger Agreement. In addition, for six years after the Effective Time, the surviving corporation is required to cause the certificate of incorporation and bylaws of the surviving corporation to contain provisions with respect to indemnification, exculpation and advancement of expenses that are no less favorable to the Indemnified Persons than the corresponding provisions in the certificate of incorporation and bylaws of Reata as of the date of the Merger Agreement, and during such six-year period, such provisions cannot be repealed, amended or otherwise modified in any manner adverse to such Indemnified Persons, except as required by applicable law.

For six years after the Effective Time and to the fullest extent permitted by applicable law, the surviving corporation shall advance, prior to the final disposition of any Indemnified Proceeding for which indemnification may be sought under the Merger Agreement, promptly following request by an Indemnified Person therefor, all costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses) incurred by such Indemnified Person in connection with any such Indemnified Proceeding upon receipt of an undertaking by such Indemnified Person, to the extent required by law, to repay such advances if it is ultimately decided in a final, non-appealable judgment by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification under the Merger Agreement.

For six years after the Effective Time, the surviving corporation is required to, maintain for the benefit of the directors and officers of Reata and its subsidiaries, as of the date of the Merger Agreement and as of the

Effective Time, a directors’ and officers’ liability insurance policy that provides coverage for events occurring prior to the Effective Time (“D&O Insurance”) that is substantially equivalent to and in any event provides coverage not less favorable to the insured persons than Reata’s and its subsidiaries’ equivalent insurance policies in effect as of the date of the Merger Agreement. However, in no event will the surviving corporation be required to pay an annual premium for the D&O Insurance in excess of 400% of the last annual premium amount paid by Reata and its subsidiaries prior to the date of the Merger Agreement (the “Premium Cap”) (in which case the surviving corporation is required to purchase coverage as favorable to the insured persons as is available for such amount). The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” policies in respect of the D&O Insurance have been obtained by Reata prior to the Effective Time; provided, that the aggregate premium in respect of all such policies obtained by Reata will not exceed the Premium Cap. The surviving corporation will maintain the D&O Insurance “tail” policy in full force and effect and continue to honor its obligations thereunder for six years after the Effective Time.

If any Indemnified Person notifies the surviving corporation on or prior to the sixth anniversary of the Effective Time that an Indemnified Proceeding (whether arising before, at or after the Effective Time) has been made against such Indemnified Person, the indemnification provisions of the Merger Agreement shall continue in effect until the final disposition of such Indemnified Proceeding.

Biogen undertakes to ensure that the surviving corporation complies with and honors its obligations in the Merger Agreement relating to the indemnification of directors and officers.

In the event that Biogen or the surviving corporation (or any of its successors or assigns) consolidates with or merges into any other person and is not the continuing entity of such consolidation or merger, or engages in any division transaction or transfers, coneys or otherwise disposes of all or substantially all of its properties and assets to any person, then, in each case, proper provision shall be made so that the successors and assigns of Biogen and the surviving corporation shall assume the respective obligations set forth in the indemnification section of the Merger Agreement.

Miscellaneous Covenants

The Merger Agreement contains additional agreements among Reata, Biogen and Merger Sub relating to, among other matters:

•	the filing by Reata of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;

•	notification upon the occurrence or non-occurrence of certain matters;

•	the coordination of press releases and other public announcements or filings relating to the Merger;

•	actions necessary to cause Merger Sub to perform its obligations under the Merger Agreement;

•	reporting requirements under Section 16 of the Exchange Act;

•	the delisting of the shares of Class A Common Stock from Nasdaq and the deregistration of shares of Class A Common Stock under the Exchange Act;

•	anti-takeover statutes that become applicable to the transactions;

•	any litigation against Reata and/or its directors or its officers relating to or in connection with the Merger Agreement, the Merger or any other transactions contemplated by the Merger Agreement; and

•

cooperation in good faith to implement any necessary, appropriate or desirable arrangements in anticipation of the consummation of the Merger and the other transactions contemplated by the Merger Agreement, relating to indebtedness of Biogen, Merger Sub, Reata and their respective subsidiaries, including arrangements by way of amendments, consents, redemption, payoff, new financing or otherwise.

Conditions to the Merger

The respective obligations of Reata, Biogen and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by mutual consent of Biogen, Merger Sub and Reata, to the extent permitted by applicable law:

•	the Reata Stockholder Approval having been obtained;

•	the expiration or termination of any applicable waiting period under the HSR Act; and

•

no governmental authority of competent and applicable jurisdiction having (i) enacted, issued or promulgated any law that is in effect and has the effect of making the Merger or the acquisition of shares of Common Stock by Biogen or Merger Sub illegal or prohibiting or otherwise preventing the consummation of the acquisition of shares of Common Stock by Biogen or Merger Sub or the Merger or (ii) issued or granted any order that is in effect and has the effect of making the Merger or the acquisition of shares of Common Stock by Biogen or Merger Sub illegal or prohibiting or otherwise preventing the consummation of the acquisition of shares of Common Stock by Biogen or Merger Sub or the Merger.

The respective obligations of Biogen and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by Biogen, to the extent permitted by applicable law:

•

the representations and warranties made by Reata in the Merger Agreement with respect to the occurrence of a Company Material Adverse Effect being true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date as though made as of such date;

•

except for any inaccuracies that are, individually or in the aggregate, de minimis, certain specified representations and warranties made by Reata in the Merger Agreement with respect to the capitalization of Reata being true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date as though made as of such date;

•

the representations and warranties made by Reata in the Merger Agreement with respect to corporate organization and qualification, capitalization, subsidiaries, corporate power and enforceability, Board and stockholder approval and brokers’ and certain expenses, and inapplicability of state takeover statutes (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, as of such earlier date);

•

except where any failures of any such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the representations and warranties made by Reata in the Merger Agreement (except in the preceding three bullets) being true and correct (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date);

•

Reata having performed, and complied with, in all material respects the agreements and covenants required to be performed, or complied with, by it under the Merger Agreement at or prior to the Effective Time;

•	the non-occurrence since the date of the Merger Agreement of a Company Material Adverse Effect;

•

the delivery by Reata of a certificate signed by the Chief Executive Officer or the Chief Financial Officer of Reata certifying that the conditions described in the preceding six bullets have been satisfied; and

•

(i) no governmental authority of competent and applicable jurisdiction having (A) enacted, issued or promulgated any law that is in effect and imposes a Burdensome Condition or (B) issued or granted any order that is in effect and imposes a Burdensome Condition and (ii) there not being any pending legal proceeding brought by any governmental authority that seeks to (A) have the effect of making the Merger or the acquisition of shares of Common Stock by Biogen or Merger Sub illegal or prohibiting or otherwise preventing the consummation of the acquisition of shares of Common Stock by Biogen or Merger Sub or the Merger or (B) impose a Burdensome Condition.

The obligations of Reata to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any and all of which may be waived in whole or in part by Reata, to the extent permitted by applicable law:

•

the representations and warranties of Biogen and Merger Sub made in the Merger Agreement being true and correct (without giving effect to any qualification as to “materiality” qualifiers set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except where the failure to be so true and correct would not reasonably be expected to prevent, materially delay or materially impair the ability of Biogen or Merger Sub to consummate the Merger or the other transactions contemplated by the Merger Agreement;

•

each of Biogen and Merger Sub having performed, and complied with, in all material respects the agreements and covenants required to be performed, or complied with, by it under the Merger Agreement at or prior to the Effective Time; and

•	the delivery by Biogen of a certificate signed on behalf of Biogen by an officer thereof certifying that the conditions described in the preceding two bullets have been satisfied.

Termination

The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned, at any time prior to the Effective Time, as follows:

•	by mutual written agreement of Reata and Biogen.

•	by either Reata or Biogen, if:

•

the Effective Time has not occurred on or before the Outside Date; provided, however, that, if as of such date, the conditions relating to the HSR Act or any other antitrust law have not been satisfied, then the Outside Date will be automatically extended for 90 days; provided, further, that, in the event that on the First Extended Outside Date, the conditions relating to the HSR Act or any other antitrust law have not been satisfied, then the Outside Date will be automatically extended for a second period of 90 days; provided, further, that the terminating party’s breach of its obligations under the Merger Agreement may not have been a principal cause of the failure of the Effective Time to occur on or before the Outside Date;

•

any court of competent jurisdiction or any other governmental authority of competent jurisdiction has issued any order or law permanently restraining, enjoining, preventing, or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the Merger Agreement that becomes final and non-appealable (except that the party seeking to terminate the Merger Agreement as described in this bullet must not be the party whose breach of its obligations under the Merger Agreement has been the principal cause of such permanent restraint, enjoinment, prevention, prohibition or illegality); or

•	the special meeting has been held and the Reata Stockholder Approval was not obtained at the special meeting or any adjournment or postponement thereof.

•	by Biogen, if:

•

Reata breaches or fails to perform any of its covenants or agreements or other obligations set forth in the Merger Agreement, which breach or failure to perform, individually or in the aggregate with any other breaches, failures to perform or inaccuracies, would cause any of the conditions to Biogen’s and Merger Sub’s obligations to consummate the Merger not to be satisfied if the Closing were occurring, or any of the representations and warranties of Reata set forth in the Merger Agreement have become or been inaccurate, which inaccuracy, individually or in the aggregate with any other breaches, failures to perform or inaccuracies, would give rise to the failure of the closing conditions with respect to Reata’s representations and warranties to be true if the Closing were occurring, and such breach, failure to perform or inaccuracy is incapable of being cured by the Outside Date or is not cured by Reata within 20 business days following Biogen’s delivery of written notice to Reata of such breach, failure to perform or inaccuracy, except that Biogen will not have the right to terminate the Merger Agreement as described in this bullet if Biogen or Merger Sub are in breach of the Merger Agreement, such that Reata has the right to terminate the Merger Agreement pursuant to the terms thereof;

•

any court of competent jurisdiction or any other governmental authority of competent jurisdiction has issued any order, or any law is in effect that was enacted, promulgated or deemed applicable to the Merger by any governmental authority of competent jurisdiction, in each case, imposing a Burdensome Condition, and, in each case, such order or law has become final and nonappealable, and the principal cause of such imposition was not caused by Biogen or Merger Sub’s breach of its obligations under the Merger Agreement; or

•	a Company Board Recommendation Change has occurred.

•	by Reata, if:

•

Biogen or Merger Sub breaches or fails to perform any of their respective covenants, agreements, or other obligations under the Merger Agreement, or any of the representations or warranties set forth in the Merger Agreement have become or been inaccurate, which breach, failure to perform or inaccuracy, individually or in the aggregate with other such breaches, failures to perform or inaccuracies, would reasonably be expected to prevent, materially delay or materially impair the ability of Biogen or Merger Sub to consummate the Merger or the other transactions contemplated by the Merger Agreement, and such breach, failure to perform or inaccuracy of Biogen and/or Merger Sub is not capable of being cured by the Outside Date or is not cured within 20 business days following Reata’s delivery of written notice to Biogen of such breach, failure to perform or inaccuracy, except that Reata will not have the right to terminate the Merger Agreement as described in this bullet if Reata is in breach of the Merger Agreement, such that Biogen has the right to terminate the Merger Agreement pursuant to the terms thereof; or

•

at any time prior to receipt of Reata Stockholder Approval, Reata accepts a Superior Proposal and enters into, concurrently with such termination, a definitive agreement implementing such Superior Proposal, except that the right to terminate the Merger Agreement as described in this bullet is only available if (i) Reata has materially complied with its obligations related to non-solicitation and as more fully described under “The Merger Agreement—Other Covenants and Agreements—No Solicitation; Reata Acquisition Proposals; Company Board Recommendation Change” beginning on page 85 of this proxy statement and (ii) Reata concurrently pays to Biogen the termination fee as more fully described under “The Merger Agreement—Termination Fee; Certain Expenses” beginning on page 96 of this proxy statement.

Any party terminating the Merger Agreement pursuant to the foregoing shall give prompt written notice of such termination to the other party or parties to the Merger Agreement, as applicable.

Termination Fee; Certain Expenses

Reata must pay to Biogen the Reata Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Biogen in the event that the Merger Agreement is terminated:

•

by either Reata or Biogen because (i) the Merger has not been consummated by the Outside Date (and at such time Reata Stockholder Approval has not been obtained and the conditions relating to the HSR Act or any other antitrust law have been satisfied) or (ii) the Reata Stockholder Approval has not been obtained upon a vote taken at the special meeting (including any adjournment or postponement thereof), and in each case:

•	following the execution and delivery of the Merger Agreement and prior to the special meeting, an Acquisition Proposal was publicly announced or otherwise become publicly disclosed; and

•

if within twelve months after such termination, (1) Reata enters into a definitive agreement with any third party with respect to any Acquisition Proposal or (2) any Acquisition Proposal is consummated (provided that for purposes of this provision, each reference to “twenty-five percent (25%)” and “seventy-five percent (75%)” in the definition of Acquisition Transaction is a reference to “50%”);

•

by Reata at any time prior to obtaining the Reata Stockholder Approval, in order to accept a Superior Proposal and enter into, substantially concurrently with such termination, a definitive agreement with respect to such Superior Proposal; or

•	by Biogen if a Company Board Recommendation Change occurred.

Biogen must pay to Reata the Biogen Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Reata in the event that:

•	the Merger Agreement is terminated:

•

by Reata because (x) the Merger has not been consummated by the Outside Date or (y) any order or law permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal prior to the Effective Time the consummation of the transactions contemplated by the Merger Agreement becomes final and non-appealable;

•	by Biogen because the Merger has not been consummated by the Outside Date at a time when the Merger Agreement was terminable by Reata for the same reason; or

•

by Biogen because any order or law permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal prior to the Effective Time consummation of the transactions contemplated by the Merger Agreement becomes final and non-appealable at a time when the Merger Agreement was terminable by Reata for the same reason; and

•

at the time of such termination, all mutual conditions to the closing of the Merger and all conditions to the closing of the Merger required to be satisfied by Reata have been satisfied (or, if any such conditions are by their nature to be satisfied at the closing of the Merger, would have been capable of being satisfied on the date of such termination) or waived other than the conditions with respect to (i) the expiration or termination of any applicable waiting period under the HSR Act and the receipt of all other waivers, approvals and waiting periods under certain other antitrust laws or (ii) the effectiveness, as of immediately prior to the Effective Time, of (x) any law making the Merger or the acquisition of shares of Reata by Biogen or Merger Sub illegal or which has the effect of prohibiting or otherwise preventing the consummation of the acquisition of shares of Reata by Biogen or Merger Sub or the Merger or (y) any order which has the effect of making the Merger illegal in the United States or any relevant jurisdiction which has the effect of prohibiting or otherwise preventing the consummation of the Merger, in the case of each of (x) and (y), solely to the extent that such law or order arises under the HSR Act or any antitrust laws.

In no event shall either party be required to pay the Reata Termination Fee or the Biogen Termination Fee, as applicable, on more than one occasion, whether or not the applicable termination fee would be payable under more than one provision of the Merger Agreement at the same or at different times.

The Merger Agreement further provides that, except in the case of common law fraud or willful breach of the Merger Agreement, (i) payment of the Reata Termination Fee shall constitute the sole and exclusive remedy of Biogen and Merger Sub against Reata and its related parties in circumstances in which the Reata Termination Fee is payable hereunder, (ii) payment of the Biogen Termination Fee shall constitute the sole and exclusive remedy of Reata and its subsidiaries against Biogen and its related parties in circumstances in which the Biogen Termination Fee is payable hereunder, in the case of each of clauses (i) and (ii), for any loss suffered as a result of the failure to consummate the Merger and the other transactions contemplated by the Merger Agreement, (iii) upon payment of the Reata Termination Fee in circumstances in which the Reata Termination Fee is payable hereunder, none of Reata or its related parties shall have any further liability or obligation relating to or arising out of the Merger Agreement, and (iv) upon payment of the Biogen Termination Fee in circumstances in which the Biogen Termination Fee is payable hereunder, none of Biogen or its related parties shall have any further liability or obligation relating to or arising out of the Merger Agreement.

If Reata or Biogen fails to timely pay any amount due pursuant to the Merger Agreement, and, in order to obtain the payment, Biogen or Reata, as applicable, commences a legal proceeding which results in a judgment against the Reata or Biogen, as applicable, for the such payment, Reata shall pay Biogen or Biogen shall pay Reata, as applicable, its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) incurred in prosecuting such legal proceeding, together with interest on such amount at the prime rate in effect on the date such payment was required to be made through the date such payment was actually received.

Expenses Generally

Except as otherwise described above or provided in the Merger Agreement, whether or not the Merger is consummated, Reata, Biogen and Merger Sub are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement.

Specific Performance

The parties to the Merger Agreement are entitled (in addition to any other remedy to which they may be entitled in law or equity) to seek an injunction to prevent breaches of the Merger Agreement and to seek to enforce specifically the terms and provisions of the Merger Agreement.

Amendments; Waiver

Any provision of the Merger Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

Governing Law and Jurisdiction

The Merger Agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to the Merger Agreement, or the negotiation, execution or performance thereof or the transactions contemplated thereby, is governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Any action or lawsuit seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the transactions contemplated thereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) is required to be brought in the Delaware Court of Chancery or, if such court does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court.

PROPOSAL NO. 1: APPROVAL OF THE MERGER PROPOSAL

The Merger Proposal

We are asking you to approve a proposal to adopt the Merger Agreement, which we refer to as the “Merger Proposal.” For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement” beginning on page 73 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. See also “The Merger” beginning on page 36 of this proxy statement.

Vote Required

As described under “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 44 of this proxy statement, after considering various factors described in such section, our Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, Reata and our stockholders. Reata’s Board has unanimously approved resolutions (i) determining that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of Reata and its stockholders, and declared it advisable for Reata to enter into the Merger Agreement, (ii) approving and declaring advisable the execution and delivery by Reata of the Merger Agreement, the performance by Reata of its covenants and agreements contained in the Merger Agreement, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) directing that the adoption of the Merger Agreement be submitted to a vote at a special meeting of Reata stockholders, and (iv) resolving, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the Merger Agreement be adopted by Reata stockholders. The Board unanimously recommends that you vote “FOR” the Merger Proposal.

Under Delaware law and our certificate of incorporation, approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Common Stock, voting as a single class, entitled to vote thereon as of the record date. Each share of Class A Common Stock issued and outstanding as of the close of business on the record date is entitled to one vote at the special meeting and each share of Class B Common Stock issued and outstanding as of the close of business on the record date is entitled to three votes at the special meeting. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on the Merger Proposal, such stockholder’s Common Stock will be voted in favor of the Merger Proposal.

If a Reata stockholder abstains from voting, it will have the same effect as a vote against the Merger Proposal. If a Reata stockholder fails to vote, it will have the same effect as a vote against the Merger Proposal. Additionally, broker non-votes, if any, will have the same effect as a vote against the Merger Proposal. Reata does not expect any broker non-votes on the Merger Proposal because such proposal is non-routine.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL NO. 2: ADVISORY VOTE ON THE ADVISORY COMPENSATION PROPOSAL

The Advisory Compensation Proposal

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Reata is required to submit a proposal to Reata stockholders for a non-binding, advisory vote to approve compensation that will or may be paid or become payable to the named executive officers of Reata that is based on or otherwise relates to the Merger, as determined in accordance with Item 402(t) of Regulation S-K. This compensation is summarized in the table set forth below, including the footnotes to the table. This proposal is commonly known as a “say-on-golden parachute proposal,” and we refer to it as the “Advisory Compensation Proposal.”

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation that will or may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger, assuming the Merger is consummated on August 8, 2023.

Please note that the amounts indicated below are estimates based on the material assumptions described in the assumptions and notes to the table below, which may or may not actually occur. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. For purposes of this disclosure, “single-trigger” refers to payments and benefits that arise solely as a result of the completion of the Merger and “double-trigger” refers to payments and benefits that require two conditions, which are the completion of the Merger and a qualifying termination of employment.

Furthermore, for purposes of calculating such amounts, we have assumed:

•

the employment of each named executive officer is terminated by Reata without “cause” or by the named executive officer for “good reason” (each, a “qualifying termination”), in either case, immediately following the consummation of the Merger;

•

the named executive officer’s base salary and target bonus will remain unchanged from those applicable as of August 8, 2023, which target bonus amount is 65% of base salary for Mr. Huff; 50% for each of Mr. Soni and Dr. Meyer; and 45% for each of Ms. Bir and Mr. Wortley;

•	each named executive officer’s prorated bonus for 2023 is calculated as of August 8, 2023;

•	each named executive officer’s outstanding Reata equity awards are those that are outstanding and unvested as of August 8, 2023;

•	vested but deferred Reata RSUs and vested options which are unexercised as of August 8, 2023 are not included;

•

each named executive officer will receive reimbursement or payment of COBRA premiums, as applicable, for the maximum eligible period as described in and in accordance with his or her employment agreement;

•	a price per share of Common Stock equal to the Merger Consideration of $172.50; and

•	no actions will be taken to mitigate the impact of Sections 280G and 4999 of the Internal Revenue Code.

Quantification of Potential Payments and Benefits to Reata’s Named Executive Officers

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Bene fits ($)(3)	Tax Reimbursement ($)(4)	Total ($)
J. Warren Huff	1,589,807	80,019,124	224,473	16,280,730	98,114,134
Manmeet S. Soni	1,313,572	36,047,604	205,364	5,017,208	42,583,748
Dawn C. Bir	1,221,750	17,565,765	222,051	—	19,009,566
Colin J. Meyer, M.D.	1,299,375	22,330,624	189,313	3,389,630	27,208,942
Michael D. Wortley	1,221,071	18,213,179	163,643	—	19,597,893

(1)

Amounts in this column reflect cash severance and the pro rata cash bonus in respect of fiscal year 2023 that each named executive officer would be eligible to receive under their respective employment agreement and the terms of the Merger Agreement. The pro rata cash bonus in respect of fiscal year 2023 would only be payable in the event of a termination without cause (as defined in Reata’s Severance Plan).

Under the employment agreements with our named executive officers, if a named executive officer experiences a qualifying termination 6 months prior to or within 24 months following a change in control, the respective named executive officer would be entitled to a lump sum payment equal to two times the executive’s then-current annual base salary. These cash payments are “double-trigger” benefits in that they will only be paid following the Merger if the respective named executive officer experiences a qualifying termination of employment during the period described above. For additional information on the employment agreements with our named executive officers, see “The Merger—Interests of the Directors and Executive Officers of Reata in the Merger” beginning on page 59 of this proxy statement.

In addition to the cash payments provided pursuant to the employment agreements, the Merger Agreement provides that to the extent that a continuing employee is terminated by Biogen, the surviving corporation or any of their respective subsidiaries without cause (as defined in Reata’s Severance Plan) prior to the payment of such continuing employee’s annual cash bonus in respect of the 2023 calendar year, the surviving corporation shall, within 30 days of the continuing employee’s termination, pay to such continuing employee an amount equal to such continuing employee’s annual target cash bonus opportunity in respect of the 2023 calendar year multiplied by a fraction, the numerator of which is the number of whole months of the 2023 calendar year for which such continuing employee was a continuing employee and the denominator of which is twelve. The payment of any such prorated bonus is in addition to the severance under the named executive officer’s employment agreement, as described above. The named executive officers are eligible to receive a fiscal year 2023 bonus irrespective of a change in control, but the accelerated pro-rated portion reflected in the table above can be considered a “double-trigger” benefit in that such acceleration only becomes due following the Merger if the named executive officers experience a termination of employment without cause (as defined in Reata’s Severance Plan) prior to the payment of the fiscal year 2023 bonus awards.

The receipt of the cash severance described above is subject to the named executive officers’ execution and non-revocation of a general release of claims in favor of Reata. The named executive officers are also required to continue compliance with certain restrictive covenants for a period of one year following the applicable termination of employment.

The following table quantifies each separate form of compensation included in the aggregate total reported in this column.

Name	Cash Severance ($)	Prorated 2023 Bonus ($)	Total ($)
J. Warren Huff	1,336,440	253,367	1,589,807
Manmeet S. Soni	1,146,390	167,182	1,313,572
Dawn C. Bir	1,080,000	141,750	1,221,750
Colin J. Meyer, M.D.	1,134,000	165,375	1,299,375
Michael D. Wortley	1,079,400	141,671	1,221,071

(2)

As described in the section entitled “The Merger Agreement—Treatment of Equity Awards and the ESPP” beginning on page 74 of this proxy statement, amounts in this column reflect the value of Reata stock options and unvested Reata RSUs (including those that vest based solely on the passage of time and those that vest on the basis of performance) held by each named executive officer that would accelerate upon the Closing.

Given that all outstanding equity awards held by the named executive officers as of August 8, 2023, will accelerate at the closing of the Merger pursuant to the Merger Agreement without regard to any termination of employment, the amounts listed in this column are “single-trigger” benefits.

The following table quantifies each separate form of compensation included in the aggregate total reported in this column.

Name	Accelerated Stock Options (#)	Value of Accelerated Stock Options ($)	Accelerated Unvested RSUs (#)	Value of Unvested RSUs Accelerated ($)	Total ($)
J. Warren Huff	415,412	58,523,899	124,610	21,495,225	80,019,124
Manmeet S. Soni	235,352	27,452,964	49,824	8,594,640	36,047,604
Dawn C. Bir	91,131	11,690,415	34,060	5,875,350	17,565,765
Colin J. Meyer, M.D.	141,853	15,730,602	38,261	6,600,023	22,330,624
Michael D. Wortley	106,130	12,337,829	34,060	5,875,350	18,213,179

(3)

Amounts in this column represent the cost of welfare benefits for a period of 24 months following the date of termination. These welfare benefit payments are “double-trigger” benefits in that they will only be paid following the Merger if the named executive officer experiences a qualifying termination of employment.

The following table quantifies each separate form of compensation included in the aggregate total reported in this column.

Name	HSA Contributions ($)	Cooper Clinic Membership ($)	Life Insurance and Disability Insurance ($)	Medical, Dental, and Vision Insurance ($)	Paid Time Off ($)	Total ($)
J. Warren Huff	9,000	10,000	32,284	18,984	154,205	224,473
Manmeet S. Soni	9,000	10,000	48,652	27,482	110,230	205,364
Dawn C. Bir	9,000	10,000	50,966	27,470	124,615	222,051
Colin J. Meyer, M.D.	9,000	10,000	42,800	27,470	100,043	189,313
Michael D. Wortley	—	10,000	27,643	1,454	124,546	163,643

(4)

Amount in this column represents the estimated Tax Reimbursement payable to the named executive officers pursuant to their respective employment agreements, based on the assumptions noted above and taking into account any and all applicable federal, state, and local excise, income, or other taxes that would be payable on such Tax Reimbursement at the highest applicable rates. The portion of such Tax

Reimbursement related solely to the equity award acceleration is a “single-trigger” benefit that will be received solely because of the Merger and regardless of whether the named executive officers’ employment is terminated. The portions of any Tax Reimbursement related to severance payments are a “double-trigger” benefit in that they will only be paid following the Merger if the named executive officer experiences a qualifying termination of employment in accordance with their respective employment agreements. The estimates of Tax Reimbursements for purposes of this calculation do not take into account any potential mitigation for such taxes. The Tax Reimbursement obligations preceded the agreement with Biogen and were not entered into or enhanced in any way in connection with the transaction with Biogen.

Vote Required

The Board unanimously recommends that the stockholders of Reata approve the following resolution:

“BE IT RESOLVED THAT:

the compensation that will or may be paid or become payable to Reata’s named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the section entitled “Proposal No. 2: Advisory Vote on the Advisory Compensation Proposal—The Advisory Compensation Proposal—Quantification of Potential Payments and Benefits to Reata’s Named Executive Officers” beginning on page 101 of the proxy statement dated             , 2023, including the tables, associated footnotes and narrative discussion, is hereby approved, ratified and confirmed on a non-binding, advisory basis.”

Approval of the Advisory Compensation Proposal requires the affirmative vote of the majority of the voting power of the shares of our Common Stock, voting as a single class, present in person or represented by proxy at the special meeting and entitled to vote. If a Reata stockholder abstains from voting, it will have the same effect as a vote against the Advisory Compensation Proposal. If a Reata stockholder fails to vote, it will have no effect on the Advisory Compensation Proposal. Broker non-votes, if any, will have no effect on the Advisory Compensation Proposal. Reata does not expect any broker non-votes on the Advisory Compensation Proposal because such proposal is non-routine.

The vote on the Advisory Compensation Proposal is a vote separate and apart from the vote on the Advisory Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Advisory Compensation Proposal and vice versa. Because the vote on the Advisory Compensation Proposal is advisory only, it will not be binding on either Reata or Biogen. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Reata’s stockholders on the Advisory Compensation Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY COMPENSATION PROPOSAL.

PROPOSAL NO. 3: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

We are asking you to approve a proposal to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the special meeting, which we refer to as the “Adjournment Proposal.” If our stockholders approve the Adjournment Proposal, we could adjourn the special meeting to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Proposal such that the Merger Proposal would be defeated, we could adjourn the special meeting without a vote on the Merger Proposal and seek to convince the holders of those shares of Common Stock to change their votes to vote in favor of the Merger Proposal. In addition, the chairman of the special meeting could adjourn the special meeting under our amended and restated bylaws whether or not a quorum is present for the meeting.

Notwithstanding the foregoing, Reata’s right to adjourn or postpone the special meeting, and the number of times that Reata may adjourn or postpone the special meeting, and the duration of any such adjournment or postponement, is subject to the terms of the Merger Agreement as described further under “The Merger Agreement—Other Covenants and Agreements—Special Meeting and Related Actions” beginning on page 83 of this proxy statement.

If the special meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the special meeting as adjourned or postponed. Reata does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the special meeting.

The Board believes that it is in the best interests of Reata and our stockholders to be able to adjourn the special meeting if necessary for the purpose of soliciting additional proxies in respect of the Merger Proposal if there are insufficient votes to approve the Merger Proposal at the time of the special meeting.

Vote Required

Approval of the Adjournment Proposal requires the affirmative vote of the majority of the voting power of the shares of our Common Stock, voting as a single class, present in person or represented by proxy at the special meeting and entitled to vote. If a Reata stockholder abstains from voting, it will have the same effect as a vote against the Adjournment Proposal. If a Reata stockholder fails to vote, it will have no effect on the Adjournment Proposal. Broker non-votes, if any, will have no effect on the Adjournment Proposal. Reata does not expect any broker non-votes on the Adjournment Proposal because such proposal is non-routine.

The vote on the Adjournment Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote against or abstain with respect to the Adjournment Proposal and vice versa.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MARKET PRICE OF OUR COMMON STOCK

Shares of Class A Common Stock are listed on Nasdaq under the symbol “RETA.”

As of                 , 2023, there were                 shares of Class A Common Stock issued and outstanding, held by approximately                 stockholders of record.

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay, nor under the Merger Agreement may we pay without the prior written consent of Biogen, any cash dividends on our capital stock in the foreseeable future.

On July 27, 2023, the last trading day before we publicly announced the execution of the Merger Agreement, the high and low sale prices for the shares Class A Common Stock as reported on Nasdaq were $111.74 and $104.79 per share, respectively. The closing price of the Class A Common Stock on Nasdaq on July 27, 2023 was $108.55 per share.

On                 , 2023, the latest practicable trading day before the printing of this proxy statement, the closing price of the Class A Common Stock on Nasdaq was $                  per share. You are encouraged to obtain current market quotations for the Class A Common Stock.

Upon the consummation of the Merger, there will be no further market for the Class A Common Stock and, as promptly as practicable thereafter, the Class A Common Stock will cease trading on and be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, we will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors and Executive Officers

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of the Common Stock on August 8, 2023 for:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our outstanding shares of Class A Common Stock and Class B Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all Common Stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 33,505,316 shares of Class A Common Stock and 4,513,863 shares of Class B Common Stock issued and outstanding as of August 8, 2023. Our calculation of beneficial ownership of Class A Common Stock includes shares of Class B Common Stock because the shares of Class B Common Stock are immediately convertible into shares of Class A Common Stock. In computing the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be issued and outstanding all Common Stock subject to options, warrants or other rights held by that person or entity that are currently exercisable within 60 days of August 8, 2023. We did not deem these shares issued and outstanding, however, for the purpose of computing the percentage ownership of any other person.

As previously discussed, on July 28, 2023, concurrently with the execution of the Merger Agreement, Biogen and Merger Sub entered into the Support Agreements with each D&O Stockholder, pursuant to which and subject to the conditions contained therein, each D&O Stockholder agreed, among other things, to vote all of such D&O Stockholder’s shares of Common Stock (i) in favor of the adoption of the Merger Agreement and any other matters necessary for the consummation of the Merger and other transactions contemplated thereby and (ii) against any Acquisition Proposal or other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger or matters contemplated by the Merger Agreement.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Reata Pharmaceuticals, Inc., 5320 Legacy Drive, Plano, Texas 75024.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Beneficially Owned		Percentage of Voting Power(a)
	Class A(b)	Class B	Class A(b)	Class B
5% Stockholders:
Biogen Inc.(1) 225 Binney Street Cambridge MA 02142	9,040,214	4,818,120	23.5%	96.7%	36.2%
R. Kent McGaughy, Jr.(2) c/o CPMG, Inc. 2000 McKinney Ave, Ste 2125 Dallas TX 75201	5,020,430	2,063,064	14.1%	45.3%	19.1%
CPMG, Inc.(3) 2000 McKinney Ave, Ste 2125 Dallas TX 75201	4,589,758	1,692,857	13.0%	37.5%	17.0%
William E. Rose(4) c/o Cardinal Investment Company, Inc. 4215 West Lovers Lane, Suite 200 Dallas TX 75209	3,240,959	2,132,411	9.1%	46.8%	15.7%
Evelyn P. Rose(5) c/o Cardinal Investment Company, Inc. 4215 West Lovers Lane, Suite 200 Dallas TX 75209	2,852,941	1,965,774	8.0%	43.5%	14.4%
Charles E. Gale(6) c/o Cardinal Investment Company, Inc. 4215 West Lovers Lane, Suite 200 Dallas TX 75209	2,777,416	1,878,311	7.8%	41.6%	13.9%
Evelyn P. Rose Survivors Trust(7) c/o Cardinal Investment Company, Inc. 3963 Maple Ave, Ste 200, Dallas TX 75219	2,757,279	1,877,998	7.8%	41.6%	13.8%
The Vanguard Group(8) 100 Vanguard Blvd. Malvern PA 19355	2,705,656	—	8.1%	0.0%	5.8%
BlackRock, Inc.(9) 55 East 52nd Street New York NY 10055	2,501,693	—	7.5%	0.0%	5.3%
Perceptive Advisors LLC(10) 51 Astor Place, 10th Floor New York NY 10003	2,083,799	—	6.2%	0.0%	4.4%
Adage Capital Partners GP, L.L.C(11) 200 Clarendon Street, 52nd Floor Boston MA 02116	1,730,841	—	5.2%	0.0%	3.7%
Directors and Executive Officers:
Dawn C. Bir(12)	243,683	162,800	*	3.5%	*
Martin Edwards(13)	28,115	—	*	*	*
J. Warren Huff(14)	778,835	622,645	2.3%	12.6%	1.4%
William D. McClellan, Jr.(15)	41,502	23,500	*	*	*
R. Kent McGaughy, Jr.(2)	5,020,430	2,063,064	14.1%	45.3%	19.1%
Colin J. Meyer, M.D.(16)	559,082	348,004	1.6%	7.3%	*
Christy Oliger(17)	23,185	—	*	*	*
William E. Rose(4)	3,240,959	2,132,411	9.1%	46.8%	15.7%
Shamim Ruff(18)	13,529	—	*	*	*
Steven W. Ryder, M.D.(19)	15,567	—	*	*	*
Manmeet S. Soni(20)	381,706	248,437	1.1%	5.2%	*
Michael D. Wortley(21)	311,480	214,700	*	4.5%	*
All executive officers and directors as a group (14 persons)(22)	10,708,960	5,825,404	26.7%	97.6%	36.9%

*	Less than 1%
(a)

Calculation is based on, in the numerator, the sum of shares of Class A Common Stock held by the individual (without taking into account unexercised options or unsettled restricted stock units), and the shares of Class B Common Stock held by the individual (without taking into account unexercised options or unsettled restricted stock units) multiplied by three, as each share of Class B Common Stock is entitled to three votes per share. The denominator of such calculation is the total number of votes of the Class A Common Stock and Class B Common Stock based on the total number of shares of Common Stock outstanding on August 8, 2023, taking into account that each share of Class B Common Stock is entitled to three votes per share.

(b)	Includes all shares of Class B common stock beneficially owned on an as-converted basis.
(1)

As described in that certain Schedule 13D, filed with the SEC on August 7, 2023 and further based on company records, represents the sum of the shares of Common Stock beneficially owned by each of the D&O Stockholders who were a party to the Support Agreements with Biogen. See footnotes 2, 3, 4, 5, 6, 7 and 14 to this table for more information on the shares beneficially owned by such holders.

(2)

As described in that certain Schedule 13D/A, filed with the SEC on August 1, 2023 and further based on company records, consists of 25,004 shares of Class A Common Stock and 278,309 shares of Class B Common Stock held by R. Kent McGaughy, Jr. over which he has sole voting and investment control, 4,591 shares of Class A Common Stock and 51,095 shares of Class B Common Stock held by Lagos Trust, of which Mr. McGaughy, Jr. is trustee and has shared voting and investment control with Emily M. McGaughy, 280 shares of Class A Common Stock and 3,109 shares of Class B Common Stock held by Traweek Children’s Trust, of which Mr. McGaughy, Jr. is trustee and has sole voting and investment control, an aggregate of 2,896,901 shares of Class A Common Stock and 1,692,857 shares of Class B Common Stock held directly by CPMG or in various funds for which CPMG, Inc. is the investment manager and for which Mr. McGaughy, Jr. has shared voting and investment control with CPMG, 37,694 shares of Class B Common Stock issuable pursuant to currently exercisable stock options, 29,115 shares of Class A Common Stock issuable pursuant to currently exercisable stock options and 1,475 shares of Class A Common Stock issuable pursuant to stock options that will become exercisable within 60 days after August 8, 2023.

(3)

As described in that certain Schedule 13D/A, filed with the SEC on August 1, 2023 consists of an aggregate of 2,896,901 shares of Class A Common Stock and 1,692,857 shares of Class B Common Stock held directly by CPMG or in various funds for which CPMG, Inc. is the investment manager and R. Kent McGaughy, Jr. is the sole stockholder and director of CPMG, Inc.

(4)

As described in that certain Schedule 13D/A, filed with the SEC on July 31, 2023 and further based on Company records, consists of 11,618 shares of Class A Common Stock and 129,308 shares of Class B Common Stock held by William E. Rose over which he has sole voting and investment control, 20 shares of Class A Common Stock and 215 shares of Class B Common Stock held by the Charles Henry Rose 2001 Trust and 45 shares of Class A Common Stock and 492 shares of Class B Common Stock held by the John William Rose 2002 Trust, over which Mr. Rose is trustee and over which he has shared voting and investment control with Catherine Marcus Rose, 180,909 shares of Class A Common Stock held by Montrose Investments I, L.P., of which Mr. Rose is the sole member and manager of Montrose Investments GP, LLC, its general partner, 7,886 shares of Class A Common Stock and 87,776 shares of Class B Common Stock held by the Evelyn P. Rose Fidelity SEP IRA, which Mr. Rose may be deemed to beneficially own as a member of a stockholder group which includes Evelyn P. Rose and Charles E. Gale, and 879,281 shares of Class A Common Stock and 1,877,998 shares of Class B Common Stock held by the Evelyn Potter Rose Survivor’s Trust (the “Survivor’s Trust”), which Mr. Rose may be deemed to beneficially own as a member of a stockholder group which includes the Survivor’s Trust. Mr. Rose also has beneficial ownership of 36,622 shares of Class B Common Stock issuable pursuant to currently exercisable stock options, 27,440 shares of Class A Common Stock issuable pursuant to currently exercisable stock options and 1,339 shares of Class A Common Stock issuable pursuant to stock options that will become exercisable within 60 days after August 8, 2023.

(5)

As described in that certain Schedule 13D/A, filed with the SEC on July 31, 2023, consists of 879,281 shares of Class A Common Stock and 1,877,998 shares of Class B Common Stock held by the Evelyn P. Rose Survivors Trust, for which Ms. Rose serves as co-trustee with Charles E. Gale and over which she has shared voting and investment control, and 7,886 shares of Class A Common Stock and 87,776 shares of Class B Common Stock held by the Evelyn P. Rose SEP IRA, for Ms. Rose’s benefit.

(6)

As described in that certain Schedule 13D/A, filed with the SEC on July 31, 2023, consists of 879,281 shares of Class A Common Stock and 1,877,998 shares of Class B Common Stock held by the Evelyn P. Rose Survivors Trust, for which Mr. Gale serves as a co-trustee with Evelyn P. Rose and over which he has shared voting and investment control, 19,795 shares of Class A Common Stock held by Mr. Gale over which he has sole voting and investment control, and 29 shares of Class A Common Stock and 313 shares of Class B Common Stock held in an IRA for Mr. Gale’s benefit.

(7)

As described in that certain Schedule 13D/A, filed with the SEC on July 31, 2023, consists of 879,281 shares of Class A Common Stock and 1,877,998 shares of Class B Common Stock held by the Evelyn P. Rose Survivors Trust, for which Evelyn P. Rose and Charles E. Gale serve as co-trustees over which they share voting and investment control.

(8)

As described in that certain Schedule 13G/A, filed with the SEC on February 9, 2023, consists of 2,705,656 shares of Class A Common Stock held by The Vanguard Group. The Vanguard Group has sole investment control over 2,637,422 shares of Class A Common Stock and shared investment control over 68,234 shares of Class A Common Stock. The Vanguard Group has sole voting control over 0 shares of Class A Common Stock and shared voting control over 42,039 shares of Class A Common Stock.

(9)

As described in that certain Schedule 13G/A, filed with the SEC on February 3, 2023, consists of 2,501,693 shares of Class A Common Stock held by BlackRock, Inc. BlackRock, Inc. has sole investment control of 2,501,693 shares of Class A Common Stock. BlackRock, Inc has sole voting control over 2,420,929 shares.

(10)

As described in that certain 13G filed with the SEC on March 7, 2023 by Perceptive Advisors, LLC (“Perceptive Advisors”), Joseph Edelman and Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”), consists of 2,083,799 shares of Class A Common Stock held directly by the Master Fund. Perceptive Advisors serves as the investment manager to the Master Fund and may be deemed to beneficially own such shares. Mr. Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own such shares.

(11)

As described in that certain Schedule 13G, filed with the SEC on June 26, 2023, consists of 1,730,841 shares of Class A Common Stock held by Adage Capital Partners, L.P: (i) Adage Capital Partners L.P. has shared voting power and shared dispositive power over 1,730,841 shares of Class A Common Stock, (ii) Adage Capital Partners GP, L.L.C., as the general partner of Adage Capital Partners L.P., has shared voting power and shared dispositive power over 1,730,841 shares of Class A Common Stock, (iii) Adage Capital Advisors, L.P., as the investment manager of Adage Capital Partners, L.P., has shared voting power and shared dispositive power over 1,730,841 shares of Class A Common Stock, (iv) Robert Atchinson, as (1) a managing member of Adage Capital Advisors, L.L.C., managing member of Adage Capital Partners GP, L.L.C., and (2) managing member of Adage Capital Partners LLC, general partner of Adage Capital Management, L.P. has shared voting power and shared dispositive power over 1,730,841 shares of Class A Common Stock and (v) Phillip Gross, as (1) a managing member of Adage Capital Advisors, L.L.C., managing member of Adage Capital Partners GP, L.L.C., and (2) managing member of Adage Capital Partners LLC, general partner of Adage Capital Management, L.P. has shared voting and shared dispositive power over 1,730,841 shares of Class A Common Stock. Each of Adage Capital Partners L.P., Adage Capital Partners GP, L.L.C., Adage Capital Management, L.P., Robert Atchinson and Phillip Gross disclaims beneficial ownership, except to the extent of their respective pecuniary interests therein. The principal business office of each of Adage Capital Partners L.P., Adage Capital Partners GP, L.L.C., Adage Capital Management, L.P., Robert Atchinson and Phillip Gross is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(12)

Consists of 1,856 shares of Class A Common Stock, over which she has sole voting and investment control, 161,300 shares of Class B Common Stock issuable pursuant to currently exercisable stock options and 62,019 shares of Class A Common Stock issuable pursuant to currently exercisable stock options held by Ms. Bir and 9,384 shares of Class A Common Stock, 1,500 shares of Class B common stock and 7,624 restricted stock units representing Class A Common Stock that will become exercisable or settle within 60 days after August 8, 2023.

(13)

Consists of 27,539 shares of Class A Common Stock issuable pursuant to currently exercisable stock options held by Dr. Edwards and 576 shares of Class A Common Stock issuable pursuant to stock options that will become exercisable within 60 days after August 8, 2023. 4,301 shares of Class A Common Stock underlying restricted stock units for which vesting services had been performed but for which share issuance has been deferred in accordance with Dr. Edwards’ election are excluded.

(14)

As described in that certain Form 4 filed with the SEC on July 10, 2023, and further based on Company records, consists of 17,020 shares of Class A Common Stock and 212,903 shares of Class B Common Stock held by Mr. Huff (which consist of 6,622 shares of Class A Common Stock over which he exercises sole voting and investment control, 10,398 shares of Class A Common Stock in a trust for which Mr. Huff has shared voting and investment control, and 212,903 shares of Class B Common Stock over which he exercises sole voting and investment control); 33,333 shares of Class A Common Stock issuable pursuant to currently exercisable stock options and 408,484 shares of Class B Common Stock issuable pursuant to currently exercisable stock options; and 79,534 shares of Class A Common Stock and 1,258 shares of Class B common stock issuable pursuant to stock options and 26,303 restricted stock units representing shares of Class A Common Stock that will become exercisable or settle within 60 days after August 8, 2023.

(15)

Consists of 23,500 shares of Class B Common Stock issuable pursuant to currently exercisable stock options and 17,435 shares of Class A Common Stock issuable pursuant to currently exercisable stock options held by Mr. McClellan, Jr. and 567 shares of Class A Common Stock issuable pursuant to stock options that will become exercisable or settle within 60 days after August 8, 2023.4,229 shares of Class A Common Stock underlying restricted stock units for which vesting services had been performed but for which share issuance has been deferred in accordance with Mr. McClellan, Jr’s. election are excluded.

(16)

Consists of 49,987 shares of Class A Common Stock and 74,304 shares of Class B Common Stock held by Dr. Meyer over which he has sole voting and investment control, 272,137 shares of Class B Common Stock issuable pursuant to currently exercisable stock options, 114,185 shares of Class A Common Stock issuable pursuant to currently exercisable stock options and 27,717 shares of Class A Common Stock and 1,563 shares of Class B common stock issuable pursuant to stock options and 19,189 restricted stock units representing shares of Class A Common Stock that will become exercisable or settle within 60 days after August 8, 2023.

(17)

Consists of 3,829 shares of Class A Common Stock and 18,822 shares of Class A Common Stock issuable pursuant to currently exercisable stock options held by Ms. Oliger and 534 shares of Class A Common Stock options representing shares of Class A Common Stock that will become exercisable or settle within 60 days after August 8, 2023.

(18)

Consists of 5,223 shares of Class A Common Stock and 7,628 shares of Class A Common Stock issuable pursuant to currently exercisable stock options held by Ms. Ruff and 678 shares of Class A Common Stock options that will become exercisable or settle within 60 days after August 8, 2023.

(19)

Consists of 8,826 shares of Class A Common Stock issuable pursuant to currently exercisable stock options held by Dr. Ryder and 644 shares of Class A Common Stock options that will become exercisable or settle within 60 days after August 8, 2023.

(20)

Consists of 15,927 shares of Class A Common Stock held by Mr. Soni over which he has sole voting and investment control, 231,250 shares of Class B Common Stock issuable pursuant to currently exercisable stock options, 87,873 shares of Class A Common Stock issuable pursuant to currently exercisable stock options, and 17,187 shares of Class B Common Stock issuable pursuant to stock options, 18,404 shares of Class A Common Stock issuable pursuant to stock options and 11,065 restricted stock units representing shares of Class A Common Stock that will become exercisable or settle within 60 days after August 8, 2023.

(21)

Consists of 17,752 shares of Class A Common Stock over which he has sole voting and investment control, 213,200 shares of Class B Common Stock issuable pursuant to currently exercisable stock options, 62,020 shares of Class A Common Stock issuable pursuant to currently exercisable stock options held by Mr. Wortley, and 9,384 shares of Class A Common Stock and 1,500 shares of Class B Common Stock issuable pursuant to stock options and 7,624 restricted stock units representing shares of Class A Common Stock that will become exercisable or settle within 60 days after August 8, 2023.

(22)

Consists of 4,123,935 shares of Class A Common Stock and 4,408,366 shares of Class B Common Stock beneficially owned by the directors and executive officers as of August 8, 2023, 1,393,327 shares of Class B Common Stock issuable to our directors and executive officers pursuant to stock options that are currently exercisable, 524,077 shares of Class A Common Stock issuable to our directors and executive officers pursuant to stock options that are currently exercisable, 23,711 shares of Class B Common Stock and 177,759 shares of Class A Common Stock issuable to our directors and executive officers that will become exercisable within 60 days after August 8, 2023, and 66,315 restricted stock units representing shares of Class A Common Stock issuable to our directors and officers pursuant to restricted stock units that will settle within 60 days after August 8, 2023.

STOCKHOLDER PROPOSALS

Until the Merger is completed, or if the Merger is not consummated, you will continue to be entitled to attend and participate in our annual meetings of stockholders, and we will provide notice of or otherwise publicly disclose the date on which the 2024 annual meeting of stockholders will be held.

Stockholder Proposals for Inclusion in 2024 Proxy Statement. Stockholder proposals intended to be included in the proxy materials for the 2024 annual meeting of stockholders must be received by the Secretary of the Company no later than December 30, 2023, or otherwise as permitted by applicable law. The form and substance of these proposals must satisfy the requirements established by the Company’s third amended and restated bylaws and the SEC.

Stockholder Proposals and Director Nominations for Presentation at the 2024 Annual Meeting but Not for Inclusion in the 2024 Proxy Statement. Additionally, stockholders seeking to recommend a director candidate or who intend to present a stockholder proposal at the 2024 annual meeting of stockholders not intended to be included in the proxy materials must provide the Secretary of the Company with written notice of the proposal no earlier than 120 days before the anniversary of the preceding year’s annual meeting of stockholders and no later than 90 days before the anniversary of the preceding year’s annual meeting of stockholders (provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting, then such dates shall not be earlier than 120 days before the date of the annual meeting and not later than the later of 100 days before the date of the annual meeting and 10 days after the first public announcement of the date set for the meeting is made, whether or not such first public announcement constitutes notice of the meeting to stockholders). A stockholder nomination or written notice of a stockholder proposal at the 2024 annual meeting of the stockholders not intended to be included in the proxy materials must be provided no earlier than February 8, 2024, and no later than March 9, 2024. Notice must be tendered in the proper form prescribed by our third amended and restated bylaws. Proposals not meeting the requirements set forth in our third amended and restated bylaws will not be entertained at the annual meeting.

Any stockholder seeking to recommend a director candidate or any director candidate who wishes to be considered by the nominating and corporate governance committee, the committee that recommends nominees to the Board for election at each annual meeting, must provide the Secretary of the Company with the information required by our third amended and restated bylaws, which includes: (a) all information relating to such nominee that would be required to be disclosed in a proxy statement for the election of such nominee as a director and such nominee’s written consent to serve as a director if elected and (b) such other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company or that the Company believes could be material to a reasonable stockholder’s understanding of the independence (both from management and from the stockholders or, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, from such beneficial owner) or qualifications of such nominee. The nominating and corporate governance committee is not required to consider director candidates received after the applicable date or without the required information.

Stockholder Proxy Solicitation for Stockholder Director Nominees. Any stockholder who intends to solicit proxies in support of any director nominee other than the Company’s nominees must comply with the content requirements of Rule 14a-19 under the Exchange Act (the SEC’s universal proxy rule) at the time it complies with the earlier deadlines in the advance notice provisions of our third amended and restated bylaws. Thus, if a stockholder intends to solicit proxies in support of any director nominees submitted under the advance notice provisions of our third amended and restated bylaws for the 2024 annual meeting of stockholders, then such stockholder must also provide proper written notice that sets forth all of the information required by Rule 14a-19 under the Exchange Act to the Secretary of the Company no earlier than February 8, 2024, and no later than March 9, 2024; provided, however, that if (a) the date of the 2024 annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting of stockholders, to be properly brought, notice by the stockholder must be received not earlier than 120 days before the date of the annual meeting and not later than the later of 100 days before the date of the annual meeting and 10 days after the first public announcement of the date set for the meeting is made, whether or not such first public announcement constitutes notice of the meeting to stockholders; or (b) the date of the 2024 annual meeting is more than 30 days but less than 60 days after the anniversary of the 2023 annual meeting of stockholders, to be properly brought, the notice by the stockholder must be received by the later of 60 calendar days prior to the date of the 2024 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting is first made by the Company.

OTHER MATTERS

As of the date of this proxy statement, our Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. However, if any other matter is properly presented at the special meeting, the shares represented by proxies in the form of the enclosed proxy card will be voted in the discretion of the named proxy holders.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public at the web site maintained by the SEC at www.sec.gov.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated                 , 2023. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the Merger creates any implication to the contrary.

We are incorporating by reference into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting. Unless specifically stated to the contrary, none of the information that we disclose under Item 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this proxy statement.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 24, 2023;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed on May 10, 2023, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed on August 8, 2023;

•	Current Reports on Form 8-K filed February 28, 2023, March 1, 2023, June 7, 2023, June 20, 2023, July 11, 2023, July 28, 2023 and July 31, 2023; and

•	Proxy Statement on Schedule 14A filed April 28, 2023.

You can obtain any of these documents from the SEC through the SEC’s website at the address described above, or Reata will provide you with copies of these documents (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates), without charge, upon written or oral request to:

Reata Pharmaceuticals, Inc.

5320 Legacy Drive

Plano, Texas 75024

Attention: Secretary

If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting. If you request any documents from us, we will mail them to you by first class mail or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investors section of our website, www.reatapharma.com, and the “Financials” section therein. The information included on our website is not incorporated by reference into this proxy statement.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household unless we have received contrary instructions from one or more stockholders. We will promptly deliver a separate copy of this proxy statement to you if you contact us at the following address: Reata Pharmaceuticals, Inc., 5320 Legacy Drive, Plano, Texas 75024, Attention: Secretary, telephone: (972) 865-2219. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

If you have any questions about this proxy statement, the special meeting or the Merger after reading this proxy statement, or if you would like additional copies of this proxy statement, please contact our proxy solicitor at:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Shareholders and Banks and Brokers Call Toll-Free: (888) 567-1626

Toll: (212) 269-5550

Email: reata@dfking.com

This proxy statement contains references to the availability of certain information from our website, www.reatapharma.com. By making such references, we do not incorporate into this document the information included on our website.

ANNEX A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

REATA PHARMACEUTICALS, INC.,

BIOGEN INC.

and

RIVER ACQUISITION, INC.

Dated as of July 28, 2023

A-i

(Continued)

A-ii

(Continued)

Exhibit A – Form of Certificate of Incorporation of the Surviving Corporation
Exhibit B – Form of Bylaws of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of July 28, 2023, by and among Biogen Inc., a Delaware corporation (“Parent”), River Acquisition, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), and Reata Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub will merge with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), each Share that is outstanding immediately prior to the Effective Time (other than Canceled Shares and Dissenting Shares) will thereupon be canceled and converted into the right to receive cash in an amount equal to the Merger Consideration and the Company will survive the Merger as a wholly owned Subsidiary of Parent;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has, upon the terms and subject to the conditions set forth herein, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, and declared it advisable for the Company to enter into this Agreement, (ii) approved and declared advisable the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein, (iii) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company Stockholders, and (iv) resolved, subject to the terms and conditions set forth in this Agreement, to recommend that this Agreement be adopted by the Company Stockholders;

WHEREAS, (i) the Board of Directors of each of Parent and Merger Sub have (A) declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement, and (B) approved the execution and delivery by Parent and Merger Sub, respectively, of this Agreement, the performance by Parent and Merger Sub of their respective covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein and (ii) the Board of Directors of Merger Sub has recommended that the sole stockholder of Merger Sub adopt this Agreement by written consent in lieu of a meeting effective immediately following the execution and delivery of this Agreement;

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain of the Company Stockholders are entering into voting and support agreements with Parent and Merger Sub (each a, “Support Agreement”) pursuant to which and subject to the conditions contained therein, among other things, such Company Stockholders have agreed to vote all of their Shares in favor of adopting this Agreement at the Stockholders Meeting; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated hereby and to prescribe certain conditions with respect to the consummation of the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

“Acceptable Confidentiality Agreement” shall mean any confidentiality agreement containing provisions limiting the disclosure and use of non-public information of or with respect to the Company that (a) contains confidentiality provisions that are not, in the aggregate, materially less favorable to the Company than the terms of the Confidentiality Agreement, and does not contain any exclusivity provision or other term that would restrict, in any manner, the Company’s ability to comply with the terms of this Agreement, except that such confidentiality agreement need not include explicit or implicit standstill provisions that would restrict the making of or amendment or modification to Acquisition Proposals, or (b) was entered into prior to the date of this Agreement.

“Acquisition Proposal” shall mean any indication of interest, offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

“Acquisition Transaction” shall mean any transaction or series of related transactions (other than the transactions contemplated by this Agreement) resulting in: (a) any acquisition by any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than twenty-five percent (25%) of the outstanding voting securities or voting power of the Company or any tender offer or exchange offer that if consummated would result in any Person or group (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning more than twenty-five percent (25%) of the outstanding voting securities or voting power of the Company; (b) any merger, consolidation, business combination, recapitalization, reorganization or other similar transaction involving the Company pursuant to which any Person or “group” (as defined in or under Section 13(d) of the Exchange Act) would hold Shares representing more than twenty-five percent (25%) of the voting securities or voting power of the surviving entity after giving effect to the consummation of such transaction or as a result of which the Company Stockholders (as a group) immediately prior to the consummation of such transaction would hold Shares representing less than seventy-five percent (75%) of the voting securities or voting power of the surviving entity after giving effect to the consummation of such transaction; (c) any sale, license or disposition of tangible or intangible assets or businesses that constitute or represent more than twenty-five percent (25%) of the consolidated assets, revenues or earnings of the Company and its Subsidiaries; (d) any sale, exclusive license or disposition of omaveloxolone; or (e) any liquidation or dissolution of the Company; provided, however, that the Merger and the other transactions contemplated hereby shall be deemed to not be an Acquisition Transaction in any case.

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

“Anti-Corruption Laws” mean the Foreign Corrupt Practices Act of 1977, the Anti-Kickback Act of 1986, the UK Bribery Act of 2012 and the Anti-Bribery Laws of the People’s Republic of China or any applicable Laws of similar effect.

“Antitrust Law” shall mean the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act, as amended, any Foreign Antitrust Laws, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement.

“Bayh-Dole Act” shall mean the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.

“Business Day” shall have the meaning given to such term in Rule 14d-1(g) under the Exchange Act.

“Capital Expenditure Budget” shall mean the capital expenditure budget set forth on Section 1.1(a) of the Company Disclosure Letter.

“Class A Common Stock” shall mean each outstanding share of class A common stock, par value $0.001, of the Company.

“Class B Common Stock” shall mean each outstanding share of class B common stock, par value $0.001, of the Company.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Common Law Fraud” shall mean common law fraud under Delaware law of the Company, Parent or Merger Sub, as applicable, in the making of the representations and warranties set forth in Article III or Article IV, as applicable.

“Company ESPP” shall mean the Company’s 2022 Employee Stock Purchase Plan.

“Company Intellectual Property Rights” shall mean all Intellectual Property Rights owned by or purported to be owned by (solely or jointly) or exclusively licensed to the Company or any of its Subsidiaries.

“Company Material Adverse Effect” shall mean any change, occurrence, effect, event, circumstance or development (each an “Effect,” and collectively, “Effects”) that has had, or would reasonably be expected to have, a material adverse effect on the business, assets, Liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that no Effect to the extent directly or indirectly resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be deemed to be or constitute a “Company Material Adverse Effect,” and no Effect to the extent directly or indirectly resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be taken into account when determining whether a “Company Material Adverse Effect” has occurred, except if such Effects disproportionately and adversely affect the Company and its Subsidiaries, taken as a whole, in any material respect relative to other similarly situated companies operating in any industry or industries in which the Company and its Subsidiaries operate in the events of clauses (i) through (vi) below (in which case, the incremental disproportionate impact or impacts may be taken into account in determining whether there has occurred a “Company Material Adverse Effect”):

(i) conditions (or changes in such conditions) in the securities markets, capital markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world, including (A) changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(ii) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

(iii) political conditions (or changes in such conditions) in the United States or any other country or region in the world or between any countries or groups of countries, or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world (including any acts of war or sanctions imposed in connection with the current dispute involving the Russian Federation and Ukraine);

(iv) earthquakes, hurricanes, tsunamis, tornadoes, floods, epidemics, pandemics (including COVID-19), cyberattacks, mudslides, wild fires or other natural disasters and weather conditions in the United States or any other country or region in the world;

(v) conditions (or changes in such conditions) in the life sciences, pharmaceutical or biotechnology industry;

(vi) actual or proposed changes in Law or other legal or regulatory conditions (or the interpretation thereof), any COVID-19 Measures or any change in any COVID-19 Measures (or the interpretation thereof), or changes in GAAP or other accounting standards (or the interpretation thereof);

(vii) the announcement of this Agreement, or the pendency or consummation of the transactions contemplated hereby, including (A) the identity of Parent, Merger Sub or their Affiliates as acquiror of the Company, (B) the termination or potential termination of (or the failure or potential failure to renew or enter into) any Contracts with customers, licensors, suppliers, distributors or other business partners, (C) any other negative development (or potential negative development) in the Company’s or any of its Subsidiaries’ relationships with any of its customers, licensors, suppliers, distributors or other business partners and (D) any departure or termination of any officers, directors, employees, consultants or independent contractors of the Company or any of its Subsidiaries, in the case of each of clauses (A), (B), (C) and (D), to the extent resulting from such announcement, pendency or consummation (it being understood that this clause (vii) shall not apply to (1) any representation or warranty related to the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby or (2) the condition set forth in Section 7.2(a) to the extent related to any such representation or warranty);

(viii) changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself, or any failure by the Company to meet any estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition of a Company Material Adverse Effect);

(ix) (A) any action taken unless expressly required by this Agreement, or failure to take any action expressly required by this Agreement, in each case, by Parent or any of its controlled Affiliates or (B) the taking of any action or refraining from taking any action, in each case, by the Company or any of its Subsidiaries (1) expressly required by this Agreement (other than Section 5.1, unless Parent unreasonably withholds, conditions or delays consent to the taking of such action or refraining from taking such action), (2) to which Parent has consented in writing in advance or (3) which Parent has requested in writing;

(x) any Legal Proceedings made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company arising out of the Merger or the other transactions contemplated by this Agreement; or

(xi) the matters set forth on Section 1.1(b) of the Company Disclosure Letter.

“Company Option” shall mean an option to purchase shares of Class A Common Stock or Class B Common Stock granted under the Company Stock Plan or otherwise.

“Company Owned Software” shall mean any Software owned (or purported to be owned) by the Company or any of its Subsidiaries.

“Company Preferred Stock” shall mean the preferred stock, par value $0.001 per share, of the Company.

“Company Product” shall mean any product that is in preclinical development or clinical trials or being manufactured, marketed, sold, commercialized, offered, made available, licensed, distributed or branded by or for the Company or any of its Subsidiaries.

“Company Registered Intellectual Property Rights” shall mean all of the Registered Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries, co-owned by the Company or any of its Subsidiaries, or exclusively licensed by the Company or any of its Subsidiaries.

“Company RSU Award” shall mean any award of restricted stock units with respect to shares of Class A Common Stock or Class B Common Stock granted under the Company Stock Plan or otherwise that is, at the time of determination, subject to vesting or forfeiture conditions.

“Company Software” shall mean all Company Owned Software together with all Software licensed (or purported to be licensed) to the Company or any of its Subsidiaries and used, held for use or planned for use in the business of the Company and its Subsidiaries.

“Company Stock Awards” shall mean the Company Options, the Company RSU Awards and rights granted pursuant to the Company ESPP.

“Company Stock Plan” shall mean the Company’s Second Amended and Restated Long Term Incentive Plan.

“Company Stockholders” shall mean holders of Shares prior to the Effective Time in their capacity as such.

“Consent” shall mean any approval, consent, license, ratification, permission, waiver, order or authorization (including from any Governmental Authority).

“Continuing Employees” shall mean any employee of the Company or any of its Subsidiaries as of the time immediately prior to the Closing and who continues to be employed by Parent, the Surviving Corporation or any of their respective Subsidiaries or other Affiliates following the Closing.

“Contract” shall mean any legally binding contract, subcontract, agreement, obligation, license, sublicense, note, bond, mortgage, indenture, deed of trust, franchise, lease, sublease, loan, credit agreement or other instrument.

“COVID-19” shall mean SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” shall mean any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the Coronavirus Aid, Relief and Economic Security Act, as amended, and Families First Coronavirus Response Act, as amended.

“Data Protection Laws” shall mean (a) any Laws regulating the Processing of personal information, including the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act, the European Union General Data Protection Regulation (EU) 2016/679 (the “GDPR”), any other Laws implementing the GDPR into national Law, Switzerland’s Federal Act on Data Protection of 19 June 1992 and Japan’s Act on the Protection of Personal Information; and (b) all binding pre-market and post-market guidance issued by the FDA regarding privacy and cybersecurity.

“Data Protection Requirements” shall mean (a) all Data Protection Laws applicable to the Company or any of its Subsidiaries, (b) the Company’s published and posted policies (including if posted on the Company’s or its Subsidiaries’ websites or provided in connection with the Company’s or its Subsidiaries’ products and services) relating to the Company’s Processing of Personal Information and (c) the terms of any Contracts binding on the Company or any of its Subsidiaries concerning the Processing of Personal Information.

“DOJ” shall mean the United States Department of Justice or any successor thereto.

“EMA” shall mean the European Medicines Agency or any successor thereto.

“Environmental Law” shall mean all applicable Laws and Orders relating to the environment, preservation or reclamation of natural resources, the presence, management or Release of, or exposure to, any toxic or hazardous material, substance or waste, or to human health and safety (solely as it relates to exposure to any toxic or hazardous material, substance or waste or contamination in the environment), as each has been amended and the regulations promulgated pursuant thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“ERISA Affiliate” shall mean any Person which is (or at any relevant time was) a member of a “controlled group of corporations” with, under “common control” with or a member of an “affiliated service group” with the Company or any of its Subsidiaries as such terms are defined in Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“FDA” shall mean the United States Food and Drug Administration or any successor thereto.

“FTC” shall mean the United States Federal Trade Commission or any successor thereto.

“GAAP” shall mean generally accepted accounting principles, as applied in the United States.

“Governmental Authority” shall mean (a) any government, (b) any governmental or regulatory entity, body, department, commission, subdivision, board, administrative agency or instrumentality, (c) any court, tribunal, judicial body, or an arbitrator or arbitration panel, or (d) any quasi-governmental self-regulatory agency, securities exchange, commission or authority, in each of (a) through (d) whether supranational, national, federal, state, county, municipal, provincial, and whether local, domestic or foreign. For the avoidance of doubt, Governmental Authority includes the FDA, the EMA and any other similar domestic or foreign entity that regulates or has jurisdiction over the quality, identity, strength, purity, safety, efficacy, testing, manufacturing, marketing, distribution, sale, storage, pricing, import or export of any Company Product.

“Hazardous Substance” shall mean any material, substance or waste that is defined, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” “radioactive” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radon, mold and urea formaldehyde insulation.

“Health Care Laws” shall mean, to the extent applicable, the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Public Health Service Act (42 U.S.C. §§ 201 et seq.), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), in each case, as amended and the regulations promulgated thereunder.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“Incidental Contracts” shall mean (a) shrink-wrap, click-wrap and off-the-shelf Contracts for commercially available Software or services, (b) material transfer agreements, (c) Contracts that are ancillary to a sale of products or services to customers or the purchase or use of Software, services, equipment, reagents or other materials, (d) non-disclosure agreements, and (e) Contracts between the Company or any of its Subsidiaries, on the one hand, and any of the Company’s Subsidiaries, on the other hand.

“Indebtedness” shall mean, with respect to any Person, all Liabilities (including all obligations in respect of principal, interest, penalties, fees and premiums) of such Person or any of its Subsidiaries in respect of (a) any indebtedness for borrowed money (including the issuance of any debt security) to any other Person, (b) any obligations evidenced by notes, bonds, debentures or similar Contracts to any other Person, (c) any obligations in respect of letters of credit and bankers’ acceptances (other than undrawn letters of credit used as security for leases), bank guarantees, surety bonds and similar instruments, (d) obligations under interest rate, currency swap, hedging, cap, collar or future Contracts or other derivative instruments or agreements and any other arrangements designed to provide protection against fluctuations in interest or currency rates, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired or deferred purchase price of property or services, (f) all obligations in respect of leases required to be capitalized under GAAP, (g) any securitization transaction or (h) any guaranty of any such Liabilities described in clauses (a) through (g) of any other Person other than a Subsidiary of such first Person (other than, in any case, (i) accounts payable to trade creditors and accrued expenses, in each case, arising in the ordinary course of business and (ii) Liabilities solely between such first Person and any of its wholly owned Subsidiaries or solely between any wholly owned Subsidiaries of such first Person (such Liabilities pursuant to this clause (ii), “Intercompany Indebtedness”)).

“Intellectual Property” shall mean all intellectual property, regardless of form, including: (a) published and unpublished works of authorship, including audiovisual works, collective works, Software, compilations, databases, derivative works, literary works and mask works (“Works of Authorship”); (b) inventions and discoveries, including articles of manufacture, business methods, compositions of matter, improvements, machines, methods, and processes and new uses for any of the preceding items (“Inventions”); (c) words, names, symbols, devices, designs, slogans, logos, trade dress and other designations, and combinations of the preceding items, used to identify or distinguish the origin of a business, good, group, product, or service or to indicate a form of certification (“Trademarks”); (d) Internet domain names that are registered with any domain name registrar (“Domain Names”); (e) trade secrets, know how, inventions, invention disclosures, formulae, methods, processes, protocols, specifications, techniques, technology, research and development information, business plans, including with respect to regulatory filings relating to investigational or approved medicines or medical devices, Drug Master Files (“DMFs”), and the like (“Trade Secrets”); (f) improvements, derivatives, modifications, enhancements, revisions and releases relating to any of the foregoing; and (g) instantiations of any of the foregoing in any form and embodied in any media.

“Intellectual Property Rights” shall mean all U.S. and foreign common Law and statutory rights in, arising out of, or associated with Intellectual Property in any jurisdiction, including (a) rights in, arising out of, or associated with Works of Authorship, including rights granted under the U.S. Copyright Act or analogous foreign common Law or statutory regime; (b) rights in, arising out of, or associated with Inventions, including rights granted under the U.S. Patent Act or analogous foreign common Law or statutory regime, including patents, utility models and inventors’ certificates and all disclosures, applications reissues, divisionals, re-examinations, renewals, substitutions, revisions, extensions, provisionals, continuations and continuations-in-part thereof; (c) rights in, arising out of, or associated with Trademarks, including rights granted under the Lanham Act or analogous foreign common Law or statutory regime; (d) rights in, arising out of, or associated with Trade Secrets, including rights granted under the Uniform Trade Secrets Act or analogous foreign common Law or statutory regime; (e) any rights associated with regulatory filings and approvals for medicines, medical devices or diagnostics, including regulatory, market or data exclusivity rights; (f) other proprietary rights in intellectual property of every kind and nature; (g) rights of privacy and publicity; (h) any rights in data, including data in databases and data collections (including clinical trial data, knowledge databases, customer lists and customer databases); and (i) all U.S. and foreign common Law and statutory rights to sue or recover and retain damages, costs or attorneys’ fees for past, present or future infringement, misappropriation or other violation of any of the foregoing. For the avoidance of doubt, Intellectual Property Rights include Registered Intellectual Property Rights.

“Intervening Event” shall mean an Effect that (a) was not known to the Company Board as of the date of this Agreement or, if known, the material consequences of which were not reasonably foreseeable by the Company Board as of the date of this Agreement and (b) does not relate to an Acquisition Proposal; and provided that no Effect to the extent directly or indirectly resulting from, attributable to or arising out of any of the following shall (either alone or in combination) be taken into account when determining whether an Intervening Event has occurred: changes in the Company’s stock price or the trading volume of the Company’s stock, in and of itself, or the Company meeting or exceeding any estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or the Company meeting or exceeding any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (but not, in each case, the underlying cause of such changes or facts, unless such changes or facts would otherwise be excepted from this definition of an Intervening Event).

“IRS” shall mean the U.S. Internal Revenue Service or any successor thereto.

“IT Systems” shall mean the computers, Software, middleware, firmware, servers, workstations, routers, hubs, switches, data communications lines, all other information technology equipment and other information technology hardware, including any “Infrastructure-as-a-Service” or “Platform-as-a-Service” or other cloud or hybrid cloud services, and all associated documentation, in each case, used by the Company or any of its Subsidiaries.

“Knowledge” shall mean, (a) with respect to the Company, the actual knowledge of any of the individuals listed on Section 1.1(c) of the Company Disclosure Letter without investigation or further inquiry and (b) with respect to Parent or Merger Sub, the actual knowledge of the executive officers of Parent without investigation or further inquiry.

“Law” shall mean any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Legal Proceeding” shall mean any (a) civil, criminal or administrative actions, or (b) litigations, arbitrations or other proceeding, in each of (a) and (b) before any Governmental Authority.

“Liabilities” shall mean any liability, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP).

“Lien” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance or other restriction of similar nature (including any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Multiemployer Plan” shall mean any “multiemployer plan” within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA.

“NASDAQ” shall mean The Nasdaq Global Market.

“Order” shall mean any order, judgment, award, decision, decree, injunction, ruling, writ or assessment of any Governmental Authority (whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

“Permit” shall mean franchises, grants, authorizations, establishment registrations, licenses, permits, easements, variances, exceptions, Consents, certificates, approvals and Orders of any Governmental Authority.

“Permitted Liens” shall mean any of the following: (a) Liens for Taxes, assessments and governmental charges or levies not yet delinquent or, if delinquent, that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in the consolidated financial statements of the Company; (b) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s, landlords’ or other Liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default for a period greater than thirty (30) days or that are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in the consolidated financial statements of the Company; (c) easements, covenants and rights of way (unrecorded and of record) and other similar restrictions, zoning, entitlements, conservation, building and other land use and environmental restrictions or regulations promulgated by Governmental Authorities, in each case, that do not materially and adversely impact the current use of the affected property; (d) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company’s subsequent Quarterly Reports on Form 10-Q or the Company’s subsequent Current Reports on Form 8-K; (e) all exceptions, restrictions, imperfections of title, charges and other non-monetary Liens that do not materially and adversely interfere with the present use of the assets of the Company and its Subsidiaries, taken as a whole; (f) Liens arising under any lines of credit or other credit facilities or arrangements of the Company or any of its Subsidiaries in effect on the date hereof (or any replacement facilities thereto permitted pursuant to Section 5.1); (g) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; and (h) with respect to leased or non-exclusively licensed personal property or Intellectual Property, the terms and conditions of the lease or license applicable thereto.

“Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

“Personal Information” shall have the same meaning as “personal data,” “personal information,” “protected health information,” or “personally identifiable information” under applicable Data Protection Laws.

“Process” or “Processing” shall mean, with respect to data, the access, use, collection, treatment, processing, storage, hosting, recording, organization, adaption, alteration, transfer, retrieval, transmittal, sharing, securing, maintenance, consultation, disclosure, retention, linkage, deletion, disposal or combination of such data.

“Registered Intellectual Property Rights” shall mean all Domain Names and all Intellectual Property Rights that are the subject of an application, certificate, filing, registration, or other document issued by, filed with, or recorded by, any Governmental Authority in any jurisdiction.

“Release” shall mean any release, spill, emission, discharge, leaking, pouring, dumping or emptying, pumping, injection, deposit, disposal, dispersal, leaching or migration into, on, through or from the indoor or outdoor environment (including soil, ambient air, surface water, groundwater and surface or subsurface strata) or any property.

“Representative” shall mean with respect to any Person, its directors, officers or other employees, controlled Affiliates, or any investment banker, attorney or other authorized agent or representative retained by such Person.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Share” shall mean each outstanding share of Class A Common Stock or Class B Common Stock.

“Software” shall mean all (a) software, firmware, computer programs and applications (whether in source code, object code or other form), (b) algorithms, models and methodologies, and any software implementations thereof, (c) databases related to the foregoing and (d) documentation, specifications, protocols, development tools and other technology used in supporting any of the foregoing categories.

“Subsidiary” of any Person shall mean (a) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (b) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (c) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company, or (d) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Superior Proposal” shall mean a written, bona fide Acquisition Proposal that did not result from a breach in any material respect of Section 5.2 for a transaction or series of related transactions contemplated by clauses (a), (b) or (c) of the definition of “Acquisition Transaction” on terms that the Company Board determines in good faith, after consultation with outside legal counsel and its financial advisor(s), taking into account all financial, legal, regulatory, timing and other aspects of such Acquisition Proposal, to be more favorable to the Company Stockholders, from a financial point of view, than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent in response to such proposal); provided, however, that for purposes of the reference to an “Acquisition Proposal” in this definition of a “Superior Proposal,” all references to (a) “more than twenty-five percent (25%)” in the definition of “Acquisition Transaction” shall be deemed to be references to “a majority” and (b) “less than seventy-five percent (75%)” shall be deemed to be references to “less than a majority.”

“Tax” shall mean tax or similar duty, fee or charge imposed by any Governmental Authority, in each case in the nature of a tax, including any interest, penalty or addition thereto imposed with respect to such amount by such Governmental Authority.

“Tax Return” shall mean any report, declaration, return, information return or statement filed or required or permitted to be filed with any Governmental Authority relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Willful Breach” shall mean a material breach of this Agreement that is the consequence of an act or omission by the breaching party with the actual knowledge that the taking of such act or failure to take such action would reasonably be expected to result in or constitute a material breach of this Agreement.

1.2 Additional Definitions. The following capitalized terms shall have the respective meanings ascribed thereto in the respective sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Agreement	Preamble
Book-Entry Shares	2.8(c)(ii)
Burdensome Condition	6.2(a)
Canceled Shares	2.7(a)(ii)
Capitalization Date	3.2(a)
Certificate of Merger	2.2
Certificates	2.8(c)(i)
Change of Recommendation Notice	5.3(b)
Closing	2.3
Closing Date	2.3
COBRA	3.13(d)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	3.5
Company Board Recommendation Change	5.3(a)
Company Disclosure Letter	Article III
Company Financial Advisor	3.12
Company SEC Reports	3.8(a)
Company Securities	3.2(c)
Company Termination Fee	8.3(c)
Confidentiality Agreement	9.4
D&O Insurance	6.8(c)
DGCL	Recitals
Dissenting Shares	2.7(c)(i)
Domain Names	1.1
Effect	1.1
Effective Time	2.2
Enforceability Exceptions	3.4
Exchange Fund	2.8(b)
FDA Permits	3.22(b)
Final Exercise Date	2.7(f)
Final Offering Periods	2.7(f)
Foreign Antitrust Laws	3.7
Indemnified Persons	6.8(a)
Indemnified Proceeding	6.8(b)
Intercompany Indebtedness	1.1
Inventions	1.1
Letter of Transmittal	2.8(c)(i)
Material Contract	3.21
Merger	Recitals

Term	Section Reference
Merger Consideration	2.7(a)(i)
Merger Sub	Preamble
New Plans	6.9(c)
Old Plans	6.9(c)
Option Consideration	2.7(d)
Parent	Preamble
Parent Termination Fee	8.3(d)
Paying Agent	2.8(a)
Payor	2.8(e)
Plans	3.13(a)
Proxy Statement	6.1(a)
Real Property Leases	3.20(b)
RSU Consideration	2.7(e)
Solvent	4.10
Stockholder Approval	3.6
Stockholders Meeting	6.1(c)
Surviving Corporation	2.1
Termination Date	8.1(b)(i)

1.3 Certain Interpretations.

(a) Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable, and all references herein to “paragraphs” or “clauses” shall be deemed references to separate paragraphs or clauses of the section or subsection in which the reference occurs. The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) Unless otherwise indicated, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.”

(c) Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.

(d) If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).

(e) Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(f) The term “or” is not exclusive.

(g) When used herein, the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if.”

(h) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(i) References to “$” and “dollars” are to the currency of the United States of America.

(j) Any dollar or percentage thresholds set forth herein shall not be used as a benchmark for the determination of what is or is not “material” or a Company Material Adverse Effect under this Agreement.

(k) “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(l) References to any statute or Law shall be deemed to refer to such statute or Law as amended from time to time and to any rules or regulations promulgated thereunder (whether or not the definition of such statute or Law includes a reference to such amendments, rules or regulations).

(m) Except as otherwise specified, (i) references to any Person include the successors and permitted assigns of that Person, and (ii) references from or through any date mean from and including or through and including, respectively.

(n) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

(o) Where used with respect to information, the phrases “delivered” or “made available” means that the information referred to has been physically or electronically delivered to the relevant parties or their respective Representatives, including in the case of “made available” to Parent, Merger Sub or their Representatives, material that has been posted in the “virtual data room” established by the Company at least one day prior to the date hereof.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall thereupon cease and the Company shall continue as the surviving corporation of the Merger and as a Subsidiary of Parent (the “Surviving Corporation”). The Merger shall be governed by and effected pursuant to the applicable provisions of the DGCL.

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated under the DGCL by filing a certificate of merger in such form as required by, and executed in accordance with, the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, and shall take such further actions as may be required to make the Merger effective on the Closing Date. The Merger shall become effective at the time and day of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or such later time and day as may be agreed in writing by Parent and the Company and specified in the Certificate of Merger (such time and date being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger shall take place by electronic exchange of signatures and documents (the “Closing”) at 9:00 a.m., New York time, on a date to be specified by the parties, which shall be not later than the third (3rd) Business Day after the satisfaction (or waiver, if permitted by applicable Law) of the last to be satisfied of the conditions set forth in Article VII (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction (or waiver, if permitted by applicable Law) of those conditions), or at such other location, date and time as Parent and the Company shall mutually agree upon in writing. The date upon which the Closing shall actually occur pursuant hereto is referred to herein as the “Closing Date”.

2.4 Effect of the Merger. At the Effective Time, the Merger shall have the effects provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, in each case, except as provided by the DGCL.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.8(a), by virtue of the Merger and without necessity of further action by the Company or any other Person, the certificate of incorporation of the Company shall be amended and restated in its entirety to read in its entirety as set forth on Exhibit A hereto, and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.8(a), the parties hereto shall take all necessary action such that the bylaws of the Company shall be amended and restated in their entirety to read in their entirety as set forth on Exhibit B hereto, and as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein, in the certificate of incorporation of the Surviving Corporation or in accordance with applicable Law.

2.6 Directors and Officers.

(a) Directors. At the Effective Time, the Company and the Surviving Corporation shall take all necessary action such that the directors of Merger Sub immediately prior to the Effective Time, or such other individuals designated by Parent as of the Effective Time, shall become the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected and qualified, or until their earlier death, resignation or removal in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation.

(b) Officers. At the Effective Time, the officers of the Company immediately prior to the Effective Time, or such other individuals designated by Parent as of the Effective Time, shall be the officers of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, until their respective successors have been duly appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

(i) Shares. Each Share that is issued and outstanding immediately prior to the Effective Time (excluding (A) Canceled Shares and (B) Dissenting Shares) shall be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to $172.50 (the “Merger Consideration”), without interest thereon and subject to any applicable withholding Tax pursuant to Section 2.8(d), upon compliance with the procedures set forth in Section 2.8 (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Section 2.10).

(ii) Canceled Shares. Each Share owned by Parent, Merger Sub or the Company, or by any direct or indirect wholly owned Subsidiary of Parent, Merger Sub or the Company, in each case, immediately prior to the Effective Time (“Canceled Shares”), shall be canceled and extinguished, without any conversion thereof or consideration paid therefor, at the Effective Time.

(iii) Capital Stock of Merger Sub. Each share of common stock, par value of $0.001 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value of $0.001 per share, of the Surviving Corporation, and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of common stock of Merger Sub immediately prior to the Effective Time shall thereafter be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(b) Adjustment to the Merger Consideration. Notwithstanding anything in this Agreement to the contrary, if, at any time occurring on or after the date of this Agreement until the Effective Time, any change in the outstanding equity interests of the Company shall occur as a result of any reorganization, reclassification, recapitalization, stock split (including a reverse stock split), subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution (including any dividend or other distribution of securities convertible into Shares) with a record date during such period, the Merger Consideration and any other similarly dependent items (including the Option Consideration and the RSU Consideration), as the case may be, shall be appropriately adjusted to reflect such event and provide the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.7(b) shall be, or be deemed to be, an exception to the Company’s obligations pursuant to Section 5.1.

(c) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, all Shares that are issued and outstanding and held by Company Stockholders as of immediately prior to the Effective Time who are entitled to demand and who shall have properly and validly demanded their statutory rights of appraisal in respect of such Shares in compliance in all respects with Section 262 of the DGCL (collectively, “Dissenting Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration pursuant to Section 2.7(a), but instead such Company Stockholder will be entitled to receive such consideration as may be determined to be due to such Company Stockholders in respect of such Dissenting Shares pursuant to Section 262 of the DGCL, except that all Dissenting Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or otherwise lost or forfeited their rights to appraisal of such Dissenting Shares under such Section 262 of the DGCL shall no longer be considered to be Dissenting Shares and shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive the Merger Consideration, without interest thereon, and subject to any applicable withholding Tax pursuant to Section 2.8(d), upon the terms and conditions hereof, including the surrender of the certificate or certificates, if any, evidencing such Shares in the manner provided in Section 2.8 (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit in the manner provided in Section 2.10).

(ii) The Company shall give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Shares and (B) the right to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the DGCL in respect of Dissenting Shares. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal, settle or offer to settle or otherwise negotiate any such demands, or agree to do any of the foregoing, in respect of Dissenting Shares.

(d) Company Options. Effective as of immediately prior to the Effective Time, each Company Option that is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall by virtue of the Merger automatically and without any action on the part of the Company, Parent or the holder thereof, be canceled and terminated and converted into the right to receive from the Surviving Corporation an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of Shares underlying such Company Option immediately prior to the Effective Time, by (y) an amount equal to (A) the Merger Consideration, less (B) the per share exercise price of such Company Option (the “Option Consideration”) (it being understood and agreed that such exercise price shall not actually be paid to the Surviving Corporation by the holder of a Company Option), subject to any applicable withholding Taxes pursuant to Section 2.8(d); provided, however, that any such Company Option with respect to which the applicable per share exercise price of such Company Option is equal to or greater than the Merger Consideration shall be canceled without consideration therefor. Parent shall pay by wire transfer of immediately available funds to the Surviving Corporation, and the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to each of the holders of Company Options the applicable Option Consideration (subject to any applicable withholding Taxes pursuant to Section 2.8(d)) as promptly as practicable thereafter (and in no event later than the next regularly scheduled payroll date at least five (5) Business Days after the Effective Time).

(e) Company RSU Awards. Effective as of immediately prior to the Effective Time, each Company RSU Award that is outstanding immediately prior thereto shall by virtue of the Merger automatically and without any action on the part of the Company, Parent or the holder thereof, be canceled and terminated and converted into the right to receive from the Surviving Corporation an amount in cash (without interest) equal to the product obtained by multiplying (x) the aggregate number of Shares underlying such Company RSU Award immediately prior to the Effective Time, by (y) the Merger Consideration (the “RSU Consideration”), subject to any applicable withholding Taxes pursuant to Section 2.8(d). Parent shall pay by wire transfer of immediately available funds to the Surviving Corporation, and the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to each holder of Company RSU Awards the applicable RSU Consideration (subject to any applicable withholding Taxes pursuant to Section 2.8(d)) as promptly as practicable thereafter (and in no event later than the next regularly scheduled payroll date at least five (5) Business Days after the Effective Time). Notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company RSU Award that, immediately prior to such cancellation, constitutes “nonqualified deferred compensation” subject to Section 409A of the Code and that cannot be settled in connection with the Effective Time without incurring penalties under Section 409A of the Code shall be made on the applicable settlement date for such Company RSU Award (or an earlier permissible date) if required in order to comply with Section 409A of the Code.

(f) Company ESPP. The Company Board (or, if appropriate, the committee administering the Company ESPP) will pass such resolutions and take all actions reasonably necessary with respect to the Company ESPP to provide that (i) except for the offering periods under the Company ESPP in effect on the date hereof (the “Final Offering Periods”), no new offering period will commence following the date hereof unless and until this Agreement is terminated; and (ii) from and after the date hereof, no new participants will be permitted to participate in the Company ESPP and participants will not be permitted to increase their payroll deductions or purchase elections from those in effect on date of this Agreement. If the Effective Time occurs: (i) during one or more of the Final Offering Periods, (A) the final exercise date(s) under the Company ESPP shall be such date as the Company determines in its sole discretion (provided that such date shall be no later than the date that is five (5) days prior to the Effective Time) (the “Final Exercise Date”), and (B) each Company ESPP participant’s accumulated contributions under the Company ESPP shall be used to purchase whole shares of Class A Common Stock in accordance with the terms of the Company ESPP as of the Final Exercise Date, which shares of Class A Common Stock, to the extent outstanding immediately prior to the Effective Time, shall be canceled at the Effective Time in exchange for the right to receive the Merger Consideration in accordance with Section 2.7(a); or (ii) after the end of both of the Final Offering Periods, all amounts allocated to each participant’s account under the Company ESPP at the end of each of the Final Offering Periods shall thereupon be used to purchase whole shares of Class A Common Stock under the terms of the Company ESPP for such offering period, which shares of Class A Common Stock, to the extent outstanding immediately prior to the Effective Time, shall be canceled at the Effective Time in exchange for the right to receive the Merger Consideration in accordance with

Section 2.7(a). As promptly as practicable following the purchase of shares of Class A Common Stock in accordance with the foregoing clauses (i) or (ii), the Company shall return to each participant the funds, if any, that remain in such participant’s account after such purchase.

2.8 Payment for Company Securities; Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent and Merger Sub shall designate and appoint a United States bank or trust company reasonably acceptable to the Company to act as the paying agent for the Company Stockholders entitled to receive Merger Consideration pursuant to this Article II (the “Paying Agent”).

(b) Exchange Fund. At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent, for payment to and for the sole benefit of the Company Stockholders pursuant to the provisions of this Article II, an amount of cash equal to the aggregate consideration to which Company Stockholders are entitled under this Article II (which, for the avoidance of doubt, shall not include the Option Consideration or RSU Consideration) (such cash amount being referred to herein as the “Exchange Fund”). Until disbursed in accordance with the terms and conditions of this Agreement, such funds shall be invested by the Paying Agent, as directed by Parent or the Surviving Corporation, in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America. Any interest and other income resulting from such investments shall be paid to Parent or the Surviving Corporation in accordance with Section 2.8(f). No investment or losses thereon shall affect the consideration to which holders of Shares are entitled under this Article II and to the extent that there are any losses with respect to any investments of the Exchange Fund, or the Exchange Fund diminishes for any reason below the amount required to promptly pay in full the cash amounts contemplated by this Article II, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make in full such payments contemplated this Article II. The Exchange Fund shall not be used for any purpose other than as expressly provided in this Agreement.

(c) Payment Procedures.

(i) As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), Parent or the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Shares represented by certificates (the “Certificates”), which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall be in a customary form reasonably acceptable to the Company and Parent prior to the Effective Time and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, shall have a customary release of all claims against Parent, Merger Sub and the Company arising out of or related to such holder’s ownership of Shares and shall otherwise be in such form as Parent and the Paying Agent shall reasonably agree upon (a “Letter of Transmittal”) and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu thereof) in exchange for payment of the Merger Consideration, the forms of which Letter of Transmittal and instructions shall be subject to the reasonable approval of the Company prior to the Effective Time. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) to the Paying Agent or to such other agent or agents as may be appointed in writing by Merger Sub, and upon delivery of a Letter of Transmittal, duly executed and in proper form, with respect to such Certificates, the holder of the Shares represented by such Certificates as of immediately prior to the Effective Time shall be entitled to receive the Merger Consideration for each such Share formerly represented by such Certificates (subject to any required Tax withholdings as provided in Section 2.8(d)), and any Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer Taxes required by reason of the payment of the

Merger Consideration to a Person other than the registered holder in whose name the Certificate so surrendered is registered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement, except for Certificates representing Dissenting Shares, which shall represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL, or Canceled Shares.

(ii) Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company immediately prior to the Effective Time, an executed Letter of Transmittal to the Paying Agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to the terms hereof. In lieu thereof, each holder of record of one (1) or more Book-Entry Shares held through The Depository Trust Company immediately prior to the Effective Time whose Shares were converted into the right to receive the Merger Consideration shall upon the Effective Time, in accordance with The Depository Trust Company’s customary procedures (including receipt by the Paying Agent of an “agent’s message” (or such other evidence of transfer or surrender as the Paying Agent may reasonably request)) and such other procedures as agreed by the Company, Parent, the Paying Agent and The Depository Trust Company, be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee, for the benefit of the holder of such Book-Entry Shares held through it immediately prior to the Effective Time, as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share, the Merger Consideration for each such Book-Entry Share (subject to any required Tax withholdings as provided in Section 2.8(d)) and such Book-Entry Shares of such holder shall forthwith be canceled. As soon as practicable after the Effective Time (and in no event later than five (5) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company (A) a Letter of Transmittal and (B) instructions for returning such Letter of Transmittal in exchange for the Merger Consideration, the forms of which Letter of Transmittal and instructions shall be subject to the reasonable approval of the Company prior to the Effective Time. Upon delivery of such Letter of Transmittal, in accordance with the terms of such Letter of Transmittal, duly executed and in proper form, the holder of such Book-Entry Shares immediately prior to the Effective Time shall be entitled to receive in exchange therefor the Merger Consideration, for each such Book-Entry Share (subject to any required Tax withholdings as provided in Section 2.8(d)), and such Book-Entry Shares so surrendered shall forthwith be canceled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered immediately prior to the Effective Time. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Agreement, except for Book-Entry Shares representing Dissenting Shares, which shall be deemed to represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL, or Canceled Shares.

(d) Withholding Rights. Notwithstanding any provision contained herein to the contrary, each of the Paying Agent, Parent, the Company, Merger Sub and the Surviving Corporation shall be entitled to deduct or withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it reasonably concludes it is required to deduct or withhold under applicable Law with respect to the making of such payment. If the Paying Agent, Parent, the Company, Merger Sub or the Surviving Corporation, as the case may be, so deducts or withholds amounts and pays over such amounts to the applicable Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Paying Agent, Parent, the Company, Merger Sub or the Surviving Corporation, as the case may be, made such deduction or withholding.

(e) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Paying Agent, Parent, Merger Sub, the Surviving Corporation or any Person shall be liable to a holder of Shares as of immediately prior to the Effective Time for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund (including any interest or other amounts earned with respect thereto) that remains undistributed to the Company Stockholders on the date that is twelve (12) months after the Effective Time shall be delivered to Parent upon demand, and any Company Stockholders who have not theretofore surrendered their Certificates that represented Shares or Book-Entry Shares that were issued and outstanding immediately prior to the Effective Time for exchange pursuant to the provisions of this Section 2.8(f) shall thereafter look for payment of the Merger Consideration payable in respect of the Shares formerly represented by such Certificates or such Book-Entry Shares solely to Parent or the Surviving Corporation, as general creditors thereof, for any claim to the applicable Merger Consideration to which such Company Stockholders may be entitled pursuant to the provisions of this Article II.

2.9 No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company shall be closed with respect to the Shares outstanding prior to the Effective Time, and thereafter there shall be no further recording or registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of the issued and outstanding Shares represented by Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, other than the right to receive the Merger Consideration payable therefor upon the surrender thereof in accordance with the provisions of this Article II, except for Certificates representing, and Book-Entry Shares that constitute, Dissenting Shares, which shall be deemed to represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL, or Canceled Shares. The Merger Consideration paid to Company Stockholders in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares held by such Company Stockholders immediately prior to the Effective Time, except for Certificates representing, and Book-Entry Shares that constitute, Dissenting Shares, which shall represent the right to receive payment in accordance with and to the extent provided by Section 262 of the DGCL. Notwithstanding the foregoing, if, after the Effective Time, Certificates or any other valid evidence of ownership of Shares that have not previously been surrendered are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the applicable Merger Consideration as provided in this Agreement.

2.10 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit, in customary form reasonably acceptable to Parent, of that fact by the holder thereof, the Merger Consideration payable in respect thereof; provided, however, that the Paying Agent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owner(s) of such lost, stolen or destroyed Certificates to deliver a bond in a customary and reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (x) as disclosed in the letter delivered by the Company to Parent on the date of this Agreement (the “Company Disclosure Letter”), or (y) as disclosed in any Company SEC Reports filed with or furnished to the SEC on or after January 1, 2022 and publicly available prior to the date hereof (excluding any disclosure under the heading “Risk Factors” or “Forward-Looking Statements and Market Data” and other disclosures, in each case, to the extent predictive, cautionary or forward-looking in nature but, for the purpose of clarification, including and giving effect to any factual or historical statements included in any such statements), it being understood that any matter disclosed in such filings shall not be deemed disclosed for the purposes of Section 3.2(a), the first sentence of Section 3.2(b), Section 3.4 or Section 3.10(a) of this Agreement, the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Organization and Qualification.

(a) The Company is duly organized and validly existing and in good standing under the Laws of the State of Delaware. The Company has all corporate power and authority to own, lease and operate its properties and conduct its business as currently conducted, except for such failures to have such power that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement or to have a Company Material Adverse Effect. The Company is duly qualified and in good standing as a foreign corporation or other entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature or conduct of the business transacted by it makes such qualification necessary, except for such failures to be so qualified and in good standing that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement or to have a Company Material Adverse Effect.

(b) The certificate of incorporation and bylaws of the Company filed as exhibits to the Company SEC Documents are true, correct and complete copies as of the date hereof. The Company is in compliance with the provisions of the certificate of incorporation and bylaws of the Company, except for such failures to be in compliance that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement or to have a Company Material Adverse Effect.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 650,000,000 Shares, consisting of 500,000,000 shares of Class A Common Stock and 150,000,000 shares of Class B Common Stock, and 100,000,000 shares of Company Preferred Stock. At the close of business on July 25, 2023 (the “Capitalization Date”), (i) 33,344,460 shares of Class A Common Stock were issued and outstanding, (ii) 4,515,246 shares of Class B Common Stock were issued and outstanding, (iii) no shares of Company Preferred Stock were issued and outstanding, and (iv) no shares of Class A Common Stock were held by the Company in its treasury. From the Capitalization Date to the execution of this Agreement, the Company has not issued any Shares or other Company Securities except pursuant to the exercise of the purchase rights under the Company ESPP, the exercise of Company Options, or the settlement of Company RSU Awards outstanding as of the Capitalization Date in accordance with their terms. All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights.

(b) As of the close of business on the Capitalization Date, (i) 6,956,455 Shares were subject to issuance pursuant to outstanding Company Options (assuming satisfaction of any applicable performance conditions), (ii) 1,118,092 Shares were subject to issuance pursuant to outstanding Company RSU Awards (assuming satisfaction of any applicable performance conditions), (iii) 1,758,359 Shares were reserved for future issuance under the Company Stock Plan, and (iv) 477,532 Shares were reserved for future issuance under the Company ESPP. Each Company Stock Award has been granted in compliance in all material respects with all applicable securities Laws or exemptions therefrom and all requirements set forth in the Company Stock Plan or the Company ESPP, as applicable, and applicable award agreements. The exercise price of each Company Option is not less than the fair market value (within the meaning of Section 409A of the Code) of a Share on the date of grant of such Company Option and all such Company Options are exempt from Section 409A of the Code. Each Company Stock Award may by its terms be treated in accordance with Section 2.7 of this Agreement.

(c) Except for the Company Stock Awards and as set forth in this Section 3.2, as of the close of business on the Capitalization Date, there are no outstanding (i) shares of capital stock in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities or ownership interests in the Company, (iii) warrants, calls, options, subscriptions, commitments, Contracts or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, the Company, or (iv) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, the Company or any obligation of the Company to issue any of the foregoing (the items in each of clauses (i), (ii), (iii) and (iv) “Company Securities”).

(d) As of the close of business on the Capitalization Date, (i) there were no outstanding obligations requiring the Company to purchase, redeem or otherwise acquire any Company Securities, (ii) there were no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of capital stock of the Company, and (iii) all outstanding securities of the Company have been offered and issued in compliance in all material respects with all applicable securities Laws, including the Securities Act and “blue sky” Laws.

3.3 Subsidiaries.

(a) Section 3.3(a) of the Company Disclosure Letter identifies each Subsidiary of the Company and indicates its jurisdiction of organization and the percentage of the outstanding equity or ownership interest of each such Subsidiary owned by the Company and each of the other Subsidiaries of the Company. Except for the capital stock or other voting securities of, or ownership interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.

(b) Each Subsidiary of the Company is duly organized and validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization and has all organizational powers required to own, lease and operate its properties and conduct its business as currently conducted, except for such failures to have such power that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each such Subsidiary is duly qualified and in good standing as a foreign entity to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature or conduct of the business transacted by it makes such qualification necessary, except for such failures to be so qualified and in good standing that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and is owned by the Company, directly or indirectly, and are free of preemptive rights. There are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options, subscriptions, commitments, Contracts or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, or (iii) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or any obligation of the Company or its Subsidiaries to issue any of the foregoing (the items in clauses (i) through (iii) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

3.4 Corporate Power; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and obligations hereunder and, assuming the accuracy of the representation set forth in the first sentence of Section 4.6 and, with respect to the Merger, subject to obtaining the Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder and, assuming the accuracy of the representation set forth in the first sentence of Section 4.6 and, with respect to the Merger, subject to obtaining the Stockholder Approval, the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no additional corporate proceedings or actions on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and obligations hereunder or the consummation of the transactions contemplated hereby. Assuming the accuracy of the representation set forth in the first sentence of Section 4.6, this Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally, and (b) is subject to general principles of equity (collectively, the “Enforceability Exceptions”).

3.5 Company Board Approval. The Company Board, at a meeting duly called and held at which all of the directors of the Company were present, duly and unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, and declared it advisable for the Company to enter into this Agreement, (b) approved and declared advisable the execution and delivery by the Company of this Agreement, the performance by the Company of its covenants and agreements contained herein and the consummation of the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions contained herein, (c) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company Stockholders, and (d) resolved, subject to the terms and conditions set forth in this Agreement, to recommend that this Agreement be adopted by the Company Stockholders (the matters described in clauses (a) through (d), the “Company Board Recommendation”), which resolutions, except to the extent expressly permitted by Section 5.3, have not been rescinded, modified or withdrawn in any way.

3.6 Stockholder Approval. Assuming the accuracy of the representation set forth in the first sentence of Section 4.6, the affirmative vote of the holders of a majority of the voting power of all Shares entitled to vote thereon (the “Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock necessary under applicable Law and the Company’s certificate of incorporation and bylaws to adopt this Agreement and approve the Merger.

3.7 Consents and Approvals; No Violation. Assuming the accuracy of the representation set forth in the first sentence of Section 4.6, neither the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder nor the consummation of the transactions contemplated hereby will (a) violate or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of the Company, (b) require any Permit of, or filing with or notification to, any Governmental Authority except (i) as may be required under the HSR Act or any applicable foreign antitrust or competition Laws (“Foreign Antitrust Laws”), (ii) the applicable requirements of any federal or state securities Laws, including compliance with the Exchange Act and the rules and regulations promulgated thereunder, (iii) the filing and recordation of appropriate merger documents as required by the DGCL, including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or (iv) the applicable requirements of NASDAQ, (c) violate, conflict with, or result in a breach of any provisions of, or require any Consent or result in a default (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Material Contract, (d) result in (or, with the giving of notice, the passage of time or otherwise, would result in) the creation or imposition of any Lien on any asset of the Company (other than Permitted Liens or a Lien created by Parent or Merger Sub) or (e) violate any Law or Order applicable to the Company or by which any of its assets are bound (assuming receipt of the Stockholder Approval), except, in the case of clauses (b) through (e), inclusive, as have not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement or to have a Company Material Adverse Effect.

3.8 Reports; Financial Statements.

(a) Since January 1, 2022, the Company has timely filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC (as amended or supplemented since the time of filing, the “Company SEC Reports”), all of which have complied as of their respective filing dates or, if amended, supplemented or superseded by a subsequent filing, as of the date of the last such amendment, supplement or superseding filing, in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. Since January 1, 2022, no executive officer of the Company has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Report. As of their respective dates (to the extent that information contained in such Company SEC Report has been amended or supplemented by a later filed Company SEC Report prior to the date of this Agreement, as of the date of such amendment or supplement) none of the Company SEC Reports since January 1, 2022 contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Reports.

(b) The audited and unaudited consolidated financial statements, including the related notes and schedules thereto, of the Company included (or incorporated by reference) in the Company SEC Reports (i) complied as to form in all material respects with the applicable accounting requirements and the applicable published rules and regulations of the SEC with respect thereto in effect at the time of such filing, (ii) have been prepared in accordance with GAAP (except as may be described in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q or any successor form under the Exchange Act) applied on a consistent basis throughout the periods involved, and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates, and the consolidated income, stockholders equity, results of operations and changes in consolidated financial position or cash flows for the periods presented therein, in each case, in conformity with GAAP (subject, in the case of the unaudited financial statements, to the absence of footnotes and normal year-end audit adjustments).

(c) The Company and its Subsidiaries maintain, and at all times since January 1, 2022, have maintained, a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Company Board, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company or its Subsidiaries that could have a material effect on the financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s and its Subsidiaries’ system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2022, and, except as set forth in the Company SEC Reports filed prior to the date of this Agreement, that assessment concluded that those controls were effective.

(d) The Company and its Subsidiaries maintain and since January 1, 2022, have maintained “disclosure controls and procedures” as defined in and required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(e) Except for matters resolved prior to the date hereof, since January 1, 2022 (i) none of the Company or any of its Subsidiaries or any of their respective directors or officers, nor, to the Knowledge of the Company, any of their respective employees, auditors, accountants or other Representatives, has received or otherwise had or obtained knowledge of any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company, any of its Subsidiaries or their respective internal accounting controls, including any written complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in improper accounting or auditing practices, except as would not, individually or in the aggregate, reasonably be expected to be material to the preparation or accuracy of the Company’s financial statements and (ii) neither the Company nor any of its Subsidiaries has had any “material weakness” or “significant deficiency” that has not been resolved to the satisfaction of the Company’s auditors.

3.9 No Undisclosed Liabilities. Other than as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries do not have any Liabilities, except for (a) liabilities disclosed on the Company’s audited balance sheet as of December 31, 2022, including the notes thereto, including in the Company’s Annual Report on Form 10-K for the period ended December 31, 2022, (b) for liabilities incurred in the ordinary course of business since January 1, 2023, (c) for performance obligations on the part of the Company or any of its Subsidiaries pursuant to the terms of any Material Contract (other than liabilities or obligations due to breaches thereunder), and (d) for liabilities arising out of or in connection with this Agreement and the transactions contemplated hereby.

3.10 Absence of Certain Changes.

(a) Since March 31, 2023 through the date of this Agreement, the Company has not suffered any Company Material Adverse Effect.

(b) Since March 31, 2023 through the date of this Agreement, (i) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business in all material respects and in a manner consistent with past practice in all material respects, except for the negotiation, execution, delivery and performance of this Agreement and (ii) none of the Company or any of its Subsidiaries has taken or omitted to take any action which, if taken or omitted to be taken after the date of this Agreement and prior to the Closing Date without the prior written consent of Parent, would constitute a breach of Section 5.1(y)(i), Section 5.1(y)(ii), Section 5.1(y)(iii), Section 5.1(y)(iv), Section 5.1(y)(v), Section 5.1(y)(vi), Section 5.1(y)(vii), Section 5.1(y)(x), Section 5.1(y)(xiv)(E), Section 5.1(y)(xv), Section 5.1(y)(xvii), Section 5.1(y)(xviii) or Section 5.1(y)(xx).

3.11 Proxy Statement.

(a) The Proxy Statement, when filed with the SEC, at the time of any amendment of or supplement thereto, at the time of any publication, distribution or dissemination thereof, at the time of the Proxy Statement is first mailed to Company Stockholders and at the time of the Stockholders Meeting, will comply as to form in all material respects with the applicable requirements of the Exchange Act and all other applicable Laws and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub or any of their Representatives.

(b) None of the information provided or to be provided in writing by or on behalf of the Company or any of its Representatives for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

3.12 Brokers; Certain Expenses. Except for the advisor set forth on Section 3.12 of the Company Disclosure Letter (the “Company Financial Advisor”), whose fees and expenses shall be paid by the Company, no broker, finder, investment banker, or financial advisor is or would be entitled to receive any brokerage, finder’s, financial advisor’s, transaction or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Company, its Subsidiaries or any of their respective officers, directors or employees.

3.13 Employee Benefit Matters/Employees.

(a) Section 3.13(a) of the Company Disclosure Letter sets forth a complete list as of the date of this Agreement of each material (i) “employee benefit plan” as that term is defined in Section 3(3) of ERISA, (ii) employment, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus, incentive or other compensatory plans, programs, policies or agreements and (iii) medical, vision, dental or other health plans, life insurance plans, or fringe benefit plans, in each case, sponsored, maintained or contributed to by the Company or any of its Subsidiaries or under which the Company or any of its Subsidiaries has any obligation or Liability, excluding (x) any plan or program that is sponsored solely by a Governmental Authority to which the Company or any of its Affiliates contributes pursuant to applicable Law and (y) any Multiemployer Plan (collectively, the “Plans”), other than (1) any Plan that is an employment offer letter or employment agreement or individual independent contractor that is terminable upon no more than ninety (90) days’ notice without further Liability (or such other period provided by applicable Law) and does not provide any retention, change in control or severance payments or benefits or (2) any Plan that is an award agreement with respect to the Company Securities described in Section 3.2(b) that does not materially deviate from the forms of award agreements that have been made available to Parent and Merger Sub. With respect to the Plans listed on Section 3.13(a) of the Company Disclosure Letter, to the extent applicable, true, correct and complete copies of the following have been made available to Parent and Merger Sub by the Company: (A) the written Plan document, if applicable, including amendments thereto; (B) the most recent annual report on Form 5500 filed with respect to each Plan for which a Form 5500 filing is required by applicable Law; (C) the most recent summary plan description for each Plan for which a summary plan description is required by applicable Law and all related summaries of material modifications; and (D) the most recent IRS determination, notification, or opinion letter, if any, received with respect to any applicable Plan.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Plan that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter from the IRS or may rely upon a favorable prototype opinion letter from the IRS as to its qualified status, (ii) each Plan and any related trust complies and has been maintained and administered in compliance with ERISA, the Code and other applicable Laws and (iii) other than routine claims for benefits, there are and have been no Legal Proceedings, governmental audits or investigations that are pending against or involving any Plan or asserting any rights to or claims for benefits under any Plan.

(c) No Plan is a Multiemployer Plan or other pension plan subject to Title IV of ERISA or Section 412 of the Code. None of the Company, any of its Subsidiaries or an ERISA Affiliate has, during the past six (6) years, sponsored, maintained or contributed to, or has any actual or contingent liability under, any Plan that is a Multiemployer Plan or a plan subject to Title IV of ERISA or Section 412 of the Code.

(d) No Plan provides for post-retirement or other post-employment welfare benefits other than (i) statutory liability for providing group health care continuation coverage as required by Section 4980B of the Code or any similar state Law (“COBRA”) or ERISA or any other applicable Law or (ii) coverage through the end of the calendar month in which a termination of employment occurs.

(e) Except as set forth in Section 3.13(e) of the Company Disclosure Letter, neither the execution by the Company of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon occurrence of any additional or subsequent events): (i) entitle any current or former employee, consultant or director of the Company or any of its Subsidiaries to any payment of compensation or benefits; (ii) increase the amount of compensation or benefits due to any such employee, consultant or director; or (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit to any such employee, consultant or director; or (iv) result in any payment that would reasonably be expected to be considered an “excess parachute payment” within the meaning of Section 280G of the Code. No person is entitled to any gross-up or other payment from the Company or any of its Subsidiaries in respect of any Tax imposed under Section 4999 or 409A of the Code.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date hereof, (i) neither the Company nor any of its Subsidiaries is, or has been since January 1, 2022, the subject of any Legal Proceeding alleging that the Company or such Subsidiary has engaged in any unfair labor practice under any Law and (ii) there is no pending labor strike, dispute, walkout, work stoppage, slowdown or lockout with respect to employees of the Company or any of its Subsidiaries. As of the date hereof, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no labor unions, works councils or similar labor organizations representing any employee of the Company or any of its Subsidiaries.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable Laws relating to employment, including Laws relating to discrimination, hours of work and the payment of wages or overtime wages. Since January 1, 2022, none of the Company or any of its Subsidiaries has effectuated a “mass layoff” or “plant closing” (as defined by the Worker Adjustment and Retraining Notification Act of 1988).

(h) Since January 1, 2022, there have been no material allegations of sexual harassment by or against any current of former director, officer or employee of the Company or any of its Subsidiaries.

(i) Neither the Company nor any of its Subsidiaries has any requirement to provide notice to, or to enter into any consultation procedure with, any labor union or works council in connection with the execution of this Agreement or the transactions contemplated hereby.

3.14 Litigation. There is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any current former officer or director of the Company or any of its Subsidiaries, in such individual’s capacity as such, that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

3.15 Tax Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i) The Company and its Subsidiaries have timely filed all Tax Returns required to be filed by them under applicable Law (taking into account any extensions of time within which to file such Tax Returns), and all such Tax Returns are complete and accurate in all material respects. The Company and its Subsidiaries have paid all Taxes due and owing (A) that are reflected on such Tax Returns or (B) for which they are otherwise liable (including as a transferee or successor, or by contract or pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law)). Neither the Company nor any of its Subsidiaries is liable for the Taxes of any other Person (including as described in clause (B) of the preceding sentence).

(ii) To the Knowledge of the Company, there are no pending or threatened audits, examinations, assessments or other proceedings by or before any Governmental Authority in respect of Taxes of the Company or its Subsidiaries, and the Company and its Subsidiaries have not received written notice of any such audits, examinations, assessments or other proceedings. No deficiency for any Tax has been asserted or assessed by a taxing authority in writing against the Company or any of its Subsidiaries, which deficiency has not been paid, settled or withdrawn.

(iii) The Company and its Subsidiaries have withheld and paid over to the applicable Governmental Authorities all Taxes required to have been withheld and paid over by them in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder. To the extent that the Company or any of its Subsidiaries has applied any reduced or zero rate of withholding, it holds complete, accurate and contemporaneous documentation supporting such rate.

(b) None of the Company and its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for Tax-free treatment under Section 355 of the Code within the past two (2) years.

(c) The Company and its Subsidiaries have not participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or foreign Law).

(d) Neither the Company nor any of its Subsidiaries has received any material written rulings or determinations from a taxing authority that would reasonably be expected to be relevant to any open or future taxable year of the Company or any of its Subsidiaries.

(e) No material Liens for Taxes exist with respect to any assets or properties of the Company or its Subsidiaries, except for Permitted Liens.

(f) Parent and Merger Sub agree and acknowledge that this Section 3.15 and Sections 3.8, 3.9, and 3.13 constitute all of the representations and warranties with respect to Taxes, and no other representation or warranty in this Agreement shall be construed to apply to any matter relating to Taxes. Notwithstanding anything to the contrary in this Agreement, Parent and Merger Sub agree and acknowledge that the Company does not make any representation or warranty with respect to the existence, amount or usability of any Tax attributes of the Company or its Subsidiaries, including net operating losses, capital loss carryforwards, Tax credit carryforwards, asset bases and depreciation periods.

3.16 Compliance with Law; Permits. Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) the Company and each of its

Subsidiaries is not, and since January 1, 2022, has not been, in conflict with, in default with respect to or in violation of any Laws applicable to the Company or such Subsidiary or by which any property or asset of the Company or such Subsidiary is bound or affected and, since January 1, 2022 through the date hereof, the Company and its Subsidiaries have not been given written notice of, or been charged with, any unresolved violation of any Law; (b) the Company and each of its Subsidiaries has all Permits required to conduct its businesses as currently conducted and such Permits are valid and in full force and effect; (c) the Company and each of its Subsidiaries has not since January 1, 2022 received any written notice from any Governmental Authority threatening to revoke or suspend any such Permit; and (d) the Company and each of its Subsidiaries is in compliance with the terms of such Permits.

3.17 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a) the Company and each of its Subsidiaries is, and at all times since January 1, 2022, has been, in compliance with all applicable Environmental Laws;

(b) the Company and each of its Subsidiaries has obtained all Permits required under Environmental Laws for the conduct of its business and is, and at all times since January 1, 2022, has been, in compliance with the terms and conditions of such Permits;

(c) there is no Legal Proceeding or Order relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any real property currently operated or leased by the Company or any of its Subsidiaries that remains open or unresolved;

(d) the Company and its Subsidiaries have not since January 1, 2022 received any written notice of or entered into or assumed (by Contract or operation of Law or otherwise), any Liability for the Company or any of its Subsidiaries relating to or arising under Environmental Laws;

(e) none of the Company or any of its Subsidiaries has received any written notice of potential responsibility, or is otherwise subject to any liability or obligation, under Environmental Laws with respect to any Release of Hazardous Substances at any third party location; and

(f) there have been no Releases of Hazardous Substances on properties currently (or, to the Knowledge of the Company, formerly) owned, operated or leased by the Company or any of its Subsidiaries that would reasonably be expected to form the basis of any Legal Proceeding or Order relating to or arising under Environmental Laws involving the Company or any of its Subsidiaries.

3.18 Intellectual Property.

(a) Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of all material Company Registered Intellectual Property Rights, together with the name of the current owner(s), the applicable jurisdictions and the application or registration numbers. Except as otherwise indicated, the Company or one of its Subsidiaries is the exclusive owner, a co-owner, or a licensee of all material Company Registered Intellectual Property Rights set forth in Section 3.18(a) of the Company Disclosure Letter, free and clear of any Liens other than Permitted Liens.

(b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each Person who is or was an employee or contractor of the Company or its Subsidiaries and who is or was involved in the creation or development of any material Intellectual Property owned (or purported to be owned) by the Company or any of its Subsidiaries has executed a valid agreement containing a presently effective assignment to the Company or its Subsidiaries of such employee’s or contractor’s rights to such material Intellectual Property.

(c) To the Knowledge of the Company, all material Company Registered Intellectual Property Rights that have been issued or that have completed registration are valid and enforceable. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2022, neither the Company nor any of its Subsidiaries has received written notice from any third party challenging the validity, enforceability or ownership of any Company Intellectual Property Rights, nor is the Company or any of its Subsidiaries currently a party to any proceeding relating to any such challenge, except for office actions and other ex parte proceedings in the ordinary course of prosecuting or maintaining the Company Registered Intellectual Property Rights.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since the date that is six (6) years prior to the date hereof, neither the Company nor any of its Subsidiaries has received any written notice from any third party, and, to the Knowledge of Company, there is no other assertion or threat from any third party, that the operation of the business of Company or any of its Subsidiaries as is currently conducted, or the Company Products, infringe or misappropriate the Intellectual Property Rights of any third party. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company, its Subsidiaries nor any of the Company Products has infringed upon or misappropriated (or will infringe upon or misappropriate, upon the commercialization or use of any Company Products as such Company Products currently exist), the valid and enforceable Intellectual Property Rights of any third party.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries have taken reasonable security or other measures to maintain the confidentiality of the Trade Secrets included in the Company Intellectual Property Rights and Trade Secrets included in Intellectual Property Rights licensed to the Company, including reasonable measures against unauthorized disclosure, (ii) to the Knowledge of the Company, such Trade Secrets included in the Company Intellectual Property Rights have not been disclosed to any Person except pursuant to written non-disclosure agreements and (iii) to the Knowledge of the Company, such Trade Secrets included in the Intellectual Property Rights licensed to the Company have not been disclosed by the Company or any of its Subsidiaries to any Person except pursuant to written non-disclosure agreements.

(f) None of the material Company Intellectual Property Rights and, to the Knowledge of the Company, any material Intellectual Property Rights licensed to the Company are subject to any pending or outstanding Order or other disposition of dispute that adversely and materially restricts the use, transfer, registration or licensing of any such material Company Intellectual Property Rights by the Company or any of its Subsidiaries.

(g) To the Knowledge of the Company, no third party is currently infringing or misappropriating any material Company Intellectual Property Rights. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is currently a party to any proceeding (i) challenging the validity, enforceability or ownership of any third party Intellectual Property Rights or (ii) asserting that the operation of the business of any third party, or any third party products or services, infringes or misappropriates any Company Intellectual Property Rights.

(h) Except as stated in patents and patent applications of the Company Registered Intellectual Property Rights that a particular invention was made with government support awarded by a federal agency, and except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) no funding, facilities or personnel of any Governmental Authority was used in the development of any Company Intellectual Property and (ii) none of the Company Intellectual Property Rights covers a ”subject invention” under the Bayh-Dole Act.

(i) The Company and its Subsidiaries use reasonable best efforts designed to protect, preserve and maintain the secrecy and confidentiality of all Company Software and, to the Knowledge of the Company, there has been no misappropriation or unauthorized disclosure or use of any confidential Company Software, wherein such unauthorized disclosure or use is attributable to the Company or any of its Subsidiaries, since the date that is three (3) years prior to the date hereof. Without limiting the generality of the foregoing, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries are in possession of the source code and object code for, and documentation applicable to, the current version, and all prior versions still commercially supported by the Company and its Subsidiaries, of Company Owned Software included in the Company Products or the websites maintained by the Company and its Subsidiaries.

3.19 Data Privacy and Security.

(a) Since January 1, 2022, the IT Systems have not suffered any material failures and the Company and its Subsidiaries have implemented commercially reasonable administrative and technical safeguards designed to protect the integrity, security and confidentiality of confidential information stored in the IT Systems. Since January 1, 2022, to the Knowledge of the Company, there have been no actual or alleged unauthorized intrusions or breaches of the security of the IT Systems, including any breach resulting in the payment of ransom to a malicious party. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company Owned Software and, to the Knowledge of the Company, any other Company Software and the IT Systems, as applicable, (i) operate and perform in accordance with their documentation and functional specifications and as otherwise required by the Company and its Subsidiaries in connection with the conduct of their businesses, (ii) operate and perform as is necessary to conduct the businesses of the Company and its Subsidiaries in substantially the same manner in which they are currently being conducted, and are sufficient for the current needs of the business and operations of the Company and its Subsidiaries, (iii) since January 1, 2022, have not malfunctioned or failed in a manner that has had an adverse impact on the Company or any of its Subsidiaries and (iv) to the Knowledge of the Company, are free from material bugs and other defects, including (A) any virus, “trojan horse,” worm or other Software routines or information technology assets designed to permit unauthorized access or to disable, erase or otherwise harm such Company Owned Software, the IT Systems or data, (B) back door, time bomb, drop dead device or other Software routine designed to disable a computer program automatically with the passage of time or under the positive control of a person other than the user of the program, or (C) other malicious code that is intended to disrupt or disable such Company Owned Software or IT Systems. The Company and its Subsidiaries have implemented commercially reasonable backup and disaster recovery technology processes, as well as a commercially reasonable business continuity plan.

(b) Since January 1, 2022, the Company and each of its Subsidiaries (i) is and has been in compliance with applicable Data Protection Requirements, except for any noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (ii) has used reasonable best efforts to protect the confidentiality, integrity, availability and security of Personal Information that the Company and its Subsidiaries (or any Person acting on behalf of the Company or its Subsidiaries) collect, store, use or maintain for the conduct of their businesses and to prevent unauthorized use, disclosure, loss, modification, processing, transmission or destruction of or access to such Personal Information by any other Person, and (iii) has not been legally required to provide any notices to any Person in connection with a disclosure of Personal Information or non-public information, nor has the Company or any of its Subsidiaries provided any such notice. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2022, there have been no violations or outages of, or, to the Knowledge of the Company, access to, breaches or unauthorized uses of Personal Information maintained by the Company or any of its Subsidiaries that would require notification of individuals, law enforcement or any Governmental Authority under any Data Protection Law that is applicable to the Company or its Subsidiaries. Since January 1, 2022 until the date hereof, neither the Company nor any of its Subsidiaries has received written communication or claim from any Governmental Authority that alleges that the Company or any of its Subsidiaries is not in compliance with any Data Protection Laws, and no such claim is pending, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, Personal Information collected, stored and processed by the Company and its Subsidiaries can be used after the Closing Date in the manner substantially the same as currently used by the Company and its Subsidiaries and there are no material contractual restrictions with respect to such Personal Information that would restrict Parent’s or its Affiliates’ right to retain, use and disclose such Personal Information for its own purposes in compliance with the Data Protection Requirements after the Closing Date.

3.20 Real Property.

(a) The Company and its Subsidiaries do not own, and have never owned, any real property.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each material lease, sublease, license, occupancy agreement and other agreement under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (the “Real Property Leases”) is valid and binding on the Company or its Subsidiary that is party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions, (ii) all rent and other sums and charges payable by the Company or its Subsidiary party thereto as the tenant, subtenant or licensee thereunder are current, (iii) no termination event or condition or uncured default of a material nature on the part of the Company or its Subsidiary party thereto or, to the Knowledge of the Company, the landlord thereunder, exists under any Real Property Lease, (iv) the Company and each of its Subsidiaries has a good and valid leasehold, subleasehold or license interest in each parcel of real property leased, subleased or licensed by it, free and clear of all Liens, except Permitted Liens, (v) neither the Company nor any of its Subsidiaries party thereto has received written notice of any pending, and to the Knowledge of the Company, there is no threatened, condemnation with respect to any property leased pursuant to any of the Real Property Leases neither the Company nor any of its Subsidiaries party thereto has subleased, licensed or granted to any third party a right to use or occupy all or any portion of any property subject to the Real Property Leases; and (vi) neither the Company nor any of its Subsidiaries party thereto has collaterally assigned or granted any security interest in any Real Property Lease (other than Permitted Liens).

3.21 Material Contracts.

(a) Section 3.21(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, and the Company has made available to Parent and Merger Sub (or Parent’s outside counsel) true, correct and complete (subject to any necessary redactions) copies of, each Contract (other than Plans), which is in effect as of the date hereof (or pursuant to which the Company or any of its Subsidiaries has any continuing material obligations thereunder) and under which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound that:

(i) would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K;

(ii) involves, by its terms, aggregate payments, or contingent obligations that upon satisfaction of certain conditions precedent will result in aggregate payments, by the Company or any of its Subsidiaries, or aggregate payments payable to the Company or any of its Subsidiaries, under such Contract, of more than $5,000,000 in the most recent fiscal year or in any fiscal year thereafter (including by means of milestone or royalty payments), other than Contracts made in the ordinary course of business consistent with past practice;

(iii) contains covenants that limit in any material respect the freedom of the Company or any of its Subsidiaries to compete or engage in any line of business or in any geographic area;

(iv) provides for or governs the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company and its Subsidiaries, taken as a whole;

(v) provides for (A) the use or license by the Company or any of its Subsidiaries of any material Intellectual Property Rights owned by a third party, other than Incidental Contracts, or (B) the joint development of products or technology with a third party;

(vi) provides for the license by the Company or any of its Subsidiaries of any of its material Intellectual Property Rights to any third party, other than Incidental Contracts;

(vii) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of a business or capital stock or other equity interest of another Person that has continuing contingent consideration payment obligations by the Company or any of its Subsidiaries in excess of $1,000,000 in the aggregate in respect of such agreement;

(viii) constitutes a material manufacturing, supply, distribution or marketing agreement that provides for minimum payment obligations by the Company or any of its Subsidiaries of at least $5,000,000 in any prospective twelve (12) month period;

(ix) is a Real Property Lease with annual rent payments of $100,000 or more;

(x) with any Governmental Authority;

(xi) with any Affiliate, director, executive officer (as such term is defined in the Exchange Act), holder of 5% or more of Shares, or to the Knowledge of the Company, any of their Affiliates (other than the Company or any of its Subsidiaries) or immediate family members (other than offer letters that can be terminated at will without severance obligations and contracts pursuant to Company Stock Awards);

(xii) relates to indebtedness for borrowed money (other than Intercompany Indebtedness) having an outstanding principal amount in excess of $5,000,000;

(xiii) provides for indemnification or guarantee of the obligations of any other Person outside the ordinary course of business that would be material to the Company; and

(xiv) involves the settlement of any pending or threatened claim, action or proceeding which requires payment obligations after the date hereof, in excess of $2,500,000, or contains obligations or limitations on the conduct of the Company or any of its Subsidiaries.

Each Contract of the type described in clauses (i) through (xiv) above, other than a Plan, is referred to herein as a “Material Contract.”

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each Material Contract is valid and binding on the Company or its Subsidiary party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions, and (ii) the Company or its Subsidiary party thereto has complied with all obligations required to be performed or complied with by it under each Material Contract, (iii) there is no default under any Material Contract by the Company or its Subsidiary party thereto, or, to the Knowledge of the Company, by any other party thereto, and (iv) to the Company’s Knowledge, the Company or its Subsidiary party thereto has not received any written notice from any third party to any Material Contract that such party intends to terminate such Material Contract for any default or alleged default thereunder.

3.22 Regulatory Compliance.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries is, and since January 1, 2022, has been, in compliance with all Laws applicable to the Company and its Subsidiaries, or by which any property, business product or other asset of the Company or any of its Subsidiaries is bound or affected, including, but not limited to, the Health Care Laws, (ii) since January 1, 2022, neither the Company nor any of its Subsidiaries has received any written notification of any pending or, to the Knowledge of the Company, threatened, claim, suit, proceeding, hearing, enforcement, audit, investigation or arbitration from any Governmental Authority, including the FDA, alleging non-compliance by, or Liability of, the Company or any of its Subsidiaries under any Health Care Laws, and (iii) since January 1, 2022, neither the Company, its Subsidiaries, nor to the Knowledge of the Company, any of their respective employees, officers, directors or third parties that the Company or any of its Subsidiaries has engaged to provide services, has been excluded, suspended or debarred from participation in any United States federal or state health care program or human clinical research or, to the Knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension or exclusion.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries hold such Permits of the FDA required for the conduct of their respective businesses as currently conducted (collectively, the “FDA Permits”) and all such FDA Permits are in full force and effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2022, (i) all correspondence, minutes, reports, documents, claims and notices required to be filed, maintained, or furnished to the FDA by the Company or any of its Subsidiaries have been so filed, maintained or furnished, and (ii) to the Knowledge of the Company, all such correspondence, minutes, reports, documents, claims and notices were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).

(d) The clinical and pre-clinical studies conducted or sponsored by or, to the Knowledge of the Company, on behalf of the Company or any of its Subsidiaries have been and, if still pending, are being conducted in all material respects in accordance with all applicable Health Care Laws, FDA Permits, Good Clinical Practices requirements (preclinical and clinical), Good Manufacturing Practices and pharmacovigilance.

(e) The Company has made available to Parent and Merger Sub true, correct and complete copies of (i) all material clinical data available as of the date of this Agreement with respect to all preclinical and clinical investigations sponsored by the Company and its Subsidiaries for omaveloxolone, (ii) since the date of FDA approval of omaveloxolone, all material correspondence of the Company and its Subsidiaries with, and research, pre-clinical, clinical and other applicable material reports filed with or submitted to, the FDA (and all summaries of such correspondence or reports to the extent available) with respect to all preclinical and clinical investigations sponsored by the Company and its Subsidiaries for omaveloxolone as of the date of this Agreement, (iii) the Marketing Authorization Application submitted to the EMA for the approval of omaveloxolone, (iv) all material correspondence with respect to the Marketing Authorization Application submitted to the EMA (including with respect to a proposed pediatric trial for omaveloxolone) and (v) the 120 day list of questions from the EMA with respect to the Marketing Authorization Application for omaveloxolone and the Company’s draft proposed responses to such questions.

3.23 Insurance. The Company has delivered or made available to Parent and Merger Sub true, correct and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries. The Company and its Subsidiaries maintain insurance coverage in such amounts and covering such risks as are in accordance, in all material respects, with normal industry practice for companies of similar size and stage of development. With respect to each such insurance policy, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (a) the policy is in full force and effect and all premiums due thereon have been paid, (b) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any such policy, (c) to the Knowledge of the Company, no insurer on any such policy has been declared insolvent by a court or insurance regulator of competent and applicable jurisdiction or placed in receivership, conservatorship or liquidation, and no notice of cancellation or termination has been received with respect to any such policy. As of the date hereof, there are no material pending claims under any such policy as to which coverage has been questioned, denied or disputed by the underwriters thereof.

3.24 Certain Business Practices. Except as would not reasonably be expected, individually or in the aggregate, to be material to the Company taken as a whole, none of the Company, any of its Subsidiaries or any of its or their respective directors or officers or, to the Knowledge of the Company, any of its or their respective other employees, representatives or agents (in each case, acting in such capacity on behalf of the Company or any of its Subsidiaries within the meaning of the Foreign Corrupt Practices Act of 1977) has (i) used any funds (whether of the Company or otherwise) for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or (iii) violated any provision of any Anti-Corruption Laws or any rules or regulations promulgated thereunder, anti-money laundering laws or any rules or regulations promulgated thereunder or any applicable Law of similar effect. Since January 1, 2019, none of the Company or any of its Subsidiaries has received any written communication from a Governmental Authority, or have been subject to any Legal Proceeding, that alleges any of the foregoing.

3.25 Opinion of Financial Advisor of the Company. The Company Board (or a committee thereof) has received an oral opinion (to be confirmed by delivery of a written opinion) from the Company Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken in preparing such opinion as set forth therein, the consideration consisting of $172.50 per Share to be paid to the Company Stockholders taken in the aggregate (other than as set forth in such opinion) pursuant to this Agreement is fair, from a financial point of view, to such holders.

3.26 State Takeover Statutes Inapplicable. Assuming that the representations of Parent and Merger Sub set forth in this Agreement are true, accurate and complete, the Company Board (or a committee thereof) has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL are not applicable to this Agreement and the transactions contemplated hereby, and to the Knowledge of the Company, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger or the other transactions contemplated hereby.

3.27 Related Party Transactions. No current director, officer or Affiliate of the Company or any of its Subsidiaries has outstanding any indebtedness to the Company or any of its Subsidiaries, or is otherwise a party to, or directly or indirectly benefits from, any Contract, arrangement or understanding with the Company or any of its Subsidiaries (other than a Plan) of a type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

3.28 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither the Company nor any Representative or other Person on behalf of the Company makes any express or implied representation or warranty with respect to them or any of their Affiliates or any of its or their respective business, assets, Liabilities, financial condition or results of operations or with respect to any other information provided to Parent or Merger Sub in connection with the transactions contemplated hereby. The Company acknowledges and agrees on behalf of itself and the Company Related Parties, that, except for the representations and warranties set forth in Article IV (a) none of Parent Related Parties or any other Person makes, or has made, any representations or warranties relating to itself or its business, Parent, Merger Sub, or their respective business or any other matter in connection with the entry into this Agreement, the Merger and the other transactions contemplated hereby, and no Company Related Party is relying or has relied on any representation or warranty of any Parent Related Party or any other Person except for the representations and warranties of Parent and Merger Sub expressly set forth in Article IV of this Agreement, (b) no Person has been authorized by any Parent Related Party to make any representation or warranty relating any Parent Related Party or and of their respective businesses or any other matter in connection with the entry into this Agreement, the Merger and the other transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by any Company Related Party or any other Person as having been authorized by any Parent Related Party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to any Company Related Party or any other Person are not and shall not be deemed to be or include representations or warranties of Parent or Merger Sub (and have not been relied upon by any Company Related Party or any other Person) except (and only to the extent that) an express representation or warranty is made by Parent or Merger Sub with respect to such materials or information in a representation or warranty of Parent or Merger Sub set forth in Article IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Organization and Qualification. Each of Parent and Merger Sub is duly organized and validly existing and in good standing under the Laws of the jurisdiction of its organization, with all requisite power and authority to own its properties and conduct its business as currently conducted, except for such failures to be in good standing or have such power that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby. All of the issued and outstanding capital stock of Merger Sub is owned by Parent. Both Parent and Merger Sub are in compliance with the provisions of their respective certificates of incorporation and bylaws (or other similar governing documents) except for such failure to be in compliance that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby.

4.2 Authority. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform their respective covenants and obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and, subject to the adoption of this Agreement by the sole stockholder of Merger Sub (which adoption shall occur immediately after the execution and delivery of this Agreement), the performance by Parent and Merger Sub of their respective covenants and obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions on the part of Parent and Merger Sub and no additional corporate proceedings or action on the part of Merger Sub, Parent or any of its Subsidiaries are necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder or the consummation by Parent and Merger Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions. As of the date of this Agreement, (a) the Board of Directors of Parent has approved this Agreement and the transactions contemplated hereby, including the Merger, and (b) the Board of Directors of Merger Sub has (i) determined that it is in the best interests of Merger Sub and its sole stockholder, and declared it advisable, to enter into this Agreement and consummate the transactions contemplated hereby, (ii) approved the execution and delivery by Merger Sub of this Agreement, the performance by Merger Sub of its covenants and agreements contained herein and the consummation of the Merger upon the terms and subject to the conditions contained herein and (iii) recommended that the sole stockholder of Merger Sub adopt this Agreement and approve the transactions contemplated hereby (including the Merger), in each case of clauses (a)

and (b) above, at meetings duly called and held (or by unanimous written consent). No vote of Parent’s stockholders is necessary to approve this Agreement or any of the transactions contemplated hereby.

4.3 Proxy Statement. None of the information provided or to be provided in writing by or on behalf of Parent or Merger Sub or any of their Representatives for inclusion or incorporation by reference in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.4 Consents and Approvals; No Violation. Except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby, the execution and delivery of this Agreement by Parent or Merger Sub, the performance by Parent and Merger Sub of their respective covenants and obligations hereunder and the consummation of the transactions contemplated hereby do not and will not, (a) violate or conflict with or result in any breach of any provision of the respective certificate of incorporation or bylaws (or other similar governing documents) of Parent or Merger Sub, (b) require any Permit of, or filing with or notification to, any Governmental Authority, except (i) as may be required under the HSR Act, (ii) the applicable requirements of any federal or state securities Laws, including compliance with the Exchange Act and the rules and regulations promulgated thereunder, (iii) the filing and recordation of appropriate merger documents as required by the DGCL, including the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (iv) the applicable requirements of NASDAQ, (c) violate, conflict with or result in a breach of any provision of, or require any notice or Consent or result in a default (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract to which Parent or Merger Sub or any of their respective Subsidiaries is a party or by which Parent or any of its Subsidiaries or any of their respective assets may be bound, or (d) violate any Law or Order applicable to Parent or any of its Subsidiaries (including Merger Sub) or by which any of their respective assets are bound (assuming receipt of the Stockholder Approval).

4.5 Litigation. As of the date hereof, there is no Legal Proceeding or governmental or administrative investigation or action pending or, to the Knowledge of Parent, threatened against or relating to Parent or any of its Subsidiaries that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby. Neither Parent nor any of its Subsidiaries is subject to any outstanding Order that, individually or in the aggregate, would reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby.

4.6 Interested Stockholder. Neither Parent nor any of its Affiliates (including Merger Sub), nor any “affiliate” or “associate” (as such terms are defined in Section 203 of the DGCL) thereof, is, or has been at any time during the period commencing three (3) years prior to the date hereof, an “interested stockholder” of the Company, as such term is defined in Section 203 of the DGCL. None of Parent, Merger Sub nor any of their Affiliates beneficially owns (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any Shares or other securities of the Company or any options, warrants or other rights to acquire securities of, or any other economic interest (through derivative securities or otherwise) in, the Company, in each case, other than held through a pension or other employee benefit plan or investments through mutual funds or other similar investment vehicles.

4.7 Sufficient Funds. Parent currently has, and at all times from and after the date hereof and through the Effective Time will have, available to it, and Merger Sub will have as of the Effective Time, sufficient funds for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the aggregate Merger Consideration and the consideration in respect of the Company Options and the Company RSU Awards and to pay all related fees and expenses required to be paid by Parent or Merger Sub pursuant to the terms of this Agreement. Parent’s and Merger Sub’s obligations hereunder, including their obligations to consummate the Merger, are not subject to a condition regarding Parent’s or Merger Sub’s obtaining any financing to consummate the transactions contemplated by this Agreement.

4.8 No Other Operations. Merger Sub was formed solely for the purpose of effecting the Merger. Merger Sub has not and will not prior to the Effective Time engage in any activities other than those incidental to its formation or those contemplated by this Agreement and has, and will have as of immediately prior to the Effective Time, no liabilities other than those contemplated by this Agreement.

4.9 Brokers. The Company will not be responsible for any brokerage, finder’s, financial advisor’s or other fee or commission payable to any broker, finder or investment banker in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent and Merger Sub.

4.10 Solvency. Neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors. Immediately after giving effect to the transactions contemplated by this Agreement, the payment of the aggregate Merger Consideration and any other repayment or refinancing of debt that may be contemplated, and payment of all related fees and expenses, the Surviving Corporation will be Solvent. For purposes of this Section 4.10, the term “Solvent” with respect to the Surviving Corporation means that, as of any date of determination: (a) the amount of the fair saleable value of the assets of the Surviving Corporation, taken as a whole, exceeds, as of such date, the amount of all Liabilities of the Surviving Corporation, taken as a whole, including contingent and other liabilities, as of such date; (b) the amount of the fair saleable value of the assets of the Surviving Corporation, taken as a whole, is greater than the amount that will be required to pay the probable Liabilities of the Surviving Corporation, taken as a whole (including contingent liabilities), as such debts and other Liabilities become absolute and matured; (c) the Surviving Corporation will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged by Parent following such date; and (d) the Surviving Corporation will be able to pay its Liabilities, including contingent and other liabilities, as they mature.

4.11 Absence of Certain Arrangements. As of the date of this Agreement, other than this Agreement and the Support Agreements, neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, employee or other Affiliate of the Company (a) relating to (i) this Agreement or the Merger or (ii) the Surviving Corporation or any of its businesses or operations (including as to continuing employment) from and after the Effective Time or (b) pursuant to which any (i) such holder of Shares would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s Shares or (ii) such stockholder, director, officer, employee or other Affiliate of the Company has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.12 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither Parent, Merger Sub nor any Representative or other Person on behalf of either makes any express or implied representation or warranty with respect to them or any of their Affiliates or any of its or their respective business, assets, Liabilities, financial condition or results of operations or with respect to any other information provided to the Company in connection with the transactions contemplated hereby. Parent and Merger Sub each acknowledges and agrees (in each case on behalf of Parent, Merger Sub, each of their respective Affiliates, each of the direct and indirect stockholders, partners, managers or other equity or security holders of Parent, Merger Sub or any of their respective Affiliates and any Representative of any of the foregoing (collectively, the “Parent Related Parties”)), that, except for the representations and warranties set forth in Article III (a) none of the Company, any Affiliates thereof, any direct or indirect stockholder, partner, manager or other equity or security holder of the Company or any Affiliate thereof or any Representative of any of the foregoing (collectively, the “Company Related Parties”) or any other Person makes, or has made, any representations or warranties relating to itself or its business, the Company or its business or any other matter in connection with the entry into this Agreement, the Merger and the other transactions contemplated hereby, and no Parent Related Party is relying or has relied on any representation or warranty of any Company Related Party or any other Person except for the representations and warranties of the Company expressly set forth in Article III of this Agreement, (b) no Person has been authorized by any Company Related Party to make any representation or warranty relating any Company Related Party or and of their respective businesses or any other matter in connection with the entry into this Agreement, the Merger and the other transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by any Parent Related Party or any other Person as having been authorized by any Company Related Party, and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to any Parent Related Party or any other Person are not and shall not be deemed to be or include representations or warranties of the Company (and have not been relied upon by any Parent Related Party or any other Person) except (and only to the extent that) an express representation or warranty is made by the Company with respect to such materials or information in a representation or warranty of the Company set forth in Article III.

ARTICLE V

COVENANTS OF THE COMPANY

5.1 Conduct of Business of the Company. Except (a) as described in Section 5.1 of the Company Disclosure Letter, (b) as required by applicable Law (including any COVID-19 Measures or such reasonable actions after notice has been provided to Parent or Parent’s counsel as may be taken in response to acts of war or sanctions, including in connection with the current dispute involving the Russian Federation and Ukraine), (c) as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or (d) as required or expressly provided for by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, (x) the Company and each of its Subsidiaries will use its reasonable best efforts to conduct its operations in all material respects according to its ordinary and usual course of business consistent with past practice, and the Company and each of its Subsidiaries will use its reasonable best efforts to preserve intact its business organization and to preserve the present relationships with those Persons having significant business relationships with the Company or its Subsidiaries; provided, that during any period of full or partial suspension of operations related to COVID-19 or any COVID-19 Measures, the Company and its Subsidiaries may, in connection with COVID-19 or any COVID-19 Measures, take such actions as are reasonably necessary (i) to protect the health and safety of the Company’s and its Subsidiaries’ employees and other individuals having business dealings with the Company or any of its Subsidiaries or (ii) to respond to third-party supply or service disruptions caused by COVID-19 or any COVID-19 Measures; provided, further, that the Company or any of its Subsidiaries may take such reasonable actions after notice has been provided to Parent or Parent’s counsel as may be taken in response to acts of war or sanctions, including in connection with the current dispute involving the Russian Federation and Ukraine, and (y) without limiting the generality of the foregoing, the Company will not, and will not permit any of its Subsidiaries to:

(i) adopt any amendments to its certificate of incorporation or bylaws or other similar organizational documents;

(ii) adopt or implement any stockholder rights plan or similar arrangement;

(iii) issue, sell, grant options or rights to purchase, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge, any Company Securities or Company Subsidiary Securities, other than Shares issuable with respect to the exercise, vesting, settlement of or purchases with respect to Company Stock Awards outstanding as of the date hereof or granted in compliance with this Agreement;

(iv) acquire or redeem or offer to acquire or redeem, directly or indirectly, or amend any Company Securities or Company Subsidiary Securities, other than (A) as provided by the Company Stock Plan pursuant to its existing terms, or (B) the satisfaction of exercise price and/or Tax withholding obligations in connection with the purchase, vesting, exercise and/or settlement of any Company Stock Award pursuant to its existing terms;

(v) split, combine or reclassify its capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of its capital stock, except for dividends or distributions by any of the Company’s wholly owned Subsidiaries;

(vi) (A) acquire, by means of a merger, consolidation, recapitalization or otherwise, any business, assets or securities (other than, in each case, capital expenditures in accordance with subclause (xiv) below and any acquisition of assets, including active pharmaceutical ingredients and other supplies, in the ordinary course of business consistent with past practice) for consideration in excess of $5,000,000, individually or in the aggregate, (B) sell, lease, or otherwise dispose of any assets with a fair market value in excess of $5,000,000, individually or in the aggregate, except (1) pursuant to Contracts or commitments existing as of the date of this Agreement, (2) sales of products or services in the ordinary course of business consistent with past practice, (3) Incidental Contracts, (4) non-exclusive licenses entered into in the ordinary course of business consistent with past practice, (5) dispositions of marketable securities in the ordinary course of business consistent with past practice, and (6) dispositions or abandonments of immaterial tangible assets in the ordinary course of business consistent with past practice, or (C) adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring;

(vii) (A) sell, transfer, license, sublicense, assign, cancel, fail to renew, fail to defend, fail to maintain in the ordinary course of business, abandon or otherwise dispose of or grant any covenant-not-to-sue under any material Company Intellectual Property or any Company Product, except for (1) Incidental Contracts and (2) non-exclusive licenses entered into in the ordinary course of business to contract manufacturers or contract research organizations, or (B) disclose to any third party, other than under a confidentiality agreement or to representatives of Parent, any material Trade Secrets included in the Company Intellectual Property Rights;

(viii) incur, assume or otherwise become liable or responsible for any indebtedness for borrowed money;

(ix) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person in an amount not to exceed $5,000,000 in the aggregate;

(x) make any loans, advances (other than for ordinary course business expenses or pursuant to the Company’s or any of its Subsidiaries’ governing documents or existing indemnification obligations) or capital contributions to, or investments in, any other Person in excess of $2,500,000, except for (A) advancement of expenses under any indemnification agreement or the governing documents of the Company or any of its Subsidiaries and (B) loans or advances among the Company and any of its wholly owned Subsidiaries and capital contributions to or investments in the Company’s wholly owned Subsidiaries;

(xi) form any Subsidiary, acquire any equity interest in any other Person or enter into any joint venture, partnership, collaboration or similar arrangement;

(xii) change, in any material respect, any financial accounting methods, principles, practices, policies or procedures used by it, except as required by GAAP or applicable Law;

(xiii) (A) adopt, change or request to change any Tax accounting method or period with respect to material Taxes (other than in the ordinary course of business); (B) make, change or revoke any material Tax election (other than in the ordinary course of business); (C) amend or refile any material Tax Return; (D) consent to the extension or waiver of the statutory period of limitations applicable to any material Taxes (other than pursuant to an automatic extension of the due date for filing a Tax Return); (E) settle or compromise any material

Tax proceeding or liability; (F) surrender any claim to a material Tax refund; (G) request any Tax ruling; or (H) prepare or file any U.S. federal income or other material Tax Return in a manner that is inconsistent with the treatments set forth on Section 5.1(y)(xiii) of the Company Disclosure Letter or materially inconsistent with past practice;

(xiv) except as required by applicable Law or required by a Plan in effect on the date hereof pursuant to its existing terms, (A) enter into any Plan or Contract providing for, or pay any, new change in control, retention, severance or termination pay, (B) grant any Company Stock Awards, (C) grant any increases in, or accelerate the vesting, payment or funding of, compensation or benefits payable to any employee, consultant, officer or director, (D) adopt, enter into, materially amend or terminate any material Plan or (E) change any actuarial or other assumptions used to calculate funding obligations with respect to any Plan;

(xv) hire or terminate any employee with an annual salary in excess of $400,000, other than a termination for cause (as determined consistent with past practice);

(xvi) enter into any collective bargaining or similar labor Contract;

(xvii) make or authorize any material capital expenditure or incur any obligations, Liabilities or indebtedness in respect thereof, except for (A) those contemplated by the Capital Expenditure Budget for the relevant fiscal year and (B) any unbudgeted capital expenditure, not to exceed, in each of the fiscal years ending December 31, 2023 and December 31, 2024, an aggregate amount for such fiscal year of $5,000,000;

(xviii) settle any suit, action, claim, proceeding or investigation other than as contemplated by Section 6.11 or a settlement solely for monetary damages (net of insurance proceeds received) not in excess of $2,500,000 individually or $5,000,000 in the aggregate;

(xix) except in the ordinary course of business consistent with past practice or in connection with any transaction to the extent specifically permitted by any other subclause of this Section 5.1, (A) enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract, except for any statement of work issued under an existing Material Contract, in each case not in excess of $2,500,000 individually; or (B) materially modify, materially amend or terminate (other than expirations in accordance with its terms) any Material Contract or waive, release or assign any material rights or material claims thereunder;

(xx) subject to any Lien (other than Permitted Liens) any material right or other material asset or property;

(xxi) enter into any Contract that by its terms would purport to bind Parent or its Affiliates (other than, following the Closing, the Company or any of its Subsidiaries);

(xxii) exercise options under any collaboration agreements relating to “co-funding”, “co-commercialization” or similar cost-and-profit participation rights (whether an exercise to “opt in” or “opt out” of such rights with respect to any Company Product to which such collaboration agreement exists; or

(xxiii) authorize, offer, agree or commit, in writing or otherwise, to take any of the foregoing actions.

In furtherance and not in limitation of any other provision of this Agreement, to the extent permitted by applicable Law, the Company shall keep Parent informed on a reasonably current basis of any material developments (including the occurrence of any serious adverse event and any material governmental inquiries or investigations), discussions or negotiations relating to the Company Products between or with the FDA or the EMA.

Notwithstanding the foregoing, nothing in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company or any of its Subsidiaries at any time prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective businesses and operations.

5.2 No Solicitation.

(a) Subject to Section 5.2(c), at all times during the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall not, and shall cause its directors and officers not to, nor shall it authorize or knowingly permit any of its other Representatives to, and shall direct and use its reasonable best efforts to cause such other Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (ii) furnish to any Person (other than Parent, Merger Sub or any designees or Representatives of Parent or Merger Sub), or any Representative thereof, any information, or afford to any Person (other than Parent, Merger Sub or any designees or Representatives of Parent or Merger Sub) access to the business, properties, assets, books, records or other information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with, or with the intent to facilitate, the making, submission or announcement of any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in any discussions or negotiations with any Person, or any Representative thereof, with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (except to notify any Person of the provisions of this Section 5.2), (iv) enter into any merger agreement, purchase agreement, letter of intent or similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into pursuant to Section 5.2(c)), (v) approve any transaction under, or any third party becoming an “interested stockholder” under, Section 203 of the DGCL, or (vi) approve, authorize, agree or publicly announce any intention to do any of the foregoing. Subject to Section 5.2(c), during the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause its directors and officers to, and shall direct and use its reasonable best efforts to cause its other Representatives to, cease and cause to be terminated, and shall not authorize or knowingly permit any of its other Representatives to continue, any and all discussions or negotiations with any Person (other than Parent, Merger Sub and their Representatives), or any Representative thereof, conducted prior to the date of this Agreement with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to any Acquisition Proposal. Within twenty four (24) hours after the date of this Agreement, the Company will terminate access by any Person (other than Parent, Merger Sub and their Representatives) to any physical or electronic data room relating to a potential Acquisition Proposal (or prior discussions in respect of a potential Acquisition Proposal) and request that each Person (other than Parent, Merger Sub and their Representatives) that has executed a confidentiality agreement (other than the Confidentiality Agreement) during the twelve (12) months prior to the date hereof relating to a potential Acquisition Proposal promptly return to the Company or destroy pursuant to the terms of such confidentiality agreement all documents and materials containing confidential information of the Company that has been furnished by the Company or any of its Representatives to such Person.

(b) From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, within twenty four (24) hours following receipt of an Acquisition Proposal, or request for information or inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, the Company shall (i) provide Parent with written notice of such Acquisition Proposal, request for information, inquiry, proposal or offer, and (ii) communicate to Parent the material terms and conditions of such Acquisition Proposal, request for information, inquiry, proposal or offer (including any subsequent amendment thereto) and the identity of the Person making such Acquisition Proposal, request for information, inquiry, proposal or offer. The Company shall keep Parent reasonably informed on a reasonably prompt basis with respect to the status of any discussions or negotiations regarding, and of any changes to the material terms and conditions of, any such Acquisition Proposal, request for information or inquiry, proposal or offer, and shall, within twenty four (24) hours of receipt or delivery thereof, provide Parent with unredacted copies of all writings or media containing any material terms or conditions of any such proposals and any proposed transaction agreements (including all schedules, exhibits and attachments thereto) relating to any such Acquisition Proposal, request for information, inquiry, proposal or offer and any financing commitments relating thereto. For the avoidance of doubt, all information provided to Parent pursuant to this Section 5.2(b) will be subject to the terms of the Confidentiality Agreement.

(c) Notwithstanding anything to the contrary set forth in this Section 5.2 or elsewhere in this Agreement, if at any time prior to receipt of the Stockholder Approval, the Company or any of its Representatives has received a bona fide, written Acquisition Proposal from any Person or group of Persons that did not result from a breach in any material respect of this Section 5.2, then if the Company Board determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and that the failure to take such action described in clause (i), (ii) or (iii) below would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, then the Company and any of its Representatives may (i) enter into an Acceptable Confidentiality Agreement with such Person or group of Persons (provided that the Company shall substantially concurrently provide to Parent a copy of such Acceptable Confidentiality Agreement), (ii) engage in discussions to clarify the terms and conditions of, or furnish information with respect to the Company to, the Person or group of Persons making such Acquisition Proposal (provided that (x) the Company shall substantially concurrently provide or make available to Parent any information concerning the Company that is provided to such Person or group of Persons and which was not previously provided or made available to Parent and (y) the Company shall have entered into an Acceptable Confidentiality Agreement with such Person or group of Persons) and (iii) participate and engage in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal regarding such Acquisition Proposal. Within twenty four (24) hours of such determination of the Company Board, and in any event, prior to the Company first taking any of the actions described in clauses (i), (ii) or (iii) of the immediately preceding sentence with respect to an Acquisition Proposal, the Company shall provide written notice to Parent of such determination of the Company Board made pursuant to the immediately preceding sentence. The Company shall not modify, amend or terminate, or waive, release or assign, any provisions of any confidentiality or explicit or implicit standstill obligations (or any similar agreement) to which the Company is a party relating to any possible Acquisition Proposal and shall enforce the provisions of any such obligations or agreement. Notwithstanding anything to the contrary set forth in this Agreement, the Company shall be permitted to terminate, amend or otherwise modify, waive or fail to enforce, on a confidential and non-public basis, any provision of any confidentiality, “standstill” or similar agreement solely to the extent that such provision prohibits or purports to prohibit a confidential proposal being made to the Company Board if the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law. The Company shall provide written notice to Parent of any such release or waiver promptly following, but in any event within twenty four (24) hours of, such release or waiver.

5.3 Company Board Recommendation.

(a) Subject to Section 5.3(b), neither the Company Board nor any committee thereof shall (i) withdraw, amend, modify or qualify in a manner adverse to Parent or Merger Sub the Company Board Recommendation, (ii) publicly approve or recommend an Acquisition Proposal, (iii) fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the Company Stockholders, (iv) if any Acquisition Proposal is structured as a tender offer or exchange offer for the outstanding Shares and is commenced pursuant to Rule 14d-2 under the Exchange Act (other than by Parent or an Affiliate of Parent), fail to recommend, within ten (10) Business Days after such commencement, against acceptance by the Company Stockholders of such tender offer or exchange offer, or (v) publicly propose to do any of the foregoing (each of clauses (i), (ii), (iii), (iv) and (v), a “Company Board Recommendation Change”); provided, however, that, notwithstanding anything herein to the contrary, a “stop, look and listen” communication by the Company Board or any committee thereof to the Company Stockholders pursuant to Rule 14d-9(f) of the Exchange Act, any action contemplated by Section 5.3(c)(i) or any substantially similar communication to either of the foregoing, shall not be deemed to be a Company Board Recommendation Change or otherwise be prohibited under the terms of this Agreement, provided that any such disclosure by the Company shall state that the Company Board Recommendation continues to be in effect unless, prior to the time of such public disclosure, a Company Board Recommendation Change has been made in compliance with this Section 5.3.

(b) Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, at any time prior to receipt of the Stockholder Approval, the Company Board may (i) in response to (x) the receipt of a bona fide, written Acquisition Proposal received after the date hereof that did not result from a breach in any material respect of Section 5.2, or (y) the occurrence of an Intervening Event, effect a Company Board Recommendation Change, or (ii) in response to a bona fide, written Acquisition Proposal received after the date hereof that did not result from a breach in any material respect of Section 5.2, enter into a definitive agreement implementing such applicable Acquisition Proposal and terminate this Agreement pursuant to Section 8.1(c)(ii), provided that (A) the Company Board (determines in good faith (after consultation with its outside legal counsel) that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, (B) in the case of receipt of an Acquisition Proposal, the Company Board determines in good faith (after consultation with its financial advisor(s) and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal or, in the case of an Intervening Event, that an Intervening Event has occurred, (C) the Company provides written notice to Parent at least three (3) Business Days prior to effecting a Company Board Recommendation Change or terminating this Agreement pursuant to Section 8.1(c)(ii) of its intent to take such action, specifying the reasons therefor (a “Change of Recommendation Notice”), (D) prior to effecting such Company Board Recommendation Change or terminating this Agreement pursuant to Section 8.1(c)(ii), the Company shall, and shall cause its Representatives to, be reasonably available to negotiate with Parent in good faith (to the extent Parent desires to negotiate) during such three (3) Business Day period to make such adjustments in the terms and conditions of this Agreement as would obviate the basis for a Company Board Recommendation Change or the termination of this Agreement pursuant to Section 8.1(c)(ii), and (E) no earlier than the end of such three (3) Business Day period, the Company Board determines in good faith (after consultation with its financial advisor(s) and outside legal counsel), after considering any amendments to the terms and conditions of this Agreement proposed by Parent in a binding written offer irrevocably made by Parent, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law (and, in the case of receipt of such Acquisition Proposal, that such Acquisition Proposal continues to constitute a Superior Proposal). Following delivery of a Change of Recommendation Notice in the case of (x) the receipt of a Superior Proposal, in the event of any change to the financial terms (including any change to the amount or form of consideration payable) or other revision to the terms or conditions of such Acquisition Proposal or (y) the occurrence of an Intervening Event, in the event of any change with respect to such Intervening Event, the Company shall provide a new Change of Recommendation Notice to Parent, and any Company Board Recommendation Change or termination of this Agreement pursuant to Section 8.1(c)(ii) following delivery of such new Change of Recommendation Notice shall again be subject to clause (C) and clause (D) of the immediately preceding sentence for a period of two (2) Business Days.

(c) Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit the Company or the Company Board from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act, and (ii) making any disclosure to the Company Stockholders if the Company Board determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, provided that any such disclosure by the Company shall state that the Company Board Recommendation continues to be in effect unless, prior to the time of such public disclosure, a Company Board Recommendation Change has been made in compliance with this Section 5.3.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Preparation of the Proxy Statement; Stockholders Meeting.

(a) As promptly as practicable after the date hereof (but in no event more than ten (10) Business Days thereafter), the Company shall prepare and file with the SEC the preliminary proxy statement (as amended or supplemented, the “Proxy Statement”). Each of the Company and Parent shall furnish all information concerning such Person to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon (and in any case no later than 24 hours after) the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Each of the Company and Parent shall use reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response, (ii) shall consider in good faith all such comments reasonably proposed by Parent and (iii) shall not file or mail such document, or respond to the SEC, prior to receiving the prior written approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed. If, at any time prior to the Stockholders Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company Stockholders. Except in connection with a Company Board Recommendation Change expressly permitted by Section 5.3(b), no amendment or supplement to the Proxy Statement shall be made by the Company without the prior written approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed.

(b) The Company agrees that the Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and that none of the information included or incorporated by reference in the Proxy Statement shall, at the date the Proxy Statement is filed with the SEC or mailed to the Company Stockholders or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements made in the Proxy Statement based on information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation for reference therein. Parent agrees that no information supplied in writing by or on behalf of Parent specifically for inclusion or incorporation by reference in the Proxy Statement shall, at the date the Proxy Statement is filed with the SEC or mailed to the Company Stockholders or at the time of the Stockholders Meeting, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) No later than the second (2nd) Business Day following the date of this Agreement (and thereafter, upon the reasonable request of Parent), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act. The Company shall (i) as promptly as practicable after the date hereof, establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Stockholders (the “Stockholders Meeting”) for the purpose of obtaining the Stockholder Approval and (ii) commence mailing the

Proxy Statement to the Company Stockholders as promptly as reasonably practicable after the filing of the Proxy Statement with the SEC. The Company will schedule the Stockholders Meeting to be held within thirty (30) days of the initial mailing of the Proxy Statement (or, if the Company’s nationally recognized proxy solicitor advises that thirty (30) days from the date of mailing the Proxy Statement is insufficient time to submit and obtain Stockholder Approval, such later date to which Parent consents in advance in writing (such consent not to be unreasonably withheld, conditioned or delayed)).

(d) Notwithstanding anything to the contrary in this Agreement, the Company shall be permitted to postpone or adjourn the Stockholders Meeting if, but only if, (i) the Company is unable to obtain a quorum of the Company Stockholders at such time, to the extent (and only to the extent) necessary in order to obtain a quorum of the Company Stockholders and the Company shall use its reasonable best efforts to obtain such a quorum as promptly as practicable, (ii) the Company Board has determined in good faith (after consultation with outside legal counsel) that such delay is required (A) by applicable Law to comply with comments made by the SEC with respect to the Proxy Statement or (B) to allow for the dissemination of any supplement or amendment to the Proxy Statement that is required to be filed and disseminated under applicable Law or (iii) the Company is required to do so by a court of competent jurisdiction in connection with any Legal Proceeding commenced after the date hereof against the Company or any of its directors (in their capacity as such) by any Company Stockholders relating to this Agreement or the transactions contemplated hereby. The Company may (and will, if directed by Parent) postpone or adjourn the Stockholders Meeting if there are not sufficient affirmative votes in person or by proxy at such Stockholders Meeting to adopt this Agreement to allow reasonable time for the solicitation of proxies for purposes of obtaining the Stockholder Approval; provided that the Stockholders Meeting shall not be adjourned or postponed for more than ten (10) Business Days in the case of any individual adjournment or postponement or more than thirty (30) Business Days in the aggregate; provided, further, that in no event shall the Company be required to adjourn or postpone the date of the Stockholders Meeting by more than ten (10) Business Days from the original date of the Stockholders Meeting if it would require the Company to change the record date of the Stockholders Meeting, re-solicit proxies already delivered to the Company or mail amended, supplemental or supplemented proxy material in connection therewith. In no event shall the record date of the Stockholders Meeting be changed without Parent’s prior written consent, not be unreasonably withheld, conditioned or delayed. The notice of such Stockholders Meeting shall state that a resolution to adopt this Agreement shall be considered at the Stockholders Meeting. Except to the extent a Company Board Recommendation Change expressly permitted by Section 5.3(b) has been effected, (1) the Company Board shall include the Company Board Recommendation in the Proxy Statement and (2) the Company shall use its reasonable best efforts to solicit votes of the Company Stockholders in favor of obtaining the Stockholder Approval. Without limiting the generality of the foregoing, but subject to Section 5.3(b) and the Company’s right to terminate this Agreement under the circumstances set forth in Section 8.1(c)(ii), the Company agrees that its obligations pursuant to this Section 6.1(d) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Acquisition Proposal or by any Effect constituting or that could constitute an Intervening Event. The Company shall provide updates to Parent with respect to the proxy solicitation for the Stockholders Meeting (including interim results) as reasonably requested by Parent.

6.2 Reasonable Best Efforts.

(a) Except as otherwise provided under Section 5.2 or Section 5.3, and subject to Section 6.3, upon the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and each of the other transactions contemplated by this Agreement, including using reasonable best efforts to (i) cause each of the conditions to the Merger set forth in Article VII to be satisfied as promptly as practicable after the date of this Agreement; (ii) obtain, as promptly as practicable after the date of this Agreement, and maintain all necessary actions or non-actions and Consents from Governmental Authorities and make all necessary registrations, declarations and filings with Governmental Authorities, that are necessary to consummate the Merger; (iii) resist, contest, appeal and remove any Legal Proceeding and have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, restricts or restrains the consummation of the transactions contemplated by this Agreement (including any Legal Proceeding or Order in connection with the matters contemplated by Section 6.3), (iv) obtain all necessary or appropriate Consents under any Material Contracts to which the Company is a party in connection with this Agreement and the consummation of the transactions contemplated hereby and (v) reasonably cooperate with the other party or parties with respect to any of the foregoing. In addition to the foregoing, except as otherwise provided under Section 5.2 or Section 5.3, and subject to Section 6.3, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, shall take any action, or fail to take any action, that is intended to, or has (or would reasonably be expected to have) the effect of, preventing, materially delaying or materially impairing the ability of such party to consummate the Merger or the other transactions contemplated hereby. Notwithstanding anything to the contrary herein, (i) the Company shall not be required prior to the Effective Time to pay any consent or other similar fee, “profit-sharing” or other similar payment or other consideration (including increased rent or other similar payments or agree to enter into any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or provide additional security (including a guaranty) or otherwise assume or incur or agree to assume or incur any Liability that is not conditioned upon the consummation of the Merger, to obtain any Consent of any Person (including any Governmental Authority) under any Contract and (ii) Parent and its Affiliates shall not be required to, and, without the prior written consent of Parent, the Company shall not and shall cause its Subsidiaries not to, (A) take any action, or commit to take any action, or agree to any condition or restriction relating to the business, assets, liabilities, rights, obligations, relationships, results of operations, financial condition or operations of, or otherwise limit in any way or to any extent the full exercise of any rights of ownership of, (1) any of Parent, Merger Sub or any of their respective Affiliates or (2) omaveloxolone, (B) take any action, or commit to take any action, or agree to any condition or restriction that has or would reasonably be expected to have an impact on the business, assets, liabilities, rights, obligations, relationships, results of operations, financial condition or operations of, or otherwise limit in any way or to any extent the full exercise of any rights of ownership of the Company or any of its Subsidiaries, in each case, in a manner that would be material to the Company and its Subsidiaries, taken as a whole, or (C) enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority to do any of the foregoing, in each case, in connection with this Agreement or the transactions contemplated hereby (each of the items described in this clause (ii), a “Burdensome Condition”).

(b) Parent agrees, on behalf of itself and its Affiliates, that, between the date of this Agreement and the Effective Time, Parent shall not, and shall cause its Affiliates not to, directly or indirectly, (i) acquire or purchase (or agree to acquire or purchase), by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, if doing so would or would reasonably be expected to (A) result in any material delay in obtaining, or materially increase the risk of not obtaining, any Consent of any Governmental Authority required in connection with the transactions contemplated hereby (including the Merger) or (B) prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby, or (ii) take or agree to take any other action (including entering into agreements with respect to any equity investments, joint ventures, acquisitions, mergers, consolidations or business combinations) which would or would reasonably be expected to (A) result in any material delay in obtaining, or materially increase the risk of not obtaining, any Consent of any Governmental Authority required in connection with the transactions contemplated hereby (including the Merger) or (B) prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby.

6.3 Antitrust Obligations.

(a) Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the transactions contemplated hereby as required by the HSR Act as soon as practicable after the date of this Agreement but in no event later than ten (10) business days following the date of this Agreement (unless a later date is mutually agreed between the parties). Subject to the last sentence of Section 6.3(b), each of Parent and the Company shall (i) cooperate and coordinate with the other in the making of such filings, (ii) supply the other with any information and documentary material that may be required in order to make such filings, (iii) supply any additional information that may be required or requested by the FTC or the DOJ, and (iv) subject to the proviso of this sentence, take any and all actions necessary to cause the expiration or termination of the applicable waiting period under the HSR Act as soon as practicable, and to avoid any impediment to the consummation of the Merger under any Antitrust Laws, including (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, conduct of business restrictions, a sale or disposition of such assets or businesses as are required to be divested or a license or grant of commercialization rights to businesses, product lines, fields of use, divisions, business arrangements, Contracts, assets or interests therein of the Company or Parent and (B) cooperating with each other and using their respective reasonable best efforts to oppose, contest and resist fully and vigorously any Legal Proceeding, including by defending through litigation, pursuing vigorously all available avenues of administrative and judicial appeal and seeking to have vacated, lifted, reversed or overturned any Order that may result from such Legal Proceedings, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the Merger or the other transactions contemplated hereby, in each case, as may be required in order to enable the consummation of the Merger and the other transactions contemplated by this Agreement, and to otherwise avoid the entry of, or to effect the dissolution of, any preliminary or permanent injunction which would otherwise have the effect of prohibiting, preventing or restricting the consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that neither Parent nor the Company shall be required to take any of the actions set forth in the foregoing clause (A) unless the action is conditioned on the consummation of the transactions contemplated hereby; provided, further, for the avoidance of doubt, that nothing in this Section 6.3 shall require Parent or any of its Affiliates, or, without the prior written consent of Parent, permit the Company or any of its Subsidiaries, to take any action or agree to take any action that would result in the imposition of a Burdensome Condition.

(b) Each of Parent and Merger Sub (and their respective Affiliates, if applicable), on the one hand, and the Company, on the other hand, shall promptly inform the other of any substantive communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement in connection with any filings or investigations with, by or before any Governmental Authority relating to this Agreement or the transactions contemplated hereby, including any proceedings initiated by a private party. If any party hereto or an Affiliate thereof shall receive a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by this Agreement pursuant to the HSR Act or any other Antitrust Law with respect to which any such filings have been made, then such party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Authority, the parties hereto agree to (i) give each other reasonable advance notice of all substantive meetings and substantive conference calls with any Governmental Authority relating to the Merger, (ii) give each other an opportunity to participate in each of such substantive meetings and substantive conference calls, (iii) keep the other party reasonably apprised with respect to any substantive oral communications with any Governmental Authority regarding the Merger, (iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Authority, (v) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all written communications (including any analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority regarding the Merger, (vi) provide each other (or counsel of each party, as appropriate) with copies of all material written communications to or from any Governmental Authority relating to the Merger, and (vii) cooperate and provide each other with a reasonable opportunity to participate in, and consider in good faith the views of the other regarding, all material deliberations with respect to all efforts to satisfy the conditions set forth in Sections 7.1(b) and 7.1(c). Any such disclosures, rights to participate or provisions of information by one party to the other may be made on a counsel-only basis and redacted for legal privilege to the extent required under applicable Law or to remove references concerning the valuation of the Company or confidential competitively sensitive business information. Notwithstanding anything to the contrary herein, if Parent and the Company disagree with respect to strategy, Parent shall have the right to direct and control all strategy in connection with obtaining any actions or non-actions, Consents or expirations or terminations of waiting periods under the HSR Act or other Antitrust Law, including in any Legal Proceeding brought by any Governmental Authority seeking any Order which would have the effect of prohibiting, preventing or restricting the consummation of the Merger or the other transactions contemplated by this Agreement.

(c) Subject to the final sentence of Section 6.3(b), each of Parent, Merger Sub and the Company shall cooperate with one another in good faith to (i) promptly determine whether any filings are required to be made, and whether any Consents are required to be obtained, from any Governmental Authority under any applicable Law in connection with the transactions contemplated hereby (other than filings required by, and expiration or termination of the waiting period under, the HSR Act), and (ii) promptly make any filings, furnish information required in connection therewith and seek to obtain timely any such Consents that the parties determine are required to be made or obtained in connection with the transactions contemplated hereby. Neither (i) the Company, without the prior written consent of Parent, nor (ii) Parent, without reasonable prior notice to the Company or, after the First Extended Outside Date, without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), shall commit to or agree with any Governmental Authority to (A) stay, toll or extend any applicable waiting period under the HSR Act or other applicable Antitrust Laws, (B) pull and refile under the HSR Act or other applicable Antitrust Laws, (C) not consummate the transactions contemplated by this Agreement for any period of time or (D) enter into any timing agreement. Nothing in this Section 6.3 shall require Parent or any of its Affiliates, or, without the prior written consent of Parent, permit the Company or any of its Subsidiaries, to agree to or cause any of its Affiliates (including, after the Closing, the Company or any of its Subsidiaries) to undertake or agree to any requirement or obligation to provide prior notice to, or to obtain prior approval from, any Governmental Authority with respect to any transaction.

6.4 Public Statements and Disclosure. So long as this Agreement is in effect, Parent and Merger Sub, on the one hand, and the Company, on the other, shall not, and shall cause their respective controlled Affiliates not to, issue any press release or make any public statement with respect to the Merger or this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (a) as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, in which case, to the extent permitted by applicable Law and practicable under the circumstances, the party proposing to issue such press release or make such public announcement shall consult in good faith with the other party before making any such public announcement, (b) with respect to any press release, filing, disclosure or other public statement by the Company permitted by Section 5.3 (including to announce a Company Board Recommendation Change in accordance with Section 5.3), (c) statements consistent in all material respects with any release, filing disclosure or other public statements previously made in accordance with this Section 6.4, or (d) public statements regarding the transactions contemplated hereby in response to questions from the press, analysts, investors or those attending industry conferences, and internal announcements to employees, in each case, to the extent that such statements are consistent in all material respects with previous press releases, public disclosures or public statements made jointly by the parties or approved by the parties, and otherwise in compliance with this Section 6.4, and provided that such public statements do not reveal material nonpublic information regarding this Agreement or the transactions contemplated hereby.

6.5 Anti-Takeover Laws. If any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Shares (including any “control share acquisition,” “fair price,” “moratorium,” “business combination” or other similar takeover Law) becomes or is deemed to be applicable to this Agreement, the Merger or any other transactions contemplated by this Agreement, then Parent, Merger Sub and the Company shall cooperate and take all action reasonably available to render such Law inapplicable to the foregoing; provided, however, that nothing in the foregoing shall be interpreted to require the Company Board to take any action that would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law. Neither Parent, Merger Sub nor the Company will take any action that would cause this Agreement, the Merger or the other transactions contemplated by this Agreement to be subject to the requirements imposed by any such takeover or similar Laws; provided, however, that nothing in the foregoing shall be interpreted to require the Company or the Company Board to refrain from taking any action that would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.

6.6 Access. During the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall afford Parent and its Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of the Company and its Subsidiaries; provided, however, that (a) the Company may restrict or otherwise prohibit access to any documents or information to the extent that (i) any applicable Law (including any COVID-19 Measures) requires the Company or any of its Subsidiaries to restrict or otherwise prohibit access to such documents or information, (ii) granting such access would violate any obligations of the Company or any of its Subsidiaries with respect to confidentiality to any third party or otherwise breach, contravene or violate, constitute a default under, or give a third party the right to terminate or accelerate an obligation under, any then effective Contract to which the Company or any of its Subsidiaries is a party, (iii) access to such documents or information would reasonably be expected to result in a waiver of any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information or (iv) such documents or information relate to the evaluation or negotiation of this Agreement, the transactions contemplated hereby or, subject to Section 5.2, an Acquisition Proposal or Superior Proposal, and (b) in each case, such access may be limited to the extent the Company reasonably determines, in light of COVID-19 or any COVID-19 Measures, that such access would jeopardize the health and safety of any employee of the Company or any of its Subsidiaries. In the event that the Company does not provide access or information in reliance on (x) clauses (a)(i), (a)(ii) or (a)(iii) of the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Parent in a way that would not violate any applicable Law, Contract or obligation or waive such a privilege, and (y) clause (b) of the preceding sentence, it shall use its reasonable best efforts to communicate the applicable information to Parent in a way that the Company reasonably determines would not jeopardize the health and safety of any employee of the Company or any of its Subsidiaries. Any investigation conducted pursuant to the access contemplated by this Section 6.6 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company or any of its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries, shall be subject to the Company’s or any of its Subsidiaries’ reasonable security measures and insurance requirements, and shall not include the right to perform invasive testing without the Company’s prior written consent, in its sole discretion. The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.6. Nothing in this Section 6.6 shall be construed to require the Company or any Representatives of any of the foregoing to prepare any new reports, analyses, appraisals, opinions or other information.

6.7 Section 16(b) Exemption. The Company shall take all actions reasonably necessary to cause the dispositions of equity securities of the Company (including “derivative securities” (as defined in Rule 16a-1(c) under the Exchange Act)) in connection with the transactions contemplated by this Agreement by any director or executive officer of the Company who is a covered Person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.8 Directors’ and Officers’ Indemnification and Insurance.

(a) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company and its Subsidiaries under (i) the indemnification agreements in effect on the date of this Agreement between (A) the

Company, its Subsidiaries and any of their current or former directors and officers and any person who becomes a director or officer of the Company or any of its Subsidiaries and (B) the Company, its Subsidiaries or any corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise and any Person serving or who served as a director, officer, member, trustee or fiduciary of any of the foregoing at the request of the Company or any of its Subsidiaries, in each case, prior to the Effective Time (the “Indemnified Persons”), and (ii) indemnification, expense advancement and exculpation provisions in the certificate of incorporation, bylaws or any other similar governing document of the Company and its Subsidiaries in effect on the date of this Agreement. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall cause the certificate of incorporation, bylaws and other similar governing documents of the Surviving Corporation and the Company’s Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are no less favorable to the Indemnified Persons than the indemnification, exculpation and advancement of expenses provisions contained in the certificate of incorporation, bylaws and other similar governing documents of the Company and its Subsidiaries as of the date hereof, and during such six (6) year period, such provisions shall not be repealed, amended or otherwise modified in any manner adverse to the Indemnified Persons except as required by applicable Law or as provided below.

(b) Without limiting the generality of the provisions of Section 6.8(a), during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, to the fullest extent permitted by applicable Law, the Surviving Corporation shall indemnify and hold harmless each Indemnified Person from and against any costs, fees and expenses (including all interests, assessments, reasonable attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, Liabilities and amounts paid in settlement of or in connection with any threatened or actual action, suit, claim, proceeding, investigation, arbitration or inquiry, whether civil, criminal, administrative or investigative (each an “Indemnified Proceeding”), to the extent such Indemnified Proceeding arises directly or indirectly out of or pertains or relates directly or indirectly to (i) any action or omission or alleged action or omission, prior to or at the Effective Time, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or its Affiliates (including as a fiduciary with respect to any employment benefit plan) or by reason of the fact that such Indemnified Person is or was serving as a director, officer, employee or agent of the Company or its Affiliates or at the request of the Company as such (including as a fiduciary with respect to any employee benefit plan) of another Person, (ii) any of the transactions contemplated by this Agreement or (iii) the enforcement of any of the rights of such Indemnified Person (or his or her heirs or legal representatives) under this Section 6.8, provided that if, at any time prior to the sixth (6th) anniversary of the Effective Time, any Indemnified Person delivers to the Surviving Corporation a written notice of any prospective, threatened or actual Indemnified Proceeding for which indemnification or advancement may be sought under this Section 6.8(b), then the obligations of Parent and the Surviving Corporation under this Section 6.8 shall survive the sixth (6th) anniversary of the Effective Time until such time as such Indemnified Proceeding is fully and finally resolved. In addition, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, to the fullest extent permitted by applicable Law, the Surviving Corporation shall advance, prior to the final disposition of any Indemnified Proceeding for which indemnification may be sought under this Agreement, promptly following request by an Indemnified Person therefor, all costs, fees and expenses (including reasonable attorneys’ fees and investigation expenses) incurred by such Indemnified Person in connection with any such Indemnified Proceeding upon receipt of an undertaking by such Indemnified Person, to the extent required by Law, to repay such advances if it is ultimately decided in a final, non-appealable judgment by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification hereunder.

(c) During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the Surviving Corporation shall maintain for the benefit of the directors and officers of the Company and its Subsidiaries, as of the date of this Agreement and as of the Effective Time, a directors’ and officers’ liability insurance policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event providing coverage not less favorable to the insured persons than the policies of the Company and its Subsidiaries in effect as of the date of this

Agreement; provided that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of four hundred percent (400%) of the last annual premium paid prior to the date of this Agreement (the “Premium Cap”), but in such case shall purchase coverage as favorable to the insured persons as is available for such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” policies in respect of the D&O Insurance have been obtained by the Company prior to the Effective Time; provided that the aggregate premium in respect of all such policies obtained by the Company shall not exceed the Premium Cap. The Surviving Corporation shall maintain the D&O Insurance “tail” policy in full force and effect and continue to honor its obligations thereunder, during the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time.

(d) Notwithstanding anything herein to the contrary, if any Indemnified Person notifies the Surviving Corporation on or prior to the sixth (6th) anniversary of the Effective Time that an Indemnified Proceeding (whether arising before, at or after the Effective Time) has been made against such Indemnified Person, the provisions of this Section 6.8 shall continue in effect until the final disposition of such Indemnified Proceeding.

(e) Parent hereby undertakes to ensure that the Surviving Corporation complies with and honors its obligations pursuant to this Section 6.8.

(f) In the event that Parent or the Surviving Corporation (or any of its successors or assigns) (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or engages in any division transaction, or (ii) transfers, conveys or otherwise disposes of all or substantially all of its properties and assets to any Person or effects any division transaction, then, in each such case, proper provision shall be made so that the successors and assigns of Parent and the Surviving Corporation shall assume the respective obligations thereof set forth in this Section 6.8.

(g) This Section 6.8 shall survive the consummation of the Merger and is intended to benefit, and from and after the Effective Time shall be enforceable by, the Indemnified Persons and their respective heirs and legal representatives, and shall not be amended, terminated or modified from and after the Effective Time in such a manner as to adversely affect any Indemnified Person without the written consent of such affected Indemnified Person. The rights provided under this Section 6.8 shall not be deemed to be exclusive of any other rights to which any Indemnified Person is entitled, whether pursuant to Law, Contract or otherwise.

6.9 Employee Matters.

(a) Parent hereby acknowledges that a “change in control” (or similar phrase) within the meaning of the Plans, as applicable, will occur as of the Effective Time, as applicable. Parent shall or shall cause the Surviving Corporation to assume, honor, and/or provide all of the Company’s Plans in accordance with their terms as in effect immediately prior to the date of this Agreement.

(b) For the period commencing at the Effective Time and ending on December 31, 2024, Parent shall (or Parent shall cause the Surviving Corporation or its applicable Subsidiary or other Affiliate to) provide to each Continuing Employee (i) a base salary or wage rate and short-term cash bonus opportunity, as applicable, that is not less than the base salary or wage rate (as applicable) and short-term cash bonus opportunity, as applicable, provided to such Continuing Employee immediately prior to the Effective Time, (ii) severance benefits no less favorable than the severance benefits made available to such Continuing Employee immediately prior to the Effective Time, and (iii) other compensation and benefits (excluding any equity-based compensation and defined benefit pension and nonqualified deferred compensation plans) that are, taken as a whole, substantially comparable in the aggregate to such other compensation and benefits provided to such Continuing Employee immediately prior to the Effective Time. In addition, Parent shall (or Parent shall cause the Surviving Corporation to) pay to each Continuing Employee an annual cash bonus in respect of the 2023 calendar year in an aggregate amount equal to the annual target cash bonus opportunity provided to such Continuing Employee immediately prior to the Effective Time at the time that such bonuses are ordinarily paid to the employees of the

Company consistent with past practice and subject to such Continuing Employee’s continued employment by Parent, the Company or any of their respective Subsidiaries at such time. To the extent that a Continuing Employee is terminated without Cause (as defined in Company Severance Plan (as revised as of July 10, 2020)) prior to the payment of such Continuing Employee’s annual cash bonus in respect of the 2023 calendar year by Parent, the Surviving Corporation or any of their respective Subsidiaries, Parent shall, within 30 days of the Continuing Employee’s termination, pay to such Continuing Employee an aggregate amount equal to such Continuing Employee’s annual target cash bonus opportunity in respect of the 2023 calendar year multiplied by a fraction, the numerator of which is the number of whole months of the 2023 calendar year for which such Continuing Employee was a Continuing Employee and the denominator of which is the number twelve (12).

(c) To the extent that a Plan or any other employee benefit plan or other compensation or severance arrangement of Parent, the Surviving Corporation or any of their respective Subsidiaries (together, the “New Plans”) is made available to any Continuing Employee on or following the Effective Time, Parent shall cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for all purposes (including for eligibility to participate, vesting and entitlement to (or level of) benefits where length of service is relevant); provided, however, that such service need not be credited for purposes of benefit accrual (other than for purposes of severance or vacation) or to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, Parent shall (or Parent shall cause the Surviving Corporation to) use reasonable best efforts to ensure that (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under any such New Plan replaces coverage under a comparable Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, collectively, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision and/or disability benefits to any Continuing Employee, all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan will be waived for such Continuing Employee and his or her covered dependents to the extent they did not apply to the Continuing Employee under the corresponding Old Plan and any eligible expenses incurred by such Continuing Employee and his or her covered dependents during any unfinished portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins will be given full credit under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan, and (iii) the accounts of such Continuing Employees under any New Plan that is a flexible spending plan are credited with any unused balance in the account of such Continuing Employee under the applicable Old Plan.

(d) Notwithstanding anything to the contrary set forth in this Agreement, no provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Company, the Surviving Corporation or their respective Subsidiaries to terminate, any Continuing Employee for any reason, or (ii) require Parent, the Company, the Surviving Corporation or their respective Subsidiaries to continue any Plan or prevent the amendment, modification or termination thereof after the Effective Time. The provisions of this Section 6.9 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third party beneficiary of this Agreement, and no provision of this Section  6.9 shall create such rights in any such Persons.

6.10 Obligations of Merger Sub. Parent shall take all actions necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement before and after the Effective Time, as applicable (including, with respect to Merger Sub, to consummate the transactions contemplated hereby upon the terms and subject to the conditions set forth in this Agreement).

6.11 Certain Litigation. The Company shall promptly advise Parent of any Legal Proceeding commenced after the date hereof against the Company and/or any of its directors or officers (in their capacity as such) by any

Company Stockholders (on their own behalf or on behalf of the Company) relating to this Agreement or any of the transactions contemplated hereby, and shall keep Parent reasonably informed regarding any such Legal Proceeding. Subject to execution of a customary joint defense agreement, the Company shall give Parent the opportunity to consult with the Company regarding, and participate in, but not control, the defense of any such Legal Proceeding and if Parent does not exercise such right to participate, keep Parent fully and promptly informed with respect to such Legal Proceeding and all material developments relating thereto. The Company may enter into any settlement agreement in respect of such Legal Proceeding against the Company and/or its directors or officers relating to this Agreement or any of the transactions contemplated hereby if it has received Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

6.12 Delisting. Each of the parties agrees to reasonably cooperate with the other parties in taking, or causing to be taken, all actions necessary to delist the Shares from NASDAQ and terminate the Company’s registration under the Exchange Act; provided that such delisting and termination shall not be effective until after the Effective Time.

6.13 Merger Sub Stockholder Consent. Immediately following the execution and delivery of this Agreement by each of the parties hereto, Parent shall cause the sole stockholder of Merger Sub to duly execute and deliver a written consent duly adopting this Agreement and the transactions contemplated hereby in accordance with the DGCL and the certificate of incorporation and bylaws of Merger Sub.

6.14 Financing.

(a) During the period from the date of this Agreement to the Effective Time, each of Parent, Merger Sub and the Company shall cooperate in good faith and use reasonable best efforts, including by providing any of its readily available financial information, to implement any necessary, appropriate or desirable arrangements in anticipation of the consummation of the Merger and the other transactions contemplated by this Agreement, relating to Indebtedness of Parent, Merger Sub, the Company and their respective Subsidiaries, including arrangements by way of amendments, consents, redemption, payoff, new financing or otherwise.

(b) Notwithstanding Section 6.14(a), nothing in this Section 6.14 shall require any such cooperation to the extent that it would (i) require Parent, Merger Sub or the Company to waive, amend or otherwise modify any terms of this Agreement, (ii) unreasonably interfere with the ongoing business or operations of Parent, Merger Sub, the Company or any of their respective Subsidiaries, (iii) require Parent, Merger Sub, the Company or any of their respective Subsidiaries to take any action that would reasonably be expected to conflict with its certificate of incorporation or bylaws (or other applicable governing documents), violate any applicable Laws or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or default under, any Material Contract, as the case may be, or (iv) require the Company or any of its Subsidiaries to enter into or approve any agreement or arrangement prior to the Effective Time.

(c) If this Agreement is terminated pursuant to Section 8.1, then Parent shall reimburse the Company for the reasonable and documented out-of-pocket costs and expenses incurred by the Company and any of its Subsidiaries and its and their respective Representatives in connection with actions contemplated by Section 6.14(a).

(d) Each of Parent and Merger Sub acknowledges and agrees that, notwithstanding anything to the contrary in this Agreement, the availability of any financing or any other arrangement with respect to Indebtedness of Parent, Merger Sub or the Company shall not be deemed to relieve Parent and Merger Sub of their obligations to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement.

(e) The Company shall (a) deliver to Parent at least three (3) Business Days prior to the Closing Date customary payoff letters from the holders of Indebtedness set forth in Section 6.14(e) of the Company Disclosure

Letter and use reasonable best efforts to make arrangements for such holders of Indebtedness to deliver, subject to the receipt of the applicable payoff amounts, releases of all related Liens to Parent and termination of all related guarantees at, and subject to the occurrence of, the Closing and (b) if requested by Parent, facilitate Parent’s or Merger Sub’s repayment of such Indebtedness substantially concurrently with the Closing (including by executing any such payoff letters or related documents regarding the release of Liens or termination of guarantees).

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each of Parent, Merger Sub and the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by mutual consent of Parent, Merger Sub and the Company, to the extent permitted by applicable Law:

(a) the Stockholder Approval shall have been obtained;

(b) any waiting period (and extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated; and

(c) no Governmental Authority of competent and applicable jurisdiction shall have (i) enacted, issued or promulgated any Law that is in effect and has the effect of making the Merger or the acquisition of Shares by Parent or Merger Sub illegal or prohibiting or otherwise preventing the consummation of the acquisition of Shares by Parent or Merger Sub or the Merger or (ii) issued or granted any Order that is in effect and has the effect of making the Merger or the acquisition of Shares by Parent or Merger Sub illegal or prohibiting or otherwise preventing the consummation of the acquisition of Shares by Parent or Merger Sub or the Merger.

7.2 Conditions to the Obligations of Parent and Merger Sub to Effect the Merger. The respective obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by Parent, to the extent permitted by applicable Law:

(a) the representations and warranties of the Company:

(i) contained in Section 3.10(a) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of such date;

(ii) contained in the first and second sentences of Section 3.2(a) and the first sentence of Section 3.2(b) shall be true and correct in all respects (except for any inaccuracies that individually and in the aggregate are de minimis) as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, as of such earlier date);

(iii) contained in the first sentence of Section 3.1(a), the first sentence of Section 3.1(b), Section 3.2 (other than the first and second sentences of Section 3.2(a) and the first sentence of Section 3.2(b)), Section 3.3(a), Section 3.4, Section 3.5, Section 3.6, Section 3.12 and Section 3.26 (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein) shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, as of such earlier date); and

(iv) contained in Article III and not included in the preceding clauses (i), (ii) and (iii) (without giving effect to any qualification as to “materiality” or Company Material Adverse Effect qualifiers set forth therein)

shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, as of such earlier date), except, in the case of this clause (iv), where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

(b) the Company shall have performed, and complied with, in all material respects the agreements and covenants required to be performed, or complied with, by it under the Agreement at or prior to the Effective Time;

(c) since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect;

(d) the Company shall have delivered to Parent a certificate, signed on behalf of the Company by its chief executive officer or chief financial officer, certifying that the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(c) have been satisfied;

(e) (i) no Governmental Authority of competent and applicable jurisdiction shall have (A) enacted, issued or promulgated any Law that is in effect and imposes a Burdensome Condition or (B) issued or granted any Order that is in effect and imposes a Burdensome Condition and (ii) there shall not be any pending Legal Proceeding brought by any Governmental Authority that seeks to (A) have the effect of making the Merger or the acquisition of Shares by Parent or Merger Sub illegal or prohibiting or otherwise preventing the consummation of the acquisition of Shares by Parent or Merger Sub or the Merger or (B) impose a Burdensome Condition.

7.3 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the Company, to the extent permitted by applicable Law:

(a) the representations and warranties of Parent and Merger Sub contained in Article IV shall be true and correct (without giving effect to any qualification as to “materiality” qualifiers set forth therein) as of the date of this Agreement and as of the Closing Date as though made as of such date (except to the extent expressly made as of an earlier date, in which case, at and as of such earlier date), except where the failure to be so true and correct would not reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby;

(b) Each of Parent and Merger Sub shall have performed, and complied with, in all material respects the agreements and covenants required to be performed, or complied with, by it under the Agreement at or prior to the Effective Time; and

(c) Parent shall have delivered to the Company a certificate, signed on behalf of Parent by an officer thereof, certifying that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time (it being agreed that the party hereto terminating this Agreement pursuant to this Section 8.1 shall give prompt written notice of such termination to the other party or parties hereto and that any termination by Parent also shall be an effective termination by Merger Sub):

(a) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Effective Time shall not have occurred on or before January 28, 2024 (the “Outside Date”); provided, however, that, if as of such date, the conditions set forth in Section 7.1(b) and (solely to the extent that such Law or Order arises under the HSR Act or any other Antitrust Law) Section 7.1(c) have not been satisfied, then the Outside Date will be automatically extended for ninety (90) days (and such date will be the “First Extended Outside Date”); provided, further, that, in the event that on the First Extended Outside Date, the conditions set forth in Section 7.1(b) or (solely to the extent that such Law or Order arises under the HSR Act or any other Antitrust Law) Section 7.1(c) have not been satisfied, then the Outside Date will be automatically extended for a second period of ninety (90) days (and such date will then be the “Second Extended Outside Date”); provided, further, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party hereto (which shall include, in the case of Parent, Parent and Merger Sub) whose breach of its obligations under this Agreement has been a principal cause of the failure of the Effective Time to occur on or before the date of such termination; or

(ii) if any court of competent jurisdiction or any other Governmental Authority of competent jurisdiction shall have issued any Order, or any Law shall be in effect that was enacted, promulgated or deemed applicable to the Merger by any Governmental Authority of competent jurisdiction, in each case, permanently restraining, enjoining, preventing or otherwise prohibiting or making illegal the consummation of the Merger, and, in each case, such Order or Law shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party hereto (which shall include, in the case of Parent, Parent and Merger Sub) whose breach of its obligations under this Agreement has been the principal cause of such permanent restraint, enjoinment, prevention, prohibition or illegality; or

(iii) the Stockholders Meeting shall have been held and the Stockholder Approval shall not have been obtained thereat or at any adjournment or postponement thereof;

(c) by the Company, in the event that:

(i) (A) the Company is not in breach of this Agreement such that Parent has the right (or would have the right following notice and an opportunity to cure, if applicable) to terminate this Agreement pursuant to Section 8.1(d)(i), (B) Parent and/or Merger Sub shall have breached or otherwise failed to perform any of their respective covenants, agreements or other obligations under this Agreement, or any of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall have become or been inaccurate, which breach, failure to perform or inaccuracy, individually or in the aggregate with other such breaches, failures to perform or inaccuracies, would reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Merger or the other transactions contemplated hereby, and (C) such breach, failure to perform or inaccuracy of Parent and/or Merger Sub is not capable of being cured by the Outside Date or is not cured within twenty (20) Business Days following the Company’s delivery of written notice to Parent of such breach, failure to perform or inaccuracy; or

(ii) prior to receipt of the Stockholder Approval, if (A) the Company Board shall have determined to terminate this Agreement in accordance with the terms set forth in Section 5.3 (including that the Company has complied in all material respects with Section 5.2 and Section 5.3) in order to concurrently with such termination enter into a definitive agreement implementing a Superior Proposal, and (B) the Company concurrently pays Parent the Company Termination Fee payable to Parent pursuant to Section 8.3(c)(ii); and

(d) by Parent in the event that:

(i) (A) Parent and Merger Sub are not in breach of this Agreement such that the Company has the right (or would have the right following notice and an opportunity to cure, if applicable) to terminate this Agreement pursuant to Section 8.1(c)(i), (B) the Company shall have breached or otherwise failed to perform any of its covenants, agreements or other obligations under this Agreement, which breach or failure to perform, individually or in the aggregate with any other breaches, failures to perform or inaccuracies, would give rise to the failure of the condition set forth in Section 7.2(b) to be satisfied if the Closing were occurring, or any of the representations and warranties of the Company set forth in this Agreement shall have become or been inaccurate, which inaccuracy, individually or in the aggregate with any other breaches, failures to perform or inaccuracies, would give rise to the failure of the condition set forth in Section 7.2(a) to be satisfied if the Closing were occurring, and (C) such breach, failure to perform or inaccuracy of the Company is not capable of being cured by the Outside Date or is not cured within twenty (20) Business Days following Parent’s delivery of written notice to the Company of such breach, failure to perform or inaccuracy;

(ii) if any court of competent jurisdiction or any other Governmental Authority of competent jurisdiction shall have issued any Order, or any Law shall be in effect that was enacted, promulgated or deemed applicable to the Merger by any Governmental Authority of competent jurisdiction, in each case, imposing a Burdensome Condition, and, in each case, such Order or Law shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d)(ii) shall not be available to Parent if its or Merger Sub’s breach of its obligations under this Agreement has been the principal cause of such imposition; or

(iii) a Company Board Recommendation Change shall have occurred.

8.2 Notice of Termination; Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 shall be effective immediately upon the delivery of written notice by the terminating party to the other party or parties hereto, as applicable, specifying the provision or provisions pursuant to which such termination is being effected. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall be of no further force or effect and there shall be no liability of any party or parties hereto (or any director, officer, employee, Affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable, except (a) the penultimate sentence of Section 6.6, Section 6.14(c), this Section 8.2, Section 8.3 and Article IX and the terms of the Confidentiality Agreement, each of which shall survive the termination of this Agreement, and (b) that nothing herein shall relieve any party or parties hereto, as applicable, from any liability or damage resulting from any Common Law Fraud or Willful Breach of this Agreement that occurs prior to such termination (which liability or damages the parties acknowledge and agree may include damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the Company Stockholders (taking into consideration all relevant matters, including other combination opportunities and the time value of money)).

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Merger is consummated.

(b) Transfer Taxes. Except as expressly provided in Section 2.8(c)(i), all transfer, documentary, sales, use, stamp, registration, value-added and other similar Taxes and fees incurred in connection with the transactions contemplated by this Agreement shall be paid by Parent and Merger Sub when due. Parent and Merger Sub shall prepare and file, at their expense, all Tax Returns and other documentation with respect to such Taxes and fees.

(c) Company Termination Fee. The Company shall pay to Parent $264,000,000 (the “Company Termination Fee”), by wire transfer of immediately available funds to an account or accounts designated in writing by Parent, in the event that:

(i) (A) this Agreement is terminated by Parent or the Company pursuant to (1) Section 8.1(b)(i) and, at the time of such termination, either (I) the conditions set forth in Section 7.1(b) and Section 7.1(c) (with respect to Section 7.1(c), solely to the extent that any such Law or Order arises under the HSR Act or any other Antitrust Laws) shall be satisfied or (II) the condition set forth in Section 7.1(a) shall not be satisfied or (2) Section 8.1(b)(iii); (B) following the execution and delivery of this Agreement and prior to the Stockholder Meeting, an Acquisition Proposal (whether or not conditional and whether or not withdrawn) shall have been publicly announced or shall have become publicly disclosed; and (C) within twelve (12) months following such termination of this Agreement, (1) the Company enters into a definitive agreement with any third party with respect to an Acquisition Proposal or (2) an Acquisition Proposal is consummated, in which case the Company Termination Fee shall be payable concurrently with the earlier of (x) the Company’s entry into the definitive agreement with respect to such Acquisition Proposal and (y) the consummation of such Acquisition Proposal;

(ii) this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii), in which case the Company Termination Fee shall be payable concurrently with such termination; or

(iii) this Agreement is terminated by Parent pursuant to Section 8.1(d)(iii), in which case the Company Termination Fee shall be payable within two (2) Business Days after such termination.

For purposes of the references to an “Acquisition Proposal” or an “Acquisition Transaction” in Section 8.3(c)(i), all references in the definition of “Acquisition Transaction” to “twenty-five percent (25%)” and “seventy-five percent (75%)” shall be deemed to be references to “fifty percent (50%).”

(d) Parent Termination Fee. Parent shall pay to the Company $301,000,000 (the “Parent Termination Fee”), by wire transfer of immediately available funds to an account or accounts designed in writing by the Company, in the event that:

(i) this Agreement is terminated (A) by the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(ii), (B) by Parent pursuant to Section 8.1(b)(i) at a time when the Agreement is terminable by the Company pursuant to Section 8.1(b)(i), or (C) by Parent pursuant to Section 8.1(b)(ii) at a time when the Agreement is terminable by the Company pursuant to Section 8.1(b)(ii); and

(ii) at the time of such termination, all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (or, if any such conditions are by their nature to be satisfied at the Closing, would have been capable of being satisfied on the date of such termination) or waived, other than the conditions set forth in Section 7.1(b) or Section 7.1(c) (with respect to Section 7.1(c), solely to the extent that such Law or Order arises under the HSR Act or any other Antitrust Laws), then Parent shall pay or cause to be paid to the Company the Parent Termination Fee no later than two (2) Business Days after such termination in the event of a termination by the Company and as a condition to termination in the event of a termination by Parent.

(e) Single Payment Only. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and hereby agree that in no event shall either party be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one (1) occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable, may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events.

(f) Exclusive Remedy; Timely Payment. The parties acknowledge that the agreements contained in Section 8.3(c) and Section 8.3(d) are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the parties would not enter into this Agreement. Except in the case of Common Law Fraud or Willful Breach of this Agreement, (i) payment of the Company Termination Fee shall constitute the sole and exclusive remedy of Parent and Merger Sub against the Company Related Parties in circumstances in which the Company Termination Fee is payable hereunder, (ii) payment of the Parent Termination Fee shall constitute the sole and exclusive remedy of the

Company and its Subsidiaries against the Parent Related Parties in circumstances in which the Parent Termination Fee is payable hereunder, in the case of each of clauses (i) and (ii), for any loss suffered as a result of the failure to consummate the Merger and the other transactions contemplated by this Agreement, (iii) upon payment of the Company Termination Fee in circumstances in which the Company Termination Fee is payable hereunder, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement and (iv) upon payment of the Parent Termination Fee in circumstances in which the Parent Termination Fee is payable hereunder, none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement. If the Company or Parent fails to timely pay any amount due pursuant to this Section 8.3, and, in order to obtain the payment, Parent or the Company, as applicable, commences a Legal Proceeding which results in a judgment against the Company or Parent, as applicable, for the payment set forth in this Section 8.3, the Company shall pay Parent or Parent shall pay the Company, as applicable, its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) incurred in prosecuting such Legal Proceeding, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

8.4 Amendment. To the extent permitted by applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time prior to the Effective Time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any party or parties hereto (it being agreed that any extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub) may, to the extent permitted by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver (it being agreed that any agreement to an extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub) shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time or are to be performed (in whole or in part) following the Effective Time shall survive the Effective Time in accordance with their respective terms. Notwithstanding anything herein to the contrary, after the Effective Time, neither Parent nor Merger Sub shall be permitted to claim that any breach by the Company of any of its covenants or obligations under this Agreement results in a failure of a condition to consummate the Merger or excuses performance by Parent or Merger Sub of any of its obligations hereunder (and this Agreement shall not be construed to impose any such conditions or excuse such performance).

9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (c) immediately upon delivery by hand, or (d) on the date of receipt, if delivered by email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), in each case, to the intended recipient as set forth below (or to such other recipient or address as designated in a written notice to the other parties hereto in accordance with this Section 9.2):

(e)	if to Parent or Merger Sub, to:

Biogen Inc.

225 Binney Street

Cambridge, MA 02142

Attention: Chief Legal Officer

River Acquisition, Inc.

225 Binney Street

Cambridge, MA 02142

Attention: Chief Legal Officer

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention: Faiza Saeed; Mark Greene; Aaron Gruber; Bethany Pfalzgraf

(f)	if to the Company, to:

Reata Pharmaceuticals, Inc.

5320 Legacy Drive

Plano, TX 75024

Attention: Manmeet S. Soni

with a copy (which shall not constitute notice) to:

Vinson & Elkins, L.L.P.

845 Texas Avenue

Suite 4700

Houston, TX 77002

Attention: Lande Spottswood; Robert L. Kimball; Katherine Frank

9.3 Assignment. No party may assign (by operation of Law or otherwise) either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that Parent and Merger Sub may assign, in their sole discretion, any and all of their rights, interests and obligations under this Agreement to any Affiliate of Parent, but no such assignment shall relieve the assigning party of its obligations under this Agreement if such assignee does not perform such obligation. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Agreement will be void ab initio.

9.4 Confidentiality. Parent, Merger Sub and the Company hereby acknowledge that Biogen MA Inc. and the Company have previously executed a Confidentiality Agreement, dated as of July 11, 2023 (the “Confidentiality Agreement”), which will continue in full force and effect in accordance with its terms; provided that, notwithstanding the foregoing or any term of the Confidentiality Agreement to the contrary, the Confidentiality Agreement shall automatically be deemed amended and restated without any further action on the part of Biogen MA Inc. or the Company to reflect the least favorable terms to the Company of all Acceptable Confidentiality Agreements then in effect.

9.5 Entire Agreement. This Agreement (including any schedules, annexes and exhibits hereto) and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Exhibits hereto, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement shall not be superseded, shall survive any termination of this Agreement and shall continue in full force and effect until the earlier to occur of (a) the Effective Time and (b) the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT, MERGER SUB OR ANY OF THEIR REPRESENTATIVES, ON THE ONE HAND, NOR THE COMPANY OR ANY OF ITS REPRESENTATIVES, ON THE OTHER HAND, MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE (OR MADE AVAILABLE BY) BY ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

9.6 Third Party Beneficiaries. Notwithstanding anything herein to the contrary, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except (a) as set forth in or contemplated by the terms and provisions of Section 6.8, (b) that, subject to Section 8.2, the Company shall not be precluded from pursuing damages based on loss of the economic benefit of the transactions contemplated by this Agreement to the Company Stockholders, (c) from and after the Effective Time, for the rights of Company Stockholders and the holders of other Company Securities to receive the Merger Consideration, Option Consideration or RSU Consideration, as applicable, as provided in Article II, (d) for the Company Related Parties’ limitation on liability set forth in Section 8.3(f) and (e) for the Parent Related Parties’ limitation on liability set forth in Section 8.3(f).

9.7 Severability. In the event that any term or other provision of this Agreement, or the application thereof, is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be effected as originally contemplated to the fullest extent possible.

9.8 Remedies.

(a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b) The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by the Company, on the one hand, or Parent and/or Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall be entitled (without proof of actual damages or otherwise or posting or securing any bond or other security), in addition to any other remedy to which they are entitled to under law or equity, to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. The Company, on the one hand, and Parent and Merger Sub, on the other hand, hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by such party (or parties), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party (or parties) under this Agreement. Any party’s pursuit of any injunction or specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by a party in the case of a breach of this Agreement involving Willful Breach or Common Law Fraud; provided, however, that (i) in no event shall Parent or Merger Sub be entitled to both the payment of the Company Termination Fee, on the one hand, and specific performance, on the other hand, and (ii) in no event shall the Company be entitled to both the payment of the Parent Termination Fee, on the one hand, and specific performance, on the other hand.

9.9 Governing Law. This Agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance thereof or the transactions contemplated hereby, shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

9.10 Consent to Jurisdiction. Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware); (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

9.11 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR

COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.12 Disclosure Letter References. The parties hereto agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding section or subsection of this Agreement, and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure. The mere inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty or covenant shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item is material or constitutes a Company Material Adverse Effect, and no reference to, or disclosure of, any item or other matter in the Company Disclosure Letter shall necessarily imply that any other undisclosed matter or item having a greater value or significance is material.

9.13 No Presumption Against Drafting Party. Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

9.14 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission, including by e-mail attachment, shall be effective as delivery of a manually executed counterpart of this Agreement.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

REATA PHARMACEUTICALS, INC.

By:	/s/ J. Warren Huff
Name:	J. Warren Huff
Title:	Chief Executive Officer

(Signature Page to Agreement and Plan of Merger)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

BIOGEN INC.

By:	/s/ Christopher A. Viehbacher
Name:	Christopher A. Viehbacher
Title:	President and Chief Executive Officer

(Signature Page to Agreement and Plan of Merger)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

RIVER ACQUISITION, INC.

By:	/s/ Michael Dambach
Name:	Michael Dambach
Title:	Authorized Signatory

(Signature Page to Agreement and Plan of Merger)

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

Reata Pharmaceuticals, Inc.

(a Delaware Corporation)

ARTICLE ONE

The name of the corporation (hereinafter called the “Corporation”) is Reata Pharmaceuticals, Inc.

ARTICLE TWO

The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, 19801, County of New Castle, Delaware and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE FOUR

The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.001 per share.

ARTICLE FIVE

5.1 Meetings.

(a) Except as otherwise required by law or regulation, the annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the board of directors of the Corporation (the “Board”) in its sole and absolute discretion. After the closing of the first underwritten public offering by the Corporation that results in its Class A Common Stock being listed for trading on a U.S. national securities exchange, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

(b) Special meetings of the stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed exclusively by the Board in its sole and absolute discretion, pursuant to a resolution approved by a majority of the members of the Board serving at the time of such vote, and no stockholder of the Corporation shall require the Board to call a special meeting of the stockholders or to propose business at a special meeting of the stockholders.

(c) Except as otherwise required by law or regulation, no business proposed by a stockholder to be considered at an annual meeting of the stockholders (including the nomination of any person to be elected as a director of the Corporation) will be considered by the stockholders at that meeting unless, no earlier than one hundred and twenty (120) days before and no later than ninety (90) days before the anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary of the preceding year’s annual meeting, then such dates shall be not earlier than one hundred and twenty (120) days before the date of the annual meeting and not later than the later of one hundred (100) days before the date of the annual meeting and ten (10) days after the first public announcement of the date set for that meeting is made, whether or not such first public announcement constitutes notice of the meeting to stockholders, the Corporation receives from the stockholder proposing that business a written notice that sets forth: (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (2) with respect to each such stockholder, that stockholder’s name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that stockholder; (3) any interest of the stockholder in the proposed business; (4) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (5) with respect to each nominee, that nominee’s name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act, as amended, or any provision of law subsequently replacing Regulation 14A, together with a duly acknowledged letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as a director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election. Notwithstanding the foregoing provisions of this Section 5.1(c),unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies to vote in respect of such matters may have been received by the Corporation. The Bylaws of the Corporation may require a nominee for election as a director, a stockholder giving the notice proposing a nomination or business, or a beneficial owner on whose behalf a nomination or proposal is made, to provide information in addition to any information required by this Certificate and to comply with any requirements in addition to any requirement in this Certificate. The person presiding at the annual meeting will determine whether business (including the nomination of any person as a director) has been properly brought before the meeting and, if the facts so warrant, will not permit any business (or voting with respect to any particular nominee) to be transacted that has not been properly brought before the meeting.

5.2 Number of directors.

The business and affairs of the Corporation shall be managed by and under the direction of the Board. The total number of directors constituting the Board shall be fixed by the Board by a resolution adopted by a majority of the members of the Board serving at the time of such vote.

5.3 Classes of directors.

The directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the initial term of office of the first class to expire at the annual meeting of the stockholders of the Corporation held in 2016 (the “Class I Directors”), the initial term of office of the second class to expire at the annual meeting of the stockholders of the Corporation held in 2017 (the “Class II Directors”), and the initial term of office of the third class to expire at the annual meeting of the stockholders of the Corporation held in 2018 (the “Class III Directors”), with each director to hold office until his successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his successor shall have been duly elected and qualified. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III to be effective at the time such classification becomes effective. If the number of directors that constitutes the whole Board is changed as permitted by this Article, the majority of the members of the Board serving at the time of the vote to make such change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as reasonably possible.

5.4 Election of directors.

Directors shall be elected by a plurality of the voting power of the outstanding shares of stock of the Corporation that are present in person or represented by proxy at the meeting duly called for such purpose and that are entitled to vote generally on the election of directors.

5.5 Vacancies.

Any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the members of the Board serving at the time of such vote, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director. Each director chosen to fill a vacancy in the Board shall receive the classification of the vacant directorship to which he or she has been appointed or, if it is a newly created directorship, shall receive the classification that at least a majority of the members of the Board serving at the time of such vote designates and shall hold office until the first meeting of stockholders held after his or her appointment for the purpose of electing directors of that classification and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office.

5.6 Removal.

No director of any class of directors of the Corporation shall be removed except for cause and by an affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally on the election of directors, acting at a meeting of the stockholders in accordance with the DGCL, this Certificate and the Bylaws of the Corporation.

5.7 Committees.

The Board may designate and appoint from among its members one or more committees, which may have one or more members, and may designate one or more of its members as alternate members, who may, subject to any limitations imposed by the Board, replace absent or disqualified members at any meeting of such committee. The stockholders of the Corporation shall have no power to appoint or remove directors as members of committees of the Board, nor to abrogate the power of the Board to establish any such committees or the power of any such committee to exercise the powers and authority of the Board.

ARTICLE SIX

The Board will elect the officers of the Corporation, subject to the rights, if any, of an officer under any contract of employment, and subject to the power of the Board to delegate the election of one or more officers to a committee of the Board or to an officer or committee of officers. The Board may appoint or remove, or empower an officer to appoint or remove, such officers and agents of the business as the Corporation may require, each of whom will hold office for such period, have such authority, and perform such duties as described in the Bylaws of the Corporation or by resolution of the Board. Any vacancy occurring in any office of the Corporation will be filled by the Board or may be filled by the officer, if any, who appointed such officer. The stockholders of the Corporation shall have no power to elect or remove officers of the Corporation or to abrogate the power of the Board to elect and remove officers of the Corporation.

ARTICLE SEVEN

Except as otherwise provided in this Certificate, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, amend or repeal in any respect any or all of the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the members of the Board serving at the time of that vote. The stockholders of the Corporation shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote generally on the election of directors shall be required to alter, amend or repeal any provision contained in the Bylaws of the Corporation in the event of such vote, and; provided further, that the Bylaws of the Corporation shall not contain any provision inconsistent with this Certificate.

ARTICLE EIGHT

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE NINE

Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE TEN

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action against the Corporation arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action against the Corporation or any director, officer, other employee or agent of the Corporation asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of this Certificate or the Bylaws of the Corporation (as they shall be amended from time to time), shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware), in each case subject to such Court of Chancery (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Ten.

ARTICLE ELEVEN

A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided in this Certificate, shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. No amendment to or repeal of this Article Eleven shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE TWELVE

No contract or transaction between the Corporation and one or more of its directors, officers or stockholders or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors, officers or stockholders are directors, officers or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if: (1) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote generally on the election of directors, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE THIRTEEN

The Corporation shall indemnify any person who was, is or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall inure to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Thirteen is in effect. Any repeal or amendment of this Article Thirteen shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Thirteen. Such right shall include the right to be paid by the Corporation expenses (including without limitation attorneys’ fees) actually and reasonably incurred by him in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the

Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor any actual determination by the Corporation (including its Board or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advance is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

ARTICLE FOURTEEN

The Corporation reserves the right, subject to any express provisions or restrictions contained in this Certificate or the Bylaws of the Corporation, from time to time, to amend, alter, change, or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by applicable laws, and all rights conferred upon stockholders in this Certificate or any amendment hereof are granted subject to this reservation; provided, however, that, after the closing of the first underwritten public offering by the Corporation that results in its Class A Common Stock being listed for trading on a U.S. national securities exchange, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote generally on the election of directors shall be required to alter, amend or repeal Articles Three, Five, Six, Seven, Eight, Nine, Ten, Eleven, Twelve, Thirteen or Fourteen or to adopt any provision inconsistent with such Article.

Exhibit B

AMENDED AND RESTATED BY-LAWS

OF

REATA PHARMACEUTICALS, INC.

Effective as of [●], 2023

ARTICLE I

Meetings of Stockholders; Stockholders’

Consent in Lieu of Meeting

SECTION 1.01. Annual Meeting. The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors and designated in the notice or waiver of notice thereof.

SECTION 1.02. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called by the Board of Directors, such meeting to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof.

SECTION 1.03. Quorum and Adjournment. Except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these By-laws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall be requisite and shall constitute a quorum for the transaction of business at all meetings of stockholders. If, however, such a quorum shall not be present in person or represented by proxy at any meeting of stockholders, the stockholders present, although less than a quorum, shall have the power to adjourn the meeting.

SECTION 1.04. Majority Vote Required. When a quorum is present at any meeting of stockholders, the affirmative vote of the majority of the aggregate voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall constitute the act of the stockholders, unless by express provision of law, the Certificate of Incorporation of the Corporation or these By-laws a different vote is required, in which case such express provision shall govern and control.

SECTION 1.05. Manner of Voting. At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted. Each stockholder shall be entitled to vote each share of stock having voting power registered in his or her name on the books of the Corporation on the record date fixed, as provided in Section 6.07 of these By-laws, for the determination of stockholders entitled to vote at such meeting. No election of directors need be by written ballot.

ARTICLE II

Board of Directors

SECTION 2.01. General Powers. The management of the affairs of the Corporation shall be vested in the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Corporation directed or required to be exercised or done by the stockholders.

SECTION 2.02. Number and Term of Office. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by a vote of a majority of the whole Board of Directors. The term “whole Board of Directors” is used herein to refer to the total number of directors which the Corporation would have if there were no vacancies. Directors need not be stockholders. Each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death or resignation or removal in the manner hereinafter provided.

SECTION 2.03. Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any director or the entire Board of Directors may be removed, with cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors at a duly held meeting of the stockholders.

Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

SECTION 2.04. Meetings. (a) Annual Meeting. As soon as practicable after each annual election of directors, the Board of Directors shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 2.05 of these By-laws.

(b) Other Meetings. Other meetings of the Board of Directors shall be held at such times and places as the Board of Directors, the Chairman of the Board of Directors or the President shall from time to time determine.

(c) Notice of Meetings. The Secretary of the Corporation shall give notice to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him or her at such place by cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

(d) Place of Meetings. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

(e) Quorum and Manner of Acting. One third of the total number of directors then in office (but not less than two) shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board of Directors, except as otherwise expressly required by law or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f) Organization. At each meeting of the Board of Directors, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

(i) the Chairman of the Board of Directors;

(ii) the President (if the President shall be a member of the Board of Directors at such time); and

(iii) any director chosen by a majority of the directors present.

The Secretary of the Corporation or, in the case of his or her absence, any person (who shall be an Assistant Secretary of the Corporation, if an Assistant Secretary of the Corporation is present) whom the Chairman of the Board of Directors shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 2.05. Directors’ Consent in Lieu of Meeting. Action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes or the proceedings of the Board of Directors or committee.

SECTION 2.06. Action by Means of Conference Telephone or Similar Communications Equipment. Any one or more members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE III

Committees of the Board

SECTION 3.01. Appointment of Executive Committee. The Board of Directors may from time to time by resolution passed by a majority of the whole Board of Directors designate from its members an Executive Committee to serve at the pleasure of the Board of Directors. The Chairman of the Executive Committee shall be designated by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member or members at any meeting of the Executive Committee. The Board of Directors shall have power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to discharge it, either with or without cause.

SECTION 3.02. Procedures of Executive Committee. The Executive Committee, by a vote of a majority of its members, shall fix by whom its meetings may be called and the manner of calling and holding its meetings, shall determine the number of its members requisite to constitute a quorum for the transaction of business and shall prescribe its own rules of procedure, no change in which shall be made except by a majority vote of its members or by the Board of Directors.

SECTION 3.03. Powers of Executive Committee. During the intervals between the meetings of the Board of Directors, unless otherwise determined from time to time by resolution passed by the whole Board of Directors, the Executive Committee shall possess and may exercise all the powers and authority of the Board of Directors in the management and direction of the business and affairs of the Corporation to the extent permitted by the General Corporation Law of the State of Delaware, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that the Executive Committee shall not have power or authority in reference to:

(a) amending the Certificate of Incorporation of the Corporation;

(b) adopting an agreement of merger or consolidation;

(c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

(e) submitting to stockholders of the Corporation any action which pursuant to the General Corporation Law of the State of Delaware requires stockholder approval;

(f) filling vacancies in the Board of Directors or in any committee or fixing compensation of members of the Board of Directors for serving on the Board of Directors or on any committee;

(g) amending or repealing these By-laws;

(h) declaring a dividend or authorizing the issuance of stock; or

(i) amending or repealing any resolution of the Board of Directors which by its terms is not so amendable or repealable.

SECTION 3.04. Reports of Executive Committee. The Executive Committee shall keep regular minutes of its proceedings, and all action by the Executive Committee shall be reported promptly to the Board of Directors. Such action shall be subject to review by the Board of Directors, provided that no rights of third parties shall be affected by such review.

SECTION 3.05. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate from among its members one or more other committees, each of which shall have such authority of the Board of Directors as may be specified in the resolution of the Board of Directors designating such committee; provided, however, that any such committee so designated shall not have any powers not allowed to the Executive Committee under Section 3.03 of these By-laws. The Board of Directors shall have power at any time to change the members of any such committee, designate alternate members of any such committee and fill vacancies therein; and any such committee shall serve at the pleasure of the Board of Directors.

ARTICLE IV

Officers

SECTION 4.01. Executive Officers. The executive officers of the Corporation shall be a President, a Secretary and a Treasurer and may include a Chairman of the Board of Directors, one or more Vice Presidents and one or more Assistant Secretaries or Assistant Treasurers. Any two or more offices may be held by the same person.

SECTION 4.02. Authority and Duties. All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by the Board of Directors.

SECTION 4.03. Term of Office, Resignation and Removal. All officers shall be elected or appointed by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors. The Chairman of the Board of Directors, if any, shall be elected or appointed from among the members of the Board of Directors. Each officer shall hold office until his or her successor has been elected or appointed and qualified or his or her earlier death or resignation or removal in the manner hereinafter provided. The Board of Directors may require any officer to give security for the faithful performance of his or her duties.

Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board of Directors. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

All officers and agents elected or appointed by the Board of Directors shall be subject to removal at any time by the Board of Directors with or without cause.

SECTION 4.04. Vacancies. If an office becomes vacant for any reason, the Board of Directors shall fill such vacancy. Any officer so appointed or elected by the Board of Directors shall serve only until such time as the unexpired term of his or her predecessor shall have expired unless reelected or reappointed by the Board of Directors.

SECTION 4.05. Chairman of the Board of Directors. If there shall be a Chairman of the Board of Directors, he or she shall preside at meetings of the Board of Directors and of the stockholders at which he or she is present, and shall give counsel and advice to the Board of Directors and the officers of the Corporation on all subjects touching the welfare of the Corporation and the conduct of its business. He or she shall perform such other duties as the Board of Directors may from time to time determine. Except as otherwise provided by resolution of the Board of Directors he or she shall be ex officio a member of all committees of the Board of Directors.

SECTION 4.06. The President. The President shall be the Chief Executive Officer of the Corporation and, unless the Chairman of the Board of Directors is present or the Board of Directors has provided otherwise by resolution, he or she shall preside at all meetings of the Board of Directors and the stockholders at which he or she is present except, in the case of a meeting of the Board of Directors, if the President is not a member of the Board of Directors at such time. He or she shall have general and active management and control of the business and affairs of the Corporation subject to the control of the Board of Directors and the Executive Committee, if any, and shall see that all orders and resolutions of the Board of Directors and the Executive Committee, if any, are carried into effect.

SECTION 4.07. Vice Presidents. The Vice President of the Corporation, if any, or if there be more than one, the Vice Presidents in the order of their seniority or in any other order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors or the President shall prescribe.

SECTION 4.08. The Secretary. The Secretary of the Corporation shall, to the extent practicable, attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he or she shall perform such duties. He or she shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. He or she shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board of Directors may direct and shall perform all other duties as from time to time may be assigned to him or her by the Chairman of the Board of Directors, the President or the Board of Directors.

SECTION 4.09. Assistant Secretaries. The Assistant Secretary of the Corporation, if any, or if there be more than one, the Assistant Secretaries in order of their seniority or in any other order determined by the Board of Directors shall, in the absence or disability of the Secretary of the Corporation, perform the duties and exercise the powers of the Secretary of the Corporation and shall perform such other duties as the Board of Directors or the Secretary of the Corporation shall prescribe.

SECTION 4.10. The Treasurer. The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects to the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as

Treasurer and of the financial condition of the Corporation; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

SECTION 4.11. Assistant Treasurers. The Assistant Treasurer of the Corporation, if any, or if there be more than one, the Assistant Treasurers in the order of their seniority or in any other order determined by the Board of Directors, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors or the Treasurer shall prescribe.

ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, etc.

SECTION 5.01. Execution of Documents. The Board of Directors shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these By-laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 5.02. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or Treasurer or any other officer of the Corporation to whom power in this respect shall have been given by the Board of Directors shall select.

SECTION 5.03. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

ARTICLE VI

Shares and Their Transfer; Fixing Record Date

SECTION 6.01. Certificates for Shares. The shares of the Corporation may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the Corporation and recorded as they are issued. Any duly appointed officer of the Corporation is authorized to sign share certificates.

SECTION 6.02. Record. A record (herein called the “stock record”) in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancelation, the date of cancelation. Except as otherwise expressly required by law, the person, firm or corporation in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 6.03. Registration of Stock. Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

SECTION 6.04. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him or her, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him or her by mail directed to him or her at his or her post office address, if any, as the same appears on the share record books of the Corporation or at his or her last known post office address.

SECTION 6.05. Lost, Destroyed and Mutilated Certificates. The Board of Directors or a committee designated thereby with power so to act may, in its discretion, cause to be issued a new certificate or certificates for stock of the Corporation in place of any certificate issued by it and reported to have been lost, destroyed or mutilated, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board of Directors or such committee may, in its discretion, require the owner of the lost or destroyed certificate or his or her legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

SECTION 6.06. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

SECTION 6.07. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

Fiscal Year

The fiscal year of the Corporation shall begin on the first day of January, and terminate on the 31st day of December, in each year unless changed by resolution of the Board of Directors.

ARTICLE VIII

Indemnification of Directors, Officers, Employees and Agents

SECTION 8.01. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or while a director or officer of the Corporation is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof), other than a proceeding (or part thereof) brought under Article VIII, Section 8.03, initiated by such person or his or her heirs, executors and administrators only if the commencement of such proceeding (or part thereof) was authorized in the specific case by the Board of Directors. The right to indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid or reimbursed by the Corporation for the expenses incurred in defending any such proceeding in advance of its final disposition and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article VIII or otherwise.

SECTION 8.02. Indemnification of Employees and Agents. The Corporation may, by action of its Board of Directors, provide indemnification or advancement of expenses to employees and agents of the Corporation, individually or as a group.

SECTION 8.03. Right of Claimant to Bring Suit. If a written claim for indemnification received by the Corporation from or on behalf of an indemnified party under this Article VIII (following the final disposition of such proceeding) is not paid in full by the Corporation within sixty (60) days after such receipt or if a claim for advancement of expenses is not paid in full within thirty (30) days after the Corporation has received a statement or statements requesting such amount to be advanced, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 8.04. Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VIII shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to any person in any other way permitted by law and shall not be exclusive of, or invalidate, any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 8.05. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SECTION 8.06. Savings Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 8.07. Definitions. For purposes of this Article VIII, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE IX

Waiver of Notice

Whenever any notice is required to be given by these By-laws or the Certificate of Incorporation of the Corporation or the General Corporation Law of the State of Delaware, the person entitled thereto may, in person or by attorney thereunto authorized, in writing or by cable or other form of recorded communication, waive such notice, whether before or after the meeting or other matter in respect of which such notice is given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

ARTICLE X

Amendments

Any By-law (including these By-laws) may be adopted, amended or repealed by the Board of Directors in any manner not inconsistent with the General Corporation Law of the State of Delaware or the Certificate of Incorporation of the Corporation.

ANNEX B

July 28, 2023

Board of Directors

Reata Pharmaceuticals, Inc.

5320 Legacy Drive

Plano, TX 75024

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Biogen Inc. (“Parent”) and its affiliates) of the outstanding shares of Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”) and the outstanding shares of Class B Common Stock, par value $0.001 per share (the “Class B Common Stock,” and, together with the Class A Common Stock, the “Shares”), of Reata Pharmaceuticals, Inc. (the “Company”) of the $172.50 in cash per Share to be paid to such holders, taken in the aggregate, pursuant to the Agreement and Plan of Merger, dated as of July 28, 2023 (the “Agreement”), by and among Parent, River Acquisition, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including CPMG, Inc. (“CPMG”), a significant shareholder of the Company and its affiliates and portfolio companies, or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent, CPMG and their respective affiliates and, as applicable, portfolio companies for which Goldman Sachs Investment Banking may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with CPMG and its affiliates from time to time and may have invested in limited partnership units of affiliates of CPMG from time to time and may do so in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2022; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Board (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the biopharmaceutical industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In

Board of Directors

Reata Pharmaceuticals, Inc.

July 28, 2023

that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $172.50 in cash per Share to be paid to such holders, taken in the aggregate, pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, any allocation of the aggregate consideration payable pursuant to the Agreement, including among the holders of the Class A Common Stock and the Class B Common Stock, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $172.50 in cash per Share to be paid to such holders (other than Parent and its affiliates) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $172.50 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares, taken in the aggregate, pursuant to the Agreement is fair from a financial point of view to such holders of Shares.

Very truly yours,

/s/ Goldman Sachs & Co. LLC
(GOLDMAN SACHS & CO. LLC)

ANNEX C

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT is dated as of July 28, 2023 (this “Agreement”), by and among each stockholder of Reata Pharmaceuticals, Inc., a Delaware corporation (the “Company”), set forth on Exhibit A hereto (each a “Holder” and collectively the “Holders”), Biogen Inc., a Delaware corporation (“Parent”), and River Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

W I T N E S S E T H:

WHEREAS, the Company, Parent and Merger Sub are entering into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented from time to time, the “Merger Agreement”) providing for, among other things, the merger of Merger Sub, a wholly owned Subsidiary of Parent with and into the Company (the “Merger”), as a result of which the Company shall be the Surviving Corporation and shall continue its corporate existence under the laws of the State of Delaware as a wholly owned Subsidiary of Parent, on the terms and subject to the conditions of the Merger Agreement;

WHEREAS, as of the date hereof, each Holder Beneficially Owns (as defined below) such number of Shares of Class A Common Stock and Class B Common Stock set forth opposite such Holder’s name on Exhibit A hereto (with respect to each Holder, such Shares are referred to herein as such Holder’s “Subject Shares”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to Parent and Merger Sub entering into the Merger Agreement, each Holder is entering into this Agreement with respect to its Subject Shares; and

WHEREAS, Parent and Merger Sub desire that each Holder agree, and each Holder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Subject Shares (except as permitted in this Agreement), and to vote its Subject Shares that are outstanding as of the applicable record date in a manner so as to facilitate consummation of the Merger and the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GENERAL

1.1 Definitions. This Agreement is one of the “Support Agreements” as defined in the Merger Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owner” means, in respect of a security, the Person(s) who Beneficially Own(s) such security.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act and Regulation 13D-G thereunder.

“Immediate Family” means the spouse of an individual and the grandparents, parents, siblings and children (and children and spouses of any of the foregoing) of the individual or his or her spouse. An adopted child will be treated as a child of his or her adoptive parent or parents (but only if he or she was adopted before he or she reached 21 years of age).

“Permitted Transferee” means, only in a Transfer without consideration, (1) any controlled Affiliate of such Holder which remains such, (2) a partner or member, active or retired, of such Holder or a stockholder of such Holder, (3) the estate of any such Holder or a trust established for the benefit of the descendants or any relatives or spouse of such Holder, (4) a parent corporation or wholly-owned subsidiary of such Holder or to a wholly-owned subsidiary of such parent unless and until such transferee ceases to be a parent or wholly-owned subsidiary of the Holder or a wholly-owned subsidiary of such parent, or (5) a member of the Immediate Family of such Holder.

“Transfer” means, in respect of a Holder’s Subject Shares, any direct or indirect: (1) offer, sale, lease, assignment, encumbrance, loan, pledge, gift, hedge, short sale, distribution, grant of a security interest, hypothecation, disposition or other similar transfer or disposal (including, for the avoidance of doubt, any deposit, submission or other tendering into any tender or exchange offer), change, limit or entry into or acquisition of any derivative arrangement, by operation of law or otherwise and whether voluntary or involuntary, (2) entry into any option, contract, agreement or other arrangement to do any of the foregoing in clause (1) and (3) entry into any swap or any other agreement, transaction or series of transactions that results in an amount of Subject Shares subject to Article III that is less than the amount of Subject Shares subject to Article III as of the date hereof (including, in the case of each of clauses (1), (2) and (3), through the Transfer of any Person or any interest in any Person).

ARTICLE II

AGREEMENT TO RETAIN SHARES

2.1 Transfer and Encumbrance of Shares.

(a) From the date hereof until the Termination Date (as defined below), each Holder shall not (i) Transfer any of its Subject Shares except as permitted by this Agreement, (ii) deposit any of its Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of its Subject Shares or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto or (iii) give instructions with respect to the voting of any of its Subject Shares in any manner that is inconsistent or otherwise take any other action with respect to any of its Subject Shares that would in any way restrict, limit or interfere with the performance by such Holder of its obligations hereunder or the transactions contemplated hereby.

(b) Notwithstanding Section 2.1(a), each Holder may Transfer its Subject Shares:

(i) to one or more of its Affiliates or Permitted Transferees who, as a condition to the consummation of such Transfer, executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume such Holder’s obligations hereunder and to be bound by the terms of this Agreement to the same extent as such Holder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Subject Shares transferred as such Holder shall have made hereunder;

(ii) with the prior written consent of Parent; or

(iii) in connection with the satisfaction of the exercise price or a withholding tax liability incident to the vesting, exercise or settlement of any Company Stock Awards.

2.2 Additional Purchases; Adjustments. Each Holder agrees that any Shares and any other shares of capital stock or other equity of the Company that such Holder purchases or otherwise acquires or with respect to which such Holder otherwise acquires voting power after the execution of this Agreement and prior to the Termination Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted such Holder’s Subject Shares as of the date hereof. Each Holder agrees that, in the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to resulting securities that are Beneficially Owned by such Holder.

2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Shares in violation of this Article II shall, to the fullest extent permitted by Law, be null and void ab initio. If any involuntary Transfer of any of such Holder’s Subject Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date.

2.4 No Conversion of Class B Common Stock. Except in connection with Transfers permitted under Section 2.1(b)(ii), each Holder agrees that, without the prior written consent of Parent, such Holder shall not, prior to the Termination Date, convert, or permit or cause to be converted, any Class B Common Stock Beneficially Owned by such Holder into Class A Common Stock. Any conversion of Class B Common Stock in violation of this Section 2.4 shall, to the fullest extent permitted by Law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported conversion on the share register of the Company.

ARTICLE III

AGREEMENT TO VOTE

3.1 Agreement to Vote. Prior to the Termination Date, each Holder irrevocably and unconditionally agrees that it shall, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause such Holder’s Subject Shares that are outstanding as of the applicable record date to be counted as present thereat for purposes of establishing a quorum, and vote, or cause to be voted at such meeting, all such Subject Shares:

(a) in favor of (A) the adoption of the Merger Agreement and, without limiting the penultimate sentence of this Section 3.1, any amended and restated Merger Agreement or amendment to the Merger Agreement (the “Merger Proposal”), and approving any other matters necessary for the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (B) any proposal to adjourn or postpone any such meeting of the stockholders of the Company to a later date if there are not sufficient votes to adopt the Merger Proposal;

(b) against (A) any agreement, transaction or proposal that relates to an Acquisition Proposal or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger or matters contemplated by the Merger Agreement; (B) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries contained in the Merger Agreement or of such Holder contained in this Agreement; (C) any action or agreement that would reasonably be expected to result in (1) any condition to the consummation of the Merger set forth in Article VII of the Merger Agreement not being fulfilled or (2) any change to the voting rights of any class of shares of capital stock of the Company (including any amendments to the Company’s organizational documents); and (D) any other action that could reasonably be expected to impede, interfere with, delay, discourage, postpone or adversely affect any of the transactions contemplated by the Merger Agreement, including the Merger, or this Agreement. Any attempt by such Holder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of) its Subject Shares in contravention of this Section 3.1 shall be null and void ab initio. If such Holder is the Beneficial Owner, but not the holder of record, of any of its Subject Shares, such Holder agrees to take all actions necessary to cause such holder of record and any nominees to vote (or exercise a consent with respect to) all of such Subject Shares in accordance with this Section 3.1.

Notwithstanding anything herein to the contrary in this Agreement, this Section 3.1 shall not require any Holder to be present (in person or by proxy) or vote (or cause to be voted) any of its Subject Shares to amend, modify or waive any provision of the Merger Agreement in a manner that reduces the amount or changes the form of the Merger Consideration payable, imposes any material restrictions on or additional material conditions on the payment of the Merger Consideration, extends the Outside Date or otherwise adversely affects such Holder (in its capacity as a stockholder of the Company) in any material respect. Notwithstanding anything to the contrary in this Agreement, each Holder shall remain free to vote (or execute consents or proxies with respect to) its Subject Shares with respect to any matter other than as set forth in Section 3.1(a) and Section 3.1(b) in any manner such Holder deems appropriate, including in connection with the election of directors of the Company.

3.2 Proxy. Each Holder hereby irrevocably appoints as its proxy and attorney-in-fact, Parent and any Person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to consent to or vote such Holder’s Subject Shares as set forth in Section 3.1. Each Holder intends this proxy to be irrevocable and unconditional during the term of this Agreement and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by such Holder with respect to its Subject Shares (and such Holder hereby represents that any such proxy is revocable). The proxy granted by each Holder shall be automatically revoked upon the occurrence of the Termination Date, and Parent may further terminate this proxy at any time at its sole election by written notice provided to such Holder. Each Holder understands and acknowledges that Parent has entered into the Merger Agreement in reliance upon such Holder’s execution and delivery of this Agreement and hereby affirms that the irrevocable proxy set forth in this Section 3.2 is given to secure the performance of the duties of such Holder under this Agreement.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Waiver of Appraisal Rights; Litigation. To the fullest extent permitted by law, each Holder hereby irrevocably and unconditionally waives, and agrees not to exercise or assert, any rights of appraisal (including under Section 262 of the DGCL) relating to the Merger that such Holder may have by virtue of the ownership of any of its Subject Shares or otherwise. Each Holder further agrees not to commence, join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub or the Company or any of their respective Affiliates or Representatives and each of their successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any fiduciary duty of the Company Board in connection with the negotiation, execution and delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

4.2 Further Assurances. Each Holder agrees that from and after the date hereof and until the Termination Date, such Holder shall and shall cause its controlled Affiliates to take no action that would reasonably be likely to adversely affect or delay the ability to perform its respective covenants and agreements under this Agreement.

4.3 Fiduciary Duties. Each Holder is entering into this Agreement solely in its capacity as the Beneficial Owner of its Subject Shares and nothing herein is intended to or shall limit or affect any actions taken by such

Holder or any of such Holder’s designees serving in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company). The taking of any actions (or failures to act) by such Holder or such Holder’s designees serving as a director of the Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDER

5.1 Representations and Warranties. Each Holder hereby represents and warrants to Parent and Merger Sub as follows:

(a) Ownership. As of the date hereof, such Holder does not own Beneficially Own any Shares any other shares of capital stock or other equity of the Company, other than such Holder’s Subject Shares listed opposite such Holder’s name or otherwise disclosed on Exhibit A. Such Holder is the sole record and beneficial owner of all of such Holder’s Subject Shares, free and clear of all Liens of every nature whatsoever (including any restriction on the right to vote or otherwise Transfer such Subject Shares), except as provided under this Agreement, as noted on Exhibit A, or pursuant to any applicable restrictions on transfer under the Securities Act and, as to such Subject Shares that are subject to vesting or forfeiture, except as provided in the applicable benefit plans and award agreements of the Company.

(b) Power to Vote and Dispose of Shares. Such Holder has, with respect to its Subject Shares, power to vote, issue instructions with respect to the matters set forth in Article III, agree to all of the matters set forth in this Agreement, take all actions required under this Agreement and Transfer its Subject Shares. Other than this Agreement, other than with respect to the Group of which the Holder is part, and other than applicable benefit plans and award agreements of the Company with respect to its Subject Shares that are subject to vesting or forfeiture, (i) there are no agreements or arrangements of any kind, contingent or otherwise, to which such Holder is a party obligating such Holder to Transfer or cause to be Transferred to any Person any of its Subject Shares and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of its Subject Shares.

(c) Organization; Authority. If such Holder is an entity, such Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Such Holder has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. If such Holder is an individual, such Holder has all necessary legal capacity, power and authority to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Holder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms except to the extent that enforceability may be limited by the Enforceability Exceptions; and no other action is necessary to authorize the execution and delivery by such Holder or the performance of such Holder’s obligations hereunder.

(d) No Violation. The execution, delivery and performance by such Holder of this Agreement will not (i) violate any provision of any Law applicable to such Holder or by which any of such Holder’s Subject Shares are bound; (ii) violate any order, judgment or decree applicable to such Holder or any of its Affiliates or by which any of such Holder’s Subject Shares are bound; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which such Holder or any of its Affiliates is a party or any term or condition of its certificate of formation, limited liability company agreement or comparable organizational documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Holder’s ability to satisfy its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Merger, on a timely basis.

(e) Consents and Approvals. Neither the execution and delivery by such Holder of this Agreement, nor the performance of such Holder’s obligations hereunder, require such Holder or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority or other Person, except such filings and authorizations as may be required under the Exchange Act.

(f) Absence of Litigation. To the knowledge of such Holder, as of the date hereof, there is no Legal Proceeding pending against, or threatened in writing against, such Holder that would reasonably be expected, individually or in the aggregate, to have an adverse effect on such Holder’s ability to satisfy its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Merger, on a timely basis.

(g) Absence of Other Voting Agreements. None of the Subject Shares of such Holder is subject to any voting trust, proxy or other agreement, arrangement or restriction or other Lien with respect to voting, in each case, that is inconsistent with this Agreement, except as disclosed in the Company SEC Documents, as contemplated by this Agreement, or as disclosed in the Schedule 13D, as amended, currently filed by such Holder with respect to the Company. None of the Subject Shares of such Holder is subject to any pledge agreement pursuant to which such Holder does not retain voting rights with respect to its Subject Shares subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

ARTICLE VI

MISCELLANEOUS

6.1 No Solicitation. Each Holder agrees that it will not, and will cause its Affiliates not to, and will use reasonable best efforts to cause its and their Representatives not to, directly or indirectly, take any action that would violate Section 5.2 of the Merger Agreement as if such Holder were deemed to be the Company for purposes of the Section 5.2 of the Merger Agreement. Notwithstanding the foregoing, in the event that the Company participates in discussions or negotiations with a Person regarding an Acquisition Proposal in accordance with Section 5.2 of the Merger Agreement, such Holder and/or any of its Representatives may engage in discussions or negotiations with such Person, provided that the Company remains at all times in full compliance with its obligations under Section 5.2 of the Merger Agreement.

6.2 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the individual and entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney, advisor, consultant or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of or made under this Agreement (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement.

6.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the applicable Holder, and Parent shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Holder in the voting or disposition of any Subject Shares, except as otherwise expressly provided herein.

6.4 Disclosure. Each Holder agrees that it will not, and will cause its controlled Affiliates not to, and will use reasonable best efforts to cause its and their Representatives not to, make any public announcement or other communication to a third party regarding this Agreement or the transactions contemplated hereby without the prior written consent of Parent, except (a) to Affiliates and Representatives of such Holder or (b) as may be required by applicable Law (provided that, to the extent it is reasonably practicable and permitted by applicable Law, reasonable notice of any such disclosure required by applicable Law will be provided to Parent, and such Holder will consider in good faith the reasonable comments of Parent with respect to such disclosure and otherwise reasonably cooperate with Parent in obtaining confidential treatment with respect to such disclosure, in each case, at Parent’s sole cost and expense). Each Holder consents to and authorizes the publication and disclosure by the Company and Parent of such Holder’s identity and holding of its Subject Shares, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement. Each Holder agrees to, as promptly as reasonably practicable, give the Company and Parent any information with respect to such Holder’s Beneficial Ownership of its Subject Shares as the Company and Parent may reasonably require for the preparation of any such disclosure documents, and such Holder agrees to promptly notify the Company Parent of any required corrections with respect to any such information supplied by such Holder specifically for use in any such disclosure document, if and to the extent that any such information shall have, to the knowledge of such Holder, become false or misleading in any material respect.

6.5 Termination. This Agreement shall terminate at the earliest of: (i) the delivery of a written notice to Parent of a Company Board Recommendation Change in accordance with Section 5.3 of the Merger Agreement, (ii) the valid termination of the Merger Agreement in accordance with its terms, or (iii) the Effective Time (such date, the “Termination Date”); provided that Section 4.1 and this Article VI, shall survive the termination of this Agreement. Neither the provisions of this Section 6.5 nor the termination of this Agreement shall relieve (x) any party hereto from any liability of such party to any other party incurred prior to such termination or (y) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement. Nothing in the Merger Agreement shall relieve any Holder from any liability arising out of or in connection with a breach of this Agreement.

6.6 Amendment. To the extent permitted by applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

6.7 Reliance. Each Holder understands and acknowledges that Parent, Merger Sub and the Company are entering into the Merger Agreement in reliance upon such Holder’s execution and delivery of this Agreement.

6.8 Extension; Waiver. At any time and from time to time prior to the Effective Time, any party or parties hereto (it being agreed that any extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub) may, to the extent permitted by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver (it being agreed that any agreement to an extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub) shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

6.9 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

6.10 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (c) immediately upon delivery by hand, or (d) on the date of receipt, if delivered by email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), in each case, to the intended recipient as set forth below (or to such other recipient or address as designated in a written notice to the other parties hereto in accordance with this Section 6.10):

(a) If to any Holder, to the address or electronic mail set forth for such Holder on Exhibit A hereto.

(b) if to Parent or Merger Sub, to:

Biogen Inc.

225 Binney Street

Cambridge, MA 02142

Attention: Chief Legal Officer

River Acquisition, Inc.

225 Binney Street

Cambridge, MA 02142

Attention: Chief Legal Officer

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention: Faiza Saeed; Mark Greene; Aaron Gruber; Bethany Pfalzgraf

6.11 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of a Holder means the actual knowledge of such Holder, if such Holder is an individual, or any officer of such Holder after due inquiry, if such Holder is an entity, and the “knowledge” of Parent or Merger Sub means the actual knowledge of the executive officers of Parent without investigation or further inquiry. As used herein, (a) “business day” shall have the meaning given to such term in Rule 14d-1(g) under the Exchange Act, and (b) an “Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or Affiliate of any Holder; provided, further, that, for the avoidance of doubt, any member of a Holder shall be deemed an Affiliate such Holder; and provided, further, that an Affiliate of a Holder shall include any investment fund, vehicle or holding company of which such Holder or an Affiliate thereof serves as the general partner, managing member or discretionary manager or advisor; and provided, further, that, notwithstanding the foregoing, an Affiliate of a Holder shall not include any portfolio company or other investment of such Holder or any Affiliate of such Holder.

6.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission, including by e-mail attachment, shall be effective as delivery of a manually executed counterpart of this Agreement. Notwithstanding the foregoing in this Section 6.12, this Agreement shall not be effective unless and until the Merger Agreement is executed and delivered by all parties thereto.

6.13 No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

6.14 Entire Agreement. This Agreement (including any exhibits hereto), the Merger Agreement, the Confidentiality Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

6.15 Governing Law; Venue; Waiver of Jury Trial.

(a) This Agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof or the transactions contemplated hereby, shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 6.10 or in such other manner as may be permitted by applicable Law, and nothing in this Section 6.15 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware); (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each party hereto agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(c) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE,

AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.16 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void ab initio. Subject to the preceding sentence and except as set forth in Article II, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

6.17 Specific Performance. The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Section 6.5, it is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 6.17, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity. Each party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement, all in accordance with the terms of this Section 6.17. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.17, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

6.18 Severability. In the event that any term or other provision of this Agreement, or the application thereof, is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

6.19 Liability. The rights and obligations of each of the Holders under this Agreement shall be several and not joint. All references to actions to be taken by the Holders, or representations and warranties to be made, under this Agreement refer to actions to be taken or representations and warranties to be made by Holders acting severally and not jointly. Except for any liability for claims, losses, damages, liabilities or other obligations arising out of a Holder’s failure to perform its obligations hereunder, Parent agrees that no Holder (in its capacity as a Holder of its Subject Shares) will be liable for claims, losses, damages, liabilities or other obligations resulting from or relating to the Merger Agreement, including any breach by the Company of the Merger Agreement, and that the Company shall not be liable for claims, losses, damages, liabilities or other obligations resulting from or related to any Holder’s failure to perform its obligations hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

BIOGEN INC.

By:	/s/ Christopher A. Viehbacher
Name:	Christopher A. Viehbacher
Title:	President and Chief Executive Officer

RIVER ACQUISITION, INC.

By:	/s/ Michael Dambach
Name:	Michael Dambach
Title:	Authorized Signatory

[Signature Page to the Voting and Support Agreement]

HOLDERS:

/s/ William E. Rose
Name:	William E. Rose

/s/ Charles E. Gale, Attorney-In-Fact
Name:	Evelyn P. Rose

EVELYN P. ROSE FIDELITY SEP IRA

By:	/s/ Charles E. Gale
Name:	Charles E. Gale
Title:	Attorney-In-Fact

EVELYN POTTER ROSE SURVIVOR’S TRUST

By:	/s/ Charles E. Gale
Name:	Charles E. Gale
Title:	Co-Trustee

CHARLES HENRY ROSE 2001 TRUST

By:	/s/ William E. Rose
Name:	William E. Rose
Title:	Co-Trustee

[Signature Page to the Voting and Support Agreement]

HOLDERS:

JOHN WILLIAM ROSE 2002 TRUST

By:	/s/ William E. Rose
Name:	William E. Rose
Title:	Co-Trustee

/s/ Charles E. Gale
Name:	Charles E. Gale

CHARLES E. GALE FIDELITY ROLLOVER IRA

By:	/s/ Charles E. Gale
Name:	Charles E. Gale

MONTROSE INVESTMENTS I, L.P.

By:	MONTROSE INVESTMENTS GP, LLC

By:	/s/ William E. Rose
Name:	William E. Rose
Title:	Sole Member

MONTROSE INVESTMENTS GP, LLC

By:	/s/ William E. Rose
Name:	William E. Rose
Title:	Sole Member

[Signature Page to the Voting and Support Agreement]

Exhibit A

Ownership of Company Shares1

Name, Address and Email of Holder	No. of Shares of Class A Common Stock[2]	No. of Shares of Class B Common Stock
William E. Rose[2] c/o Cardinal Investment Company, Inc. 4215 West Lovers Lane, Suite 200 Dallas TX 75209	3,240,950	2,132,411
Evelyn P. Rose[3] c/o Cardinal Investment Company, Inc. 4215 West Lovers Lane, Suite 200 Dallas TX 75209	2,852,941	1,965,774
Charles E. Gale[4] c/o Cardinal Investment Company, Inc. 4215 West Lovers Lane, Suite 200 Dallas TX 75209	2,777,416	1,878,311
Evelyn P. Rose Survivors Trust[5] c/o Cardinal Investment Company, Inc. 4215 West Lovers Lane, Suite 200 Dallas TX 75209	2,757,279	1,877,998

[1]

The Holders jointly file a beneficial ownership report on Schedule 13D and may be deemed a group with beneficial ownership of shares held by other Holders in the group and to the extent set forth in the Schedule 13D, as amended.

[2]

Each share of Class B Common Stock may be converted at the option of the holder into a shares of Class A Common Stock at any time. Accordingly, each Holder listed on this Exhibit A has beneficial ownership of the number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock beneficially owned by such Holder and Class A Common Stock totals include all shares of Class B Common Stock beneficially owned on as as-converted basis.

[2]

Consists of 11,618 shares of Class A Common Stock and 129,308 shares of Class B Common Stock held by William E. Rose over which he has sole voting and investment control, 20 shares of Class A Common Stock and 215 shares of Class B Common Stock held by the Charles Henry Rose 2001 Trust and 45 shares of Class A Common Stock and 492 shares of Class B Common Stock held by the John William Rose 2002 Trust, over which Mr. Rose is trustee and over which he has shared voting and investment control with Catherine Marcus, 180,909 shares of Class A Common Stock held by Montrose Investments I, L.P., of which Mr. Rose is the sole member and manager of Montrose Investments GP, LLC, its general partner, 7,886 shares of Class A Common Stock and 87,776 shares of Class B Common Stock held by the Evelyn P. Rose Fidelity SEP IRA, which Mr. Rose may be deemed to beneficially own as a member of a stockholder group which includes Evelyn P. Rose and Charles E. Gale, and 879,281 shares of Class A Common Stock and 1,877,998 shares of Class B Common Stock held by the Evelyn Potter Rose Survivor’s Trust (the “Survivor’s Trust”), which Mr. Rose may be deemed to beneficially own as a member of a stockholder group which includes the Survivor’s Trust. Mr. Rose also has beneficial ownership of 36,622 shares of Class B Common Stock issuable pursuant to currently exercisable stock options, 27,440 shares of Class A Common Stock issuable pursuant to currently exercisable stock options and 1,340 shares of Class A Common Stock issuable pursuant to stock options that will become exercisable within 60 days after July 27, 2023.

[3]

Consists of 879,281 shares of Class A Common Stock and 1,877,998 shares of Class B Common Stock held by the Evelyn P. Rose Survivors Trust, for which Ms. Rose serves as co-trustee with Charles E. Gale and

Exhibit A

over which she has shared voting and investment control, and 7,886 shares of Class A Common Stock and 87,776 shares of Class B Common Stock held by the Evelyn P. Rose SEP IRA, for Ms. Rose’s benefit.
[4]

Consists of 879,281 shares of Class A Common Stock and 1,877,998 shares of Class B Common Stock held by the Evelyn P. Rose Survivors Trust, for which Mr. Gale serves as a co-trustee with Evelyn P. Rose and over which he has shared voting and investment control, 19,795 shares of Class A Common Stock held by Mr. Gale over which he has sole voting and investment control, and 29 shares of Class A Common Stock and 313 shares of Class B Common Stock held in an IRA for Mr. Gale’s benefit.

[5]

Consists of 879,281 shares of Class A Common Stock and 1,877,998 shares of Class B Common Stock held by the Evelyn P. Rose Survivors Trust, for which Evelyn P. Rose and Charles E. Gale serve as co-trustees over which they share voting and investment control.

Exhibit A

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT is dated as of July 28, 2023 (this “Agreement”), by and among each stockholder of Reata Pharmaceuticals, Inc., a Delaware corporation (the “Company”), set forth on Exhibit A hereto (each a “Holder” and collectively the “Holders”), Biogen Inc., a Delaware corporation (“Parent”), and River Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

W I T N E S S E T H:

WHEREAS, the Company, Parent and Merger Sub are entering into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented from time to time, the “Merger Agreement”) providing for, among other things, the merger of Merger Sub, a wholly owned Subsidiary of Parent with and into the Company (the “Merger”), as a result of which the Company shall be the Surviving Corporation and shall continue its corporate existence under the laws of the State of Delaware as a wholly owned Subsidiary of Parent, on the terms and subject to the conditions of the Merger Agreement;

WHEREAS, as of the date hereof, each Holder Beneficially Owns (as defined below) such number of Shares of Class A Common Stock and Class B Common Stock set forth opposite such Holder’s name on Exhibit A hereto (with respect to each Holder, such Shares are referred to herein as such Holder’s “Subject Shares”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to Parent and Merger Sub entering into the Merger Agreement, each Holder is entering into this Agreement with respect to its Subject Shares; and

WHEREAS, Parent and Merger Sub desire that each Holder agree, and each Holder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Subject Shares (except as permitted in this Agreement), and to vote its Subject Shares that are outstanding as of the applicable record date in a manner so as to facilitate consummation of the Merger and the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GENERAL

1.1 Definitions. This Agreement is one of the “Support Agreements” as defined in the Merger Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owner” means, in respect of a security, the Person(s) who Beneficially Own(s) such security.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act and Regulation 13D-G thereunder.

“Immediate Family” means the spouse of an individual and the grandparents, parents, siblings and children (and children and spouses of any of the foregoing) of the individual or his or her spouse. An adopted child will be treated as a child of his or her adoptive parent or parents (but only if he or she was adopted before he or she reached 21 years of age).

“Permitted Transferee” means, only in a Transfer without consideration, (1) any controlled Affiliate of such Holder which remains such, (2) a partner or member, active or retired, of such Holder or a stockholder of such Holder, (3) the estate of any such Holder or a trust established for the benefit of the descendants or any relatives or spouse of such Holder, (4) a parent corporation or wholly-owned subsidiary of such Holder or to a wholly-owned subsidiary of such parent unless and until such transferee ceases to be a parent or wholly-owned subsidiary of the Holder or a wholly-owned subsidiary of such parent, or (5) a member of the Immediate Family of such Holder.

“Transfer” means, in respect of a Holder’s Subject Shares, any direct or indirect: (1) offer, sale, lease, assignment, encumbrance, loan, pledge, gift, hedge, short sale, distribution, grant of a security interest, hypothecation, disposition or other similar transfer or disposal (including, for the avoidance of doubt, any deposit, submission or other tendering into any tender or exchange offer), change, limit or entry into or acquisition of any derivative arrangement, by operation of law or otherwise and whether voluntary or involuntary, (2) entry into any option, contract, agreement or other arrangement to do any of the foregoing in clause (1) and (3) entry into any swap or any other agreement, transaction or series of transactions that results in an amount of Subject Shares subject to Article III that is less than the amount of Subject Shares subject to Article III as of the date hereof (including, in the case of each of clauses (1), (2) and (3), through the Transfer of any Person or any interest in any Person).

ARTICLE II

AGREEMENT TO RETAIN SHARES

2.1 Transfer and Encumbrance of Shares.

(a) From the date hereof until the Termination Date (as defined below), each Holder shall not (i) Transfer any of its Subject Shares except as permitted by this Agreement, (ii) deposit any of its Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of its Subject Shares or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto or (iii) give instructions with respect to the voting of any of its Subject Shares in any manner that is inconsistent or otherwise take any other action with respect to any of its Subject Shares that would in any way restrict, limit or interfere with the performance by such Holder of its obligations hereunder or the transactions contemplated hereby.

(b) Notwithstanding Section 2.1(a), each Holder may Transfer its Subject Shares:

(i) to one or more of its Affiliates or Permitted Transferees who, as a condition to the consummation of such Transfer, executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume such Holder’s obligations hereunder and to be bound by the terms of this Agreement to the same extent as such Holder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Subject Shares transferred as such Holder shall have made hereunder;

(ii) with the prior written consent of Parent; or

(iii) in connection with the satisfaction of the exercise price or a withholding tax liability incident to the vesting, exercise or settlement of any Company Stock Awards.

2.2 Additional Purchases; Adjustments. Each Holder agrees that any Shares and any other shares of capital stock or other equity of the Company that such Holder purchases or otherwise acquires or with respect to which such Holder otherwise acquires voting power after the execution of this Agreement and prior to the Termination Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted such Holder’s Subject Shares as of the date hereof. Each Holder agrees that, in the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to resulting securities that are Beneficially Owned by such Holder.

2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Shares in violation of this Article II shall, to the fullest extent permitted by Law, be null and void ab initio. If any involuntary Transfer of any of such Holder’s Subject Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date.

2.4 No Conversion of Class B Common Stock. Except in connection with Transfers permitted under Section 2.1(b)(ii), each Holder agrees that, without the prior written consent of Parent, such Holder shall not, prior to the Termination Date, convert, or permit or cause to be converted, any Class B Common Stock Beneficially Owned by such Holder into Class A Common Stock. Any conversion of Class B Common Stock in violation of this Section 2.4 shall, to the fullest extent permitted by Law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported conversion on the share register of the Company.

ARTICLE III

AGREEMENT TO VOTE

3.1 Agreement to Vote. Prior to the Termination Date, each Holder irrevocably and unconditionally agrees that it shall, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause such Holder’s Subject Shares that are outstanding as of the applicable record date to be counted as present thereat for purposes of establishing a quorum, and vote, or cause to be voted at such meeting, all such Subject Shares:

(a) in favor of (A) the adoption of the Merger Agreement and, without limiting the penultimate sentence of this Section 3.1, any amended and restated Merger Agreement or amendment to the Merger Agreement (the “Merger Proposal”), and approving any other matters necessary for the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (B) any proposal to adjourn or postpone any such meeting of the stockholders of the Company to a later date if there are not sufficient votes to adopt the Merger Proposal;

(b) against (A) any agreement, transaction or proposal that relates to an Acquisition Proposal or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger or matters contemplated by the Merger Agreement; (B) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries contained in the Merger Agreement or of such Holder contained in this Agreement; (C) any action or agreement that would reasonably be expected to result in (1) any condition to the consummation of the Merger set forth in Article VII of the Merger Agreement not being fulfilled or (2) any change to the voting rights of any class of shares of capital stock of the Company (including any amendments to the Company’s organizational documents); and (D) any other action that could reasonably be expected to impede, interfere with, delay, discourage, postpone or adversely affect any of the transactions contemplated by the Merger Agreement, including the Merger, or this Agreement. Any attempt by such Holder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of) its Subject Shares in contravention of this Section 3.1 shall be null and void ab initio. If such Holder is the Beneficial Owner, but not the holder of record, of any of its Subject Shares, such Holder agrees to take all actions necessary to cause such holder of record and any nominees to vote (or exercise a consent with respect to) all of such Subject Shares in accordance with this Section 3.1.

Notwithstanding anything herein to the contrary in this Agreement, this Section 3.1 shall not require any Holder to be present (in person or by proxy) or vote (or cause to be voted) any of its Subject Shares to amend, modify or waive any provision of the Merger Agreement in a manner that reduces the amount or changes the form of the Merger Consideration payable, imposes any material restrictions on or additional material conditions on the payment of the Merger Consideration, extends the Outside Date or otherwise adversely affects such Holder (in its capacity as a stockholder of the Company) in any material respect. Notwithstanding anything to the contrary in this Agreement, each Holder shall remain free to vote (or execute consents or proxies with respect to) its Subject Shares with respect to any matter other than as set forth in Section 3.1(a) and Section 3.1(b) in any manner such Holder deems appropriate, including in connection with the election of directors of the Company.

3.2 Proxy. Each Holder hereby irrevocably appoints as its proxy and attorney-in-fact, Parent and any Person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to consent to or vote such Holder’s Subject Shares as set forth in Section 3.1. Each Holder intends this proxy to be irrevocable and unconditional during the term of this Agreement and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by such Holder with respect to its Subject Shares (and such Holder hereby represents that any such proxy is revocable). The proxy granted by each Holder shall be automatically revoked upon the occurrence of the Termination Date, and Parent may further terminate this proxy at any time at its sole election by written notice provided to such Holder. Each Holder understands and acknowledges that Parent has entered into the Merger Agreement in reliance upon such Holder’s execution and delivery of this Agreement and hereby affirms that the irrevocable proxy set forth in this Section 3.2 is given to secure the performance of the duties of such Holder under this Agreement.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Waiver of Appraisal Rights; Litigation. To the fullest extent permitted by law, each Holder hereby irrevocably and unconditionally waives, and agrees not to exercise or assert, any rights of appraisal (including under Section 262 of the DGCL) relating to the Merger that such Holder may have by virtue of the ownership of any of its Subject Shares or otherwise. Each Holder further agrees not to commence, join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub or the Company or any of their respective Affiliates or Representatives and each of their successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any fiduciary duty of the Company Board in connection with the negotiation, execution and delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

4.2 Further Assurances. Each Holder agrees that from and after the date hereof and until the Termination Date, such Holder shall and shall cause its controlled Affiliates to take no action that would reasonably be likely to adversely affect or delay the ability to perform its respective covenants and agreements under this Agreement.

4.3 Fiduciary Duties. Each Holder is entering into this Agreement solely in its capacity as the Beneficial Owner of its Subject Shares and nothing herein is intended to or shall limit or affect any actions taken by such Holder or any of such Holder’s designees serving in his or her capacity as a director or officer of the Company

(or a Subsidiary of the Company). The taking of any actions (or failures to act) by such Holder or such Holder’s designees serving as a director of the Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDER

5.1 Representations and Warranties. Each Holder hereby represents and warrants to Parent and Merger Sub as follows:

(a) Ownership. As of the date hereof, such Holder does not own Beneficially Own any Shares any other shares of capital stock or other equity of the Company, other than such Holder’s Subject Shares listed opposite such Holder’s name or otherwise disclosed on Exhibit A. Such Holder is the sole record and beneficial owner of all of such Holder’s Subject Shares, free and clear of all Liens of every nature whatsoever (including any restriction on the right to vote or otherwise Transfer such Subject Shares), except as provided under this Agreement, as noted on Exhibit A, or pursuant to any applicable restrictions on transfer under the Securities Act and, as to such Subject Shares that are subject to vesting or forfeiture, except as provided in the applicable benefit plans and award agreements of the Company.

(b) Power to Vote and Dispose of Shares. Such Holder has, with respect to its Subject Shares, power to vote, issue instructions with respect to the matters set forth in Article III, agree to all of the matters set forth in this Agreement, take all actions required under this Agreement and Transfer its Subject Shares. Other than this Agreement, other than with respect to the Group of which the Holder is part, and other than applicable benefit plans and award agreements of the Company with respect to its Subject Shares that are subject to vesting or forfeiture, (i) there are no agreements or arrangements of any kind, contingent or otherwise, to which such Holder is a party obligating such Holder to Transfer or cause to be Transferred to any Person any of its Subject Shares and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of its Subject Shares.

(c) Organization; Authority. If such Holder is an entity, such Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Such Holder has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. If such Holder is an individual, such Holder has all necessary legal capacity, power and authority to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Holder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms except to the extent that enforceability may be limited by the Enforceability Exceptions; and no other action is necessary to authorize the execution and delivery by such Holder or the performance of such Holder’s obligations hereunder.

(d) No Violation. The execution, delivery and performance by such Holder of this Agreement will not (i) violate any provision of any Law applicable to such Holder or by which any of such Holder’s Subject Shares are bound; (ii) violate any order, judgment or decree applicable to such Holder or any of its Affiliates or by which any of such Holder’s Subject Shares are bound; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which such Holder or any of its Affiliates is a party or any term or condition of its certificate of formation, limited liability company agreement or comparable organizational documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Holder’s ability to satisfy its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Merger, on a timely basis.

(e) Consents and Approvals. Neither the execution and delivery by such Holder of this Agreement, nor the performance of such Holder’s obligations hereunder, require such Holder or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority or other Person, except such filings and authorizations as may be required under the Exchange Act.

(f) Absence of Litigation. To the knowledge of such Holder, as of the date hereof, there is no Legal Proceeding pending against, or threatened in writing against, such Holder that would reasonably be expected, individually or in the aggregate, to have an adverse effect on such Holder’s ability to satisfy its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Merger, on a timely basis.

(g) Absence of Other Voting Agreements. None of the Subject Shares of such Holder is subject to any voting trust, proxy or other agreement, arrangement or restriction or other Lien with respect to voting, in each case, that is inconsistent with this Agreement, except as disclosed in the Company SEC Documents, as contemplated by this Agreement, or as disclosed in the Schedule 13D, as amended, currently filed by such Holder with respect to the Company. None of the Subject Shares of such Holder is subject to any pledge agreement pursuant to which such Holder does not retain voting rights with respect to its Subject Shares subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

ARTICLE VI

MISCELLANEOUS

6.1 No Solicitation. Each Holder agrees that it will not, and will cause its Affiliates not to, and will use reasonable best efforts to cause its and their Representatives not to, directly or indirectly, take any action that would violate Section 5.2 of the Merger Agreement as if such Holder were deemed to be the Company for purposes of the Section 5.2 of the Merger Agreement. Notwithstanding the foregoing, in the event that the Company participates in discussions or negotiations with a Person regarding an Acquisition Proposal in accordance with Section 5.2 of the Merger Agreement, such Holder and/or any of its Representatives may engage in discussions or negotiations with such Person, provided that the Company remains at all times in full compliance with its obligations under Section 5.2 of the Merger Agreement.

6.2 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the individual and entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney, advisor, consultant or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of or made under this Agreement (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement.

6.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the applicable Holder, and Parent shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Holder in the voting or disposition of any Subject Shares, except as otherwise expressly provided herein.

6.4 Disclosure. Each Holder agrees that it will not, and will cause its controlled Affiliates not to, and will use reasonable best efforts to cause its and their Representatives not to, make any public announcement or other communication to a third party regarding this Agreement or the transactions contemplated hereby without the prior written consent of Parent, except (a) to Affiliates and Representatives of such Holder or (b) as may be required by applicable Law (provided that, to the extent it is reasonably practicable and permitted by applicable Law, reasonable notice of any such disclosure required by applicable Law will be provided to Parent, and such Holder will consider in good faith the reasonable comments of Parent with respect to such disclosure and otherwise reasonably cooperate with Parent in obtaining confidential treatment with respect to such disclosure, in each case, at Parent’s sole cost and expense). Each Holder consents to and authorizes the publication and disclosure by the Company and Parent of such Holder’s identity and holding of its Subject Shares, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement. Each Holder agrees to, as promptly as reasonably practicable, give the Company and Parent any information with respect to such Holder’s Beneficial Ownership of its Subject Shares as the Company and Parent may reasonably require for the preparation of any such disclosure documents, and such Holder agrees to promptly notify the Company Parent of any required corrections with respect to any such information supplied by such Holder specifically for use in any such disclosure document, if and to the extent that any such information shall have, to the knowledge of such Holder, become false or misleading in any material respect.

6.5 Termination. This Agreement shall terminate at the earliest of: (i) the delivery of a written notice to Parent of a Company Board Recommendation Change in accordance with Section 5.3 of the Merger Agreement, (ii) the valid termination of the Merger Agreement in accordance with its terms, or (iii) the Effective Time (such date, the “Termination Date”); provided that Section 4.1 and this Article VI, shall survive the termination of this Agreement. Neither the provisions of this Section 6.5 nor the termination of this Agreement shall relieve (x) any party hereto from any liability of such party to any other party incurred prior to such termination or (y) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement. Nothing in the Merger Agreement shall relieve any Holder from any liability arising out of or in connection with a breach of this Agreement.

6.6 Amendment. To the extent permitted by applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

6.7 Reliance. Each Holder understands and acknowledges that Parent, Merger Sub and the Company are entering into the Merger Agreement in reliance upon such Holder’s execution and delivery of this Agreement.

6.8 Extension; Waiver. At any time and from time to time prior to the Effective Time, any party or parties hereto (it being agreed that any extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub) may, to the extent permitted by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver (it being agreed that any agreement to an extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub) shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

6.9 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

6.10 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (c) immediately upon delivery by hand, or (d) on the date of receipt, if delivered by email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), in each case, to the intended recipient as set forth below (or to such other recipient or address as designated in a written notice to the other parties hereto in accordance with this Section 6.10):

(a) If to any Holder, to the address or electronic mail set forth for such Holder on Exhibit A hereto.

(b) if to Parent or Merger Sub, to:

Biogen Inc.

225 Binney Street

Cambridge, MA 02142

Attention: Chief Legal Officer

River Acquisition, Inc.

225 Binney Street

Cambridge, MA 02142

Attention: Chief Legal Officer

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention: Faiza Saeed; Mark Greene; Aaron Gruber; Bethany Pfalzgraf

6.11 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of a Holder means the actual knowledge of such Holder, if such Holder is an individual, or any officer of such Holder after due inquiry, if such Holder is an entity, and the “knowledge” of Parent or Merger Sub means the actual knowledge of the executive officers of Parent without investigation or further inquiry. As used herein, (a) “business day” shall have the meaning given to such term in Rule 14d-1(g) under the Exchange Act, and (b) an “Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or Affiliate of any Holder; provided, further, that, for the avoidance of doubt, any member of a Holder shall be deemed an Affiliate such Holder; and provided, further, that an Affiliate of a Holder shall include any investment fund, vehicle or holding company of which such Holder or an Affiliate thereof serves as the general partner, managing member or discretionary manager or advisor; and provided, further, that, notwithstanding the foregoing, an Affiliate of a Holder shall not include any portfolio company or other investment of such Holder or any Affiliate of such Holder.

6.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission, including by e-mail attachment, shall be effective as delivery of a manually executed counterpart of this Agreement. Notwithstanding the foregoing in this Section 6.12, this Agreement shall not be effective unless and until the Merger Agreement is executed and delivered by all parties thereto.

6.13 No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

6.14 Entire Agreement. This Agreement (including any exhibits hereto), the Merger Agreement, the Confidentiality Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

6.15 Governing Law; Venue; Waiver of Jury Trial.

(a) This Agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof or the transactions contemplated hereby, shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 6.10 or in such other manner as may be permitted by applicable Law, and nothing in this Section 6.15 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware); (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each party hereto agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(c) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE,

AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.16 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void ab initio. Subject to the preceding sentence and except as set forth in Article II, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

6.17 Specific Performance. The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Section 6.5, it is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 6.17, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity. Each party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement, all in accordance with the terms of this Section 6.17. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.17, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

6.18 Severability. In the event that any term or other provision of this Agreement, or the application thereof, is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

6.19 Liability. The rights and obligations of each of the Holders under this Agreement shall be several and not joint. All references to actions to be taken by the Holders, or representations and warranties to be made, under this Agreement refer to actions to be taken or representations and warranties to be made by Holders acting severally and not jointly. Except for any liability for claims, losses, damages, liabilities or other obligations arising out of a Holder’s failure to perform its obligations hereunder, Parent agrees that no Holder (in its capacity as a Holder of its Subject Shares) will be liable for claims, losses, damages, liabilities or other obligations resulting from or relating to the Merger Agreement, including any breach by the Company of the Merger Agreement, and that the Company shall not be liable for claims, losses, damages, liabilities or other obligations resulting from or related to any Holder’s failure to perform its obligations hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

BIOGEN INC.

By:	/s/ Christopher A. Viehbacher
Name:	Christopher A. Viehbacher
Title:	President and Chief Executive Officer

RIVER ACQUISITION, INC.

By:	/s/ Michael Dambach
Name:	Michael Dambach
Title:	Authorized Signatory

[Signature Page to the Voting and Support Agreement]

HOLDERS:

CPMG, INC.

For itself and on behalf of each of

Nighthawk Partners, LP
Barred Owl Partners, LP
Killdeer Fund, LP
Crested Crane, LP
Flamingo Fund, LP
Gallopavo, LP
Roadrunner Fund, LP
Sandpiper Fund, LP
Mallard Fund, LP
Yellow Warbler, LP
Kestrel Fund, LP
Willet Fund, LP
Elepaio Partners, LP
CD Fund, LP
Redbird Life Sciences Partners, LP.
A managed account for Trustees of the University of Pennsylvania, and
A managed account of Blackwell Partners LLC—Series A

By:	/s/ R. Kent McGaughy, Jr.
Name:	R. Kent McGaughy, Jr.
Title:	Founder and Managing Partner

[Signature Page to the Voting and Support Agreement]

HOLDERS:

/s/ R. Kent McGaughy, Jr.
Name:	R. Kent McGaughy, Jr.

LAGOS TRUST

By:	/s/ R. Kent McGaughy, Jr.
Name:	R. Kent McGaughy, Jr.
Title:	Co-Trustee

TRAWEEK CHILDREN’S TRUST

By:	/s/ R. Kent McGaughy, Jr.
Name:	R. Kent McGaughy, Jr.
Title:	Trustee

[Signature Page to the Voting and Support Agreement]

Exhibit A

Ownership of Company Shares1

Name, Address and Email of Holder	No. of Shares of Class A Common Stock[2]	No. of Shares of Class B Common Stock
R. Kent McGaughy, Jr.[3] c/o CPMG, Inc. 2000 McKinney Ave, Ste 2125 Dallas TX 75201	5,020,431	2,063,064
CPMG, Inc.[4] 2000 McKinney Ave, Ste 2125 Dallas TX 75201	4,589,758	1,692,857

[1]

The Holders jointly file a beneficial ownership report on Schedule 13D and may be deemed a group with beneficial ownership of shares held by other Holders in the group and to the extent set forth in the Schedule 13D, as amended.

[2]

Each share of Class B Common Stock may be converted at the option of the holder into a shares of Class A Common Stock at any time. Accordingly, each Holder listed on this Exhibit A has beneficial ownership of the number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock Beneficially Owned by such Holder and Class A Common Stock totals include all shares of Class B Common Stock beneficially owned on as as-converted basis.

[3]

Consists of 25,004 shares of Class A Common Stock and 278,309 shares of Class B Common Stock held by R. Kent McGaughy, Jr. over which he has sole voting and investment control, 4,591 shares of Class A Common Stock and 51,095 shares of Class B Common Stock held by Lagos Trust, of which Mr. McGaughy, Jr. is trustee and has shared voting and investment control with Emily M. McGaughy, 280 shares of Class A Common Stock and 3,109 shares of Class B Common Stock held by Traweek Children’s Trust, of which Mr. McGaughy, Jr. is trustee and has sole voting and investment control, an aggregate of 2,896,901 shares of Class A Common Stock and 1,692,857 shares of Class B Common Stock held directly by CPMG or in various funds for which CPMG, Inc. is the investment manager and for which Mr. McGaughy, Jr. has shared voting and investment control with CPMG, 37,694 shares of Class B Common Stock issuable pursuant to currently exercisable stock options, 29,115 shares of Class A Common Stock issuable pursuant to currently exercisable stock options and 1,476 shares of Class A Common Stock issuable pursuant to stock options that will become exercisable within 60 days after July 27, 2023.

[4]	These shares are held for the following accounts:

(A) 160,265 shares of Class A Common Stock and 307,776 shares of Class A Common Stock obtainable upon conversion of shares of Class B Common Stock held for the account of Kestrel Fund; (B) 282,246 shares of Class A Common Stock and 114,946 shares of Class A Common Stock obtainable upon conversion of shares of Class B Common Stock held for the account of Willet Fund; (C) 11,076 shares of Class A Common Stock and 123,279 shares of Class A Common Stock obtainable upon conversion of shares of Class B Common Stock held for the account of CD Fund; (D) 109,415 shares of Class A Common Stock and 150,186 shares of Class A Common Stock obtainable upon conversion of shares of Class B Common Stock held for the account of Mallard Fund; (E) 431,155 shares of Class A Common Stock and 993,929 shares of Class A Common Stock obtainable upon conversion of shares of Class B Common Stock held for the account of Yellow Warbler; (F) 134 shares of Class A Common Stock and 1,490 shares of Class A Common Stock obtainable upon conversion of shares of Class B Common Stock held for the account of Redbird Life Sciences Partners; (G) 37,909 shares of Class A Common Stock held for the account of Crested Crane; (H) 442,560 shares of Class A Common Stock held for the account of Gallopavo; (I) 748,253 shares of Class A Common Stock held for the account of Roadrunner Fund; (J) 334,740 shares of Class A Common Stock held for the account of Sandpiper Fund; (K) 137,962 shares of Class A Common Stock held for the account of Killdeer Fund; (L) 44,200 shares of Class A Common Stock held for the

Exhibit A

account of Barred Owl; (M) 34,897 shares of Class A Common Stock held for the account of UPenn Managed Account; (N) 116,512 shares of Class A Common Stock held for the account of Nighthawk Partners, LP; (O) 5,464 shares of Class A Common Stock held for the account of Elepaio Partners, LP; and (P) 113 shares of Class A Common Stock and 1,251 shares of Class A Common Stock obtainable upon conversion of shares of Class B Common Stock held directly by CPMG.

Exhibit A

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT is dated as of July 28, 2023 (this “Agreement”), by and among each stockholder of Reata Pharmaceuticals, Inc., a Delaware corporation (the “Company”), set forth on Exhibit A hereto (each a “Holder” and collectively the “Holders”), Biogen Inc., a Delaware corporation (“Parent”), and River Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

W I T N E S S E T H:

WHEREAS, the Company, Parent and Merger Sub are entering into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented from time to time, the “Merger Agreement”) providing for, among other things, the merger of Merger Sub, a wholly owned Subsidiary of Parent with and into the Company (the “Merger”), as a result of which the Company shall be the Surviving Corporation and shall continue its corporate existence under the laws of the State of Delaware as a wholly owned Subsidiary of Parent, on the terms and subject to the conditions of the Merger Agreement;

WHEREAS, as of the date hereof, each Holder Beneficially Owns (as defined below) such number of Shares of Class A Common Stock and Class B Common Stock set forth opposite such Holder’s name on Exhibit A hereto (with respect to each Holder, such Shares are referred to herein as such Holder’s “Subject Shares”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and an inducement to Parent and Merger Sub entering into the Merger Agreement, each Holder is entering into this Agreement with respect to its Subject Shares; and

WHEREAS, Parent and Merger Sub desire that each Holder agree, and each Holder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Subject Shares (except as permitted in this Agreement), and to vote its Subject Shares that are outstanding as of the applicable record date in a manner so as to facilitate consummation of the Merger and the other transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

GENERAL

1.1 Definitions. This Agreement is one of the “Support Agreements” as defined in the Merger Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owner” means, in respect of a security, the Person(s) who Beneficially Own(s) such security.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act and Regulation 13D-G thereunder.

“Immediate Family” means the spouse of an individual and the grandparents, parents, siblings and children (and children and spouses of any of the foregoing) of the individual or his or her spouse. An adopted child will be treated as a child of his or her adoptive parent or parents (but only if he or she was adopted before he or she reached 21 years of age).

“Permitted Transferee” means, only in a Transfer without consideration, (1) any controlled Affiliate of such Holder which remains such, (2) a partner or member, active or retired, of such Holder or a stockholder of such Holder, (3) the estate of any such Holder or a trust established for the benefit of the descendants or any relatives or spouse of such Holder, (4) a parent corporation or wholly-owned subsidiary of such Holder or to a wholly-owned subsidiary of such parent unless and until such transferee ceases to be a parent or wholly-owned subsidiary of the Holder or a wholly-owned subsidiary of such parent, or (5) a member of the Immediate Family of such Holder.

“Transfer” means, in respect of a Holder’s Subject Shares, any direct or indirect: (1) offer, sale, lease, assignment, encumbrance, loan, pledge, gift, hedge, short sale, distribution, grant of a security interest, hypothecation, disposition or other similar transfer or disposal (including, for the avoidance of doubt, any deposit, submission or other tendering into any tender or exchange offer), change, limit or entry into or acquisition of any derivative arrangement, by operation of law or otherwise and whether voluntary or involuntary, (2) entry into any option, contract, agreement or other arrangement to do any of the foregoing in clause (1) and (3) entry into any swap or any other agreement, transaction or series of transactions that results in an amount of Subject Shares subject to Article III that is less than the amount of Subject Shares subject to Article III as of the date hereof (including, in the case of each of clauses (1), (2) and (3), through the Transfer of any Person or any interest in any Person).

ARTICLE II

AGREEMENT TO RETAIN SHARES

2.1 Transfer and Encumbrance of Shares.

(a) From the date hereof until the Termination Date (as defined below), each Holder shall not (i) Transfer any of its Subject Shares except as permitted by this Agreement, (ii) deposit any of its Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of its Subject Shares or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto or (iii) give instructions with respect to the voting of any of its Subject Shares in any manner that is inconsistent or otherwise take any other action with respect to any of its Subject Shares that would in any way restrict, limit or interfere with the performance by such Holder of its obligations hereunder or the transactions contemplated hereby.

(b) Notwithstanding Section 2.1(a), each Holder may Transfer its Subject Shares:

(i) to one or more of its Affiliates or Permitted Transferees who, as a condition to the consummation of such Transfer, executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume such Holder’s obligations hereunder and to be bound by the terms of this Agreement to the same extent as such Holder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Subject Shares transferred as such Holder shall have made hereunder;

(ii) with the prior written consent of Parent; or

(iii) in connection with the satisfaction of the exercise price or a withholding tax liability incident to the vesting, exercise or settlement of any Company Stock Awards.

2.2 Additional Purchases; Adjustments. Each Holder agrees that any Shares and any other shares of capital stock or other equity of the Company that such Holder purchases or otherwise acquires or with respect to which such Holder otherwise acquires voting power after the execution of this Agreement and prior to the Termination Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted such Holder’s Subject Shares as of the date hereof. Each Holder agrees that, in the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Shares, the terms of this Agreement shall apply to resulting securities that are Beneficially Owned by such Holder.

2.3 Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Shares in violation of this Article II shall, to the fullest extent permitted by Law, be null and void ab initio. If any involuntary Transfer of any of such Holder’s Subject Shares shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date.

2.4 No Conversion of Class B Common Stock. Except in connection with Transfers permitted under Section 2.1(b)(ii), each Holder agrees that, without the prior written consent of Parent, such Holder shall not, prior to the Termination Date, convert, or permit or cause to be converted, any Class B Common Stock Beneficially Owned by such Holder into Class A Common Stock. Any conversion of Class B Common Stock in violation of this Section 2.4 shall, to the fullest extent permitted by Law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported conversion on the share register of the Company.

ARTICLE III

AGREEMENT TO VOTE

3.1 Agreement to Vote. Prior to the Termination Date, each Holder irrevocably and unconditionally agrees that it shall, at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause such Holder’s Subject Shares that are outstanding as of the applicable record date to be counted as present thereat for purposes of establishing a quorum, and vote, or cause to be voted at such meeting, all such Subject Shares:

(a) in favor of (A) the adoption of the Merger Agreement and, without limiting the penultimate sentence of this Section 3.1, any amended and restated Merger Agreement or amendment to the Merger Agreement (the “Merger Proposal”), and approving any other matters necessary for the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (B) any proposal to adjourn or postpone any such meeting of the stockholders of the Company to a later date if there are not sufficient votes to adopt the Merger Proposal;

(b) against (A) any agreement, transaction or proposal that relates to an Acquisition Proposal or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger or matters contemplated by the Merger Agreement; (B) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries contained in the Merger Agreement or of such Holder contained in this Agreement; (C) any action or agreement that would reasonably be expected to result in (1) any condition to the consummation of the Merger set forth in Article VII of the Merger Agreement not being fulfilled or (2) any change to the voting rights of any class of shares of capital stock of the Company (including any amendments to the Company’s organizational documents); and (D) any other action that could reasonably be expected to impede, interfere with, delay, discourage, postpone or adversely affect any of the transactions contemplated by the Merger Agreement, including the Merger, or this Agreement. Any attempt by such Holder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of) its Subject Shares in contravention of this Section 3.1 shall be null and void ab initio. If such Holder is the Beneficial Owner, but not the holder of record, of any of its Subject Shares, such Holder agrees to take all actions necessary to cause such holder of record and any nominees to vote (or exercise a consent with respect to) all of such Subject Shares in accordance with this Section 3.1.

Notwithstanding anything herein to the contrary in this Agreement, this Section 3.1 shall not require any Holder to be present (in person or by proxy) or vote (or cause to be voted) any of its Subject Shares to amend, modify or waive any provision of the Merger Agreement in a manner that reduces the amount or changes the form of the Merger Consideration payable, imposes any material restrictions on or additional material conditions on the payment of the Merger Consideration, extends the Outside Date or otherwise adversely affects such Holder (in its capacity as a stockholder of the Company) in any material respect. Notwithstanding anything to the contrary in this Agreement, each Holder shall remain free to vote (or execute consents or proxies with respect to) its Subject Shares with respect to any matter other than as set forth in Section 3.1(a) and Section 3.1(b) in any manner such Holder deems appropriate, including in connection with the election of directors of the Company.

3.2 Proxy. Each Holder hereby irrevocably appoints as its proxy and attorney-in-fact, Parent and any Person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to consent to or vote such Holder’s Subject Shares as set forth in Section 3.1. Each Holder intends this proxy to be irrevocable and unconditional during the term of this Agreement and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by such Holder with respect to its Subject Shares (and such Holder hereby represents that any such proxy is revocable). The proxy granted by each Holder shall be automatically revoked upon the occurrence of the Termination Date, and Parent may further terminate this proxy at any time at its sole election by written notice provided to such Holder. Each Holder understands and acknowledges that Parent has entered into the Merger Agreement in reliance upon such Holder’s execution and delivery of this Agreement and hereby affirms that the irrevocable proxy set forth in this Section 3.2 is given to secure the performance of the duties of such Holder under this Agreement.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1 Waiver of Appraisal Rights; Litigation. To the fullest extent permitted by law, each Holder hereby irrevocably and unconditionally waives, and agrees not to exercise or assert, any rights of appraisal (including under Section 262 of the DGCL) relating to the Merger that such Holder may have by virtue of the ownership of any of its Subject Shares or otherwise. Each Holder further agrees not to commence, join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub or the Company or any of their respective Affiliates or Representatives and each of their successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any fiduciary duty of the Company Board in connection with the negotiation, execution and delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

4.2 Further Assurances. Each Holder agrees that from and after the date hereof and until the Termination Date, such Holder shall and shall cause its controlled Affiliates to take no action that would reasonably be likely to adversely affect or delay the ability to perform its respective covenants and agreements under this Agreement.

4.3 Fiduciary Duties. Each Holder is entering into this Agreement solely in its capacity as the Beneficial Owner of its Subject Shares and nothing herein is intended to or shall limit or affect any actions taken by such Holder or any of such Holder’s designees serving in his or her capacity as a director or officer of the Company

(or a Subsidiary of the Company). The taking of any actions (or failures to act) by such Holder or such Holder’s designees serving as a director of the Company (in such capacity as a director) shall not be deemed to constitute a breach of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF HOLDER

5.1 Representations and Warranties. Each Holder hereby represents and warrants to Parent and Merger Sub as follows:

(a) Ownership. As of the date hereof, such Holder does not own Beneficially Own any Shares any other shares of capital stock or other equity of the Company, other than such Holder’s Subject Shares listed opposite such Holder’s name or otherwise disclosed on Exhibit A. Such Holder is the sole record and beneficial owner of all of such Holder’s Subject Shares, free and clear of all Liens of every nature whatsoever (including any restriction on the right to vote or otherwise Transfer such Subject Shares), except as provided under this Agreement, as noted on Exhibit A, or pursuant to any applicable restrictions on transfer under the Securities Act and, as to such Subject Shares that are subject to vesting or forfeiture, except as provided in the applicable benefit plans and award agreements of the Company.

(b) Power to Vote and Dispose of Shares. Such Holder has, with respect to its Subject Shares, power to vote, issue instructions with respect to the matters set forth in Article III, agree to all of the matters set forth in this Agreement, take all actions required under this Agreement and Transfer its Subject Shares. Other than this Agreement, other than with respect to the Group of which the Holder is part, and other than applicable benefit plans and award agreements of the Company with respect to its Subject Shares that are subject to vesting or forfeiture, (i) there are no agreements or arrangements of any kind, contingent or otherwise, to which such Holder is a party obligating such Holder to Transfer or cause to be Transferred to any Person any of its Subject Shares and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of its Subject Shares.

(c) Organization; Authority. If such Holder is an entity, such Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation. Such Holder has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. If such Holder is an individual, such Holder has all necessary legal capacity, power and authority to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Holder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding agreement of such Holder, enforceable against such Holder in accordance with its terms except to the extent that enforceability may be limited by the Enforceability Exceptions; and no other action is necessary to authorize the execution and delivery by such Holder or the performance of such Holder’s obligations hereunder.

(d) No Violation. The execution, delivery and performance by such Holder of this Agreement will not (i) violate any provision of any Law applicable to such Holder or by which any of such Holder’s Subject Shares are bound; (ii) violate any order, judgment or decree applicable to such Holder or any of its Affiliates or by which any of such Holder’s Subject Shares are bound; or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which such Holder or any of its Affiliates is a party or any term or condition of its certificate of formation, limited liability company agreement or comparable organizational documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Holder’s ability to satisfy its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Merger, on a timely basis.

(e) Consents and Approvals. Neither the execution and delivery by such Holder of this Agreement, nor the performance of such Holder’s obligations hereunder, require such Holder or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority or other Person, except such filings and authorizations as may be required under the Exchange Act.

(f) Absence of Litigation. To the knowledge of such Holder, as of the date hereof, there is no Legal Proceeding pending against, or threatened in writing against, such Holder that would reasonably be expected, individually or in the aggregate, to have an adverse effect on such Holder’s ability to satisfy its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Merger, on a timely basis.

(g) Absence of Other Voting Agreements. None of the Subject Shares of such Holder is subject to any voting trust, proxy or other agreement, arrangement or restriction or other Lien with respect to voting, in each case, that is inconsistent with this Agreement, except as disclosed in the Company SEC Documents, as contemplated by this Agreement, or as disclosed in the Schedule 13D, as amended, currently filed by such Holder with respect to the Company. None of the Subject Shares of such Holder is subject to any pledge agreement pursuant to which such Holder does not retain voting rights with respect to its Subject Shares subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

ARTICLE VI

MISCELLANEOUS

6.1 No Solicitation. Each Holder agrees that it will not, and will cause its Affiliates not to, and will use reasonable best efforts to cause its and their Representatives not to, directly or indirectly, take any action that would violate Section 5.2 of the Merger Agreement as if such Holder were deemed to be the Company for purposes of the Section 5.2 of the Merger Agreement. Notwithstanding the foregoing, in the event that the Company participates in discussions or negotiations with a Person regarding an Acquisition Proposal in accordance with Section 5.2 of the Merger Agreement, such Holder and/or any of its Representatives may engage in discussions or negotiations with such Person, provided that the Company remains at all times in full compliance with its obligations under Section 5.2 of the Merger Agreement.

6.2 Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated by this Agreement may only be brought against, the individual and entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, manager, officer, employee, incorporator, member, partner, equityholder, Affiliate, agent, attorney, advisor, consultant or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of or made under this Agreement (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated by this Agreement.

6.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the applicable Holder, and Parent shall not have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Holder in the voting or disposition of any Subject Shares, except as otherwise expressly provided herein.

6.4 Disclosure. Each Holder agrees that it will not, and will cause its controlled Affiliates not to, and will use reasonable best efforts to cause its and their Representatives not to, make any public announcement or other communication to a third party regarding this Agreement or the transactions contemplated hereby without the prior written consent of Parent, except (a) to Affiliates and Representatives of such Holder or (b) as may be required by applicable Law (provided that, to the extent it is reasonably practicable and permitted by applicable Law, reasonable notice of any such disclosure required by applicable Law will be provided to Parent, and such Holder will consider in good faith the reasonable comments of Parent with respect to such disclosure and otherwise reasonably cooperate with Parent in obtaining confidential treatment with respect to such disclosure, in each case, at Parent’s sole cost and expense). Each Holder consents to and authorizes the publication and disclosure by the Company and Parent of such Holder’s identity and holding of its Subject Shares, and the terms of this Agreement (including, for avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement. Each Holder agrees to, as promptly as reasonably practicable, give the Company and Parent any information with respect to such Holder’s Beneficial Ownership of its Subject Shares as the Company and Parent may reasonably require for the preparation of any such disclosure documents, and such Holder agrees to promptly notify the Company Parent of any required corrections with respect to any such information supplied by such Holder specifically for use in any such disclosure document, if and to the extent that any such information shall have, to the knowledge of such Holder, become false or misleading in any material respect.

6.5 Termination. This Agreement shall terminate at the earliest of: (i) the delivery of a written notice to Parent of a Company Board Recommendation Change in accordance with Section 5.3 of the Merger Agreement, (ii) the valid termination of the Merger Agreement in accordance with its terms, or (iii) the Effective Time (such date, the “Termination Date”); provided that Section 4.1 and this Article VI, shall survive the termination of this Agreement. Neither the provisions of this Section 6.5 nor the termination of this Agreement shall relieve (x) any party hereto from any liability of such party to any other party incurred prior to such termination or (y) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement. Nothing in the Merger Agreement shall relieve any Holder from any liability arising out of or in connection with a breach of this Agreement.

6.6 Amendment. To the extent permitted by applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

6.7 Reliance. Each Holder understands and acknowledges that Parent, Merger Sub and the Company are entering into the Merger Agreement in reliance upon such Holder’s execution and delivery of this Agreement.

6.8 Extension; Waiver. At any time and from time to time prior to the Effective Time, any party or parties hereto (it being agreed that any extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub) may, to the extent permitted by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver (it being agreed that any agreement to an extension or waiver by Parent also shall be an effective extension or waiver by Merger Sub) shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

6.9 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

6.10 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (c) immediately upon delivery by hand, or (d) on the date of receipt, if delivered by email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), in each case, to the intended recipient as set forth below (or to such other recipient or address as designated in a written notice to the other parties hereto in accordance with this Section 6.10):

(a) If to any Holder, to the address or electronic mail set forth for such Holder on Exhibit A hereto.

(b) if to Parent or Merger Sub, to:

Biogen Inc.

225 Binney Street

Cambridge, MA 02142

Attention: Chief Legal Officer

River Acquisition, Inc.

225 Binney Street

Cambridge, MA 02142

Attention: Chief Legal Officer

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attention: Faiza Saeed; Mark Greene; Aaron Gruber; Bethany Pfalzgraf

6.11 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of a Holder means the actual knowledge of such Holder, if such Holder is an individual, or any officer of such Holder after due inquiry, if such Holder is an entity, and the “knowledge” of Parent or Merger Sub means the actual knowledge of the executive officers of Parent without investigation or further inquiry. As used herein, (a) “business day” shall have the meaning given to such term in Rule 14d-1(g) under the Exchange Act, and (b) an “Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or Affiliate of any Holder; provided, further, that, for the avoidance of doubt, any member of a Holder shall be deemed an Affiliate such Holder; and provided, further, that an Affiliate of a Holder shall include any investment fund, vehicle or holding company of which such Holder or an Affiliate thereof serves as the general partner, managing member or discretionary manager or advisor; and provided, further, that, notwithstanding the foregoing, an Affiliate of a Holder shall not include any portfolio company or other investment of such Holder or any Affiliate of such Holder.

6.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission, including by e-mail attachment, shall be effective as delivery of a manually executed counterpart of this Agreement. Notwithstanding the foregoing in this Section 6.12, this Agreement shall not be effective unless and until the Merger Agreement is executed and delivered by all parties thereto.

6.13 No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture, any like relationship between the parties hereto or a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

6.14 Entire Agreement. This Agreement (including any exhibits hereto), the Merger Agreement, the Confidentiality Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

6.15 Governing Law; Venue; Waiver of Jury Trial.

(a) This Agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof or the transactions contemplated hereby, shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 6.10 or in such other manner as may be permitted by applicable Law, and nothing in this Section 6.15 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, the state or federal courts in the State of Delaware); (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each party hereto agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

(c) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE,

AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

6.16 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void ab initio. Subject to the preceding sentence and except as set forth in Article II, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

6.17 Specific Performance. The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. Prior to the termination of this Agreement pursuant to Section 6.5, it is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 6.17, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity. Each party accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement, all in accordance with the terms of this Section 6.17. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.17, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

6.18 Severability. In the event that any term or other provision of this Agreement, or the application thereof, is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

6.19 Liability. The rights and obligations of each of the Holders under this Agreement shall be several and not joint. All references to actions to be taken by the Holders, or representations and warranties to be made, under this Agreement refer to actions to be taken or representations and warranties to be made by Holders acting severally and not jointly. Except for any liability for claims, losses, damages, liabilities or other obligations arising out of a Holder’s failure to perform its obligations hereunder, Parent agrees that no Holder (in its capacity as a Holder of its Subject Shares) will be liable for claims, losses, damages, liabilities or other obligations resulting from or relating to the Merger Agreement, including any breach by the Company of the Merger Agreement, and that the Company shall not be liable for claims, losses, damages, liabilities or other obligations resulting from or related to any Holder’s failure to perform its obligations hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

BIOGEN INC.

By:	/s/ Christopher A. Viehbacher
Name:	Christopher A. Viehbacher
Title:	President and Chief Executive Officer

RIVER ACQUISITION, INC.

By:	/s/ Michael Dambach
Name:	Michael Dambach
Title:	Authorized Signatory

[Signature Page to the Voting and Support Agreement]

HOLDERS:

/s/ J. Warren Huff
Name:	J. Warren Huff

THE 2021 JWH GRAT

By:	/s/ J. Warren Huff
Name:	J. Warren Huff
Title:	Trustee

[Signature Page to the Voting and Support Agreement]

Exhibit A

Ownership of Company Shares

Name, Address and Email of Holder	No. of Shares of Class A Common Stock[1]	No. of Shares of Class B Common Stock
J. Warren Huff[2] c/o Reata Pharmaceuticals, Inc. 5320 Legacy Drive Plano, Texas 75024	688,608	623,904
The 2021 JWH GRAT c/o Reata Pharmaceuticals, Inc. 5320 Legacy Drive Plano, Texas 75024	10,398	0

[1]

Each share of Class B Common Stock may be converted at the option of the holder into a shares of Class A Common Stock at any time. Accordingly, each Holder listed on this Exhibit A has beneficial ownership of the number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock beneficially owned by such Holder and Class A Common Stock totals include all shares of Class B Common Stock beneficially owned on as as-converted basis.

[2]

Consists of 19,934 shares of Class A Common Stock and 212,903 shares of Class B Common Stock held by Mr. Huff (which consist of 9,534 shares of Class A Common Stock over which he exercises sole voting and investment control, 10,398 shares of Class A Common Stock in a trust for which Mr. Huff has shared voting and investment control, and 212,903 shares of Class B Common Stock over which he exercises sole voting and investment control); 33,333 shares of Class A Common Stock issuable pursuant to currently exercisable stock options and 411,001 shares of Class B Common Stock issuable pursuant to currently exercisable stock options; and 9,177 shares of Class A Common Stock issuable pursuant to stock options and 2,260 restricted stock units representing shares of Class A Common Stock that will become exercisable or settle within 60 days after July 27, 2023.

Exhibit A

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET
Go To: www.proxypush.com/RETA
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1-866-250-6195
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

Reata Pharmaceuticals, Inc.

Special Meeting of Stockholders

For Stockholders of record as of TBD, 2023

DATE:        TBD, 2023

TIME:        TBD, Central Daylight Time

PLACE:     Special Meeting to be held live via the Internet- Please

           visit www.proxydocs.com/RETA for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints J. Warren Huff and Manmeet S. Soni, together, the Named Proxies, each with full power to act alone and with full power of substitution and revocation, as proxies for the undersigned and authorizes them, and each of them, to attend the Special Meeting of Stockholders, or the Special Meeting, on TBD, 2023 at TBD a.m. (Central Daylight Time) and any adjournment or postponement thereof, and to vote the number of shares of common stock of Reata Pharmaceuticals, Inc. that the undersigned would be entitled to vote if personally present at the Special Meeting upon the matters specified herein and to vote in their discretion on such other matters as may properly come before the Special Meeting, revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR PROPOSALS 1, 2 and 3. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Reata Pharmaceuticals, Inc.

Special Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

        FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	FOR	YOUR VOTE AGAINST	ABSTAIN	BOARD OF DIRECTORS RECOMMENDS
1.	To approve and adopt the Agreement and Plan of Merger, dated as of July 28, 2023, as such agreement may be amended from time to time (the “Merger Agreement”), by and among Biogen Inc., a Delaware corporation (“Biogen”), River Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Biogen (“Merger Sub”), and Reata Pharmaceuticals, Inc. (“Reata”), pursuant to which Merger Sub will be merged with and into Reata, with Reata surviving as a wholly-owned subsidiary of Biogen (the “Merger”).	☐	☐	☐	FOR

2.	To approve, on an advisory, non-binding basis, compensation that will or may be paid or become payable to Reata’s named executive officers in connection with the Merger contemplated by the Merger Agreement.	☐	☐	☐	FOR

3.	To approve to adjourn the Special Meeting to a later date if necessary and appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/RETA

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date